                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-31070


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES, NOR WILL WE ACCEPT OFFERS TO BUY THESE SECURITIES, PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2000


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 11, 2000)

[GRAPHIC OMITTED]



[GRAPHIC OMITTED]





                   LB-UBS Commercial Mortgage Trust 2000-C4
         Commercial Mortgage Pass-Through Certificates, Series 2000-C4
               Class A-1, Class A-2, Class B, Class C, Class D,
                              Class E and Class F
     Approximate Total Principal Balance at Initial Issuance: $909,144,000

     We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated September 11, 2000. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.


     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $999,060,409. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.


     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in October 2000. The table on page S-6 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. Credit enhancement is being provided through the subordination of various non-offered classes of series 2000-C4 certificates. That same table on page S-6 of this prospectus supplement also contains a list of the non-offered classes of the series 2000-C4 certificates.

                                ---------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-26 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 12 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     Lehman Brothers Inc., UBS Warburg LLC and Deutsche Bank Securities Inc. are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates
will equal approximately   % of the total initial principal balance of the
offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of the offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner, UBS Warburg LLC is acting as a co-lead manager, and Deutsche Bank Securities Inc. is acting as a co-manager.


LEHMAN BROTHERS                                                UBS WARBURG LLC

                           DEUTSCHE BANC ALEX. BROWN

             The date of this prospectus supplement is      , 2000.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C4
         Commrecial Mortgage Pass-Through Certificates, Series 2000-C4


WASHINGTON          UTAH                MISSOURI            ILLINOIS
1 property          2 properties        2 properties        1 property
$5,792,342          $11,990,800         $16,204,532         $5,013,091
0.58% of total      1.20% of total      1.62% of total      0.50% of total

INDIANA             MICHIGAN            OHIO                PENNSYLVANIA
5 property          4 properties        3 properties        12 properties
$23,337,962         $9,682,796          $20,661,351         $47,186,093
2.34% of total      0.97% of total      2.07% of total      4.72% of total

VERMONT             MASSACHUSETTS       CONNECTICUT         NEW YORK
1 property          11 properties       4 properties        17 properties
$397,750            $18,936,251         $9,612,768          $192,111,731
0.04% of total      1.90% of total      0.96% of total      19.23% of total

NEW JERSEY          MARYLAND            VIRGINIA            NORTH CAROLINA
8 properties        1 property          8 properties        8 properties
$27,085,423         $15,560,266         $65,670,064         $31,251,408
2.71% of total      1.56% of total      6.57% of total      3.13% of total

TENNESSEE           GEORGIA             SOUTH CAROLINA      FLORIDA
3 properties        10 properties       2 properties        21 properties
$47,388,093         $43,438,281         $13,058,080         $102,045,075
4.74% of total      4.35% of total      1.31% of total      10.21% of total

FLORIDA             ALABAMA             ARKANSAS            OKLAHOMA
21 properties       1 property          1 property          7 properties
$102,045,075        $2,468,604          $4,479,616          $19,013,782
10.21% of total     0.25% of total      0.45% of total      1.90% of total

TEXAS               NEW MEXICO          COLORADO            ARIZONA
20 properties       1 property          1 property          9 properties
$92,182,639         $3,177,075          $5,069,776          $21,067,089
9.23% of total      0.32% of total      0.51% of total      2.11% of total

CALIFORNIA
17 properties
$145,177,671
14.53% of total


                         DISTRIBUTION OF PROPERTY TYPES

                      Mobile Home Park              1.47%
                      CTL                           2.11%
                      Hotel                         4.53%
                      Industrial/Warehouse          5.29%
                      Office                       19.93%
                      Mixed Use                     1.34%
                      Self-Storage                  0.81%
                      Healthcare                    0.31%
                      Retail                       39.43%
                      Multifamily                  24.78%


                      (greater than) 10.00% of Initial Pool Balance 5.01-10.00% of Initial Pool Balance
                      1.01-5.00% of Initial Pool Balance
                      (less than) 1.00% of Initial Pool Balance

                               -----------------
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

      o this prospectus supplement, which describes the specific terms of the offered certificates; and

      o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                               TABLE OF CONTENTS


                                                                           PAGE
                                                                          ------

                              PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying

Prospectus and the Related Registration Statement .....................    S-3
Summary of Prospectus Supplement ......................................    S-6
Risk Factors ..........................................................   S-26
Capitalized Terms Used in this Prospectus Supplement ..................   S-33
Forward-Looking Statements ............................................   S-33
Description of the Mortgage Pool ......................................   S-34
Servicing of the Underlying Mortgage Loans ............................   S-58
Description of the Offered Certificates ...............................   S-78
Yield and Maturity Considerations .....................................   S-96
Use of Proceeds .......................................................  S-100
Federal Income Tax Consequences .......................................  S-100
ERISA Considerations ..................................................  S-103
Legal Investment ......................................................  S-106
Method of Distribution ................................................  S-106
Legal Matters .........................................................  S-107
Ratings ...............................................................  S-108
Glossary ..............................................................  S-109
ANNEX A-1--Certain Characteristics of the Underlying Mortgage Loans ...  A-1-1
ANNEX A-2--Certain Monetary Terms of the Underlying Mortgage Loans ....  A-2-1
ANNEX A-3--Certain Information Regarding Reserves .....................  A-3-1
ANNEX B--Term Sheet ...................................................    B-1
ANNEX C-1--Price/Yield Tables .........................................  C-1-1
ANNEX C-2--Decrement Tables ...........................................  C-2-1
ANNEX D--Form of Delinquent Loan Status Report ........................    D-1
ANNEX E--Form of Historical Loan Modification Report ..................    E-1
ANNEX F--Form of Historical Liquidation Report ........................    F-1
ANNEX G--Form of REO Status Report ....................................    G-1
ANNEX H--Form of Servicer Watch List ..................................    H-1
ANNEX I--Form of Operating Statement Analysis Report ..................    I-1
ANNEX J--Form of NOI Adjustment Worksheet .............................    J-1
ANNEX K--Form of Loan Payment Notification Report .....................    K-1
ANNEX L--Form of Comparative Financial Status Report ..................    L-1

                                   PROSPECTUS

Important Notice About the Information Presented in this Prospectus ...     3
Available Information; Incorporation by Reference .....................     3
Summary of Prospectus .................................................     4
Risk Factors ..........................................................    12
Capitalized Terms Used in this Prospectus .............................    29
Description of the Trust Assets .......................................    29
Yield and Maturity Considerations .....................................    51
Structured Asset Securities Corporation ...............................    56
Description of the Certificates .......................................    57
Description of the Governing Documents ................................    66
Description of Credit Support .........................................    74

                                              PAGE
                                             -----
Legal Aspects of Mortgage Loans ..........     76
Federal Income Tax Consequences ..........     87
State and Other Tax Consequences .........    125
ERISA Considerations .....................    125
Legal Investment .........................    129
Use of Proceeds ..........................    130
Method of Distribution ...................    130
Legal Matters ............................    132
Financial Information ....................    132
Rating ...................................    132
Glossary .................................    133

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2000-C4 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


         SERIES 2000-C4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


                                                    APPROX.
                     APPROX.                         TOTAL
                      TOTAL          APPROX. %      CREDIT
                    PRINCIPAL       OF INITIAL    SUPPORT AT
                   BALANCE AT        MORTGAGE       INITIAL
     CLASS      INITIAL ISSUANCE   POOL BALANCE    ISSUANCE
-------------- ------------------ -------------- ------------
Offered Certificates
A-1 ..........    $170,000,000         17.016%       21.00%
A-2 ..........    $619,257,000         61.984%       21.00%
B ............    $ 42,460,000          4.250%       16.75%
C ............    $ 39,963,000          4.000%       12.75%
D ............    $ 12,488,000          1.250%       11.50%
E ............    $  7,493,000          0.750%       10.75%
F ............    $ 17,483,000          1.750%        9.00%
Non-Offered Certificates
X ............         N/A             N/A           N/A
G ............    $ 12,489,000          1.250%        7.75%
H ............    $ 22,479,000          2.250%       N/A
J ............    $ 12,488,000          1.250%       N/A
K ............    $  7,493,000          0.750%       N/A
L ............    $  7,493,000          0.750%       N/A
M ............    $  6,244,000          0.625%       N/A
N ............    $  4,995,000          0.500%       N/A
P ............    $ 16,235,409          1.625%       N/A
R-I ..........         N/A             N/A           N/A
R-II .........         N/A             N/A           N/A
R-III ........         N/A             N/A           N/A



                PASS-THROUGH      INITIAL       WEIGHTED                   MOODY'S/
                    RATE       PASS-THROUGH      AVERAGE      PRINCIPAL       S&P
     CLASS       DESCRIPTION       RATE       LIFE (YEARS)      WINDOW      RATINGS
-------------- -------------- -------------- -------------- ------------- ----------
Offered Certificates
A-1 ..........     Fixed                 %          5.87     10/00-09/09     Aaa/AAA
A-2 ..........     Fixed                 %          9.45     09/09-06/10     Aaa/AAA
B ............     Fixed                 %          9.71     06/10-06/10     Aa2/AA
C ............     Fixed                 %          9.71     06/10-06/10      A2/A
D ............     Fixed                 %          9.71     06/10-06/10     A3/A--
E ............     Fixed                 %          9.75     06/10-07/10    Baa1/BBB+
F ............     Fixed                 %          9.80     07/10-07/10    Baa2/BBB
Non-Offered Certificates
X ............     Variable IO          %         N/A           N/A           N/A
G ............     Fixed                 %         N/A           N/A           N/A
H ............     Fixed                 %         N/A           N/A           N/A
J ............     Fixed                 %         N/A           N/A           N/A
K ............     Fixed                 %         N/A           N/A           N/A
L ............     Fixed                 %         N/A           N/A           N/A
M ............     Fixed                 %         N/A           N/A           N/A
N ............     Fixed                 %         N/A           N/A           N/A
P ............     Fixed                 %         N/A           N/A           N/A
R-I ..........     N/A                  N/A        N/A           N/A           N/A
R-II .........     N/A                  N/A        N/A           N/A           N/A
R-III ........     N/A                  N/A        N/A           N/A           N/A

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2000-C4. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of September 11, 2000. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE


 A. TOTAL PRINCIPAL BALANCE
    OR NOTIONAL AMOUNT AT
    INITIAL  ISSUANCE     The table above identifies for each class of the
                          series 2000-C4 certificates the approximate total principal balance, if any, of that class at initial issuance. The actual total principal balance of any class of series 2000-C4 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                          As shown in the table above, the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C4 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                          The class X certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect to the class X certificates, however, they will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $999,060,409, although it may be as much as 5% larger or smaller.

                          The class R-I, R-II and R-III certificates do not have principal balances or notional amounts. They are residual interest certificates. The holders of the class R-I, R-II and R-III certificates are not expected to receive any material payments.


 B. TOTAL CREDIT SUPPORT
    AT INITIAL ISSUANCE.. The respective classes of the series 2000-C4 certificates entitle their holders to varying degrees of seniority for purposes of--

                          o receiving payments of interest and, if and when
                            applicable, payments of principal, and

                          o bearing the effects of losses on the underlying
                            mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                          The class A-1, A-2 and X certificates are the most senior. The class R-I, R-II and R-III certificates are the most subordinate, but they do not provide any credit support to the other series 2000-C4 certificates. The remaining classes of series 2000-C4 certificates are listed from top to bottom in descending order of seniority.

                          The table above shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2000-C4 certificates. In the case of each class of offered certificates, the credit support shown in the table above represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2000-C4 certificates that are subordinate to the indicated class.


 C. PASS-THROUGH RATE...  Each class of the series 2000-C4 certificates, other than the class R-I, R-II and R-III certificates, will bear interest. The table above provides the indicated information regarding the pass-through rate at which each of the interest-bearing classes of the series 2000-C4 certificates will accrue interest.

                          The pass-through rate for each interest-bearing class of series 2000-C4 certificates, other than the Class X certificates, is fixed at the rate per annum identified in the table above as its initial pass-through rate.

                          The pass-through rate for the class X certificates will equal the weighted average of the class X strip rates for each of the other interest-bearing classes of series 2000-C4 certificates. In the case of each of those other interest-bearing classes of series 2000-C4 certificates, the class X strip rate will equal the excess, if any, of--

                          o a weighted average coupon derived from net
                            interest rates on the pooled mortgage loans, over

                          o the fixed pass-through rate for the particular
                            interest-bearing class of series 2000-C4 certificates.


 D. WEIGHTED AVERAGE LIFE
    AND PRINCIPAL
    WINDOW..............  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of initial issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table above for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                          o the related borrower timely makes all payments on
                            the mortgage loan,

                          o if the mortgage loan has an anticipated repayment
                            date, as described under "--The Underlying Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date, and

                          o that mortgage loan will not otherwise be prepaid
                            prior to stated maturity.

                          The weighted average life and principal window shown in the table above for each class of offered certificates were further calculated based on the other maturity assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

 E. RATINGS............   The ratings shown in the table above for the offered
                          certificates are those of Moody's Investors Services, Inc. and Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table above.

                          The ratings of the offered certificates address the timely payment of interest and the ultimate payment
                          of principal on or before the payment date in     in
                          the case of the class A-1 certificates, the payment
                          date in     in the case of the class A-2
                          certificates, and the payment date in July 2032 in the case of the other classes of offered certificates, which date in each case is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                          For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES


WHO WE ARE.............   Our name is Structured Asset Securities Corporation.
                          We are a special purpose Delaware corporation. Our address is 200 Vesey Street, New York, New York 10285 and our telephone number is (212) 526-7000. See
                          "Structured Asset Securities Corporation" in the accompanying prospectus.

INITIAL TRUSTEE........   LaSalle Bank National Association, a nationally
                          chartered bank, will act as the initial trustee on behalf of all the series 2000-C4 certificateholders.
                          See "Description of the Offered Certificates--The
                          Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.

INITIAL FISCAL AGENT...   ABN AMRO Bank N.V., a Netherlands banking
                          corporation, will act as the initial fiscal agent with respect to the trustee. See "Description of the Offered Certificates--The Fiscal Agent" in this prospectus supplement.

INITIAL MASTER SERVICER
 AND INITIAL SPECIAL
 SERVICER..............   ORIX Real Estate Capital Markets, LLC, a Delaware
                          limited liability company, will act as the initial master servicer and the initial special servicer with respect to the pooled mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial Master
                          Servicer and the Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS
 OF CERTIFICATEHOLDERS..  The holders of certificates representing a majority interest in a designated controlling class of the series 2000-C4 certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Controlling Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement, to--

                          o replace the special servicer, and

                          o select a representative that may direct and advise
                            the special servicer on various servicing matters.

                          Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2000-C4 certificateholders will be the holders of a non-offered class of series 2000-C4 certificates.

UNDERWRITERS...........   Lehman Brothers Inc., UBS Warburg LLC and Deutsche
                          Bank Securities Inc. are the underwriters of this offering. With respect to this offering--

                          o Lehman Brothers Inc. is acting as lead manager and
                            sole bookrunner,

                          o UBS Warburg LLC is acting as a co-lead manager, and

                          o Deutsche Bank Securities Inc. is acting as a
                            co-manager.

                          Lehman Brothers Inc. is our affiliate and an affiliate of one of the mortgage loan sellers. UBS Warburg LLC is an affiliate of the other mortgage loan seller. See "Method of Distribution" in this prospectus supplement.

                          RELEVANT DATES AND PERIODS


CUT-OFF DATE...........   The pooled mortgage loans will be considered part of
                          the trust as of a cut-off date of September 11, 2000.
                          All payments and collections received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.
                          Accordingly, September 11, 2000 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE.............   The date of initial issuance for the offered
                          certificates will be on or about September 28, 2000.

PAYMENT DATE...........   Payments on the offered certificates are scheduled
                          to occur monthly, commencing in October 2000. During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

RECORD DATE............   The record date for each monthly payment on an
                          offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD......   Amounts available for payment on the offered
                          certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                          o will relate to a particular payment date,

                          o will be approximately one month long,

                          o will begin immediately after the prior collection
                            period ends or, in the case of the first collection period, will begin on September 12, 2000, and

                          o will end on the 11th day of the same calendar month
                            as the related payment date or, if that 11th day is not a business day, the following business day.

INTEREST ACCRUAL
 PERIOD.................  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL
 PAYMENT DATE.............  The rated final payment dates for the respective classes of the offered certificates are as follows:

                          o for the class A-1 certificates, the payment date in;

                          o for the class A-2 certificates, the payment date in;
                            and

                          o for the class B, C, D, E and F certificates, the
                            payment date in July 2032.

                          As discussed in this prospectus supplement, the ratings assigned to the offered certificates will represent the likelihood of--

                          o timely receipt by the holders of all interest to
                            which they are entitled on each payment date, and

                          o the ultimate receipt by the holders of all principal
                            to which they are entitled, by the related rated final payment date.

ASSUMED FINAL
 PAYMENT DATE...........  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                          o the assumption that each borrower timely makes all
                            payments on its pooled mortgage loan;

                          o the assumption that each pooled mortgage loan with
                            an anticipated repayment date is paid in full on that date;

                          o the assumption that no borrower otherwise prepays
                            its pooled mortgage loan prior to stated maturity;
                            and

                          o the other modeling assumptions referred to under
                            "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

                          Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:




                   MONTH AND YEAR OF
                     ASSUMED FINAL
CLASS                PAYMENT DATE
---------------   ------------------
  A-1 .........    September, 2009
  A-2 .........       June, 2010
  B ...........       June, 2010
  C ...........       June, 2010
  D ...........       June, 2010
  E ...........       July, 2010
  F ...........       July, 2010

                    DESCRIPTION OF THE OFFERED CERTIFICATES


REGISTRATION AND
 DENOMINATIONS.........   We intend to deliver the offered certificates in
                          book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                          You will initially hold your offered certificates through The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

 A. GENERAL............   The trustee will make payments of interest and
                          principal to the respective classes of series 2000-C4 certificateholders entitled to those payments, sequentially as follows:



PAYMENT ORDER            CLASS
-----------------   ---------------
  1st ...........    A-1, A-2 and X
  2nd ...........          B
  3rd ...........          C
  4th ...........          D
  5th ...........          E
  6th ...........          F
  7th ...........          G
  8th ...........          H
  9th ...........          J
  10th ..........          K
  11th ..........          L
  12th ..........          M
  13th ..........          N
  14th ..........          P


                          Allocation of interest payments among the class A-1, A-2 and X certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments between the class A-1 and A-2 certificates is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle the class X certificateholders to payments of principal.

                          See "Description of the Offered
                          Certificates--Payments--Priority of Payments" in this prospectus supplement.

 B. PAYMENTS
     OF INTEREST........  Each class of series 2000-C4 certificates, other than the class R-I, R-II and R-III certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                          o the pass-through rate applicable for the particular
                            class for that interest accrual period,

                          o the total principal balance or notional amount, as
                            the case may be, of the particular class outstanding immediately prior to the related payment date, and

                          o the assumption that each year consists of twelve
                            30-day months.

                          A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2000-C4 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amount of interest otherwise payable on those classes for the corresponding interest accrual period.

                          On each payment date, subject to available funds and the payment priorities described under
                          "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                          See "Description of the Offered Certificates--Payments --Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

 C. PAYMENTS
   OF PRINCIPAL.........  Subject to available funds and the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee must make payments of principal in a specified sequential order to ensure that--

                          o no payments of principal will be made to the holders
                            of any non-offered class of series 2000-C4 certificates until the total principal balance of the offered certificates is reduced to zero,

                          o no payments of principal will be made to the holders
                            of the class B, C, D, E or F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero, and

                          o except as described in the following paragraph, no
                            payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                          Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those circumstances, any payments of principal on the class A-1 and A-2 certificates will be made on a pro rata basis in accordance with their respective principal balances.

                          The class X, R-I, R-II and R-III certificates do not have principal balances and do not entitle their holders to payments of principal.

                          The total payments of principal to be made on the series 2000-C4 certificates on any payment date will be a function of--

                          o the amount of scheduled payments of principal due
                            or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, and

                          o the amount of any prepayments and other unscheduled
                            collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                          See "Description of the Offered Certificates--Payments --Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.


 D. PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE
     CHARGES ............ If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of Prepayment
                          Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                          o the holders of the class X certificates, and/or

                          o the holders of any other class or classes of
                            certificates senior to the class J certificates, that are then entitled to receive payments of principal.


REDUCTIONS OF CERTIFICATE
 PRINCIPAL BALANCES IN
 CONNECTION WITH LOSSES
 ON THE UNDERLYING
 MORTGAGE LOANS AND
 DEFAULT-RELATED AND
 OTHER UNANTICIPATED
 EXPENSES ..............  Because of losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2000-C4 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2000-C4 certificates on any payment date, the total principal balances of the following classes of series 2000-C4 certificates will be successively reduced in the following order, until that deficit is eliminated:




REDUCTION ORDER         CLASS
-----------------   ------------
  1st ...........         P
  2nd ...........         N
  3rd ...........         M
  4th ...........         L
  5th ...........         K
  6th ...........         J
  7th ...........         H
  8th ...........         G
  9th ...........         F
  10th ..........         E
  11th ..........         D
  12th ..........         C
  13th ..........         B
  14th ..........    A-1 and A-2


                          Any reduction to the total principal balances of the class A-1 and class A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                          See "Description of the Offered Certificates-- Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.


ADVANCES OF DELINQUENT
 MONTHLY DEBT SERVICE
 PAYMENTS...............  Except as described below in this "--Advances of
                          Delinquent Monthly Debt Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent monthly debt service payments, other than balloon payments, due on the pooled mortgage loans. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                          Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.

                          In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that mortgage loan, the special servicer will be obligated to obtain a new appraisal or, at its option, in cases involving relatively small principal balances, conduct a valuation estimate of that property. If, based on that appraisal or other valuation, it is determined that--

                          o the principal balance of, and other delinquent
                            amounts due under, the mortgage loan, exceed

                          o an amount equal to--

                           1. 90% of the new estimated value of that real
                              property, minus

                           2. the amount of any obligations secured by liens on
                              the property, which liens are prior to the lien of the mortgage loan, and the amount of estimated liquidation expenses, plus

                           3. escrows and reserves and any letter of credit
                              constituting additional security for the mortgage loan,

                          then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2000-C4 certificates then outstanding.

                          See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
 CERTIFICATEHOLDERS.....  On each payment date, the following reports, among others, will be available to you and will contain the information described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement:

                           o Delinquent Loan Status Report,

                           o Historical Liquidation Report,

                           o Historical Loan Modification Report,

                           o REO Status Report,

                           o Servicer Watch List,

                           o Loan Payment Notification Report, and

                           o Comparative Financial Status Report.

                          Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                          See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL AND
 OTHER TERMINATION......  Specified parties to the transaction may terminate the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. See "Description of the Offered Certificates--Termination" in this prospectus supplement.


        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


GENERAL................   In this section, "--The Underlying Mortgage Loans
                          and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                          o "Description of the Mortgage Pool"

                          o "Risk Factors--Risks Related to the Underlying
                            Mortgage Loans"

                          o Annex A-1--Certain Characteristics of the Underlying
                            Mortgage Loans

                          o Annex A-2--Certain Monetary Terms of the Underlying
                            Mortgage Loans

                          o Annex A-3--Certain Information Regarding Reserves

                          When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                          o All numerical information provided with respect to
                            the mortgage loans is provided on an approximate basis.

                          o All weighted average information provided with
                            respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

                          o When information with respect to mortgaged real
                            properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                          o If any of the mortgage loans is secured by multiple
                            real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

                          o Statistical information regarding the mortgage loans
                            may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
 MORTGAGE LOANS.........  We are not the originator of any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from two separate parties. Each of those mortgage loans was originated by--

                          o the related mortgage loan seller from whom we
                            acquired the mortgage loan,

                          o an affiliate of the related mortgage loan seller, or

                          o a correspondent in the related mortgage loan
                            seller's conduit lending program.

PAYMENT AND
 OTHER TERMS............  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                          Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we list in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                          All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                          Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                          Subject, in some cases, to a next business day convention--

                          o 121 of the mortgage loans, representing 63.2% of the
                            initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month,

                          o 40 of the mortgage loans, representing 34.8% of the
                            initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month, and


                          o six of the mortgage loans, representing 2.0% of the
                            initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the sixth day of each month.

                          One hundred thirty-seven of the mortgage loans, representing 66.9% of the initial mortgage pool balance, provide for:

                          o an amortization schedule that is significantly
                            longer than its remaining term to stated maturity;
                            and

                          o a substantial balloon payment of principal on its
                            maturity date.

                          Twenty-two of the mortgage loans, representing 31.0% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                          o The calculation of interest at a rate per annum in
                            excess of the initial mortgage interest rate. The additional interest over the initial mortgage interest rate will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                          o The application of excess cash flow from the
                            mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan. The payment of principal from excess cash flow will be in addition to the principal portion, if any, of the normal monthly debt service payment.

                          Eight of the mortgage loans, representing 2.1% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates. These mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

DELINQUENCY STATUS.....   None of the mortgage loans that we intend to include
                          in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

PREPAYMENT LOCK-OUT
 PERIODS AND
 DEFEASANCE............   A prepayment lock-out period is currently in effect
                          for all the mortgage loans to be included in the trust. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.

                          One hundred fifty-five mortgage loans, representing 80.6% of the initial mortgage pool balance, provide for a period, following the initial prepayment lockout period, when voluntary prepayments are prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of U.S. Treasury obligations as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates.

                          Eleven mortgage loans, representing 10.8% of the initial mortgage pool balance, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable with a payment of additional consideration for prepayment, but do not provide for defeasance.

                          The one remaining mortgage loan, which represents 8.6% of the initial mortgage pool balance, provides for a period, following its initial prepayment lock-out period, when the loan may be either defeased or voluntarily prepaid with a payment of additional consideration, at the borrower's option.

                          Set forth below is information regarding the remaining terms of the lock-out and defeasance periods for the 155 mortgage loans that provide for lock-outs and defeasance:

                          Maximum remaining
                           lock-out/defeasance period:                237 months
                          Minimum remaining
                           lock-out/defeasance period:                 45 months
                          Weighted average remaining lock-out/
                           defeasance period:                         116 months

                          The information above does not include the one mortgage loan described above, representing 8.6% of the initial mortgage pool balance, that may be voluntarily prepaid during its defeasance period.

ADDITIONAL STATISTICAL INFORMATION


 A. GENERAL
     CHARACTERISTICS .... The mortgage pool will have the following general characteristics as of the cut-off date:

  Initial mortgage pool balance ...................  $999,060,409
  Number of mortgage loans ........................           167
  Number of mortgaged properties ..................           181
  Maximum cut-off date principal balance ..........   $85,932,282
  Minimum cut-off date principal balance ..........   $   497,470
  Average cut-off date principal balance ..........   $ 5,982,398
  Maximum mortgage interest rate ..................       10.000%
  Minimum mortgage interest rate ..................        7.390%
  Weighted average mortgage interest rate .........        8.425%
  Maximum original term to maturity or
    anticipated repayment date ....................    239 months
  Minimum original term to maturity or
    anticipated repayment date ....................     60 months
  Weighted average original term to maturity or
    anticipated repayment date ....................    122 months
  Maximum remaining term to maturity or
    anticipated repayment date ....................    237 months
  Minimum remaining term to maturity or
    anticipated repayment date ....................     46 months
  Weighted average remaining term to maturity
    or anticipated repayment date .................    117 months
  Maximum underwritten debt service coverage
    ratio .........................................        3.47:1
  Minimum underwritten debt service coverage
    ratio .........................................        1.20:1
  Weighted average underwritten debt service
    coverage ratio ................................        1.40:1
  Maximum cut-off date loan-to-appraised value
    ratio .........................................         79.9%
  Minimum cut-off date loan-to-appraised value
    ratio .........................................         25.4%
  Weighted average cut-off date loan-to-
    appraised value ratio .........................         67.7%

                          The initial mortgage pool balance is equal to the total cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%.

                          The underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten net cash flow for the related mortgaged real property divided by the product of 12 times the monthly debt service payment due in respect of that mortgage loan on the cut-off date or, if it is currently in an interest-only period, on the first due date after the commencement of amortization. UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS HAVE NOT BEEN CALCULATED AND ARE NOT PRESENTED FOR MORTGAGE LOANS SECURED BY PROPERTIES THAT ARE SUBJECT TO CREDIT TENANT LEASES. See definition of "Net Cash Flow" in the glossary to this prospectus supplement.

                          The cut-off date loan-to-appraised value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in the most recent third-party appraisal available to us. CUT-OFF DATE LOAN-TO-APPRAISED VALUE RATIOS HAVE NOT BEEN CALCULATED AND ARE NOT PRESENTED FOR MORTGAGE LOANS SECURED BY PROPERTIES THAT ARE SUBJECT TO CREDIT TENANT LEASES.

 B. STATE CONCENTRATION.. The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:




                                               % OF
                           NUMBER OF     INITIAL MORTGAGE
STATE                     PROPERTIES       POOL BALANCE
----------------------   ------------   -----------------
  New York ...........        17               19.2%
  California .........        17               14.5%
  Florida ............        21               10.2%
  Texas ..............        20                9.2%
  Virginia ...........         8                6.6%


                          The remaining mortgaged real properties with respect to the mortgage pool, are located throughout 23 other states. No more than 4.7% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

 C. PROPERTY TYPES.....   The table below shows the number of, and percentage
                          of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:




                                                         % OF
                                     NUMBER OF     INITIAL MORTGAGE
PROPERTY TYPE                          LOANS         POOL BALANCE
---------------------------------   -----------   -----------------
  Retail ........................        40              39.4%
  Regional Malls ................         3              16.3%
  Other Anchored Retail .........        23              18.0%
  Unanchored Retail .............        14               5.1%
  Multifamily ...................        54              24.8%
  Office ........................        27              19.9%
  Industrial/Warehouse ..........        12               5.3%
  Hospitality ...................        12               4.5%
  Full Service ..................         1               0.3%
  Limited Service ...............        10               3.6%
  Extended Stay .................         1               0.6%
  Properties Subject to
  Credit Tenant Leases ..........         8               2.1%
  Mobile Home Parks .............         7               1.5%
  Mixed-Use .....................         3               1.3%
  Self Storage ..................         3               0.8%
  Healthcare ....................         1               0.3%

                          The properties subject to credit tenant leases are presented together in the foregoing table regardless of property type.

 D. ENCUMBERED
     INTERESTS..........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:




ENCUMBERED INTEREST                                                 % OF
IN THE MORTGAGED                                NUMBER OF     INITIAL MORTGAGE
REAL PROPERTY                                     LOANS         POOL BALANCE
--------------------------------------------   -----------   -----------------
  Fee simple ...............................       164              96.7%
  Fee simple in part, leasehold in part ....         2               1.8%
  Leasehold ................................         1               1.6%

 E. SIGNIFICANT MORTGAGE
     LOANS WITH AFFILIATED
     BORROWERS..........  The largest group of mortgage loans with affiliated borrowers is comprised of the first and third largest mortgage loans to be included in the trust. The larger of those two mortgage loans is identified on Annex A-1 to this prospectus supplement as being secured by a regional mall known as Westfield Shoppingtown South Shore. The smaller of those two mortgage loans is identified on Annex A-1 to this prospectus supplement as being secured by a regional mall known as Westfield Shoppingtown Plaza Camino Real.

                          Set forth below is loan and property information with respect to the Westfield Shoppingtown South Shore mortgage loan.



  Cut-off date principal balance .....................              $ 85,932,282
  Percentage of initial mortgage pool
    balance ..........................................                      8.6%
  Current mortgage interest rate .....................                    8.177%
  Maturity date ......................................         December 11, 2029
  Anticipated repayment date .........................         December 11, 2009
  Lockout expiration date ............................          December 9, 2002
  Original amortization term .........................                  30 years
  Cut-off date loan-to-appraised value ratio .........                     48.4%
  Underwritten debt service coverage ratio ...........                    1.65:1
  Lockbox ............................................                      Hard
  Sponsor ............................................   Westfield America, Inc.
  Anchor tenants .....................................            Macy's, Sears,
                                                                   JC Penney and
                                                                   Lord & Taylor
  Property type ......................................             Regional Mall
  Property size (gross leasable area) ................     1,154,671 square feet
  Property location ..................................       Bay Shore, New York
  Appraised value ....................................              $177,400,000


                          In reviewing the foregoing table, please note that:

                          o a hard lockbox means that income from the mortgaged
                            real property is deposited into an account controlled by the mortgagee. Funds in that account are then disbursed by the mortgagee pursuant to the related loan documents to pay, among other things, taxes and insurance premiums and to satisfy the borrower's obligation to make debt service payments.

                          o Lord & Taylor owns its improvements and leases its
                            pad from the borrower under the Westfield
                            Shoppingtown South Shore mortgage loan. Only the Lord & Taylor pad is part of the collateral for the Westfield Shoppingtown South Shore mortgage loan.

                          The Westfield Shoppingtown South Shore mortgage loan has credit characteristics consistent with that of an obligation rated "A3" and "A" by Moody's and S&P, respectively.

                          Set forth below is loan and property information with respect to the Westfield Shoppingtown Plaza Camino Real mortgage loan.


  Cut-off date principal balance ...................                $ 36,000,000
  Percentage of initial mortgage pool
  balance ..........................................                       3.6 %
  Current mortgage interest rate ...................                      7.65 %
  Maturity date ....................................               June 11, 2030
  Anticipated repayment date .......................               June 11, 2010
  Lockout expiration date ..........................          September 28, 2002
  Original amortization term .......................                         NAP
  Cut-off date loan-to-appraised value ratio .......                      25.4 %
  Underwritten debt service coverage ratio .........                      3.47:1
  Lockbox ..........................................                   Springing
  Sponsor ..........................................     Westfield America, Inc.
  Anchor tenants ...................................          JC Penney, Macy's,
                                                                  Robinsons-May,
                                                       Macy's Men's & Home Store
  Property type ....................................               Regional Mall
  Property size (gross leasable area) ..............       1,148,028 square feet
  Property location ................................        Carlsbad, California
  Appraised value ..................................                $141,900,000


                          In reviewing the foregoing table, please note that:

                          o Macy's, Robinsons-May and Macy's Men's & Home Store
                            each own their improvements and their pads; and JC Penney owns its improvements and leases its pad from a third party. None of those improvements and pads are part of the collateral for the Westfield Shoppingtown Plaza Camino Real mortgage loan.

                          o Sears owns its improvements and leases its pad from
                            the borrower under the Westfield Shoppingtown Plaza Camino Real mortgage loan. Only the Sears pad is part of the collateral for the Westfield Shoppingtown Plaza Camino Real mortgage loan.

                          o The Westfield Shoppingtown Plaza Camino Real
                            mortgage loan provides for interest-only payments prior to its anticipated repayment date.

                          o A springing lockbox means that income from the
                            mortgaged real property is deposited into accounts controlled by the mortgagee upon the occurrence of specified triggering events.

                          The Westfield Shoppingtown Plaza Camino Real mortgage loan has credit characteristics consistent with that of an obligation rated "Aaa" and "AAA" by Moody's and S&P, respectively.

                          See "Description of the Mortgage Pool--Significant Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

                      LEGAL AND INVESTMENT CONSIDERATIONS


FEDERAL INCOME
 TAX CONSEQUENCES.......  The trustee or its agent will make elections to treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986. Those three REMICs are as follows:

                          o REMIC I, the lowest tier REMIC, which will consist
                            of, among other things--

                           1. the pooled mortgage loans, and

                           2. any mortgaged real properties that may be
                              acquired by the trust following a borrower default,

                           but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                          o REMIC II, which will hold the regular interests in
                            REMIC I; and

                          o REMIC III, which will hold the regular interests in
                            REMIC II.

                          Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                          The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                          The class and certificates will be issued with more than a de minimis amount of original issue discount. The class certificates will be issued with a de minimis amount of original issue discount. The other offered certificates will not be issued with any original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                          When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                          o the mortgage loans with anticipated repayment dates
                            will be paid in full on those dates,

                          o no mortgage loan in the trust will otherwise be
                            prepaid prior to maturity, and

                          o there will be no extension of maturity for any
                            mortgage loan in the trust.

                          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA..................   We anticipate that, subject to satisfaction of the
                          conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                          o Title I of the Employee Retirement Income Security
                            Act of 1974, as amended, or

                          o Section 4975 of the Internal Revenue Code of 1986,

                          will be able to invest in the class A-1 and A-2 certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to the underwriters by the U.S. Department of Labor.

                          The characteristics of the class B, C, D, E and F certificates do not meet the requirements of the underwriters' transaction exemptions. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of a retirement plan or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, except in the case of an insurance company using funds in its general account, which may be able to rely on specified provisions of prohibited transaction class exemption 95-60, which we discuss under "ERISA Considerations" in this prospectus supplement.

                          However, the Department of Labor has proposed amendments to the underwriters' prohibited transaction exemptions that, if finalized in current form, will generally be retroactively effective as of August 23, 2000. Among other changes, it is anticipated that the proposed amendments would permit retirement plans or other employee benefit plans of the kind discussed above to purchase the Class B, C, D, E and F certificates, in addition to the class A-1 and A-2 certificates, so long as--

                          o they are rated in any of the four highest ratings
                            categories of Moody's and S&P, and

                          o all other requirements of the underwriters'
                            prohibited transaction exemptions are met.

                          It is not certain if and when the proposed amendments will be issued in final form, and it is not certain that, if finalized, the proposed amendments will contain the same relief as is currently proposed.

                          If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.......   The offered certificates will not be mortgage
                          related securities within the meaning of the Secondary
                          Mortgage Market Enhancement Act of 1984, as amended.

                          You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
 CONSIDERATIONS.........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                          See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.


RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E and F Certificates are Subordinate to, and are Therefore Riskier than, the Class A-1 and A-2 Certificates. If you purchase class B, C, D, E or F certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the series 2000-C4 certificates,

     o the order in which the principal balances of the respective classes of the series 2000-C4 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o   the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect you Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on--

     o   the price you paid for your offered certificates, and

     o   the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

     o   servicing decisions with respect to the underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster or Slower Than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of such a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of the acquisition, ownership and disposition of those certificates. In particular, the purchase or holding of class B, C, D, E and F certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, these offered certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of the certificate or an interest in the certificate is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for some transactions involving an insurance company general account.

     See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property:

     o   regional malls,

     o   other anchored retail,

     o   unanchored retail,

     o   multifamily rental,

     o   office,

     o   industrial/warehouse,

     o   hospitality,

     o   properties subject to credit tenant leases,

     o   mobile home parks,

     o   mixed-use,

     o   self storage; and

     o   healthcare

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o the successful operation and value of the related mortgaged real property, and

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse" in the accompanying prospectus.

     o In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 70 mortgaged real properties, securing 48.5% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 15 of those properties, securing 6.1% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of it. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Each of the Following Property Types--Retail, Multifamily Rental and Office. Forty of the mortgage loans that we intend to include in the trust, representing 39.4% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties primarily used for retail purposes. Three of the retail properties, securing 16.3% of the initial mortgage pool balance, are regional malls. We consider an additional 23 of the retail properties, securing 18.0% of the initial mortgage pool balance, to be anchored or shadow anchored. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that is not collateral for the related mortgage loan.

         Fifty-four of the mortgage loans that we intend to include in the trust, representing 24.8% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties primarily used for multifamily rental purposes.

         Twenty-seven of the mortgage loans that we intend to include in the trust, representing 19.9% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties primarily used for office purposes. Some of those office properties are heavily dependent on a sole tenant that leases the entire property or on a few major tenants.

         The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--New York, California, Florida, Texas and Virginia. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:




                                               % OF
                           NUMBER OF     INITIAL MORTGAGE
STATE                     PROPERTIES       POOL BALANCE
----------------------   ------------   -----------------
  New York ...........        17               19.2%
  California .........        17               14.5%
  Florida ............        21               10.2%
  Texas ..............        20                9.2%
  Virginia ...........         8                6.6%


         The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. One hundred thirty-seven mortgage loans, representing 66.9% of the initial mortgage pool balance, are balloon loans. In addition, 22 mortgage loans, representing 31.0% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The 10 largest mortgage loans to be included in the trust represent 31.1% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Mortgage Loans with Affiliated Borrowers" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include a Leasehold Mortgage Loan. One mortgage loan, representing 1.6% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in all of the related mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" in the accompanying prospectus.

     o Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Thirteen separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these separate groups is made up of the two mortgage loans that are identified on Annex A-1 to this prospectus supplement as being secured by the mortgaged real properties known as Westfield Shoppingtown South Shore and Westfield Shoppingtown Plaza Camino Real, respectively. These two mortgage loans, which are the largest and third largest mortgage loans to be included in the trust, together represent 12.2% of the initial mortgage pool balance. The second and third largest of the separate groups represent 5.7% and 4.0%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "Significant Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

         In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial purposes.

         The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities. The business activities of a co-borrower under three mortgage loans to be included in the trust that represent 2.7% of the initial mortgage pool balance, are not limited to owning the related mortgaged real property. In all three cases, the co-borrower is an affiliate of the owner of the related mortgaged real property. Furthermore, the business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $25,000,000 may not be limited to owning their respective mortgaged real properties. Accordingly, the financial success of each of the above-mentioned borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any of the class B, C, D, E or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own the class A-1 and class A-2 certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment, with respect to the mortgaged real properties for all the underlying mortgage loans, during the 19-month period ending on September 11, 2000. To the extent that any environmental site assessment recommended a Phase II environmental site assessment, that site assessment was performed.

     In many cases, the environmental testing described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan or the implementation of a remediation program to address the issue. If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by that condition.

     In several cases, the environmental site assessment for a mortgaged real property identified potential and, in some cases, serious problems, at nearby properties.

     In a few cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for all potentially adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take, or

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected the mortgaged real properties securing 163 of the 167 mortgage loans that we intend to include in the trust, during the 19-month period preceding the cut-off date, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

     Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include 11 mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, three of these mortgage loans permit--

     o the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If a borrower under any cross-collateralized mortgage loan were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     One of the mortgage loans that we intend to include in the trust is secured by real properties located in two or more states. This mortgage loan represents 0.1% of the initial mortgage pool balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under this mortgage loan, it may not be possible to foreclose on the mortgaged real properties simultaneously.

     Limited Information Causes Uncertainty. Thirty-nine of the mortgage loans that we intend to include in the trust, are acquisition financings. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2000-C4 certificates.

     The Appraisals of Some of the Mortgaged Real Properties Are More than 12 Months Old. The appraisals of 35 mortgaged real properties, securing 25.6% of the initial mortgage pool balance, were conducted more than 12 months prior to the date of initial issuance of the offered certificates and, in three of those cases, more than 18 months prior to that date. See "Description of the Mortgage Pool--Assessments of Property Condition--Appraisals" in this prospectus supplement.

     Prior Bankruptcies. We are aware that, in the case of six mortgage loans that we intend to include in the trust--

     o the related borrower or a principal in the related borrower has been a party to, or

     o   the related mortgaged real property has been the subject of,

prior bankruptcy proceedings. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2 and A-3 to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 167 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $999,060,409. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $497,470 to $85,932,282, and the average of those cut-off date principal balances is $5,982,398.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

     o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.


CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
  LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 17 mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     One of the mortgage loans referred to in the first paragraph of this section, "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers", entitles the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

     o the pay down of the mortgage loan(s) in an amount equal to 125% of the portion of the total loan amount allocated to the property or properties to be released;


     o the satisfaction of property performance tests, such as an occupancy test, for the property or properties that will remain as collateral;


     o the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or


     o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In addition, 16 of the mortgage loans referred to in the first paragraph of this section, "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers", also entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through defeasance. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.


     The table below identifies each group of cross-collateralized mortgage loans that represent at least 1.0% of the initial mortgage pool balance.




                                                                                 NUMBER OF
                                                                               STATES WHERE            % OF
                                                                              THE PROPERTIES     INITIAL MORTGAGE
CROSS COLLATERALIZED GROUPS/PROPERTY NAMES                                      ARE LOCATED        POOL BALANCE
--------------------------------------------------------------------------   ----------------   -----------------
Hersha Pool I
 Holiday Inn Express-Hershey, Holiday Inn & Conference Center-New
 Cumberland, Hampton Inn-Danville, Holiday Inn Express-New Columbia ......               1              1.2%
Kureti Pool
 Wellesley Inn Edison, Wellesley Inn Hazlet, Wellesley Inn Reading .......               1              1.2%

     The table below shows each group of mortgaged real properties that:


     o   are owned by the same or affiliated borrowers; and


     o secure two or more non-cross-collateralized mortgage loans that represent at least 3.0% of the initial mortgage pool balance.




                                                                                        NUMBER OF
                                                                                      STATES WHERE            % OF
                                                                                     THE PROPERTIES     INITIAL MORTGAGE
PROPERTY NAMES                                                                         ARE LOCATED        POOL BALANCE
---------------------------------------------------------------------------------   ----------------   -----------------
Westfield Shoppingtown South Shore, Westfield Shoppingtown Plaza Camino
 Real ...........................................................................             2               12.2%
Johnson City Mall, Georgesville Square ..........................................             2                5.7%
City Centre, Bluff's Square Shoppes, Kirkman Shoppes, Ross Plaza ................             1                4.0%
Dulles North-Phase 2, Dulles North-Phase 5, Townplace Suites Sterling, Dulles
 North-Phase 1, 1000 Circle 75, Commerce Center .................................             3                3.5%

     The borrowers under the Westfield Shoppingtown South Shore Mortgage Loan and the Westfield Shoppingtown Plaza Camino Real Mortgage Loan are indirectly controlled by Westfield America, Inc. Westfield America, Inc. is the fourth largest regional mall-owning real estate investment trust in the United States, as measured by gross leasable area owned.


     The Westfield Shoppingtown South Shore Mortgage Loan has credit characteristics consistent with that of an obligation rated "A3" and "A" by Moody's and S&P, respectively, and the Westfield Shoppingtown Plaza Camino Real Mortgage Loan has credit characteristics consistent with that of an obligation rated "Aaa" and "AAA" by Moody's and S&P, respectively.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o 121 of the mortgage loans that we intend to include in the trust, representing 63.2% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month, and

     o 40 of the mortgage loans that we intend to include in the trust, representing 34.8% of the initial mortgage pool balance, provide for monthly payments to be due on the eleventh day of each month, and

     o six of the mortgage loans that we intend to include in the trust, representing 2.0% of the initial mortgage pool balance, provide for monthly payments to be due on the sixth day of each month.

     No mortgage loan provides for a grace period that goes beyond the eleventh day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans", each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 7.390% per annum to 10.000% per annum, and the weighted average of those mortgage interest rates was 8.425% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

     o the actual number of days elapsed during each one-month accrual period in a year of 360 days; or

     o   a 360-day year consisting of twelve 30-day months;

     The table below shows the number of, and percentage of initial mortgage pool balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.

                                                                 % OF
                                           NUMBER OF       INITIAL MORTGAGE
INTEREST ACCRUAL BASIS                  MORTGAGE LOANS       POOL BALANCE
------------------------------------   ----------------   -----------------
  Actual/360 Basis .................         159                 97.9%
  30/360 Basis .....................           8                  2.1%

     Balloon Loans. One hundred thirty-seven of the mortgage loans that we intend to include in the trust, representing 66.9% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Twenty-two of the mortgage loans that we intend to include in the trust, representing 31.0% of the initial mortgage pool balance, are characterized by the following features:

     o   A maturity date that is more than 25 years following origination.

     o The designation of an anticipated repayment date that is generally 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to three months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether and to what extent accelerated amortization payments or Post-ARD Additional Interest will be received.

     One of the ARD Loans, representing 3.6% of the initial mortgage pool balance, provides for interest-only payments prior to its anticipated repayment date.

     In the case of each of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. Eight of the mortgage loans that we intend to include in the trust, representing 2.1% of the initial mortgage pool balance, are characterized by--

     o constant monthly debt service payments throughout the substantial term of the mortgage loan, and

     o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     None of these fully amortizing loans has either--

     o   an anticipated repayment date, or

     o   the associated repayment incentives.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.




                                      BALLOON LOANS     ARD LOANS     FULLY AMORTIZING LOANS     ALL MORTGAGE LOANS
                                     ---------------   -----------   ------------------------   -------------------
ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................         180             120                  239                     239
Minimum ..........................          60             115                  224                      60
Weighted Average .................         120             118                  235                     122
REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................         178             118                  237                     237
Minimum ..........................          46             111                  221                      46
Weighted Average .................         114             115                  232                     117
ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................         360             360                  239                     360
Minimum ..........................         240               0                  224                       0
Weighted Average .................         352             356                  235                     351
REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................         360             358                  237                     360
Minimum ..........................         234               0                  221                       0
Weighted Average .................         347             352                  232                     346

     Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.


     Voluntary Prepayment Provisions. In general, at origination, the mortgage loans that we intend to include in the trust, provided for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--


     o a defeasance period, during which voluntary principal prepayments are prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,


     o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an additional consideration for the prepayment, and


     o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

However, the Westfield Shoppingtown South Shore Mortgage Loan provides for a period, following its initial prepayment lock-out period, when the loan may either be defeased or voluntarily prepaid with a payment of additional consideration, at the borrower's option.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans", most of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. Defeasance can occur during a prepayment lock-out period.

     Prepayment Lock-out Periods. All of the mortgage loans that we intend to include in the trust, representing 100% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date. With respect to those mortgage loans--


     o the maximum remaining prepayment lock-out/defeasance period as of that date is 237 months,


     o the minimum remaining prepayment lock-out/defeasance period as of that date is 45 months, and


     o the weighted average remaining prepayment lock-out/defeasance period as of that date is 116 months.

     The information in the three bullets above, does not include the defeasance period for the Westfield Shoppingtown South Shore Mortgage Loan, which represents 8.6% of the initial mortgage pool balance, because that mortgage loan may be voluntarily prepaid during its defeasance period.

     Eleven of the mortgage loans, representing 10.8% of the initial mortgage pool balance, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable with a payment of additional consideration for prepayment, but do not provide for defeasance.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

     Prepayment Consideration. Following an initial prepayment lock-out period, 11 of the mortgage loans that we intend to include in the trust, representing 10.8% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration will equal either an amount calculated based on a yield maintenance formula or the greater of an amount calculated based on a yield maintenance formula and a percentage of the amount prepaid.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor the underwriters make any representation or warranty as to the collectibility of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. One hundred twenty-two of the mortgage loans that we intend to include in the trust, representing 78.7% of the initial mortgage pool balance, provide for an open prepayment period. That open prepayment period generally begins one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. None of the mortgage loans that we intend to include in the trust provide for mandatory partial prepayments based on the failure to satisfy property performance criteria.

     However, most of the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Defeasance Loans. One hundred fifty-five of the mortgage loans that we intend to include in the trust, representing 80.6% of the initial mortgage pool balance, permit the respective borrowers to, in each case, defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. In addition, the Westfield Shoppingtown South Shore Mortgage Loan provides for a period when the related borrower may, at its option, either prepay the loan with prepayment consideration or defease the loan.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan by pledging to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date, and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated to equal 125% of the allocated loan amount for the properties to be released.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

         1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

         2.  the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o a transfer of non-controlling ownership interests in the related borrower; or

     o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal.


CTL LOANS

     Eight mortgage loans that we intend to include in the trust, representing 2.1% of the initial mortgage pool balance, are CTL Loans. CTL Loans are secured by mortgaged real properties occupied primarily or wholly by Credit Tenants who have, or whose parent entities or lease guarantors have investment grade ratings.

     In the case of each CTL Loan, the related Credit Tenant Lease has a primary lease term that expires on or after the scheduled final maturity date of that mortgage loan. The CTL Loans, exclusive of any balloon payment under those loans, are scheduled to be fully repaid from monthly rental payments made over the primary term of the related Credit Tenant Lease. In connection with each CTL Loan that provides for a balloon payment, the trust will have the benefit of a residual value insurance policy that insures the payment of the balloon payment to the extent that the related mortgaged real property cannot be sold for that amount at the stated maturity date because of changes in market conditions. Some of the Credit Tenant Leases give the Credit Tenant the right to extend the term of the Credit Tenant Lease by one or more renewal periods after the end of the primary lease term.

     The table below shows, for each Credit Tenant or related guarantor of the tenant's obligation under the related Credit Tenant Lease, the number and total cut-off date principal balance of the related CTL Loan or Loans, the rating of the Credit Tenant, its parent or any guarantor of the tenant's obligations under the related Credit Tenant Lease and the Credit Tenant Lease type.




                                                      CUT-OFF                            CREDIT      CREDIT
                                    NUMBER OF     DATE PRINCIPAL                         RATING      RATING
TENANT/GUARANTOR                      LOANS           BALANCE          LEASE TYPE      (MOODY'S)     (S&P)
--------------------------------   -----------   ----------------   ---------------   -----------   -------
     Walgreens Company .........         3          $10,069,545            NN             Aa3          A+
     CVS Corporation ...........         4            9,614,247      NN, NNN, Bond         A3          A
     Mobil Corporation .........         1            1,351,232           NNN             Aaa         AAA
  Total ........................         8          $21,035,024

     For the purposes of the foregoing table--

     o "Bond" means Bond-Type Lease; "NNN" means Triple-Net Lease; and "NN" means Double-Net lease.

     o Unless otherwise indicated, the specified ratings are, in each case, the highest rating assigned to long-term debt obligations of the related tenant or guarantor, as applicable, by Moody's and S&P, respectively. Any of the specified ratings may be downgraded or withdrawn at any time, and there can be no assurance that the assigning rating agency is not contemplating that action currently.

     o Mobil Corporation is the parent of the tenant, which is an unrated operating subsidiary. The tenant holds substantially all the assets of Mobil Corporation.

     Each Credit Tenant Lease generally provides that the related Credit Tenant is responsible for all real property taxes and assessments levied or assessed against the related mortgaged real property and, in the case of Bond-Type Leases and Triple-Net Leases, for all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related mortgaged real property.

     Generally, each CTL Loan provides that if the Credit Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in the related Credit Tenant Lease, then the holder of the related mortgage loan may require that the related borrower either:

     o   terminate that Credit Tenant Lease, or

     o   refrain from the exercise of any of its rights thereunder.

A default of this type will constitute a default under the related CTL Loan, although in some cases, the related borrower may possess cure rights.

     In addition, most of the Credit Tenant Leases permit the Credit Tenant, at its own expense, and generally with the consent of the related borrower, to make alterations or improvements on the leased premises. Those actions, if undertaken by the tenant, will not affect the tenant's obligation under the Credit Tenant Lease.

     At the end of the term of the Credit Tenant Leases, Credit Tenants are generally obligated to surrender the leased premises in good order and in the original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required or permitted to be performed by the borrower.

     In general, each Credit Tenant is obligated under its Credit Tenant Lease to make all monthly rental payments directly to the owner of the related CTL Loan.

     In connection with each Triple-Net Lease and Double-Net Lease, the trust will have the benefit of a noncancelable lease enhancement policy. A lease enhancement policy is an insurance policy that provides, subject to customary exclusions, that in the event of a permitted termination by a Credit Tenant of its Credit Tenant Lease as a result of a casualty or condemnation, the insurer will pay to the master servicer on behalf of the trustee a sum equal to all outstanding principal plus accrued interest on the CTL Loan, subject to the limitation that the insurer is not required to pay interest for a period greater than 75 days past the date of the Credit Tenant's termination of its Credit Tenant Lease. If the Credit Tenant Lease permits the Credit Tenant to abate all or a portion of the rent in the event of a casualty or partial condemnation, the sum payable by the insurer will be an amount equal to the portion of any monthly rental payments not made by that Credit Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of the Credit Tenant Lease. The insurer is not required to pay amounts due under any CTL Loan other than principal and, subject to the limitation above, accrued interest.

     Each lease enhancement policy contains some exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, pollutants or radioactive matter, or from a taking, other than by condemnation.

     We indicate on Annex A-1 to this prospectus supplement, by the designation "CTL" in the property type column, which of the mortgage loans that we intend to include in the trust are CTL Loans.


MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.


SIGNIFICANT MORTGAGE LOANS WITH AFFILIATED BORROWERS

     General. The respective borrowers under the Westfield Shoppingtown South Shore Mortgage Loan and the Westfield Shoppingtown Plaza Camino Real Mortgage Loan are affiliates. Each of those borrowers is a California limited partnership that is indirectly controlled by Westfield America, Inc. Westfield, headquartered in Los Angeles, California, is an owner and manager of major shopping centers, with interests, as of March 31, 2000, in 38 enclosed super-regional and regional malls and power centers branded as "Westfield Shoppingtowns". The portfolio of Westfield Shoppingtowns includes shopping centers in major markets in the east coast, midwest and west coast regions of the United States. Westfield and its affiliates manage over 37.6 million square feet of gross leasable space in the United States. Westfield is a publicly traded real estate investment trust, and its shares are listed on the New York Stock Exchange under the symbol WEA.

     The Westfield Shoppingtown South Shore Mortgage Loan. The Westfield Shoppingtown South Shore Mortgage Loan has a cut-off date principal balance of $85,932,282, representing 8.6% of the initial mortgage pool balance. The Westfield Shoppingtown South Shore Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the borrower in the Westfield Shoppingtown South Shore Mortgaged Property, consisting of a 1,154,671 square foot regional mall known as Westfield Shoppingtown South Shore located in Bay Shore, New York. The Westfield Shoppingtown South Shore Mortgage Loan has credit characteristics consistent with that of an obligation rated "A3" and "A" by Moody's and S&P, respectively.

     The Westfield Shoppingtown South Shore Mortgage Loan is an ARD Loan with an anticipated repayment date of December 11, 2009 and a maturity date of December 11, 2029. The Westfield Shoppingtown South Shore Mortgage Loan accrues interest on an Actual/360 Basis. Until its anticipated repayment date, the Westfield Shoppingtown South Shore Mortgage Loan will accrue interest at a mortgage interest rate of 8.177% per annum. From and after its anticipated repayment date, the Westfield Shoppingtown South Shore Mortgage Loan will accrue interest at a revised annual rate equal to 10.177% per annum.

     On the eleventh day of each month, continuing through and including the maturity date, the borrower is required to make a constant monthly debt service payment on the Westfield Shoppingtown South Shore Mortgage Loan, equal to $644,284.70.

     From and after its anticipated repayment date, the borrower must apply certain excess cash flow from the Westfield Shoppingtown South Shore Mortgaged Property towards additional amortization of the Westfield Shoppingtown South Shore Mortgage Loan. The payment of any Post-ARD Additional Interest accrued on the Westfield Shoppingtown South Shore Mortgage Loan will be deferred until the principal balance of the Westfield Shoppingtown South Shore Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised mortgage interest rate.

     Provided no event of default exists under the Westfield Shoppingtown South Shore Mortgage Loan, the borrower may voluntarily prepay the Westfield Shoppingtown South Shore Mortgage Loan, in whole only, at any time after December 9, 2002. However, until the third due date prior to its anticipated repayment date, the borrower will be required to pay a yield maintenance premium in connection with any voluntary prepayment.

     The borrower may defease the entire Westfield Shoppingtown South Shore Mortgage Loan, on any due date after December 9, 2002 and prior to its anticipated repayment date, by pledging substitute collateral that consists solely of direct non-callable and non-redeemable United States government securities that produce payments which replicate the payment obligations of the borrower under the Westfield Shoppingtown South Shore Mortgage Loan and repay the Westfield Shoppingtown South Shore Mortgage Loan in full on the anticipated repayment date. In connection with that defeasance, the Westfield Shoppingtown South Shore Mortgaged Property will be released from the lien of the related mortgage instrument.

     The Westfield Shoppingtown South Shore Mortgaged Property. The Westfield Shoppingtown South Shore Mortgaged Property is a 1,154,671 square foot enclosed regional mall located in Bay Shore, Suffolk County, New York. The Westfield Shoppingtown South Shore Mortgaged Property was built in 1963 and renovated and expanded in 1997 and 1998, resulting in the addition of a third and fourth anchor and expanded in-line mall space. The mall's four anchors are Macy's, Sears, JC Penney and Lord & Taylor, which occupy 857,261 square feet or 74.2% of the total gross leasable area. All of the anchor space is owned by the borrower, except for Lord & Taylor, which owns its improvements and leases its pad from the borrower. In-line mall space totals 297,410 square feet, or 25.8% of the gross leasable area. Major in-line tenants include Lerner New York, Record Town, The Gap, Finish Line and Ann Taylor Loft. Average in-line mall sales for 1999 were reported by the borrower to the related originator to be $393 per square foot. For 1999, in-line tenant occupancy costs as a percentage of sales, based on an analysis of reported base rent and reimbursements at Westfield Shoppingtown South Shore, were 15.3%. As of May 1, 2000, based on square footage leased, in-line occupancy at Westfield Shoppingtown South Shore was 93.7% and overall mall occupancy was 98.4%.

       The tables below provide the indicated information regarding tenants and leases at Westfield Shoppingtown South Shore.


                           GROSS LEASABLE AREA (GLA)
                OVERVIEW OF WESTFIELD SHOPPINGTOWN SOUTH SHORE


                                                                        ANCHOR LEASE
                                        SQUARE FEET     AS % OF GLA      EXPIRATION
                                       -------------   -------------   -------------
  ANCHORS
  Macy's (Federated) ...............       318,804          27.6%         January-12
  Sears ............................       216,341          18.7%       September-12
  JC Penney ........................       202,116          17.5%           April-02
  Lord & Taylor (May) ..............       120,000          10.4%         January-59
                                           -------         -----
  TOTAL ANCHOR SPACE ...............       857,261          74.2%
  TOTAL IN-LINE MALL SPACE .........       297,410          25.8%
                                           -------         -----
  TOTAL GLA ........................     1,154,671         100.0%

Please note the following with respect to the foregoing table--

o   The information provided is based on the May 1, 2000 rent roll.

o Lord & Taylor owns its improvements and leases its pad from the borrower under the Westfield Shoppingtown South Shore Mortgage Loan. Only the Lord & Taylor pad is part of the collateral for the Westfield Shoppingtown South Shore Mortgage Loan.

o The totals presented may not reflect the exact sum of the information in the related columns due to rounding.


         LARGEST IN-LINE TENANTS AT WESTFIELD SHOPPINGTOWN SOUTH SHORE




             TENANT                SQUARE FEET     LEASE EXPIRATION DATE
-------------------------------   -------------   ----------------------
  Record Town .................       13,312        July-07
  Lerner New York .............       12,158        January-03
  The Finish Line .............        9,216        January-09
  Old Country Buffet ..........        9,182        December-14
  CVS .........................        7,862        January-05
  Express .....................        7,364        August-04
  TGI Friday's ................        6,830        January-09
  Foot Locker .................        6,573        January-09
  Victoria's Secret ...........        6,504        July-05
  Ann Taylor Loft .............        6,066        January-10
                                      ------
  TOTAL .......................       85,067

       The information provided in the foregoing table is based on the May 1, 2000 rent roll.

                         LEASE EXPIRATION SCHEDULE FOR
             IN-LINE TENANTS AT WESTFIELD SHOPPINGTOWN SOUTH SHORE




                               EXPIRING IN-LINE        AS % OF TOTAL
            YEAR                  SQUARE FEET       IN-LINE SQUARE FEET     CUMULATIVE %
---------------------------   ------------------   ---------------------   -------------
  2000 ....................           4,305                  1.4%                1.4%
  2001 ....................          14,070                  4.7%                6.1%
  2002 ....................           7,904                  2.7%                8.8%
  2003 ....................          25,535                  8.6%               17.4%
  2004 ....................          14,367                  4.8%               22.2%
  2005 ....................          34,526                 11.6%               33.8%
  2006 ....................           8,852                  3.0%               36.8%
  2007 ....................          27,753                  9.3%               46.1%
  2008 ....................          51,626                 17.4%               63.5%
  2009 ....................          51,528                 17.3%               80.8%
  2010 and beyond .........          38,279                 12.9%               93.7%
  Vacant ..................          18,665                  6.3%              100.0%
                                     ------                -----
  TOTAL ...................         297,410                100.0%
  5 Year Avg.
    Rollover ..............          13,236                  4.5%
  7 Year Avg.
    Rollover ..............          15,651                  5.3%

     Please note the following with respect to the foregoing table--

     o   The information provided is based on the May 1, 2000 rent roll.

     o The totals presented may not reflect the exact sum of the information in the related columns due to rounding.

     o The average rollover information shown at the bottom of the table excludes vacant in-line space.

     Property Management. The Westfield Shoppingtown South Shore Mortgaged Property is managed by Westfield Corporation, Inc., an affiliate of the borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in June 1999 by a third-party appraiser, the appraised value of the Westfield Shoppingtown South Shore Mortgaged Property is $177,400,000. Based on that appraised value, the Westfield Shoppingtown South Shore Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 48.4%.

     Cut-off Date Debt Service Coverage Ratio. The Net Cash Flow for the Westfield Shoppingtown South Shore Mortgaged Property, calculated as of May, 2000, was $12,719,735. Based on that Net Cash Flow, the Westfield Shoppingtown South Shore Mortgage Loan has a Cut-off Date Debt Service Coverage Ratio of 1.65:1.

     Reserves and Escrows. If the debt service coverage ratio for the Westfield Shoppingtown South Shore Mortgage Loan falls below 1.25:1 or an event of default occurs and is continuing, the borrower will be required to make ongoing reserve and escrow payments for tenant improvements, leasing commissions, operating expenses and capital expenditures. If the borrower is required to make these payments due to a decline in debt service coverage ratio, the borrower has a one-time opportunity to terminate the making of those payments by depositing cash or a letter of credit with the holder of the Westfield Shoppingtown South Shore Mortgage Loan in an amount sufficient to raise the debt service coverage ratio of the Westfield Shoppingtown South Shore Mortgage Loan to at least 1.30:1 and sufficient to keep the debt service coverage ratio of the Westfield Shoppingtown South Shore Mortgage Loan at 1.25:1 or greater at the end of the immediately following quarter. A subsequent decline in the debt service coverage ratio of the Westfield Shoppingtown South Shore Mortgage Loan to below 1.25:1 will result in the borrower's having to again make the reserve and escrow payments described above unless the borrower is already making those payments due to the existence of an event of default. The borrower will not be able to again deposit any funds or letter of credit in order to stop having to make those payments. Other than the borrower's one-time opportunity to terminate its obligation to make reserve and escrow payments as described above, the borrower's obligation to make those payments otherwise will cease only upon the cessation of the related event of default or an increase in the debt service coverage ratio for the Westfield Shoppingtown South Shore Mortgage Loan to 1.25:1 or greater for two consecutive fiscal quarters, in each case so long as no other event giving rise to the obligation to make escrow and reserve payments is then currently existing.

     Lockbox. The borrower has established a segregated account controlled by the lender into which all rents, income, receipts, profits and other consideration attributable to the Westfield Shoppingtown South Shore Mortgaged Property are required to be deposited.

     The Westfield Shoppingtown Plaza Camino Real Mortgage Loan. The Westfield Shoppingtown Plaza Camino Real Mortgage Loan, which is the third largest mortgage loan in the mortgage pool, has a cut-off date principal balance of $36,000,000, representing 3.6% of the initial mortgage pool balance. The Westfield Shoppingtown Plaza Camino Real Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the borrower in the Westfield Shoppingtown Plaza Camino Real Mortgaged Property, made up of the in-line mall space, one anchor store pad and four outparcel pads in a 1,148,028 square foot regional mall known as Westfield Shoppingtown Plaza Camino Real located in Carlsbad, California. The Westfield Shoppingtown Plaza Camino Real Mortgage Loan has credit characteristics consistent with that of an obligation rated "Aaa" and "AAA" by Moody's and S&P, respectively.

     The Westfield Shoppingtown Plaza Camino Real Mortgage Loan is an ARD Loan with an anticipated repayment date of June 11, 2010 and a maturity date of June 11, 2030. The Westfield Shoppingtown Plaza Camino Real Mortgage Loan accrues interest on an Actual/360 Basis. Until its anticipated repayment date, the Westfield Shoppingtown Plaza Camino Real Mortgage Loan will accrue interest at a mortgage interest rate of 7.65% per annum. From and after its anticipated repayment date, the Westfield Shoppingtown Plaza Camino Real Mortgage Loan will accrue interest at a revised annual rate equal to the greater of--

     o   12.65% per annum, and

     o   the sum of a specified U.S. Treasury rate plus 5%.

     On the eleventh day of each month, the borrower under the Westfield Shoppingtown Plaza Camino Real Mortgage Loan is required to make monthly interest-only payments through and including the May 11, 2030 payment date. From and after its anticipated repayment date, however, the borrower will be required to apply certain excess cash flow from the Westfield Shoppingtown Plaza Camino Real Mortgaged Property towards amortization of the Westfield Shoppingtown Plaza Camino Real Mortgage Loan.

     The payment of any Post-ARD Additional Interest on the Westfield Shoppingtown Plaza Camino Real Mortgage Loan will be deferred until the principal balance of the Westfield Shoppingtown Plaza Camino Real Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised mortgage interest rate.

     The borrower is prohibited from voluntarily prepaying the Westfield Shoppingtown Plaza Camino Real Mortgage Loan in whole or in part prior to September 2002. Thereafter, up to the beginning of the three-month period prior to the anticipated repayment date, the borrower may prepay the Westfield Shoppingtown Plaza Camino Real Mortgage Loan, in whole only, subject to the payment of prepayment consideration equal to the greater of (a) 1% of the then outstanding principal balance and (b) an amount derived from a yield maintenance calculation set forth in the mortgage instrument. Commencing with and following the third month prior to its anticipated repayment date, the borrower may prepay the Westfield Shoppingtown Plaza Camino Real Mortgage Loan without payment of any prepayment consideration.

     The Westfield Shoppingtown Plaza Camino Real Mortgaged Property. Westfield Shoppingtown Plaza Camino Real is a 1,148,028 square foot enclosed regional mall located in Carlsbad, California, approximately 30 miles north of downtown San Diego. Plaza Camino Real, which was built in 1969 with two anchors, was renovated and expanded in 1979 to include three additional anchors and was further renovated in 1989. The mall's five anchors are JC Penney, Macy's, Sears, Robinsons-May and Macy's Men's & Home Store, which occupy 718,210 square feet or 62.6% of the total gross leasable area. However, four of the anchors are not part of the Westfield Shoppingtown Plaza Camino Real Mortgaged Property and therefore are not part of the collateral for the Westfield Shoppingtown Plaza Camino Real Mortgage Loan: Macy's, Robinsons-May and Macy's Men's & Home Store, all of which own their improvements and pads, and JC Penney, which owns its improvements and leases its pad from a third party. Sears owns its improvements and leases its pad from the borrower, which pad is part of the collateral for the Westfield Shoppingtown Plaza Camino Real Mortgage Loan. In-line mall space totals 381,802 square feet, or 33.3% of the gross leaseable area and includes national and specialty retailers such as Gap/Gap Kids, Charlotte Russe, Express, The Disney Store, The Bombay Company, Lerner New York and Ann Taylor Loft. In addition, there are four outparcels with a total of 48,016 square feet. Two of the outparcel pads, along with the improvements, are owned by the borrower and are therefore part of the collateral for the Westfield Shoppingtown Plaza Camino Real Mortgage Loan. The remaining two outparcel tenants own their improvements, which are not part of the loan collateral, and lease their pads, which are part of the loan collateral, from the borrower under the Westfield Shoppingtown Plaza Camino Real Mortgage Loan. The outparcel tenants referred to in the prior sentence are the four-screen Cinema Plaza Theater with 21,432 square feet and Reuben's Restaurant with 12,883 square feet. Average in-line mall sales for 1999 were reported by the borrower to the originator to be $320 per square foot. In-line tenant occupancy costs as a percentage of sales were reported by the borrower to the originator to be 13.1% for 1999. As of May 2000, based on square footage leased, in-line occupancy at Westfield Shoppingtown Plaza Camino Real was 89.6% and overall mall occupancy was 96.1%.

     The tables below provide the specified tenant and lease information regarding Westfield Shoppingtown Plaza Camino Real.


GROSS LEASABLE AREA (GLA) OVERVIEW OF WESTFIELD SHOPPINGTOWN PLAZA CAMINO REAL




                                                                ANCHOR LEASE OR REA
            STORE               SQUARE FEET     AS % OF GLA         EXPIRATION
----------------------------   -------------   -------------   --------------------
  Anchors
    JC Penney ..............       154,093          13.4%             June-68
    Macy's .................       152,000          13.2%             June-68
    Sears ..................       148,958          13.0%            March-11
    Robinsons-May ..........       148,159          12.9%             June-68
    Macy's Men's &
      Home Store ...........       115,000          10.0%             June-68
                                   -------         -----
  TOTAL ANCHOR SPACE .......       718,210          62.6%
  TOTAL IN-LINE MALL
    SPACE ..................       381,802          33.3%
  Cinema Plaza Theater .....        21,432           1.9%
  Three Additional
  Outparcels ...............        26,584           2.3%
                                   -------         -----
  TOTAL GLA ................     1,148,028         100.0%

Please note the following with respect to the foregoing table--

o The information provided above is based on the April 1, 2000 rent roll, updated for new leasing activity through May 2000.

o REA, as used in the lease expiration column above, means reciprocal easement agreement.

o Macy's, Robinsons-May and Macy's Men's & Home Store each own their improvements and their pads, and JC Penney owns its improvements and leases its pad from a third party. Those improvements and pads are not part of the collateral for the Westfield Shoppingtown Plaza Camino Real Mortgage Loan.

o Sears owns its improvements and leases its pad from the borrower under the Westfield Shoppingtown Plaza Camino Real Mortgage Loan with the lease expiration noted above, subject to exercise of six 10-year renewal options and a seventh renewal option of four years. The Sears pad is part of the collateral for the Westfield Shoppingtown Plaza Camino Real Mortgage Loan.


o Cinema Plaza Theater owns its improvements and leases its pad from the borrower under the Westfield Shoppingtown Plaza Camino Real Mortgage Loan. The Cinema Plaza Theater pad is part of the collateral for the Westfield Shoppingtown Plaza Camino Real Mortgage Loan.

o Three additional outparcel pads contain a 9,250 square foot First National Bank branch, a 12,883 square foot Reuben's Restaurant and a 4,451 square foot vacant outparcel. Reuben's owns its improvements and leases its pad from the borrower under the Westfield Shoppingtown Plaza Camino Real Mortgage Loan. The three outparcels and, except for the Reuben's pad, their improvements, are part of the collateral for the Westfield Shoppingtown Plaza Camino Real Mortgage Loan.

o The totals presented may not reflect the exact sum of the information in the related columns due to rounding.


      LARGEST IN-LINE TENANTS AT WESTFIELD SHOPPINGTOWN PLAZA CAMINO REAL




            TENANT               SQUARE FEET     LEASE EXPIRATION DATE
-----------------------------   -------------   ----------------------
  Venator ...................       61,635           January-04
  Gap/Gap Kids ..............        8,413           January-06
  Express ...................        8,390           January-01
  O-Nami ....................        8,269           January-09
  Charlotte Russe ...........        7,097           January-08
  Forever 21 ................        6,996           January-10
  Miller's Outpost ..........        6,470           January-05
  Lerner New York ...........        6,402           January-06
  Footaction USA ............        6,000           January-08
  Ann Taylor Loft ...........        5,606           January-11
                                    ------
  TOTAL .....................      125,278

     Please note the following with respect to the foregoing table--

     o The information provided above is based on the April 1, 2000 rent roll, updated for new leasing activity through May 2000.

     o Foot Locker, a division of Venator Group, formerly Woolworth, and third party sub-tenants, Burger King, Popeye's and Afterthoughts, sub-lease approximately 34,017 square feet of Venator's leased space. Venator has vacated the remaining portion of its space but continues to pay rent under its lease with respect to its 61,635 square foot space.


                         LEASE EXPIRATION SCHEDULE FOR
          IN-LINE TENANTS AT WESTFIELD SHOPPINGTOWN PLAZA CAMINO REAL




                               EXPIRING IN-LINE        AS % OF TOTAL
            YEAR                  SQUARE FEET       IN-LINE SQUARE FEET     CUMULATIVE%
---------------------------   ------------------   ---------------------   ------------
  2000 ....................             970                  0.3%                0.3%
  2001 ....................          44,781                 11.7%               12.0%
  2002 ....................          13,791                  3.6%               15.6%
  2003 ....................          23,251                  6.1%               21.7%
  2004 ....................          77,634                 20.3%               42.0%
  2005 ....................          32,481                  8.5%               50.5%
  2006 ....................          35,077                  9.2%               59.7%
  2007 ....................          11,192                  2.9%               62.6%
  2008 ....................          37,137                  9.7%               72.3%
  2009 ....................          19,809                  5.2%               77.5%
  2010 and beyond .........          45,892                 12.0%               89.5%
  Vacant ..................          39,787                 10.4%              100.0%
                                     ------                -----
  TOTAL ...................         381,802                100.0%
  5 Year Avg. Rollover               32,085                  8.4%
  7 Year Avg. Rollover               32,569                  8.5%

     Please note the following with respect to the foregoing table--

     o The information provided above is based on the April 1, 2000 rent roll, updated for new leasing activity through May 2000.

     o The information regarding expiring in-line square feet includes Venator's 61,635 square feet.

     o The totals presented may not reflect the exact sum of the information in the related columns due to rounding.

     o The average rollover information shown at the bottom of the table excludes vacant in-line space.

     Property Management. The Westfield Shoppingtown Plaza Camino Real Mortgaged Property is managed by Westfield Corporation, Inc., an affiliate of the borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in April 2000 by a third-party appraiser, the appraised value of the Westfield Shoppingtown Plaza Camino Real Mortgaged Property is $141,900,000. Based on that appraised value, the Westfield Shoppingtown Plaza Camino Real Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 25.4%.

     Cut-off Date Debt Service Coverage Ratio. The Net Cash Flow for the Westfield Shoppingtown Plaza Camino Real Mortgaged Property, calculated as of May, 2000 was $9,675,975. Based on that Net Cash Flow, the Westfield Shoppingtown Plaza Camino Real Mortgage Loan has a Cut-off Date Debt Service Coverage Ratio of 3.47:1.

     Reserves and Escrows. A completion repair reserve account with funds in the amount of $94,375 was established by the borrower at the closing of the Westfield Shoppingtown Plaza Camino Real Mortgage Loan. The borrower is required to make monthly escrow payments for real estate taxes upon the occurrence of any of the following events:

     o an event of default under the Westfield Shoppingtown Plaza Camino Real Mortgage Loan,

     o the borrower's failure to repay the Westfield Shoppingtown Plaza Camino Real Mortgage Loan in full by its anticipated repayment date, or

     o the expiration of a business day after the borrower is notified that the debt service coverage ratio of the Westfield Shoppingtown Plaza Camino Real Mortgage Loan is below either--

         (1)  1.35:1, or

         (2) 1.40:1, after the borrower exercises its one-time right to raise the debt service coverage ratio from below 1.35:1 as described in the following sentence.

In addition, in the event of the occurrence of an event of default, the borrower will also be required to make monthly escrow payments for insurance premiums.

     As indicated above, provided that the Westfield Shoppingtown Plaza Camino Real Mortgage Loan has not experienced its anticipated repayment date and provided that no event of default has occurred and is continuing, the borrower has a one-time right to improve the debt service coverage ratio of the Westfield Shoppingtown Plaza Camino Real Mortgage Loan. This would be achieved by the borrower depositing cash or a letter of credit in an amount that if applied to reduce the outstanding principal balance of the Westfield Shoppingtown Plaza Camino Real Mortgage Loan would result in a debt service coverage ratio of at least 1.40:1. As a result of the borrower's successful exercise of its one-time cure right, the borrower would not be obligated to make the monthly insurance escrow payments described above.

     Lockbox. Upon the occurrence of any of the triggering events described under "--Reserves and Escrows" above, the borrower will be required to establish a segregated lockbox account into which all income from the mortgaged real property, after funds for the taxes and insurance premiums referred to in "--Reserves and Escrows" above and monthly debt service payments have been deducted, is to be deposited on a daily basis.

     Notwithstanding the foregoing, provided--

         (1) no event of default under the Westfield Shoppingtown Plaza Camino Real Mortgage Loan is continuing,

         (2) the lockbox account was established prior to the anticipated repayment date, and

         (3) the debt service coverage ratio equals or is greater than 1.35:1 for six consecutive months following the occurrence of a triggering event,

then, at the request of the borrower, the lockbox account will be discontinued until the occurrence of another triggering event, at which time the lockbox account will be re-established. If the lockbox account is established for a third time, it will remain in place until payment in full of the Westfield Shoppingtown Plaza Camino Real Mortgage Loan.

     Seismic Assessment. The Westfield Shoppingtown Plaza Camino Real Mortgaged Property has a seismic risk assessment with a probable maximum loss of 14.0% of the amount of the estimated replacement cost of the improvements. The Westfield Shoppingtown Plaza Camino Real Mortgaged Property has the benefit of an earthquake insurance policy.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o 70 of the mortgaged real properties, securing 48.5% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial property that is leased to one or more major tenants that each occupy at least 25% of the net rentable area of the particular property.

     o 15 of the mortgaged real properties, securing 6.1% of the initial mortgage pool balance, are leased to a single tenant.

     o A number of companies are major tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o One of the mortgaged real properties, securing 0.7% of the initial mortgage pool balance, is a multifamily rental property that has a material concentration of student tenants.

     Ground Leases. Three of the mortgage loans that we intend to include in the trust, representing 3.3% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each case, the related ground lease, giving effect to all extension options, expires more than 20 years after the stated maturity of the related mortgage loan and either:

     o the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan; or

     o the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Additional and Other Financing. Some of the pooled mortgage loans will permit the related borrower to encumber the related mortgaged real property in the future with secured subordinate debt, subject to the satisfaction of conditions such as:

     o the entering into a subordination and standstill agreement similar to that described in the preceding sentence, and

     o   the satisfaction of debt service coverage criteria.

     Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred mezzanine debt. Mezzanine debt is subordinate debt that is secured by the principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt in the event of a major casualty, the related originator--

   o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

   o determined that casualty insurance proceeds would be available in an amount sufficient to pay off the related mortgage loan in full;

   o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related mortgage loan; and/or

   o required a corresponding endorsement to the title insurance policy.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o hazard insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

         1.   the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

         1.   the outstanding principal balance of the related mortgage loan,

         2.   the full insurable value of the insured property,

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

         4. the full replacement cost of the improvements located on the mortgaged real property.

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount customarily required by institutional lenders; and

     o business interruption or rent loss insurance either in an amount not less than the projected rental income or revenue from the insured property for at least twelve months.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. In general, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the related originator required the borrower to obtain earthquake insurance. In the case of three mortgaged real properties located in seismic zone 3, no seismic assessment was performed, but earthquake insurance was nevertheless obtained.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2000-C4 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of the related mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust, was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Institute's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan, and in no event was any of those appraisals conducted more than 20 months prior to the cut-off date. With a few exceptions, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A Phase I environmental site assessment, or an update of a previously conducted assessment, was performed with respect to all of the mortgaged real properties for the mortgage loans that we intend to include in the trust during the 19-month period ending on the cut-off date. Each of those environmental site assessments or updates was conducted in connection with the origination of the related mortgage loan and complied with the standards of the American Society for Testing and Materials. Not all of those environmental site assessments or updates satisfied all the requirements necessary to be considered a Phase I environmental site assessment. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental testing identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o   the implementation of a remediation program.

If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In cases where the environmental consultant recommended specified remediation of an adverse environmental condition, the related originator of the mortgage loan generally required the related borrower either:

         1.   to carry out the specific remedial measures prior to closing;

         2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 125% of the estimated cost to complete the remedial measures; or

         3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In several cases, the environmental site assessment for a mortgaged real property identified potential and, in some cases, serious environmental problems at nearby properties. These assessments generally indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o   a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of their respective affiliates.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower has--

     o implemented or agreed to implement an operations and maintenance plan, in the manner and within the time frames specified in the related loan documents;

     o agreed to monitor periodically nearby properties, in the manner and within the time frames specified in the related loan documents; or

     o established a reserve account with the lender to cover the estimated cost of addressing the condition or circumstances.

     Engineering Assessments. In connection with the origination process, an engineering firm inspected the mortgaged real properties with respect to 163 of the 167 mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of the mortgaged real properties securing the mortgage loans that we intend to include in the trust. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.


------------------------------               ------------------------------
     Lehman Mortgage Loan                         UBS Mortgage Loan
           Seller                                     Seller
------------------------------               ------------------------------

122 mortgage loan $667,356,143               45 mortgage loans $331,704,266


                             ----------------------
                                Structured Asset
                             Securities Corporation
                             ----------------------

                                                     All mortgage loans
                                                     $999,060,409

                             ----------------------
                               LB-UBS Commerical
                                 Mortgage Trust
                                    2000-C4
                             ----------------------


     In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the trustee with respect to each Lehman Mortgage Loan, and the UBS Mortgage Loan Seller will be required to deliver to the trustee the following documents, among others, with respect to each UBS Mortgage Loan.

     o   either--

         1. the original promissory note evidencing that mortgage loan endorsed, without recourse, to the order of the trustee or in blank, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument, in each case, unless an assignment has not been returned from the applicable recording office, with evidence of recording;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of any assignment of leases and rents, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     o   either--

         1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

         2.   a certified copy of that assignment as sent for recording;

     o   either--

         1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases, or

         2.   a certified copy of that assignment as sent for recording;

     o originals or copies of all written modification agreements, in those instances in which the terms or provisions of a mortgage instrument or promissory note were modified;

     o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a commitment for title insurance;

     o an assignment in favor of the trustee of each effective UCC financing statement, if any, in the possession of the transferor; and

     o   if applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the series 2000-C4 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the value of, or the interests of the series 2000-C4 certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o   the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

an independent third party contractor, retained at the expense of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, we will make with respect to each Lehman Mortgage Loan, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan, that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement will be true and correct in all material respects as of the cut-off date.

     o To the knowledge of the representing party after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan.

     o The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

     o The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any non-recourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and by general principles of equity.

     o As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to the promissory note or any related mortgage instrument or other agreement executed in connection with the mortgage loan.

     o The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid and binding assignment of that mortgage instrument to the trustee, subject to customary bankruptcy and creditors' rights limitations and to general principles of equity.

     o Each related mortgage instrument is a valid and, subject to the limitations in the third preceding bullet, enforceable first lien on the related mortgaged real property, free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances.

     o To the representing party's actual knowledge, all taxes and governmental assessments that prior to the cut-off date became due or owing in respect of, and materially affect, the related mortgaged real property or properties, have been paid, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o As of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related mortgaged real property or properties that materially affects the value thereof, and each related mortgaged real property was free of material damage.

     o As of the cut-off date, the representing party has not received any notice of the commencement of any proceeding for the total or partial condemnation of the related mortgaged real property or properties that materially affects the value thereof; and, to the representing party's knowledge, each related mortgaged real property is free of material damage.

     o As of the date of its origination, all insurance required under the mortgage loan was in full force and effect with respect to the related mortgaged real property or properties.

     o As of the cut-off date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o One or more environmental site assessments were performed with respect to the related mortgaged real property or properties during the 19-month period preceding the cut-off date, and the representing party, having made no independent inquiry other than to review the report(s) prepared in connection with those assessments, has no knowledge of any material and adverse environmental condition or circumstances affecting that mortgaged real property that was not disclosed in those reports.

     In addition to the foregoing, we will also represent that we own the mortgage loans to be included in the trust, have good title to them, have full right and authority to sell, assign and transfer the mortgage loans to be included in the trust and are transferring the mortgage loans free and clear of any and all liens, pledges, charges or security interests. The UBS Mortgage Loan Seller will make a similar representation with respect to the UBS Mortgage Loans. With respect to the UBS Mortgage Loans, our representation described in the first sentence of this paragraph will be made assuming the accuracy of the similar representation made by the UBS Mortgage Loan Seller.

     If--

     o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

     o that breach materially and adversely affects the value of, or the interests of the series 2000 C-4 certificateholders in, the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller as to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o to remedy the material breach or the material document defect in all material respects, or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

         1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

         2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

         3. all unreimbursed servicing advances relating to that mortgage loan, plus

         4. all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

         5. all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan.

     The time period within which we or the UBS Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days to complete that remedy or repurchase.

     The cure/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedy available to the series 2000-C4 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.


     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                  SERVICING OF THE UNDERLYING MORTGAGE LOANS


GENERAL


     Although the obligations and duties of master servicer and special servicer with respect to the pooled mortgage loans will initially be performed by a single entity as described under "--The Initial Master Servicer and the Initial Special Servicer", the discussion of those duties in this prospectus supplement is presented to reflect an allocation of responsibilities as if two separate entities were acting as master servicer and special servicer. In the event the obligations of master servicer and special servicer are performed by separate entities, neither entity will be liable for the actions of the other entity as master servicer or special servicer.


     The servicing and administration of the mortgage loans in the trust and any mortgaged real properties that become REO Properties as a result of foreclosure or other similar action, will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any REO Properties in the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.


     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, directly or through sub-servicers, in accordance with--


     o   any and all applicable laws,

     o the express terms of the pooling and servicing agreement and the respective mortgage loans,

     o in the case of the CTL Loans, the express terms of any residual value policies and/or lease enhancement policies, and

     o   to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render other incidental services with respect to any specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     Some of the mortgage loans that we intend to include in the trust, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     ORIX Real Estate Capital Markets, LLC will be acting as the initial master servicer and the initial special servicer under the pooling and servicing agreement. ORIX is a Delaware limited liability company. ORIX manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with a total principal balance, as of June 30, 2000, of approximately $38.5 billion. The collateral for ORIX's servicing portfolio is located in 50 states, the District of Columbia, Canada, Mexico, Puerto Rico, the United Kingdom and the Virgin Islands. As of June 30, 2000, ORIX served as the named special servicer on 86 securitized transactions encompassing in excess of 17,000 loans, with a total principal balance of approximately $54.5 billion. ORIX's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth in this prospectus supplement concerning ORIX Real Estate Capital Markets, LLC has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including--

     o   each specially serviced mortgage loan, if any, and

     o each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     In the case of each mortgage loan, the master servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o   accrue at the related master servicing fee rate,

     o accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time, and

     o be payable monthly from amounts received with respect to or, allocable as recoveries of, interest on that mortgage loan.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.08% per annum to 0.11% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will be authorized to invest or direct the investment of funds held in its custodial account, the trustee's collection account and in any and all accounts maintained by it that are escrow and/or reserve accounts, in Permitted Investments. See "--Custodial Account" below and "Description of the Offered Certificates--Collection Account" in this prospectus supplement. In general, the master servicer will be entitled to retain any interest or other income earned on those funds and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans during any collection period will be allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the pooled mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that the late payment charges and Default Interest are, in each case, not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances made by that party with respect to the related mortgage loan,

     o to pay any other outstanding Additional Trust Fund Expenses, other than special servicing fees, workout fees and liquidation fees, incurred with respect to the related mortgage loan, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, that were incurred with respect to the related mortgage loan and that were previously paid from a source of funds other than late payment charges and Default Interest collected on the related mortgage loan.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o   the total amount of those Prepayment Interest Shortfalls, and

     o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

         1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

         2. with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.03% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2000-C4 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2000-C4 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o   the special servicing fee,

     o   the workout fee, and

     o   the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to--

     o   each specially serviced mortgage loan, if any, and

     o each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o   accrue at a special servicing fee rate of 0.25% per annum,

     o accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time, and

     o be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o   interest, other than Default Interest and Post-ARD Additional Interest,

     o   principal, and

     o   prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan,

     The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated, other than for cause, or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2000-C4 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     o the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any certificateholder(s) of the series 2000-C4 controlling class, as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below; or

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the master servicer, the special servicer or any certificateholder(s) of the series 2000-C4 controlling class in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2000-C4 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Account" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans during any collection period will be allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the pooled mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that the late payment charges and Default Interest are, in each case, not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances made by that party with respect to the related mortgage loan,

     o to pay any other outstanding Additional Trust Fund Expenses, other than special servicing fees, workout fees and liquidation fees, incurred with respect to the related mortgage loan, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, that were incurred with respect to the related mortgage loan and that were previously paid from a source of funds other than late payment charges and Default Interest collected on the related mortgage loan.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan, if a default is imminent or after a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

The pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the reasonable and good faith judgment of the party making the advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's custodial account and at times without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a pooled mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the certificateholders, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     o first, out of Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that interest, and

     o then, if and to the extent that the subject advance has been reimbursed and the Default Interest and late payment charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.


THE SERIES 2000-C4 CONTROLLING CLASS REPRESENTATIVE

     Series 2000-C4 Controlling Class. As of any date of determination, the controlling class of series 2000-C4 certificateholders will be the holders of the most subordinate class of series 2000-C4 certificates then outstanding, other than the class X, R-I, R-II and R-III certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2000-C4 certificates, exclusive of the class X, R-I, R-II and R-III certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2000-C4 certificateholders will be the holders of the most subordinate class of series 2000-C4 certificates then outstanding, other than the class X, R-I, R-II and R-III certificates, that has a total principal balance greater than zero. The class A-1 and A-2 certificates will be treated as one class for purposes of determining the controlling class of series 2000-C4 certificates.

     Selection of the Series 2000-C4 Controlling Class Representative. The pooling and servicing agreement permits the holder or holders of series 2000-C4 certificates representing a majority of the voting rights allocated to the series 2000-C4 controlling class to select a representative from whom the special servicer will seek advice and approval and take direction under the circumstances described below in this "--The Series 2000-C4 Controlling Class Representative" section. In addition, if the series 2000-C4 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2000-C4 controlling class will be entitled to directly select a controlling class representative.

     Rights and Powers of the Series 2000-C4 Controlling Class Representative The special servicer will not be permitted to take any of the following actions as to which the series 2000-C4 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust;

     o any proposed sale of a specially serviced mortgage loan or any related REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates-- Termination" in this prospectus supplement, for less than par plus accrued interest, other than Default Interest and Post-ARD Additional Interest;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o any determination to bring an REO Property, or the mortgaged real property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at that property;

     o any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan;

     o any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan; and

     o any acceptance of a change in the property manager or, if applicable, the hotel franchise for any mortgaged real property securing a pooled mortgage loan, to the extent the special servicer has a right to consent to those changes.

     In addition, the series 2000-C4 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions that the series 2000-C4 controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2000-C4 controlling class representative, as contemplated by either of the two preceding paragraphs, may require or cause the special servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard. Furthermore, the special servicer will not be obligated to seek approval from the series 2000-C4 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

     o the special servicer has, as described above, notified the series 2000-C4 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

     o for 60 days following the first of those notices, the series 2000-C4 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Limitation on Liability of Series 2000-C4 Controlling Class Representative. The series 2000-C4 controlling class representative will not be liable to the trust or the series 2000-C4 certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; except that the series 2000-C4 controlling class representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2000-C4 certificateholder acknowledges and agrees, by its acceptance of its series 2000-C4 certificates, that:

     o the series 2000-C4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2000-C4 certificates;

     o the series 2000-C4 controlling class representative may act solely in the interests of the holders of the series 2000-C4 controlling class;

     o the series 2000-C4 controlling class representative does not have any duties to the holders of any class of series 2000-C4 certificates other than the series 2000-C4 controlling class;

     o the series 2000-C4 controlling class representative may take actions that favor the interests of the holders of the series 2000-C4 controlling class over the interests of the holders of one or more other classes of series 2000-C4 certificates;

     o the series 2000-C4 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2000-C4 controlling class; and

     o the series 2000-C4 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2000-C4 controlling class, and no series 2000-C4 certificateholder may take any action whatsoever against the series 2000-C4 controlling class representative for having so acted.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2000-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C4 controlling class may--

     o   terminate an existing special servicer without cause, and

     o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         1. written confirmation from each of Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2000-C4 certificates, and

         2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     If the controlling class of series 2000-C4 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2000-C4 controlling class will be entitled to directly replace an existing special servicer and appoint a successor.


ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2000-C4 Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-encumbrance clause or a due-on-sale clause to accelerate payment of that mortgage loan. However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or, if the principal balance of the subject pooled mortgage loan is greater than a specified amount, under any due-on-sale clause, unless the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2000-C4 certificates. In addition, the master servicer may not waive its rights or grant its consent under any due-on-encumbrance clause or due-on-sale clause under any mortgage loan without the consent of the special servicer.


MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan other than a specially serviced mortgage loan and subject to the rights of the special servicer described below, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a modification, waiver or amendment which would not, except in limited circumstances involving the waiver of Default Interest, late payment charges and Post-ARD Additional Interest--

     o affect the amount or timing of any of the payment terms of the mortgage loan,

     o result in the release of the related borrower from any material terms of the mortgage loan,

     o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

     o relate to the release, addition or substitution of any material collateral for the mortgage loan, or

     o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause.

To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters. Notwithstanding the foregoing, the master servicer may, with the consent of the special servicer and the series 2000-C4 controlling class representative and subject to various conditions, approve the extension of the maturity date of a mortgage loan for a period not to exceed 180 days.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, the master servicer may not agree to any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan if that modification, waiver or amendment:

     o   is consistent with the Servicing Standard, and

     o   except under the circumstances described below, will not--

         1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

         2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lockout period,

         3. except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

         4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2000-C4 Controlling Class Representative" above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lockout period, or

     o subject to the limitations described in the following paragraph, extend the maturity date of a mortgage loan;

provided that--

         1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

         2. in the judgment of the special servicer, that modification, waiver or amendment would increase the recovery to series 2000-C4 certificateholders, on a present value basis, and

         3. that modification, waiver or amendment does not result in a tax being imposed on the trust or cause any REMIC created pursuant to the pooling and servicing agreement to fail to qualify as a REMIC at any time the series 2000-C4 certificates are outstanding.

In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date; or

     o if the mortgage loan is secured by a ground lease, but not the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease, plus any unilateral options to extend.

     The master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all Post-ARD Additional Interest accrued on that mortgage loan, if, prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for that Post-ARD Additional Interest. The master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest must be in accordance with the Servicing Standard. The master servicer will not have any liability to the trust, the series 2000-C4 certificateholders or any other person for that determination if it is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any mortgage loan, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to modification, waiver or amendment agreed to by it, promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.


REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and there has been no subsequent material change in the circumstances surrounding that property that in the special servicer's judgment materially affects the property's value. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, perform an internal valuation of the mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained,

and will be recalculated monthly thereafter.

See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of three years following the initial extension of its maturity, if and when--

     o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

     o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o no other Servicing Transfer Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2000-C4 controlling class representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.


CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o all payments on account of principal on the mortgage loans, including principal prepayments;

     o all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the pooled mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

     o any amount required to be transferred from the special servicer's REO account; and

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to remit these amounts within one business day of receipt to the master servicer for deposit in the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

         1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

              (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

              (b) payments and other collections received after the end of the related collection period, and

              (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2000-C4 certificateholders in accordance with any of clauses 3. through 20. below;

         2. to apply amounts held for future distribution on the series 2000-C4 certificates to make advances to cover delinquent monthly debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered
              Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

         3. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

         4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest;

         5. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--

              (a)  a specially serviced mortgage loan, or

              (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

         6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

         7. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above;

         8. to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by that party under the pooling and servicing agreement, which payment is to be made first out of Default Interest and late payment charges received with respect to the pooled mortgage loan as to which the advance was made;

         9. to pay Additional Trust Fund Expenses, other than interest on advances covered by clause 8. above, and other than special servicing fees, workout fees and liquidation fees, which payment is to be made out of Default Interest and late payment charges received with respect to the pooled mortgage loan as to which those Additional Trust Fund Expenses were incurred;

         10. in connection with the reimbursement of advances as described in clause 3. or 7. above, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

         11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

         12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

         13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, any servicing expenses that would, if advanced, be nonrecoverable as described in clause 3. above;

         14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

         15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any

              REO Properties in the trust, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

         16. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the cost of an independent appraiser or other expert in real estate matters as required under the pooling and servicing agreement;

         17. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the cost of certain advice of counsel and tax accountants, the cost of certain opinions of counsel, the cost of recording the pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2000-C4 certificateholders without cause, all as set forth in the pooling and servicing agreement;

         18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase;

         19. to pay any other items described in this prospectus supplement as being payable from the custodial account;

         20.  to withdraw amounts deposited in the custodial account in error;
              and

         21. to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer, with respect to mortgage loans other than specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage loan.

     Any holder of a certificate that belongs to the controlling class of series 2000-C4 certificateholders may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The special servicer will be required, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy but are not covered under the blanket policy because of that deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; SALE OF DEFAULTED MORTGAGE LOANS AND
  REO PROPERTIES

     The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the series 2000-C4 controlling class, a right to purchase from the trust defaulted mortgage loans in the priority described in the next paragraph.

     If the special servicer has determined that any defaulted mortgage loan will become subject to foreclosure or similar proceedings, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within 10 days after receipt of that notice, to provide a similar notice to all certificateholders of the series 2000-C4 controlling class. Any single certificateholder or group of certificateholders of the series 2000-C4 controlling class may, at its or their option, within 10 business days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to the sum of--

     o   the outstanding principal balance of the mortgage loan,

     o all accrued and unpaid interest on the mortgage loan, other than Default Interest and Post-ARD Additional Interest,

     o all unreimbursed servicing advances with respect to the mortgage loan, and

     o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

If two or more separate certificateholders or groups of certificateholders of the series 2000-C4 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2000-C4 controlling class. If certificateholders of the series 2000-C4 controlling class have not purchased that defaulted mortgage loan within 10 business days of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series 2000-C4 controlling class.

     The special servicer may offer to sell, on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines that a sale would be in the best economic interests of the series 2000-C4 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than 10 days. Subject to the discussion in the next paragraph and under "--The Series 2000-C4 Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

     The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2000-C4 certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Series 2000-C4 Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the series 2000-C4 certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid more favorable.

     The special servicer may purchase a defaulted mortgage loan offered for sale as described in the preceding two paragraphs, provided that there are at least two other independent bidders and the special servicer makes the highest cash bid. Any purchase of a defaulted mortgage loan by the special servicer as described in the preceding sentence will be subject to the trustee's confirmation that the price being paid for the mortgage loan is a fair price, determined in accordance with the pooling and servicing agreement.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any defaulted mortgage loan or any REO Property.

     In connection with the sale of any defaulted mortgage loan on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

     If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2000-C4 Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o   institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o   obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2000-C4 certificateholders, could, in the judgment of the special servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made--

         1. the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet that it would maximize the recovery to the series 2000-C4 certificateholders as a collective whole on a present value basis to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

         2.   either--

              o the series 2000-C4 controlling class representative has not objected to the special servicer's doing so, or

              o if the series 2000-C4 controlling class representative has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard.

See "--The Series 2000-C4 Controlling Class Representative--Rights and Powers of the Series 2000-C4 Controlling Class Representative" above and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust, release all or a portion of the mortgaged real property from the lien of the related mortgage. However, if the affected mortgage loan has a then outstanding principal balance greater than $1 million, then prior to the special servicer's effecting that release the following conditions, among others, must be satisfied:

   o the special servicer must have notified the trustee, among others,

   o the trustee must have notified the series 2000-C4 certificateholders,

   o the holders of series 2000-C4 certificates entitled to a majority of the voting rights must not have objected to the release within 30 days of their having been notified, and

   o the series 2000-C4 controlling class representative must not have objected to the release or, if it did, that objection was, in the special servicer's judgment, inconsistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2000-C4 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series 2000-C4 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.


REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o   the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

         1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

         2. would, to the extent commercially reasonable and consistent with the preceding bullet, maximize the trust's net after-tax proceeds from that property.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o   a tax on net income from foreclosure property, within the meaning of
         Section 857(b)(4)(B) of the Internal Revenue Code, or

     o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO

Property would reduce the amount available for payment to the series 2000-C4 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. The master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o at least once every two calendar years in the case of mortgaged real properties securing pooled mortgage loans that have outstanding principal balances of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged real properties.

     The master servicer and the special servicer will each be required to prepare and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the mortgaged real property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans, will also be required to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, a Comparative Financial Status Report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.


EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2001, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

         1. the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

         2. on the basis of an examination conducted by the firm in accordance with attestation standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

         except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2000-C4 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2000-C4 certificateholders, at their expense, upon written request to the trustee.


EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited;

     o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series 2000-C4 certificateholders entitled to not less than 25% of the voting rights for the series;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2000-C4 certificateholders, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series 2000-C4 certificateholders entitled to not less than 25% of the voting rights for the series;

     o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official of or relating to it or all or substantially all of its property;

     o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     o one or more ratings assigned by Moody's to the series 2000-C4 certificates are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which, Moody's has determined, and given written notice to that effect, is solely or in material part a result of the master servicer or special servicer acting in that capacity;


     o the trustee receives written notice from Moody's to the effect that the master servicer or the special servicer, as the case may be, is no longer approved by Moody's to act in such capacity for pools of mortgage loans similar to the mortgage pool, backing securities with ratings similar to those of the series 2000-C4 certificates, and the failure to be so approved will cause a qualification, downgrade or withdrawal of any rating assigned by Moody's to any class of the series 2000-C4 certificates; and

     o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2000-C4 certificates is qualified, downgraded or withdrawn in connection with that removal.

     When a single entity acts as master servicer and special servicer, an event of default in one capacity will be an event of default in the other capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2000-C4 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2000-C4 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

The holders of series 2000-C4 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated in the circumstances described above because of the occurrence of either of the events of default described in the last three bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment the rating agencies have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates. Any bidder for the master servicing rights must also be reasonably acceptable to the series 2000-C4 controlling class representative.

     In general, series 2000-C4 certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2000-C4 certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, ninth, tenth and eleventh bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2000-C4 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2000-C4 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any pooled mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2000-C4 certificateholders entitled to not less than 25% of the voting rights for the 2000-C4 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2000-C4 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The series 2000-C4 certificates will be issued, on or about September 28, 2000, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o   the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o   the loan documents for the pooled mortgage loans;

     o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's custodial account, the special servicer's REO account, the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Payments--Interest Reserve Account" below.

     The series 2000-C4 certificates will include the following classes:

     o the A-1, A-2, B, C, D, E and F classes, which are the classes of series 2000-C4 certificates that are offered by this prospectus supplement, and

     o the X, G, H, J, K, L, M, N, P, R-I, R-II and R-III classes, which are the classes of series 2000-C4 certificates that--

         1.   will be retained or privately placed by us, and

         2.   are not offered by this prospectus supplement.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

     In general, principal balances will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.


REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.


COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2000-C4 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested at the direction of the master servicer, or as otherwise provided in the pooling and servicing agreement, in Permitted Investments.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

   o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2. payments and other collections received after the end of the related collection period;

         3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2000-C4 certificateholders, including--

              o amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, extension fees, consent/waiver fees, modification fees and, to the extent not otherwise applied to cover or reimburse the trust for interest on advances or other Additional Trust Fund Expenses with respect to the related pooled mortgage loan, Default Interest and late payment charges,

              o amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

              o    amounts payable with respect to other expenses of the trust;
                   and

         4. amounts deposited in the master servicer's custodial account in error.

   o Any advances of delinquent monthly debt service payments made with respect to that payment date.

   o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2001, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:


     o to pay itself a monthly fee which is described under "--The Trustee" below;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o with respect to each payment date during February of 2001 or any year thereafter or during January of 2001 or any year thereafter that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the collection account in error.


     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2000-C4 certificates. For any payment date, those funds will consist of three separate components--

     o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class P certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

     o   the remaining portion of those funds, which--


         1.   we refer to as the Available P&I Funds, and


         2. will be paid to the holders of all the series 2000-C4 certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.


PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2000-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2000-C4 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2000-C4 certificates will bear interest, except for the R-I, R-II and R-III classes.

     With respect to each interest-bearing class of the series 2000-C4 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     o   the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2000-C4 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2000-C4 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest bearing class of the series 2000-C4 certificates will equal the product of--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, multiplied by

     o a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2000-C4 certificates.

     Calculation of Pass-Through Rates. The pass-through rate for each interest-bearing class of the series 2000-C4 certificates, other than the class X certificates, will be fixed at the rate per annum set forth as the initial pass-through rate with respect to that class in the table on page S-6.

     The pass-through rate applicable to the class X certificates for each interest accrual period, including the initial interest accrual period, will equal the excess, if any, of--

     o the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

     o the weighted average of the fixed pass-through rates for each of the other interest-bearing classes of the series 2000-C4 certificates, weighted on the basis of the relative total principal balances of those other classes of series 2000-C4 certificates outstanding immediately prior to the related payment date.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II and R-III certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--
Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2000-C4 certificates, other than the class X, R-I, R-II and R-III certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

     o   in the case of the class A-1 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, and

         2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

     o   in the case of the class A-2 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet, and

         2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

     However, on each payment date coinciding with and following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming the A-1 and A-2 classes are both outstanding at that time, the Total Principal Payment Amount will be allocable between the A-1 and A-2 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     WHILE THE CLASS A-1 AND A-2 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2000-C4 CERTIFICATES.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2000-C4 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Payment Amount that remains unallocated, and

     o the total principal balance of the particular class immediately prior to that payment date.





ORDER OF ALLOCATION      CLASS
---------------------   ------
  1st ...............   B
  2nd ...............   C
  3rd ...............   D
  4th ...............   E
  5th ...............   F
  6th ...............   G
  7th ...............   H
  8th ...............   J
  9th ...............   K
  10th ..............   L
  11th ..............   M
  12th ..............   N
  13th ..............   P


     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C4 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C4 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2000-C4 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2000-C4 certificates, other than the class X, R-I, R-II and R-III certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2000-C4 certificates, then, subject to Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2000-C4 certificates, other than the class X, R-I, R-II and R-III certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:




 ORDER OF   RECIPIENT CLASS
  PAYMENT     OR CLASSES                                TYPE AND AMOUNT OF PAYMENT
  -------     ----------                                --------------------------
  1         A-1, A-2 and X  Interest up to the total interest payable on those classes, pro rata based on the respective amounts of that interest payable on each of those classes
  2           A-1 and A-2   Principal up to the total principal payable on those classes, allocable as between those classes as described immediately following this table
  3           A-1 and A-2   Reimbursement up to the total loss reimbursement amount for those classes, pro rata based on the loss reimbursement amount for each of those classes
--------------------------------------------------------------------------------------------------------------


 ORDER OF    RECIPIENT CLASS
 PAYMENT        OR CLASSES                          TYPE AND AMOUNT OF PAYMENT
-------------------------------------------------------------------------------------------------
     4              B           Interest up to the total interest payable on that class
     5              B           Principal up to the total principal payable on that class
     6              B           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
     7              C           Interest up to the total interest payable on that class
     8              C           Principal up to the total principal payable on that class
     9              C           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    10              D           Interest up to the total interest payable on that class
    11              D           Principal up to the total principal payable on that class
    12              D           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    13              E           Interest up to the total interest payable on that class
    14              E           Principal up to the total principal payable on that class
    15              E           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    16              F           Interest up to the total interest payable on that class
    17              F           Principal up to the total principal payable on that class
    18              F           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    19              G           Interest up to the total interest payable on that class
    20              G           Principal up to the total principal payable on that class
    21              G           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    22              H           Interest up to the total interest payable on that class
    23              H           Principal up to the total principal payable on that class
    24              H           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    25              J           Interest up to the total interest payable on that class
    26              J           Principal up to the total principal payable on that class
    27              J           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    28              K           Interest up to the total interest payable on that class
    29              K           Principal up to the total principal payable on that class
    30              K           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    31              L           Interest up to the total interest payable on that class
    32              L           Principal up to the total principal payable on that class
    33              L           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    34              M           Interest up to the total interest payable on that class
    35              M           Principal up to the total principal payable on that class
    36              M           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    37              N           Interest up to the total interest payable on that class
    38              N           Principal up to the total principal payable on that class
    39              N           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    40              P           Interest up to the total interest payable on that class
    41              P           Principal up to the total principal payable on that class
    42              P           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    43     R-I, R-II and R-III  Any remaining Available P&I Funds

     In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming the A-1 and A-2 classes are both outstanding at that time, payments of principal on the A-1 and A-2 classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series 2000-C4 certificates, if any, that--

     o   is senior to the class J certificates, and

     o   is entitled to payments of principal on that payment date,

     up to an amount equal to the product of--

     o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class X certificates.

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two U.S. Treasury issues--

     o with the same coupon, the issue with the lower yield will be utilized, or

     o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o the collectability of any prepayment premium or yield maintenance charge.

See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Additional Interest. The class P certificates will entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o   payments on the series 2000-C4 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2000-C4 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
  AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2000-C4 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2000-C4 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.




 ORDER OF ALLOCATION           CLASS
--------------------- ----------------------
  1st ...............            P
  2nd ...............            N
  3rd ...............            M
  4th ...............            L
  5th ...............            K
  6th ...............            J
  7th ...............            H
  8th ...............            G
  9th ...............            F
  10th ..............            E
  11th ..............            D
  12th ..............            C
  13th ..............            B
  14th ..............  A-1 and A-2, pro rata
                          based on total
                        principal balances


     The reductions in the total principal balances of the respective classes of series 2000-C4 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the pooled mortgage loans and those classes of series 2000-C4 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

         1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

         2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

     o any unanticipated, non-mortgage loan specific expenses of the trust, including--

         1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

         2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

         3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2000-C4 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. See "--The Trustee" and "--The Fiscal Agent" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Custodial Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds. That interest will accrue on the amount of each P&I advance for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable--

     o first, out of Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that interest, and

     o then, if and to the extent that the subject advance has been reimbursed and the Default Interest and late payment charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on one or more classes of the certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o   A Payment Date Statement setting forth, among other things:

         1. the amount of payments, if any, made on that payment date to the holders of each class of series 2000-C4 certificates with principal balances that were applied to reduce those principal balances;

         2. the amount of payments, if any, made on that payment date to the holders of each class of series 2000-C4 certificates, other than the class R-I, class R-II and class R-III, allocated to interest payable on those classes of certificates, prepayment consideration and Post-ARD Additional Interest, respectively;

         3.   the Available P&I Funds for that payment date;

         4. the total amount of P&I advances made in respect of the mortgage pool for the immediately preceding payment date;

         5.   the total amount of--

              (a) unreimbursed P&I advances in respect of the mortgage pool, and the total amount of interest accrued and payable on those unreimbursed P&I advances, as of the close of business on the last day of the related collection period; and

              (b) unreimbursed servicing advances in respect of the mortgage pool, and the total amount of interest accrued and payable on the unreimbursed servicing advances, outstanding as of the close of business on the last day of the related collection period;

         6. the total unpaid principal balance of the mortgage pool outstanding as of the close of business on the last day of the related collection period;

         7. the number, total unpaid principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans, other than mortgage loans in respect of which the related mortgaged real property has become REO Property, as of the close of business on the last day of the related collection period;

         8. the number and total unpaid principal balance as of the close of business on the last day of the related collection period, and the total Stated Principal Balance immediately after that payment date, of mortgage loans--

              (a)  delinquent 30-59 days,

              (b)  delinquent 60-89 days,

              (c)  delinquent 90 or more days,

              (d)  as to which foreclosure proceedings have been commenced, and

              (e) as to which, to the knowledge of the master servicer, bankruptcy proceedings have commenced in respect of the related borrower;

         9. with respect to any mortgage loan as to which a liquidation event occurred during the related collection period, other than a payment in full--

              (a)  its loan number,

              (b) the nature of the liquidation event and, in the case of a determination by the special servicer with respect to any defaulted mortgage loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the special servicer has determined in accordance with the Servicing Standard, will be ultimately recoverable, a brief description of the basis for that final recovery determination,

              (c) the total of all Liquidation Proceeds and other amounts received in connection with the liquidation event, separately identifying the portion thereof allocable to payments on the series 2000-C4 certificates, and

              (d) the amount of any Realized Loss in connection with the liquidation event;

         10. with respect to any REO Property included in the trust assets as of the close of business on the related determination date, the loan number of the related mortgage loan, the book value of the REO Property and, if available, the appraised value of the REO Property as expressed in the most recent appraisal of that mortgage loan and the date of such appraisal;

         11. with respect to any mortgage loan as to which the related mortgaged real property became an REO Property during the related collection period, the loan number of the mortgage loan and the Stated Principal Balance of the mortgage loan as of the acquisition date of that REO Property;

         12. with respect to any REO Property included in the trust as to which a final recovery determination, similar to that described in clause 9. above, was made during the related collection period--

              (a)  the loan number of the related mortgage loan,

              (b) a brief description of the basis for the final recovery determination,

              (c) the total of all Liquidation Proceeds and other amounts received in connection with that final recovery determination, separately identifying the portion thereof allocable to payments on the series 2000-C4 certificates,

              (d) the amount of any Realized Loss in respect of the REO Property in connection with the final recovery determination, and

              (e) if available, the appraised value of the REO Property as expressed in the most recent appraisal of the REO Property and the date of such appraisal;

         13. the accrued interest in respect of each interest-bearing class of series 2000-C4 certificates for the related interest accrual period, and the portion of that interest payable in respect of that class of series 2000-C4 certificates on the subject payment date;

         14. any unpaid interest in respect of each interest-bearing class of series 2000-C4 certificates, after giving effect to the payments made on that payment date;

         15. the pass-through rate for the class X certificates for the related interest accrual period;

         16. the Total Principal Payment Amount for that payment date, in each case separately identifying the respective components thereof;

         17. the total of all Realized Losses incurred during the related collection period and from the date of initial issuance of the series 2000-C4 certificates, and all Additional Trust Fund Expenses, with a description of those amounts, incurred during the related collection period and from the date of initial issuance of the series 2000-C4 certificates;

         18. the principal balance of each class of series 2000-C4 certificates with a principal balance and the notional amount of the class X certificates immediately before and immediately after that payment date, separately identifying any reduction due to the allocation of Realized Losses and Additional Trust Fund Expenses on that payment date;

         19. the total amount of interest on advances in respect of the mortgage pool paid to the master servicer, the special servicer, the trustee or the fiscal agent during the related collection period;

         20. the loan number for each mortgage loan as to which an Appraisal Trigger Event exists and any related Appraisal Reduction Amount as of the last day of the related collection period;

         21. the original and then current credit support levels for each class of series 2000-C4 certificates, other than the class R-I, R-II and R-III certificates;

         22. the original and then current ratings, if any, for each class of series 2000-C4 certificates, other than the class R-I, R-II and R-III certificates;

         23. the total amount of prepayment premiums and yield maintenance charges collected--

              (a)  during the related collection period, and

              (b) since the date of initial issuance of the series 2000-C4 certificates;

         24. the total amount of servicing compensation in respect of the mortgage pool paid to the master servicer, the special servicer and, if payable directly out of the trust assets without a reduction in the servicing compensation otherwise payable to the master servicer or the special servicer, to each sub-servicer, during the related collection period; and

         25. the amounts, if any, actually paid on the class R-I, R-II and R-III certificates on the subject payment date; and

         26. such other information as the trustee is required by the Internal Revenue Code or other applicable law to furnish to enable certificateholders to prepare their tax returns.

     o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

     o A Mortgage Pool Data Update Report, which is to contain substantially the categories of information regarding the pooled mortgage loans set forth on Annexes A-1 and A-2 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool Data Update Report may be included as part of the Payment Date Statement.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged properties:

     o A Delinquent Loan Status Report containing substantially the information set forth in Annex D to this prospectus supplement.

     o An Historical Loan Modification Report containing substantially the information set forth in Annex E to this prospectus supplement.

     o An Historical Liquidation Report containing substantially the information set forth in Annex F to this prospectus supplement.

     o An REO Status Report containing substantially the information set forth in Annex G to this prospectus supplement.

     o A Servicer Watch List containing substantially the information set forth in Annex H to this prospectus supplement.

     o A Loan Payment Notification Report containing substantially the information set forth in Annex K to this prospectus supplement.

     o A Comparative Financial Status Report containing substantially the information set forth in Annex L to this prospectus supplement.

     In addition, upon the request of any holder of a series 2000-C4 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or special servicer:

     o with respect to any mortgaged real property or REO Property, an Operating Statement Analysis Report containing substantially the information set forth in Annex I to this prospectus supplement; and

     o with respect to any mortgaged real property or REO Property, an NOI Adjustment Worksheet containing substantially the content set forth in Annex J to this prospectus supplement.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2000-C4 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly Payment Date Statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. That information is required to include the amount of original issue discount accrued on each class of certificates and information regarding the expenses of the trust. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it has knowledge, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2000-C4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2000-C4 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2000-C4 certificateholders and beneficial owners of series 2000-C4 certificates identified to the reasonable satisfaction of the trustee, the Payment Date Statement, any Mortgage Pool Data Update Report, the CMSA Loan Periodic Update Files, the CMSA Property Files, the CMSA Financial Files, any Delinquent Loan Status Report, any Historical Loan Modification Report, any Historical Liquidation Report, any REO Status Report, any Servicer Watch List, any Loan Payment Notification Report and the Comparative Financial Status Report via the trustee's internet website. All the foregoing reports will be accessible only with a password provided by the trustee after its receipt from the person(s) seeking access of a certification in the form attached to the pooling and servicing agreement. The trustee's internet website will initially be located at www.lnbabs.com.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, "www.orecm.com", accessible via password and user name.

     Neither the trustee nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee or master servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2000-C4 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2000-C4 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the mortgage files for the pooled loans, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time; and

     o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.


VOTING RIGHTS

     The voting rights for the series 2000-C4 certificates will be allocated as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2000-C4 certificates that have principal balances, pro rata in accordance with those principal balances; and

     o 1% of the voting rights will be allocated to the holders of the class X certificates.

Voting rights allocated to a class of series 2000-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

         1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

         2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, Lehman Brothers Inc., the special servicer, any single certificateholder or group of certificateholders of the series 2000-C4 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2000-C4 certificateholder. The final payment with respect to each series 2000-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2000-C4 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o   the sum of--

         1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

         2. the appraised value of all REO Properties then included in the trust, minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2000-C4 certificates. However, the right of us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the series 2000-C4 controlling class or the master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2000-C4 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.


THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2000-C4 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS Commercial Mortgage Trust Series 2000-C4.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o   be authorized under those laws to exercise trust powers,

     o   have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2000-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o   be calculated on a 30/360 Basis.

The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I Advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o   the price at which the certificate is purchased by an investor, and

     o   the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o   the pass-through rate for the certificate, which will be fixed,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made or otherwise resulting in a reduction of the total principal balances of the offered certificates. In turn, the rate and timing of principal payments that are paid or otherwise result in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2000-C4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those series 2000-C4 certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the series 2000-C4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the series 2000-C4 certificates with principal balances. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o   prevailing interest rates;

     o   the terms of the mortgage loans, including--

         1. provisions that require the payment of prepayment premiums and yield maintenance charges,

         2.   provisions that impose prepayment lock-out periods, and

         3.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o   the quality of management of the mortgaged real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o   the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the specified assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99.20 means 9920/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

     o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o   the pooled mortgage loans will prepay at any particular rate,

     o the pooled mortgage loans will not prepay, involuntarily or otherwise, during lockout/defeasance periods, yield maintenance periods and/or declining premium periods,

     o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o the total purchase prices of the offered certificates will be as assumed.


     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.


WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o   sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of principal to which the certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1 and/or class A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and class A-2 certificates may be shorter, and the weighted average lives of the other classes of series 2000-C4 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

     o   the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lockout/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.


                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o   purchase the mortgage loans that we will include in the trust, and

     o pay expenses incurred in connection with the issuance of the series 2000-C4 certificates.


                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     Upon the issuance of the offered certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

     The assets of REMIC I will generally include--

     o   the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2000-C4 certificateholders,

     o   the master servicer's custodial account,

     o   the special servicer's REO account, and

     o   the trustee's collection account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o the class R-III certificates will evidence the sole class of residual interests in REMIC III.


DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the
class   and class     certificates will be issued with more than a de minimis
amount of original issue discount. The class     certificates will be issued
with a de minimis amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that subsequent to the date of any determination:

     o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Internal Revenue Code and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
         Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of certain government securities;

     (2) the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4) the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code impose various requirements on--

     o   ERISA Plans, and

     o   persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of series 2000-C4 certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

     The U.S. Department of Labor has issued individual prohibited transaction exemptions, identified as Prohibited Transaction Exemption 91-14 and Prohibited Transaction Exemption 91-22, to predecessors of Lehman Brothers Inc. and UBS Warburg LLC, respectively, and a similar prohibited transaction exemption, identified as Prohibited Transaction Exemption 97-34, to Deutsche Bank Securities Inc. Subject to the satisfaction of conditions set forth in the Underwriters' Exemptions, they generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the class A-1 and A-2 certificates, that are underwritten by an Exemption-Favored Party.

     Each of the Underwriters' Exemptions sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class A-1 or A-2 certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other series 2000-C4 certificates;

     o third, at the time of its acquisition by the plan, that certificate must be rated in one of the three highest generic rating categories by Moody's, S&P or Fitch, Inc.;

     o fourth, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o   fifth, the following must be true--

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o sixth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     Because the class A-1 and A-2 certificates are not subordinated to any other class of certificates, the second general condition set forth above is satisfied with respect to the class A-1 and A-2 certificates. It is a condition of their issuance that the class A-1 and A-2 certificates be rated not lower than "Aaa" by Moody's and "AAA" by S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class A-1 and A-2 certificates. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1 or A-2 certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1 or A-2 certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class A-1 or A-2 certificate.


     Each of the Underwriters' Exemptions also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, S&P or Fitch for at least one year prior to the ERISA Plan's acquisition of a class A-1 or A-2 certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class A-1 or A-2 certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriters' Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of class A-1 or A-2 certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing ERISA Plan,

     o the direct or indirect acquisition or disposition in the secondary market of class A-1 or A-2 certificates by an ERISA Plan, and

     o   the continued holding of class A-1 or A-2 certificates by an ERISA
         Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a class A-1 or A-2 certificate on behalf of an ERISA Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

     Moreover, if the general conditions of the Underwriters' Exemptions, as well as other conditions set forth in the Underwriters' Exemptions, are satisfied, they may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o the direct or indirect sale, exchange or transfer of class A-1 or A-2 certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of class A-1 or A-2 certificates by an ERISA Plan; and

     o   the continued holding of class A-1 or A-2 certificates by an ERISA
         Plan.

     Further, if the general conditions of the Underwriters' Exemptions, as well as other conditions set forth in the Underwriters' Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriters' Exemptions are satisfied, they also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o   providing services to the ERISA Plan, or

     o   having a specified relationship to this person,

     o solely as a result of the ERISA Plan's ownership of class A-1 or A-2 certificates.

     Before purchasing a class A-1 or A-2 certificate, a fiduciary of an ERISA Plan should itself confirm that:

     o the class A-1 or A-2 certificates are "certificates" for purposes of the Underwriters' Exemptions, and

     o the general and other conditions set forth in the Underwriters' Exemptions and the other requirements set forth in the Underwriters' Exemptions would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in the Underwriters' Exemptions, a fiduciary of an ERISA Plan considering an investment in class A-1 or A-2 certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by an ERISA Plan in class A-1 or A-2 certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class A-1 or A-2 certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     The characteristics of the class B, C, D, E and F certificates do not meet the requirements of the Underwriters' Exemptions. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60, which we discuss below.

     So long as the applicable conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of series 2000-C4 certificates. If these conditions are met, insurance company general accounts would be allowed to purchase the classes of offered certificates, such as the class B, C, D, E and F certificates, that do not meet requirements of the Underwriters' Exemptions solely because they--

     o   are subordinated to other classes of the certificates or

     o have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, S&P or Fitch.

All other conditions of the Underwriters' Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class B, C, D, E or F certificates, an insurance company general account seeking to rely on
Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Department of Labor has proposed amendments to the Underwriters' Exemptions that, if finalized in current form, generally will be retroactively effective as of August 23, 2000. Among other changes, it is anticipated that the amended Underwriters' Exemptions would permit ERISA Plans to purchase offered certificates such as the class B, C, D, E and F certificates, provided that--

     o they are rated in any of the four highest ratings categories of Moody's and S&P, and

     o all other requirements of the Underwriters' Exemptions are met. It is not certain if and when the proposed amendments will be issued in final form, and it is not certain that, if finalized, the proposed amendments will contain the same relief as is currently proposed. Fiduciaries of ERISA Plans should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the proposed amendments.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.



                                LEGAL INVESTMENT

     Upon issuance, the offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters make any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o   are legal investments for them, or

     o   are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allocations of the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before
deducting expenses payable by us, will be approximately     % of the total
principal balance of the offered certificates, plus accrued interest on all the offered certificates from September 11, 2000. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about September 28, 2000, against payment for them in immediately available funds.

                                                        ALLOCATION OF OFFERED CERTIFICATES BETWEEN UNDERWRITERS
                                          ------------------------------------------------------------------------------------
UNDERWRITER                                CLASS A-1     CLASS A-2     CLASS B     CLASS C     CLASS D     CLASS E     CLASS F
---------------------------------------   -----------   -----------   ---------   ---------   ---------   ---------   --------
Lehman Brothers Inc. ..................
UBS Warburg LLC .......................
Deutsche Bank Securities Inc. .........
Total .................................

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o   the receipt of various legal opinions; and

     o   the satisfaction of various conditions, including that--

         1. no stop order suspending the effectiveness of our registration statement is in effect, and

         2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o   Lehman Brothers Inc. is acting as lead manager and sole bookrunner,

     o   UBS Warburg LLC is acting as a co-lead manager, and

     o   Deutsche Bank Securities Inc. is acting as a co-manager.



                                 LEGAL MATTERS


Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley & Austin, New York, New York.

                                    RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:


CLASS                               MOODY'S     S&P
--------------------------------   ---------   -----
  Class A-1 ....................      Aaa       AAA
  Class A-2 ....................      Aaa       AAA
  Class B ......................      Aa2        AA
  Class C ......................       A2        A
  Class D ......................       A3        A-
  Class E ......................      Baa1      BBB+
  Class F ......................      Baa2      BBB


     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o   the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o   the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2 and A-3 to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o   is not included in the calculation of a Realized Loss, and

     o is not covered by a servicing advance or a corresponding collection from the related borrower.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate for that mortgage loan and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o   "x" is equal to the sum of:

         1.   the Stated Principal Balance of the mortgage loan;

         2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

         3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

         4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances;


         5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

         6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o   "y" is equal to the sum of:

         1.   the excess, if any, of--

              (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

              (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan and estimated liquidation expenses;

         2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

              (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

              (b) may be used to reduce the principal balance of the mortgage loan, and

              (c)  are not scheduled to be applied within the next 12 months;
                   and

         3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     o the appraisal or other valuation estimate referred to in the second bullet of this definition is not obtained or performed within a specified number of days after the Appraisal Triggger Event referred to in the first sentence of this definition, and

     o   either--

         1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

         2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

         1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2. except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment, including any balloon payment;

     o a receiver is appointed and continues in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings;

     o the mortgaged real property securing the mortgage loan becomes an REO Property; or

     o the mortgage loan remains outstanding three years after any extension of its maturity.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2000-C4 certificates on each payment date. The Available P&I Funds for any payment date will include:

     o all payments and other collections on the mortgage loans and any REO Properties in the trust that are on deposit in the trustee's collection account as of a specified time on that payment date, exclusive of any portion that represents one or more of the following--

         (a) monthly debt service payments due on a due date subsequent to the end of the related collection period and all unscheduled payments made after the end of the related collection period,

         (b) prepayment premiums, yield maintenance charges and Post-ARD Additional Interest,

         (c) all amounts that are payable or reimbursable to any person other than the series 2000-C4 certificateholders as described under "Description of the Offered Certificates--Collection Account--Withdrawals" in this prospectus supplement,

         (d) if that payment date occurs during February of 2001 or any year thereafter or during January of 2001 or any year thereafter that is not a leap year, the interest reserve amounts with respect to the pooled mortgage loans accruing interest on an Actual/360 Basis that are to be transferred from the trustee's collection account to the trustee's interest reserve account during that month and held for future distribution, and

         (e)  amounts deposited in the trustee's collection account in error,

     o any monthly debt service advances made by the master servicer or the trustee with respect to that payment date;

     o any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement; and

     o if that payment date occurs during March of 2001 or any year thereafter, the interest reserve amounts with respect to the mortgage loans accruing interest on an Actual/360 Basis that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "BOND-TYPE LEASE" means a net lease that:

     o imposes limited or no duties on the landlord other than delivery of the leased premises to the subject tenant;

     o requires the subject tenant to maintain the leased premises in good order and repair; and

     o does not grant the subject tenant any termination rights or rent abatement rights in connection with--

         1.   casualties at or condemnations of the subject property, or

         2. any default on the part of the landlord of its obligations under that lease.

A Bond-Type Lease may, however, grant the tenant a right to acquire the leased premises and thereby effectively terminate the lease.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o both the class A-1 certificates and the class A-2 certificates remain outstanding, and

     o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CREDIT TENANT" means a tenant that leases all or substantially all of a mortgaged real property securing any of the mortgage loans in the trust, which tenant possesses or has a parent company that possesses, or which tenant's lease obligations are guaranteed by an affiliate that possesses, a public senior unsecured long-term debt or similar rating of investment grade from a nationally recognized statistical rating organization.

     "CREDIT TENANT LEASE" means a Bond-Type Lease, a Triple-Net Lease or a Double-Net Lease with a Credit Tenant, which lease covers all or substantially all of a mortgaged real property securing any of the mortgage loans in the trust.

     "CTL LOAN" means a mortgage loan in the trust that is secured by a mortgaged real property that is the subject of a Credit Tenant Lease.

     "CUT-OFF DATE DEBT SERVICE COVERAGE RATIO", "DSCR @NET CASH FLOW", "CUT-OFF DATE DSCR", or "U/W NCF DSCR" means, with respect to any mortgage loan in the trust, other than a CTL Loan, the ratio of--

     o   Net Cash Flow for the related mortgaged real property, to

     o the annualized amount of debt service that will be payable under that mortgage loan commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization.

     Debt service coverage ratios are not presented in this prospectus supplement for CTL Loans because those mortgage loans were, in large part, underwritten based upon the Credit Tenant. Accordingly, those ratios would be expected to be lower than for the other mortgage loans in the trust.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV" means, with respect to any mortgage loan in the trust, other than a CTL Loan, the ratio, expressed as a percentage, of--

     o the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

     o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     Cut-off Date Loan-to-Value Ratios are not presented in this prospectus supplement for CTL Loans because those mortgage loans were, in large part, underwritten based upon the Credit Tenant. In connection therewith, those ratios would be expected to be higher than for other mortgage loans.

     "D(X)" means the related mortgage loan, for a period of x months, prohibits voluntary prepayments, but permits the related borrower to defease that mortgage loan in order to obtain a release of one or more mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DOUBLE-NET LEASE" means a net lease that grants the subject tenant various termination rights and rent abatement rights in connection with--

     o specified casualty and condemnation events with respect to the subject property, and

     o a default on the part of the landlord to perform required maintenance, repairs or replacements with respect to the subject property.

     A Double-Net Lease may also grant the subject tenant termination rights and rent abatement rights in connection with other defaults on the part of the landlord under that lease.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

     "EXEMPTION-FAVORED PARTY" means any of--

     o   Lehman Brothers Inc.,

     o   UBS Warburg LLC,

     o   Deutsche Bank Securities Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., UBS Warburg LLC, or Deutsche Bank Securities Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related pooled mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "IRS" means the Internal Revenue Service.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan in the trust that was directly or indirectly originated by the Lehman Mortgage Loan Seller.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, all our affiliates who directly or indirectly originated the Lehman Mortgage Loans.


     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o the liquidation of defaulted mortgage loans by foreclosure or otherwise,

     o the repurchase of any mortgage loan by us or the UBS Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement,

     o the purchase of any defaulted mortgage loan by any party as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, the master servicer, the special servicer, Lehman Brothers Inc. or any certificateholder of the series 2000-C4 controlling class, as described under "Description of the Offered
         Certificates--Termination" in this prospectus supplement; and

     o   the sale of an REO Property.

     "LOAN PER SQ. FT." means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self storage or office property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT", "LOAN PER PAD" or "LOAN PER ROOM" means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, respectively, at or on the related mortgaged real property.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of x months during which prepayments of principal are prohibited.

     "MATURITY DATE LOAN-TO-VALUE RATIO" or "SCHEDULED MATURITY/ARD LTV", means, with respect to any mortgage loan in the trust, other than a CTL Loan, the ratio, expressed as a percentage, of--

     o the expected balance of that mortgage loan immediately prior to its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

     o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     Maturity Date Loan-to-Value Ratios are not presented in this prospectus supplement with respect to the CTL Loans.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2000-C4 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $999,060,409;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2000-C4 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2000-C4 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides for monthly debt service payments to be due on the first day of each month in the case of the Lehman Mortgage Loans and the 6th or 11th, as applicable, day of each month in the case of the UBS Mortgage Loans, which monthly debt service payments are timely received, and each of the mortgage loans accrues interest on the respective basis described in this prospectus supplement, which is either a 30/360 Basis or an actual/360 Basis;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, defeasance period, yield maintenance period or declining premium period, in each case if any;

     o   each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o no mortgage loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

     o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o   there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in October 2000; and

     o   the offered certificates are settled on September 28, 2000.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

  "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

     o   the revenue derived from the use and operation of that property; less

     o   the total of the following items--

         (a)  allowances for vacancies and credit losses,

         (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

         (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

         (d) replacement reserves, tenant improvement costs and leasing commissions.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower. In general, except in the case of the Westfield Shoppingtown South Shore Mortgage Loan and the Westfield Shoppingtown Plaza Camino Real Mortgage Loan, as to which some of the below-described items were audited or were reviewed by an auditor under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     o   Rolling 12-month operating statements.

     o   Applicable year-to-date financial statements, if available.

     o Except in the case of hospitality properties, rent rolls that were current as of the date not earlier than six months prior to the respective date of origination.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property, other than a hospitality property, the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator generally assumed a minimum of 5.0% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers and certain single tenant properties, including all the mortgaged real properties with Credit Tenants, space occupied by those anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of those tenants, in accordance with the originator's underwriting standards.

     In determining rental revenue for multifamily rental, self storage and manufactured housing properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to twelve-month periods.

     For the other mortgaged real properties, other than hospitality properties, the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that--

     o If tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used.

     o Property management fees were generally assumed to be 3% to 5% of effective gross revenue, except with respect to hospitality properties, where 4% of gross receipts was assumed.

     o In general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

     o Expenses were generally assumed to include annual replacement reserves equal to:

         (a) in the case of retail, office and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area, except in the case of net leases to Credit Tenants where no reserves may be underwritten;

         (b) in the case of multifamily rental apartments, generally not less than $200.00 or more than $350.00 per residential unit per year, depending on the condition of the property;

         (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis;

         (d) in the case of mobile home parks, generally not less than $50.00 per pad per year and not more than $55.00 per pad per year.

         (e) in the case of self storage facilities, not less than $0.15 per square foot per year.

     In some instances, the related originator recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow", where the originator determined appropriate.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o in the case of multifamily rental properties, senior housing properties and manufactured housing communities, the percentage of rental units or pads, as applicable, that are rented as of the date of determination,

     o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination,

     o in the case of hospitality properties, the percentage of available rooms occupied for the trailing twelve-month period ending on the date of determination, and

     o in the case of self storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, other than the one mortgage loan that provides for interest-only payments up until its anticipated repayment date, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and 30 days' delinquent,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record as of the date of recording of the related mortgage instrument, the exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of that property made in connection with the origination of that mortgage loan, and

     o other matters to which like properties are commonly subject, none of which materially and adversely affect the value or marketability of that property.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "REALIZED LOSSES" mean losses on or with respect of the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

         1.   the trustee,

         2.   the Exemption-Favored Parties,

         3.   us,

         4.   the master servicer,

         5.   the special servicer,

         6.   any sub-servicers,

         7.   the mortgage loan sellers,

         8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         9.   any and all affiliates of any of the aforementioned persons.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust for which that party is responsible:

     o with the same care, skill, prudence and diligence as used in its general mortgage servicing and asset management activities with respect to comparable loans and real properties that either--

         1. are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders servicing their own loans, or

         2.   are held as part of its own portfolio,

     whichever is a higher standard;

     o   with a view to--

         1. the timely collection of all monthly debt service payments, including balloon payments, under those mortgage loans, and

         2. in the case of the special servicer, if a mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2000-C4 certificateholders, as a collective whole, on a present value basis; and

     o   without regard to--

         1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,

         2. the ownership of any series 2000-C4 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

         3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

         4. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or any compensation payable to it under the pooling and servicing agreement or with respect to any particular transaction, and

         5. the ownership, servicing or management of other loans or properties not covered by the pooling and servicing agreement.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

         1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied--

              (a)  for 60 days beyond the date the subject payment was due, or

              (b) in the case of a defaulted balloon mortgage loan that is delinquent in respect of its balloon payment, but as to which the borrower has delivered a refinancing commitment acceptable to the special servicer within 60 days of the date the subject payment was due, for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur;

         2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur within 30 days and the default is likely to remain unremedied for at least the period contemplated by clause 1. of this definition;

         3. a default, other than as described in clause 1. of this definition, occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2000-C4 certificateholders, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 30 days;

         4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o   will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each payment date, to not less than zero, by--

         1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

         2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO Property have been received.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o all advances of principal made with respect to the mortgage loans for that payment date.

     "TRIPLE-NET LEASE" means a net lease that:

     o imposes limited or no obligations on the landlord other than delivery of the leased premises;

     o requires the subject tenant to maintain the leased premises in good order and repair; and

     o grants the subject tenant various termination rights and rent abatement rights in connection with specified casualty and condemnation events with respect to the subject property.

     A Triple-Net Lease may also grant the subject tenant termination rights and rent abatement rights in connection with a default on the part of the landlord of its limited obligations under that lease.

     "UBS MORTGAGE LOAN" means each mortgage loan in the trust that was directly or indirectly originated or acquired by the UBS Mortgage Loan Seller.

     "UBS MORTGAGE LOAN SELLER" means UBS Principal Finance LLC.

     "UNDERWRITERS' EXEMPTIONS" mean, collectively, Prohibited Transaction Exemption 91-14, Prohibited Transaction Exemption 91-22 and Prohibited Transaction Exemption 97-34, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNITED STATES PERSON" means--

     o   a citizen or resident of the United States,

     o   a domestic partnership,

     o   a domestic corporation,

     o   any estate, other than a foreign estate within the meaning of paragraph
         (31) of Section 7701(a) of the Internal Revenue Code, and

     o   any trust if--

         1. a court within the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States Persons have the authority to control all substantial decisions of the trust.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

     o in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

         1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

         2.   the related Administrative Cost Rate; and

     o in the case of each mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

         1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

         2.   the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an Actual/360 Basis, the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an Actual/360 Basis, the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "WESTFIELD SHOPPINGTOWN PLAZA CAMINO REAL MORTGAGE LOAN" means the pooled mortgage loan secured by the Westfield Shoppingtown Plaza Camino Real Mortgaged Property.

     "WESTFIELD SHOPPINGTOWN PLAZA CAMINO REAL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 as the Westfield Shoppingtown Plaza Camino Real.

     "WESTFIELD SHOPPINGTOWN SOUTH SHORE MORTGAGE LOAN" means the pooled mortgage loan secured by the Westfield Shoppingtown South Shore Mortgaged Property.

     "WESTFIELD SHOPPINGTOWN SOUTH SHORE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 as Westfield Shoppingtown South Shore.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM1% OR YM(Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and/or 1.0% of the principal amount prepaid.

                                   ANNEX A-1
            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-1-1


                              AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)





                                        TOTAL       % BY TOTAL       AVERAGE
                                    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES       OF LOANS      BALANCE        BALANCE        BALANCE
----------------------- ---------- -------------- -------------- --------------
Balloon ...............     137     $668,777,084       66.94%     $ 4,881,585
ARD ...................      22      309,248,301       30.95       14,056,741
Fully Amortizing ......       8       21,035,024        2.11        2,629,378
TOTAL/AVG./WTD. AVG.: .     167     $999,060,409      100.00%     $ 5,982,398



                            MAXIMUM
                         CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES          BALANCE        LTV(1)       DSCR(1)     RATE(2)      RATE
----------------------- -------------- -------------- ----------- ----------- ----------
Balloon ...............  $40,942,051         71.9%        1.29x       96.26%     8.470%
ARD ...................   85,932,282         58.5         1.65        95.78      8.335
Fully Amortizing ......    4,297,077        NAP           NAP        100.00      8.349
TOTAL/AVG./WTD. AVG.: .  $85,932,282         67.7%        1.40X       96.19%     8.425%

-------
(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the eight CTL Loans representing 2.1% of the initial mortgage pool balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                   (ALL MORTGAGE LOANS OTHER THAN CTL LOANS)





                                                           TOTAL       % BY TOTAL       AVERAGE
                                                       CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF                                     NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)       OF LOANS      BALANCE        BALANCE        BALANCE
------------------------------------------ ---------- -------------- -------------- --------------
25.01 - 30.00 ............................       1     $ 36,000,000        3.68%     $36,000,000
35.01 - 40.00 ............................       3       13,079,472        1.34        4,359,824
45.01 - 50.00 ............................       2      108,371,282       11.08       54,185,641
50.01 - 55.00 ............................       1        2,388,461        0.24        2,388,461
55.01 - 60.00 ............................       9       16,001,874        1.64        1,777,986
60.01 - 65.00 ............................      13       67,456,644        6.90        5,188,973
65.01 - 70.00 ............................      22      114,813,261       11.74        5,218,785
70.01 - 75.00 ............................      60      354,713,880       36.27        5,911,898
75.01 - 80.00 ............................      48      265,200,512       27.12        5,525,011
TOTAL/AVG./WTD. AVG.: ....................     159     $978,025,385      100.00%     $ 6,151,103



                                               MAXIMUM
                                            CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF                                      PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
------------------------------------------ -------------- -------------- ----------- ----------- ----------
25.01 - 30.00 ............................  $36,000,000         25.4%        3.47x       96.15%     7.650%
35.01 - 40.00 ............................    8,484,450         36.8         1.46        94.04      8.529
45.01 - 50.00 ............................   85,932,282         48.7         1.62        95.00      8.248
50.01 - 55.00 ............................    2,388,461         53.7         1.92        87.19      8.190
55.01 - 60.00 ............................    2,821,690         57.4         1.47        98.80      8.735
60.01 - 65.00 ............................   18,186,494         63.1         1.32        94.37      8.659
65.01 - 70.00 ............................   15,256,575         67.5         1.34        96.00      8.539
70.01 - 75.00 ............................   40,942,051         72.8         1.28        96.30      8.528
75.01 - 80.00 ............................   26,917,209         77.9         1.24        96.75      8.342
TOTAL/AVG./WTD. AVG.: ....................  $85,932,282         67.7%        1.40X       96.10%     8.427%

Weighted Average Cut-off Date LTV Ratio for Mortgage Loans other than CTL
  Loans: 67.69%


-------
(1) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-3

                         ORIGINAL TERM TO MATURITY(1)
                              (ALL MORTGAGE LOANS)





                                                       TOTAL       % BY TOTAL       AVERAGE
                                                   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF                                 NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
ORIGINAL TERMS TO MATURITY (MONTHS)     OF LOANS      BALANCE        BALANCE        BALANCE
-------------------------------------- ---------- -------------- -------------- --------------
 49 -  60 ............................       4     $ 16,350,360        1.64%      $4,087,590
 73 -  84 ............................       8       38,119,805        3.82        4,764,976
 86 -  96 ............................       1        1,386,415        0.14        1,386,415
109 - 120 ............................     137      881,010,461       88.18        6,430,733
121 - 132 ............................       1        1,898,619        0.19        1,898,619
133 - 144 ............................       1        2,821,690        0.28        2,821,690
169 - 180 ............................       7       36,438,034        3.65        5,205,433
217 - 228 ............................       2        3,343,147        0.33        1,671,573
229 - 240 ............................       6       17,691,877        1.77        2,948,646
TOTAL/AVG./WTD. AVG.: ................     167     $999,060,409      100.00%      $5,982,398



                                           MAXIMUM
                                        CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF                                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
ORIGINAL TERMS TO MATURITY (MONTHS)        BALANCE        LTV(2)       DSCR(2)     RATE(3)      RATE
-------------------------------------- -------------- -------------- ----------- ----------- ----------
 49 -  60 ............................  $ 9,692,949         72.1%        1.25x       95.63%     8.397%
 73 -  84 ............................    7,473,421         76.0         1.22        97.30      8.438
 86 -  96 ............................    1,386,415         58.6         1.25       100.00      8.440
109 - 120 ............................   85,932,282         67.2         1.42        95.96      8.414
121 - 132 ............................    1,898,619         65.5         1.31       100.00      8.550
133 - 144 ............................    2,821,690         56.4         1.25       100.00      8.640
169 - 180 ............................    8,436,029         70.9         1.28        98.07      8.714
217 - 228 ............................    1,991,915        NAP           NAP        100.00      8.485
229 - 240 ............................    4,297,077        NAP           NAP        100.00      8.323
TOTAL/AVG./WTD. AVG.: ................  $85,932,282         67.7%        1.40X       96.19%     8.425%

Weighted Average Original Term to Maturity: 122 months


-------
(1) ARD Loans are assumed to mature on their respective anticipated repayment dates.

(2) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the eight CTL Loans representing 2.1% of the initial mortgage pool balance.

(3) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-4

                         REMAINING TERM TO MATURITY(1)
                              (ALL MORTGAGE LOANS)





                                                        TOTAL       % BY TOTAL       AVERAGE
                                                    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF                                  NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
REMAINING TERMS TO MATURITY (MONTHS)     OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------------------- ---------- -------------- -------------- --------------
 37 -  48 .............................       2     $  4,764,754        0.48%      $2,382,377
 49 -  60 .............................       2       11,585,606        1.16        5,792,803
 61 -  72 .............................       1        3,264,397        0.33        3,264,397
 73 -  84 .............................       7       34,855,408        3.49        4,979,344
 85 -  96 .............................       1        1,386,415        0.14        1,386,415
 97 - 108 .............................       5       36,752,718        3.68        7,350,544
109 - 120 .............................     133      846,156,362       84.70        6,362,078
133 - 144 .............................       1        2,821,690        0.28        2,821,690
169 - 180 .............................       7       36,438,034        3.65        5,205,433
217 - 228 .............................       3        4,622,891        0.46        1,540,964
229 - 240 .............................       5       16,412,133        1.64        3,282,427
                                            ---     ------------      ------       ----------
TOTAL/AVG./WTD. AVG.: .................     167     $999,060,409      100.00%      $5,982,398



                                            MAXIMUM
                                         CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF                                   PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
REMAINING TERMS TO MATURITY (MONTHS)        BALANCE        LTV(2)       DSCR(2)     RATE(3)      RATE
--------------------------------------- -------------- -------------- ----------- ----------- ----------
 37 -  48 .............................  $ 2,978,384         71.3%        1.24x       90.16%     7.992%
 49 -  60 .............................    9,692,949         72.4         1.25        97.87      8.563
 61 -  72 .............................    3,264,397         77.7         1.26        96.77      7.390
 73 -  84 .............................    7,473,421         75.8         1.21        97.35      8.537
 85 -  96 .............................    1,386,415         58.6         1.25       100.00      8.440
 97 - 108 .............................   15,256,575         72.1         1.35        98.35      8.028
109 - 120 .............................   85,932,282         66.9         1.42        95.86      8.431
133 - 144 .............................    2,821,690         56.4         1.25       100.00      8.640
169 - 180 .............................    8,436,029         70.9         1.28        98.07      8.714
217 - 228 .............................    1,991,915        NAP           NAP        100.00      8.440
229 - 240 .............................    4,297,077        NAP           NAP        100.00      8.323
                                         -----------        -----         ----       ------      -----
TOTAL/AVG./WTD. AVG.: .................  $85,932,282         67.7%        1.40X       96.19%     8.425%

Weighted Average Remaining Term to Maturity: 117 months


-------
(1) ARD Loans are assumed to mature on their respective anticipated repayment dates.

(2) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the eight CTL Loans representing 2.1% of the initial mortgage pool balance.

(3) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-5

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)





                                            TOTAL       % BY TOTAL       AVERAGE
                                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                              NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
PROPERTY TYPE                OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------- ---------- -------------- -------------- --------------
Retail ....................      40     $393,941,831       39.43%      $9,848,546
Multifamily ...............      54      247,616,446       24.78        4,585,490
Office ....................      27      199,131,368       19.93        7,375,236
Industrial/Warehouse ......      12       52,807,191        5.29        4,400,599
Hotel .....................      12       45,297,374        4.53        3,774,781
CTL .......................       8       21,035,024        2.11        2,629,378
Mobile Home Park ..........       7       14,673,676        1.47        2,096,239
Mixed Use .................       3       13,351,431        1.34        4,450,477
Self Storage ..............       3        8,072,061        0.81        2,690,687
Health Care ...............       1        3,134,007        0.31        3,134,007
                                 --     ------------      ------       ----------
TOTAL/AVG./WTD. AVG.: .....     167     $999,060,409      100.00%      $5,982,398



                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                   BALANCE        LTV(1)       DSCR(1)     RATE(2)      RATE
--------------------------- -------------- -------------- ----------- ----------- ----------
Retail ....................  $85,932,282         63.1%        1.56x       95.94%     8.324%
Multifamily ...............   26,917,209         75.6         1.25        95.97      8.347
Office ....................   26,956,282         68.1         1.30        97.33      8.574
Industrial/Warehouse ......    9,692,949         64.9         1.31        96.69      8.393
Hotel .....................    6,923,789         62.8         1.46        NAP        8.914
CTL .......................    4,297,077        NAP           NAP        100.00      8.349
Mobile Home Park ..........    3,600,000         69.8         1.37        88.65      8.297
Mixed Use .................    6,565,880         72.4         1.34        99.33      8.742
Self Storage ..............    3,782,903         66.1         1.34        84.26      8.870
Health Care ...............    3,134,007         74.6         2.09        92.00     10.000
                             -----------        -----         ----       ------     ------
TOTAL/AVG./WTD. AVG.: .....  $85,932,282         67.7%        1.40X       96.19%     8.425%

-------
(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the eight CTL Loans representing 2.1% of the initial mortgage pool balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-6

                             CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)





                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF                        NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
CUT-OFF DATE BALANCES ($)      OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------
         1. -   2,000,000....      47     $ 64,998,165        6.51%     $ 1,382,940
 2,000,001. -   4,000,000....      44      127,566,751       12.77        2,899,244
 4,000,001. -   6,000,000....      24      121,104,917       12.12        5,046,038
 6,000,001. -   8,000,000....      21      144,363,083       14.45        6,874,433
 8,000,001. -  10,000,000....       9       80,979,601        8.11        8,997,733
10,000,001. -  15,000,000....      11      133,701,863       13.38       12,154,715
15,000,001. -  20,000,000....       4       65,159,205        6.52       16,289,801
20,000,001. -  25,000,000....       2       44,439,000        4.45       22,219,500
25,000,001. -  50,000,000....       4      130,815,542       13.09       32,703,886
50,000,001. - 100,000,000....       1       85,932,282        8.60       85,932,282
                                   --     ------------      ------      -----------
TOTAL/AVG./WTD. AVG.: .......     167     $999,060,409      100.00%     $ 5,982,398



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF                         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
CUT-OFF DATE BALANCES ($)         BALANCE        LTV(1)       DSCR(1)     RATE(2)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
         1. -   2,000,000....  $ 1,996,531         69.0%        1.34x       95.93%     8.590%
 2,000,001. -   4,000,000....    3,822,266         70.2         1.35        95.25      8.510
 4,000,001. -   6,000,000....    5,985,290         72.8         1.31        95.81      8.526
 6,000,001. -   8,000,000....    7,761,450         73.5         1.28        97.11      8.480
 8,000,001. -  10,000,000....    9,737,761         69.9         1.25        95.35      8.481
10,000,001. -  15,000,000....   14,312,657         72.2         1.24        96.60      8.502
15,000,001. -  20,000,000....   18,186,494         70.5         1.31        99.69      8.265
20,000,001. -  25,000,000....   22,439,000         64.0         1.37        97.94      8.436
25,000,001. -  50,000,000....   40,942,051         60.3         1.87        95.92      8.236
50,000,001. - 100,000,000....   85,932,282         48.4         1.65        93.70      8.177
                               -----------         ----         ----        -----      -----
TOTAL/AVG./WTD. AVG.: .......  $85,932,282         67.7%        1.40X       96.19%     8.425%

Average Cut-off Date Balance: $5,982,398.


-------
(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the eight CTL Loans representing 2.1% of the initial mortgage pool balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-7

                                 U/W NCF DSCR
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)





                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF                        NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
U/W NCF DSCR (X)               OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------
= (less than) 1.2000 ........       1     $ 22,000,000        2.25%     $22,000,000
1.2001 - 1.2499 .............      44      316,051,927       32.32        7,182,998
1.2500 - 1.2999 .............      51      239,007,442       24.44        4,686,420
1.3000 - 1.3499 .............      23      131,860,314       13.48        5,733,057
1.3500 - 1.3999 .............      13       43,666,280        4.46        3,358,945
1.4000 - 1.4499 .............      11       50,492,679        5.16        4,590,244
1.4500 - 1.4999 .............       4        7,939,577        0.81        1,984,894
1.5000 - 1.5499 .............       1       22,439,000        2.29       22,439,000
1.5500 - 1.5999 .............       3        6,735,963        0.69        2,245,321
1.6000 - 1.6499 .............       3       93,132,282        9.52       31,044,094
1.8500 - 1.9499 .............       2        4,370,892        0.45        2,185,446
1.9500 - 2.0499 .............       1        1,195,022        0.12        1,195,022
2.0500 - 2.2099 .............       1        3,134,007        0.32        3,134,007
2.2500 (greater than) = .....       1       36,000,000        3.68       36,000,000
TOTAL/AVG./WTD. AVG.: .......     159     $978,025,385      100.00%     $ 6,151,103



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF                         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
U/W NCF DSCR (X)                  BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
= (less than) 1.2000 ........  $22,000,000         78.6%        1.20x       95.83%     8.350%
1.2001 - 1.2499 .............   26,956,282         74.5         1.22        96.08      8.455
1.2500 - 1.2999 .............   15,560,266         72.7         1.27        97.05      8.474
1.3000 - 1.3499 .............   40,942,051         68.8         1.32        94.97      8.430
1.3500 - 1.3999 .............    7,468,895         69.6         1.37        97.44      8.578
1.4000 - 1.4499 .............   15,256,575         67.3         1.42        97.08      8.548
1.4500 - 1.4999 .............    5,288,315         69.5         1.48        98.31      8.967
1.5000 - 1.5499 .............   22,439,000         49.8         1.54       100.00      8.520
1.5500 - 1.5999 .............    3,400,000         49.8         1.59        91.95      8.872
1.6000 - 1.6499 .............   85,932,282         49.3         1.64        93.70      8.236
1.8500 - 1.9499 .............    2,388,461         55.0         1.89        91.73      8.331
1.9500 - 2.0499 .............    1,195,022         39.2         1.95       100.00      8.700
2.0500 - 2.2099 .............    3,134,007         74.6         2.09        92.00     10.000
2.2500 (greater than) = .....   36,000,000         25.4         3.47        96.15      7.650
TOTAL/AVG./WTD. AVG.: .......  $85,932,282         67.7%        1.40X       96.10%     8.427%

Weighted Average U/W NCF DSC Ratio for all Mortgage Loans other than CTL Loans:
  1.40x


-------
(1) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-8

                                OCCUPANCY RATES
    (ALL MORTGAGE LOANS OTHER THAN THOSE SECURED BY HOSPITALITY PROPERTIES)





                                            TOTAL       % BY TOTAL       AVERAGE
                                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF                      NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
OCCUPANCY RATES (%)          OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------- ---------- -------------- -------------- --------------
= (less than)  80.0 .......       2     $  8,070,370        0.85%      $4,035,185
80.1 - 85.0 ...............       5       10,852,313        1.14        2,170,463
85.1 - 90.0 ...............       8       20,646,233        2.16        2,580,779
90.1 - 95.0 ...............      37      333,361,907       34.95        9,009,781
95.1 (greater than) = .....     103      580,832,212       60.90        5,639,148
TOTAL/AVG./WTD. AVG.: .....     155     $953,763,035      100.00%      $6,153,310



                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
OCCUPANCY RATES (%)             BALANCE        LTV(1)       DSCR(1)       RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------
= (less than)  80.0 .......  $ 5,792,342         69.3%        1.27x       74.71%     8.451%
80.1 - 85.0 ...............    3,479,747         67.4         1.32        82.62      8.577
85.1 - 90.0 ...............    4,786,632         66.0         1.34        87.77      8.577
90.1 - 95.0 ...............   85,932,282         65.3         1.38        93.57      8.399
95.1 (greater than) = .....   36,000,000         69.5         1.42        98.54      8.394
TOTAL/AVG./WTD. AVG.: .....  $85,932,282         67.9%        1.40X       96.19%     8.402%

Weighted Average Occupancy Rate for all Mortgage Loans other than those secured by hospitality properties: 96.19%


-------
(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the eight CTL Loans representing 2.1% of the initial mortgage pool balance.

ANNEX A-1-9

                         REMAINING AMORTIZATION TERMS
         (ALL MORTGAGE LOANS OTHER THAN FULL-TERM INTEREST-ONLY LOANS)





                                               TOTAL       % BY TOTAL       AVERAGE
                                           CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING               NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)     OF LOANS      BALANCE        BALANCE        BALANCE
------------------------------ ---------- -------------- -------------- --------------
217 - 228 ....................       3     $  4,622,891        0.48%      $1,540,964
229 - 240 ....................       7       19,190,064        1.99        2,741,438
265 - 276 ....................       4       12,400,000        1.29        3,100,000
277 - 288 ....................       1        7,761,450        0.81        7,761,450
289 - 300 ....................      20       63,658,252        6.61        3,182,913
313 - 324 ....................       1        2,821,690        0.29        2,821,690
337 - 348 ....................       7       37,020,419        3.84        5,288,631
349 - 360 ....................     123      815,585,643       84.69        6,630,778
TOTAL/AVG./WTD. AVG.: ........     166     $963,060,409      100.00%      $5,801,569



                                   MAXIMUM
                                CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MONTHS)        BALANCE        LTV(1)       DSCR(1)     RATE(2)      RATE
------------------------------ -------------- -------------- ----------- ----------- ----------
217 - 228 ....................  $ 1,991,915        NAP           NAP        100.00%     8.440%
229 - 240 ....................    4,297,077         57.2%        1.74x       99.71      8.354
265 - 276 ....................    4,700,000         53.3         1.61         0.00      8.940
277 - 288 ....................    7,761,450         73.6         1.32        95.42      8.200
289 - 300 ....................    6,923,789         68.0         1.42        93.24      8.891
313 - 324 ....................    2,821,690         56.4         1.25       100.00      8.640
337 - 348 ....................   15,256,575         72.2         1.33        97.77      7.931
349 - 360 ....................   85,932,282         69.6         1.31        96.12      8.441
TOTAL/AVG./WTD. AVG.: ........  $85,932,282         69.3%        1.33X       96.19%     8.454%

Weighted Average Remaining Amortization Term for all Mortgage Loans other than full-term interest-only loans: 346 months


-------
(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the eight CTL Loans representing 2.1% of the initial mortgage pool balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-10

                                MORTGAGE RATES
                              (ALL MORTGAGE LOANS)





                                            TOTAL       % BY TOTAL       AVERAGE
                                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF                      NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
MORTGAGE RATES (%)           OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------- ---------- -------------- -------------- --------------
7.251 -  7.500 ............       1     $  3,264,397        0.33%     $ 3,264,397
7.501 -  7.750 ............       3       56,566,039        5.66       18,855,346
7.751 -  8.000 ............       3       14,999,356        1.50        4,999,785
8.001 -  8.250 ............      26      195,218,857       19.54        7,508,418
8.251 -  8.500 ............      53      331,398,142       33.17        6,252,795
8.501 -  8.750 ............      52      304,618,661       30.49        5,858,051
8.751 -  9.000 ............      21       69,669,347        6.97        3,317,588
9.001 -  9.250 ............       3       13,976,987        1.40        4,658,996
9.251 -  9.500 ............       3        5,396,129        0.54        1,798,710
9.501 -  9.700 ............       1          818,487        0.08          818,487
9.751 - 10.000 ............       1        3,134,007        0.31        3,134,007
TOTAL/AVG./WTD. AVG.: .....     167     $999,060,409      100.00%     $ 5,982,398



                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
MORTGAGE RATES (%)              BALANCE        LTV(1)       DSCR(1)     RATE(2)      RATE
--------------------------- -------------- -------------- ----------- ----------- ----------
7.251 -  7.500 ............  $ 3,264,397         77.7%        1.26x       96.77%     7.390%
7.501 -  7.750 ............   36,000,000         41.7         2.72        97.06      7.666
7.751 -  8.000 ............    9,537,265         78.1         1.25        93.24      7.850
8.001 -  8.250 ............   85,932,282         62.6         1.44        95.10      8.179
8.251 -  8.500 ............   40,942,051         72.7         1.27        96.80      8.389
8.501 -  8.750 ............   26,956,282         70.3         1.28        96.31      8.629
8.751 -  9.000 ............    7,191,052         65.8         1.41        96.32      8.891
9.001 -  9.250 ............    6,422,029         65.6         1.37        92.24      9.101
9.251 -  9.500 ............    2,155,817         72.1         1.33        98.38      9.433
9.501 -  9.700 ............      818,487         78.0         1.46        94.60      9.625
9.751 - 10.000 ............    3,134,007         74.6         2.09        92.00     10.000
TOTAL/AVG./WTD. AVG.: .....  $85,932,282         67.7%        1.40X       96.19%     8.425%

Weighted Average Mortgage Rate: 8.425%


-------
(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the eight CTL Loans representing 2.1% of the initial mortgage pool balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-11

                          MATURITY DATE LTV RATIOS(1)
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)





                                                  TOTAL       % BY TOTAL       AVERAGE
                                              CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF                            NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
MATURITY DATE LTV RATIOS (%)       OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------------- ---------- -------------- -------------- --------------
25.01 - 30.00 ...................       1     $ 36,000,000        3.68%     $36,000,000
30.01 - 35.00 ...................       2       11,884,450        1.22        5,942,225
35.01 - 40.00 ...................       1        1,195,022        0.12        1,195,022
40.01 - 45.00 ...................       3       88,710,213        9.07       29,570,071
45.01 - 50.00 ...................       7       40,815,503        4.17        5,830,786
50.01 - 55.00 ...................      10       24,603,480        2.52        2,460,348
55.01 - 60.00 ...................      21      113,758,914       11.63        5,417,091
60.01 - 65.00 ...................      28      163,749,068       16.74        5,848,181
65.01 - 70.00 ...................      50      289,495,142       29.60        5,789,903
70.01 - 75.00 ...................      36      207,813,593       21.25        5,772,600
TOTAL/AVG./WTD. AVG.: ...........     159     $978,025,385      100.00%     $ 6,151,103



                                      MAXIMUM
                                   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
MATURITY DATE LTV RATIOS (%)          BALANCE          LTV          DSCR      RATE(2)      RATE
--------------------------------- -------------- -------------- ----------- ----------- ----------
25.01 - 30.00 ...................  $36,000,000         25.4%        3.47x       96.15%     7.650%
30.01 - 35.00 ...................    8,484,450         36.5         1.41        93.20      8.512
35.01 - 40.00 ...................    1,195,022         39.2         1.95       100.00      8.700
40.01 - 45.00 ...................   85,932,282         48.7         1.65        93.83      8.188
45.01 - 50.00 ...................   22,439,000         54.7         1.52        98.89      8.657
50.01 - 55.00 ...................    4,700,000         61.8         1.38        91.63      8.820
55.01 - 60.00 ...................   18,186,494         65.8         1.30        95.46      8.650
60.01 - 65.00 ...................   40,942,051         70.7         1.32        96.03      8.397
65.01 - 70.00 ...................   26,956,282         74.0         1.26        96.25      8.486
70.01 - 75.00 ...................   26,917,209         78.1         1.24        97.23      8.385
TOTAL/AVG./WTD. AVG.: ...........  $85,932,282         67.7%        1.40X       96.10%     8.427%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans other than CTL
  Loans: 60.98%


-------
(1) ARD Loans are assumed to mature on their respective anticipated repayment dates.

(2) Occupancy rates are calculated without reference to hospitality properties.

ANNEX A-1-12

                          ALL MORTGAGE LOANS BY STATE





                                      TOTAL         % BY TOTAL
                                  CUT-OFF DATE     CUT-OFF DATE
                      NUMBER        PRINCIPAL       PRINCIPAL
STATE                OF LOANS        BALANCE         BALANCE
-----------------   ----------   --------------   -------------
NY ..............        17       $192,111,731         19.23%
CA ..............        17        145,177,671         14.53
FL ..............        21        102,045,075         10.21
TX ..............        20         92,182,639          9.23
VA ..............         8         65,670,064          6.57
TN ..............         3         47,388,093          4.74
PA ..............        12         47,186,093          4.72
GA ..............        10         43,438,281          4.35
NC ..............         8         31,251,408          3.13
NJ ..............         8         27,085,423          2.71
IN ..............         5         23,337,962          2.34
AZ ..............         9         21,067,089          2.11
OH ..............         3         20,661,351          2.07
OK ..............         7         19,013,782          1.90
MA ..............        11         18,936,251          1.90
MO ..............         2         16,204,532          1.62
MD ..............         1         15,560,266          1.56
SC ..............         2         13,058,080          1.31
UT ..............         2         11,990,800          1.20
MI ..............         4          9,682,796          0.97
CT ..............         4          9,612,768          0.96
WA ..............         1          5,792,342          0.58
CO ..............         1          5,069,776          0.51
IL ..............         1          5,013,091          0.50
AR ..............         1          4,479,616          0.45
NM ..............         1          3,177,075          0.32
AL ..............         1          2,468,604          0.25
VT ..............         1            397,750          0.04
 TOTAL: .........       181       $999,060,409        100.00%

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C4

ITALICS indicate mortgage loans secured by multiple properties.


 CONTROL
   NO.     PROPERTY NAME                                            ADDRESS
====================================================================================================================================
    1      Westfield Shoppingtown South Shore                       1701 Sunrise Highway
    2      Johnson City Mall                                        SWC of N. Roan Street and Sunset Drive
    3      Westfield Shoppingtown Plaza Camino Real                 2525 El Camino Real
    4      Exchange Park Center                                     6303-6333 Forest Park Road
    5      Tompkins Square Apartments                               190 E. 7th & 609 E. 6th Street
------------------------------------------------------------------------------------------------------------------------------------
    6      136 Madison                                              136 Madison Avenue
    7      Hillcrest Promenade                                      Southeast corner of Beverwil Drive and Pico Boulevard
    8      404 Fifth Avenue                                         404 Fifth Avenue
    9      Georgesville Square                                      I-270 & Georgesville Road
    10     Pike Shopping Center                                     12101 Rockville Pike
------------------------------------------------------------------------------------------------------------------------------------
    11     Westfield Shops                                          415-475 East Main Street
    12     Plaza at the Pointe                                      1600 Quinn Drive
    13     Sully Plaza                                              Lee Jackson Memorial Highway & Centreville Road
    14     City Centre                                              2000 PGA Boulevard
    15     Clocktower Place Shopping Center                         11200-11298 West Florissant Avenue
------------------------------------------------------------------------------------------------------------------------------------
    16     Research Commons                                         12249 Science Drive
    17     Ninigret Industrial Park Buildings

   17a     Ninigret Industrial Park Building X                      4650 West 2100 South
   17b     Ninigret Industrial Park Building VI-B                   1499 South 4800 West
    18     111 Franklin Plaza                                       111 Franklin Road
------------------------------------------------------------------------------------------------------------------------------------
    19     Remington Apartments                                     10610 North 30th Street
    20     City Villas                                              13601 Lampson Avenue
    21     Sagewood Apartments                                      5917 67th Street
    22     Bluff's Square Shoppes                                   4090-4300 U.S. Highway 1
    23     Kirkman Shoppes                                          4792 South Kirkman Road
------------------------------------------------------------------------------------------------------------------------------------
    24     Voit Garden Grove                                        12755-12891 Western Avenue and 7411-7461 Garden Grove Boulevard
    25     Whispering Winds                                         2902 Whispering Winds Drive
    26     Willow Way Apartments                                    5890 Riverdale Road
    27     Pacific SW Trust Bank Building                           234 E. Colorado Boulevard
    28     Western Select Properties                                2525 Shadeland Avenue
------------------------------------------------------------------------------------------------------------------------------------
    29     Northpointe Apartments                                   296 Muellers Circle
    30     Dulles North - Phase 2                                   22685 Holiday Park Drive
    31     Garners Crossing Apartments                              7651 Garners Ferry Road
    32     Cap Senior - Atrium of Carmichael                        5757 Cypress Avenue
    33     Greenwood Pointe Shopping Center                         8014 U.S. 31
------------------------------------------------------------------------------------------------------------------------------------
    34     Bolton Place                                             2108 Bolton Drive
    35     Mazda Distribution Facility                              5700 Audubon Drive
    36     Windsor Village Apartments                               2500 Sterling Avenue
    37     162-21 Jamaica Ave.                                      162-21 Jamaica Ave.
    38     75 South Broadway                                        75 South Broadway
------------------------------------------------------------------------------------------------------------------------------------
    39     Reno Street Apartments                                   140 S. Reno Street
    40     University Tech Center                                   12501-12565 Research Parkway
    41     Hampton Inn - Victor                                     7637 New York State Route 96
    42     Westpark Plaza Apartments                                920 West Fourth Avenue
    43     Ross Plaza                                               8404 West Hillsborough Avenue
------------------------------------------------------------------------------------------------------------------------------------
    44     Grapevine I & II Prof. Bldg.                             3500 & 3600 William D. Tate Avenue
    45     192 East 75th Street                                     192 East 75th Street
    46     Dulles North - Phase 5                                   22451 Shaw Road
    47     800/900 Parker Square
   47a     800 Parker Square                                        800 Parker Square
   47b     900 Parker Square                                        900 Parker Square
    48     Meadow Creek Apartments                                  136 Virgil Avenue
    49     Towneplace Suites Sterling                               22744 Holiday Park Drive
------------------------------------------------------------------------------------------------------------------------------------
    50     Huntersville Apartments                                  300 Hunters Road
    51     6701-6715 Electronics Drive                              6701-6715 Electronic Drive
    52     Cedar Pines                                              1086 Montreal Road
    53     6 Joanna Court                                           6 Joanna Court
    54     Sylmar Plaza                                             13201-13251 Gladstaone Ave, 13507-13521.5 Hubbard Street
------------------------------------------------------------------------------------------------------------------------------------
    55     City Line Retail                                         4500 City Line Avenue (U.S. Route 1)
    56     Kennewick Plaza Shopping Ctr.                            2825 W. Kennewick Avenue
    57     Cooper Village Shopping Center                           6704-6744 East Broadway Road
    58     Willimantic Plaza                                        Route 32
    59     Arthur's Court Apartments                                4655 Glenwood Avenue
------------------------------------------------------------------------------------------------------------------------------------
    60     720 Monroe Street                                        720 Monroe Street
    61     Towne Center at Brookhill                                6755 - 6795 West 88th Avenue
    62     Glenview Office Building                                 3201 Old Glenview Road
    63     Cal-Ray Medical Building                                 55 E. California Boulevard
    64     Wellesley Inn Edison                                     831 U.S. Route 1
------------------------------------------------------------------------------------------------------------------------------------
    65     River Run Shopping Center                                4956 Long Beach Road (Hwy. 133)
    66     Dulles North - Phase 1                                   45472 Holiday Drive
    67     1000 Circle 75                                           1000 Circle 75 Parkway
    68     Gun Club Shopping Center                                 4645 Gun Club Road
    69     Carriage Hills Apartments                                2410-2470 Celanese Road
------------------------------------------------------------------------------------------------------------------------------------
    70     Park Vista Apartments (I, II & III)                      406, 502, 530 West Morrison Avenue
    71     Holiday Inn Express - Hershey                            610 Walton Avenue
    72     Parkridge Village Apartments                             5252 Orange Avenue
    73     Inwood Oaks Apartments                                   3902 West Little York Road
    74     Peachtree Village of Ft. Smith                           1500, 1621 and 1701 South Fresno Street
------------------------------------------------------------------------------------------------------------------------------------
    75     Wellesley Inn Hazlet                                     3215 State Route 35
    76     CVS - Springfield                                        795 Baltimore Pike
    77     Sandstone Apartments                                     4500 Silver Star Road
    78     Walgreens - Detroit (7 mile Rd)                          13401 Seven Mile Road
    79     Mr. Store-It                                             901 Shipyard Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    80     Commerce Center                                          5440 - 5450 NW 33rd Avenue
    81     Laurel Commons Manufactured Housing Community            1001 Sage Avenue
    82     Northwend Shopping Center                                9515 North Lamar Boulevard
    83     Cactus Gardens                                           10657 S. Avenue 9E
    84     Walgreens - Madison Heights                              26800 John R. Road
------------------------------------------------------------------------------------------------------------------------------------
    85     Holiday Inn & Conference Center - New Cumberland         148 Sheraton Drive
    86     Victorian Apartments                                     3435 Webb Chapel Extension
    87     Big Lots Plaza                                           5701 N. University Drive
    88     Comfort Inn Duluth                                       3700 Shackelford Road
    89     Flairwood Apartments                                     4361 Tchulahoma Road
------------------------------------------------------------------------------------------------------------------------------------
    90     Fall Lake Apartments                                     1415 Greens Parkway
    91     Oakwood Village Apartments                               1025 W. Boone Street
    92     South Pointe Shopping Center                             Highway 61 at Hennings Drive
    93     Willow Creek Apartments                                  4556 Winchester Road
    94     Newport Offices                                          2600 & 2650 Yale Boulevard S.E. and 2350 Alamo S.E.
------------------------------------------------------------------------------------------------------------------------------------
    95     Cartwheel Lodge of Gonzales                              1800 Cartwheel Drive
    96     Moore Self-Storage                                       3026 Veteran's Road West
    97     Pueblos of Scottsdale                                    8155 East Roosevelt Street
    98     Elizabeth Gardens Apartments                             648 Jefferson Avenue
    99     Walgreens - Indianapolis                                 6275 West 38th Street
------------------------------------------------------------------------------------------------------------------------------------
   100     Heisman Square Shoppng Center                            NE/C NE 12th Street at Alameda
   101     Metro Commerce Center/LeTourneau Center
   101a    Metro Commerce Center                                    5295 Shadowlawn Avenue
   101b    Le Tourneau Center                                       5216 Letournea Circle
   102     Eastgate Plaza                                           4535-4601 Roosevelt Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   103     Holiday Inn Duluth                                       3670 Shackleford Road
   104     Hampton Inn - Danville                                   97 Valley School Road
   105     Burke Square Apartments                                  1141 Burke Road
   106     Stonegate Building                                       1950 Stonegate Drive
   107     Wellesley Inn Reading                                    310 Woodland Avenue
------------------------------------------------------------------------------------------------------------------------------------
   108     Poplar Apartments                                        1449 & 1459 Poplar Street, 1848 & 1810-1816 Chessland Street
   109     Michigan City Plaza                                      4100 South Franklin Street
   110     Lanier Plaza                                             SWC East Independence Blvd. (US 74) & Lanier Ave
   111     Galleria Plaza                                           2720 East Plaza Boulevard
   112     Brook Hollow Apartments                                  9231 North 99th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   113     Foothill                                                 12800 Foothill Boulevard
   114     Cassa Bella Apartments                                   863 & 907 S. Irving Heights Drive
   115     Crosswinds                                               6101 North May Avenue
   116     Concorde Apartments                                      1332 SW 74th Street
   117     Highland Woods                                           900 N.E. 48th Street
------------------------------------------------------------------------------------------------------------------------------------
   118     Fall River Apartments
   118a    70 Barrows Street (Plymouth)                             70 Barrows Street
   118b    908-912 Plymouth Avenue                                  908-912 Plymouth Avenue
   118c    34-40 Roy Street                                         34-40 Roy Street
   118d    1200-1210 South Main Street                              1200-1210 South Main Street
------------------------------------------------------------------------------------------------------------------------------------
   118e    655 Mount Hope Avenue                                    655 Mount Hope Avenue
   118f    1253 South Main Street                                   1253 South Main Street
   118g    238 Oak Grove Avenue                                     238 Oak Grove Avenue
   118h    120 15th Street                                          120 15th Street
   118i    2235 South Main Street                                   2235 South Main Street
------------------------------------------------------------------------------------------------------------------------------------
   119     Copeland Plaza                                           1400 East Copeland Road
   120     CVS - Tucker                                             2586 Lawrenceville Highway
   121     Highpoint Village II                                     201 South Clark Road
   122     CVS - Logansport                                         717 N. Third Street
   123     Pinewood Estates MHP                                     200 Cedar Lane
------------------------------------------------------------------------------------------------------------------------------------
   124     Stonewood Apartments                                     445 Stonewood Drive
   125     Dancea Property                                          605 NW 177th Street
   126     8706-8716 Astoria Boulevard                              8706-8716 Astoria Boulevard
   127     Metro Warehouse                                          5616-5634 South 122nd East Avenue
   128     Villa Mirada                                             948 East Devonshire Avenue
------------------------------------------------------------------------------------------------------------------------------------
   129     150 Fisher Drive                                         150 Fisher Drive
   130     Holiday Inn Express - New Columbia                       80/15 Commerce Park
   131     Northwood Apartments                                     800 Northridge Court
   132     Forest Hills Apartments                                  2404 SE 5th Circle
   133     Central Park East Service Center                         7100 North Loop East
------------------------------------------------------------------------------------------------------------------------------------
   134     Comfort Inn - Greenville, NC                             3900 South Memorial Drive
   135     Tierra Buena Plaza                                       15810 & 15820 North 35th Avenue
   136     Rosbough Drive                                           17535 Rosbough Drive
   137     Hilltop Square Shopping Center                           6455 Hilltop Drive
   138     Whalley Medical Prof. Bldg.                              399 and 419 Whalley Avenue
------------------------------------------------------------------------------------------------------------------------------------
   139     3033 Express                                             3033 Express Drive North
   140     Patton Plaza                                             6440 West Hamilton Park Drive
   141     Sunny Acres and Capital Mobile Home Park                 5110 and 5210 14th St. West
   142     Interlachen Shopping Center                              1114 Highway 20
   143     48 Leona Drive                                           48 Leona Drive
------------------------------------------------------------------------------------------------------------------------------------
   144     Olde Londontowne Apartments                              5516 NW 23rd Street
   145     1425-1465 Washington Avenue
   145a    1425 Washington Avenue                                   1425 Washington Avenue
   145b    1455 Washington Avenue                                   1455 Washington Avenue
   145c    1465 Washington Avenue                                   1465 Washington Avenue
------------------------------------------------------------------------------------------------------------------------------------
   146     Full Sail Live                                           3535 Forsyth Avenue
   147     Mobil Bronx                                              1106 Metcalf Avenue
   148     American National Self Storage                           701 South Homestead Boulevard
   149     CVS - Arbor                                              13600 E. Seven Mile Road
   150     Stratford Plaza                                          1219 East Glendale Avenue
------------------------------------------------------------------------------------------------------------------------------------
   151     MC Sports Plaza                                          730 28th Street SE
   152     Edwards Estates                                          14428 Cerise Avenue
   153     1501 Locust Street                                       1501 Locust Street
   154     Marion Crest Apartment Building                          1 Simone Place
   155     Broadway Industrial Park                                 2745 Broadway Street
------------------------------------------------------------------------------------------------------------------------------------
   156     Westgate Shopping Center                                 3210 Crill Avenue
   157     Lazy Daze Mobile Home Park                               4202 West Van Buren Street
   158     Thunderbird Plaza                                        13806 North 51st Avenue
   159     Stratford Square Apartments                              240 SE 15th Street
   160     Georgetown Apartments                                    Glessner Street
------------------------------------------------------------------------------------------------------------------------------------
   161     Elam Court Apartments                                    15-45 Elam Street
   162     Green Mountain and Hunt's Homestead Mobile Homes
   162a    Green Mountain Mobile Home                               US Hwy. 7
   162b    Hunt's Homestead MHP                                     296 Route 295
   163     Avalon Meadows                                           2610 Old Iowa Park Drive
------------------------------------------------------------------------------------------------------------------------------------
   164     1334 Walnut Street                                       1334 Walnut Street
   165     34 Eagle Avenue                                          34 Eagle Avenue
   166     Oak Creek Apartments                                     3500 Decker Drive
   167     Oak Park Apartments                                      1308 First Street



                                                                            CROSS
CONTROL                                                    ZIP          COLLATERALIZED             ORIGINAL        CUT-OFF DATE
   NO.     CITY                               STATE        CODE             GROUPS                BALANCE ($)       BALANCE ($)
====================================================================================================================================
    1      Bay Shore                           NY          11706                                   86,105,673      85,932,281.57
    2      Johnson City                        TN          37601                                   41,000,000      40,942,051.03
    3      Carlsbad                            CA          92008                                   36,000,000      36,000,000.00
    4      Dallas                              TX          75245                                   27,000,000      26,956,282.23
    5      New York                            NY          10009                                   26,967,753      26,917,209.21
------------------------------------------------------------------------------------------------------------------------------------
    6      New York                            NY          10016                                   22,500,000      22,439,000.36
    7      Los Angeles                         CA          90035                                   22,000,000      22,000,000.00
    8      New York                            NY          10018                                   18,200,000      18,186,494.03
    9      Columbus                            OH          43228                                   16,200,000      16,155,870.29
    10     Rockville                           MD          20853                                   15,600,000      15,560,265.69
------------------------------------------------------------------------------------------------------------------------------------
    11     Westfield                           MA          01085                                   15,400,000      15,256,574.95
    12     North Fayette Township              PA          15071                                   14,375,000      14,312,656.52
    13     Chantilly                           VA          22021                                   13,800,000      13,744,362.05
    14     Palm Beach Gardens                  FL          33408                                   13,225,000      13,194,188.86
    15     Unincorporated St. Louis County     MO          63033                                   13,000,000      12,969,896.75
------------------------------------------------------------------------------------------------------------------------------------
    16     Orlando                             FL          32826                                   12,600,000      12,584,078.99
    17                                                                                             12,000,000      11,990,799.86
   17a     Salt Lake City                      UT          84104
   17b     Salt Lake City                      UT          84104
    18     Roanoke                             VA          24011                                   12,000,000      11,980,569.86
------------------------------------------------------------------------------------------------------------------------------------
    19     Tampa                               FL          33612                                   11,300,000      11,247,030.03
    20     Garden Grove                        CA          92840                                   10,700,000      10,690,678.02
    21     Lubbock                             TX          79424                                   10,720,000      10,675,562.55
    22     Jupiter                             FL          33410                                   10,325,000      10,312,039.47
    23     Orlando                             FL          32811                                    9,750,000       9,737,761.27
------------------------------------------------------------------------------------------------------------------------------------
    24     Garden Grove                        CA          92840                                    9,700,000       9,692,949.42
    25     Pearland                            TX          77581                                    9,600,000       9,537,265.50
    26     College Park                        GA          30349                                    9,300,000       9,287,897.73
    27     Pasadena                            CA          91101                                    9,100,000       9,088,539.36
    28     Indianapolis                        IN          46219                                    8,500,000       8,484,449.73
------------------------------------------------------------------------------------------------------------------------------------
    29     Statesville                         NC          28265                                    8,500,000       8,443,261.34
    30     Sterling                            VA          20166                                    8,450,000       8,436,028.57
    31     Columbia                            SC          29209                                    8,300,000       8,271,448.10
    32     Carmichael                          CA          95968                                    7,850,000       7,761,450.34
    33     Indianapolis                        IN          46227                                    7,650,000       7,605,911.66
------------------------------------------------------------------------------------------------------------------------------------
    34     Atlanta                             GA          30318                                    7,500,000       7,473,421.15
    35     Sandston                            VA          23150                                    7,480,000       7,468,894.92
    36     Oklahoma City                       OK          73127                                    7,250,000       7,236,031.77
    37     Jamaica                             NY          11432                                    7,200,000       7,191,051.62
    38     White Plains                        NY          10601                                    7,100,000       7,087,433.86
------------------------------------------------------------------------------------------------------------------------------------
    39     Los Angeles                         CA          90004                                    7,100,000       7,074,156.84
    40     Orlando                             FL          32826                                    7,000,000       6,984,425.88
    41     Victor                              NY          14564                                    6,950,000       6,923,789.47
    42     Chico                               CA          95926                                    6,900,000       6,870,921.56
    43     Tampa                               FL          33615                                    6,800,000       6,791,464.26
------------------------------------------------------------------------------------------------------------------------------------
    44     Grapevine                           TX          76051                                    6,700,000       6,687,702.48
    45     New York                            NY          10021                                    6,700,000       6,687,337.53
    46     Sterling                            VA          20166                                    6,640,000       6,635,011.53
    47                                                                                              6,575,000       6,565,879.66
   47a     Flower Mound                        TX          75028
   47b     Flower Mound                        TX          75028
    48     Los Angeles                         CA          90004                                    6,550,000       6,526,158.77
    49     Sterling                            VA          20166                                    6,440,000       6,422,028.59
------------------------------------------------------------------------------------------------------------------------------------
    50     Huntersville                        NC          28078                                    6,275,000       6,247,223.99
    51     Springfield                         VA          22151                                    6,100,000       6,091,270.69
    52     Clarkston                           GA          30021                                    6,040,000       6,031,516.18
    53     East Brunswick                      NJ          08816                                    6,000,000       5,985,290.05
    54     Sylmar                              CA          91342                                    5,961,560       5,959,702.29
------------------------------------------------------------------------------------------------------------------------------------
    55     Philadelphia                        PA          19131                                    5,900,000       5,891,994.93
    56     Kennewick                           WA          99336                                    5,800,000       5,792,341.72
    57     Mesa                                AZ          85206                                    5,500,000       5,485,537.04
    58     Willimantic                         CT          06226                                    5,333,410       5,328,910.93
    59     Decatur                             GA          30035                                    5,319,000       5,309,464.01
------------------------------------------------------------------------------------------------------------------------------------
    60     Hoboken                             NJ          07030                                    5,300,000       5,288,314.50
    61     Westminster                         CO          80233                                    5,100,000       5,069,775.58
    62     Wilmette                            IL          60091                                    5,017,000       5,013,091.35
    63     Pasadena                            CA          91105                                    5,025,000       4,998,113.83
    64     Edison                              NJ          08817      Kureti Pool                   5,000,000       4,988,413.74
------------------------------------------------------------------------------------------------------------------------------------
    65     Southport                           NC          28461                                    4,950,000       4,937,971.97
    66     Sterling                            VA          22170                                    4,900,000       4,891,898.22
    67     Atlanta                             GA          30339                                    4,870,000       4,861,947.84
    68     West Palm Beach                     FL          33415                                    4,800,000       4,796,125.16
    69     Rock Hill                           SC          29732                                    4,800,000       4,786,632.12
------------------------------------------------------------------------------------------------------------------------------------
    70     Santa Maria                         CA          93454                                    4,750,000       4,737,468.76
    71     Hummelstown                         PA          17036      Hersha Pool 1                 4,700,000       4,700,000.00
    72     San Diego                           CA          92115                                    4,650,000       4,633,697.73
    73     Houston                             TX          77091                                    4,500,000       4,481,727.70
    74     Ft. Smith                           AR          72901                                    4,500,000       4,479,615.99
------------------------------------------------------------------------------------------------------------------------------------
    75     Hazlet                              NJ          07730      Kureti Pool                   4,400,000       4,389,804.09
    76     Springfield Township                PA          19064                                    4,323,953       4,297,077.13
    77     Orlando                             FL          32808                                    3,825,000       3,822,266.03
    78     Detroit                             MI          48231                                    3,801,962       3,795,637.20
    79     Wilmington                          NC          28412                                    3,800,000       3,782,903.27
------------------------------------------------------------------------------------------------------------------------------------
    80     Fort Lauderdale                     FL          33309                                    3,700,000       3,693,882.31
    81     Reading                             PA          19605                                    3,600,000       3,600,000.00
    82     Austin                              TX          78753                                    3,600,000       3,581,786.83
    83     Yuma                                AZ          85365                                    3,485,000       3,479,747.18
    84     Madison Heights                     MI          48071                                    3,441,998       3,412,391.89
------------------------------------------------------------------------------------------------------------------------------------
    85     New Cumberland                      PA          17070      Hersha Pool 1                 3,400,000       3,400,000.00
    86     Dallas                              TX          75220                                    3,300,000       3,292,065.03
    87     Tamarac                             FL          33319                                    3,300,000       3,285,104.55
    88     Duluth                              GA          30136      Hersha Pool 2                 3,280,000       3,272,314.17
    89     Memphis                             TN          38118                                    3,275,000       3,266,248.06
------------------------------------------------------------------------------------------------------------------------------------
    90     Houston                             TX          77067                                    3,300,000       3,264,397.29
    91     Santa Maria                         CA          93454                                    3,250,000       3,241,425.99
    92     Sikeston                            MO          63801                                    3,250,000       3,234,635.70
    93     Memphis                             TN          38118                                    3,200,000       3,179,794.14
    94     Albequerque                         NM          87106                                    3,185,000       3,177,075.31
------------------------------------------------------------------------------------------------------------------------------------
    95     Gonzales                            TX          78629                                    3,150,000       3,134,007.25
    96     Staten Island                       NY          10309                                    3,000,000       2,993,340.12
    97     Scottsdale                          AZ          85257                                    3,000,000       2,978,383.98
    98     Elizabeth                           NJ          07201                                    2,900,000       2,892,591.98
    99     Indianapolis                        IN          46224                                    2,871,125       2,861,515.68
------------------------------------------------------------------------------------------------------------------------------------
   100     Norman                              OK          73071                                    2,850,000       2,845,123.05
   101                                                                                              2,850,000       2,837,851.32
   101a    Tampa                               FL          33610
   101b    Tampa                               FL          33610
   102     Middletown                          OH          45044                                    2,827,000       2,821,690.42
------------------------------------------------------------------------------------------------------------------------------------
   103     Duluth                              GA          30136      Hersha Pool 2                 2,720,000       2,713,626.40
   104     Danville                            PA          17821      Hersha Pool 1                 2,500,000       2,500,000.00
   105     Pasadena                            TX          77506                                    2,500,000       2,483,706.31
   106     Vestavia Hills                      AL          35242                                    2,475,000       2,468,603.94
   107     Reading                             PA          19610      Kureti Pool                   2,450,000       2,444,322.72
------------------------------------------------------------------------------------------------------------------------------------
   108     Pittsburgh                          PA          15205                                    2,425,000       2,423,155.78
   109     Michigan City                       IN          46360                                    2,400,000       2,394,170.17
   110     Charlotte                           NC          28205                                    2,400,000       2,388,461.24
   111     National City                       CA          91950                                    2,400,000       2,387,269.37
   112     Sun City                            AZ          85345                                    2,380,000       2,373,309.16
------------------------------------------------------------------------------------------------------------------------------------
   113     Sylmar                              CA          91342                                    2,350,000       2,346,060.39
   114     Irving                              TX          75060                                    2,325,000       2,305,776.08
   115     Oklahoma City                       OK          73112                                    2,310,000       2,305,549.44
   116     Oklahoma City                       OK          73127                                    2,300,000       2,295,568.69
   117     Pompano                             FL          33064                                    2,280,000       2,278,028.40
------------------------------------------------------------------------------------------------------------------------------------
   118                                                                                              2,160,000       2,155,816.65
   118a    Fall River                          MA          02724
   118b    Fall River                          MA          02721
   118c    Fall River                          MA          02721
   118d    Fall River                          MA          02724
------------------------------------------------------------------------------------------------------------------------------------
   118e    Fall River                          MA          02724
   118f    Fall River                          MA          02724
   118g    Fall River                          MA          02723
   118h    Fall River                          MA          02723
   118i    Fall Lake                           MA          02724
------------------------------------------------------------------------------------------------------------------------------------
   119     Arlington                           TX          76011                                    2,125,000       2,111,637.21
   120     Tucker                              GA          30033                                    2,050,582       2,045,510.63
   121     Cedar Hill                          TX          75104                                    2,000,000       1,996,530.86
   122     Logansport                          IN          46947                                    2,000,000       1,991,914.56
   123     Barnegat                            NJ          08005                                    2,000,000       1,982,430.66
------------------------------------------------------------------------------------------------------------------------------------
   124     Mooresville                         NC          28115                                    1,925,000       1,916,479.08
   125     Miami                               FL          33179                                    1,900,000       1,898,618.95
   126     Jackson Heights                     NY          11369                                    1,898,000       1,896,663.36
   127     Tulsa                               OK          74146                                    1,900,000       1,896,209.79
   128     Phoenix                             AZ          85014                                    1,900,000       1,895,286.48
------------------------------------------------------------------------------------------------------------------------------------
   129     Avon                                CT          06103                                    1,900,000       1,892,657.02
   130     New Columbia                        PA          17856      Hersha Pool 1                 1,800,000       1,800,000.00
   131     Mocksville                          NC          27028                                    1,800,000       1,792,032.36
   132     Ocala                               FL          34471                                    1,800,000       1,786,370.01
   133     Houston                             TX          77028                                    1,750,000       1,746,724.55
------------------------------------------------------------------------------------------------------------------------------------
   134     Greenville                          NC          28590                                    1,750,000       1,743,074.92
   135     Phoenix                             AZ          85053                                    1,700,000       1,695,869.15
   136     Middleburg Heights                  OH          44130                                    1,685,000       1,683,790.53
   137     North Richland Hills                TX          76180                                    1,600,000       1,595,256.29
   138     New Haven                           CT          06510                                    1,575,000       1,572,712.19
------------------------------------------------------------------------------------------------------------------------------------
   139     Islandia                            NY          11722                                    1,575,000       1,571,161.29
   140     Columbus                            GA          31909                                    1,555,098       1,546,459.75
   141     Bradenton                           FL          34207                                    1,544,000       1,540,369.98
   142     Interlachen                         FL          32148      Putnam Centers                1,540,000       1,535,963.47
   143     Middleborough                       MA          02346                                    1,525,000       1,523,858.99
------------------------------------------------------------------------------------------------------------------------------------
   144     Oklahoma City                       OK          73127                                    1,520,000       1,517,071.49
   145                                                                                              1,500,000       1,497,237.25
   145a    Albany                              NY          12206
   145b    Albany                              NY          12206
   145c    Albany                              NY          12206
------------------------------------------------------------------------------------------------------------------------------------
   146     Winter Park                         FL          32792                                    1,400,000       1,386,415.04
   147     Bronx                               NY          10472                                    1,356,489       1,351,232.06
   148     Homestead                           FL          33030                                    1,300,000       1,295,817.16
   149     Detriot                             MI          48205                                    1,291,385       1,279,744.70
   150     Phoenix                             AZ          85014                                    1,225,000       1,219,488.56
------------------------------------------------------------------------------------------------------------------------------------
   151     Grand Rapids                        MI          49502                                    1,200,000       1,195,022.00
   152     Hawthorne                           CA          90250                                    1,175,000       1,169,078.72
   153     Philadelphia                        PA          19106                                    1,120,000       1,118,083.46
   154     Bergenfield                         NJ          07621                                    1,050,000       1,047,356.60
   155     Cheektowaga                         NY          14227                                    1,050,000       1,039,749.28
------------------------------------------------------------------------------------------------------------------------------------
   156     Palatka                             FL          32177      Putnam Centers                1,040,000       1,037,274.00
   157     Phoenix                             AZ          85009                                    1,000,000         997,599.01
   158     Glendale                            AZ          85306                                      943,000         941,868.60
   159     Edmond                              OK          73013                                      920,000         918,227.49
   160     Americus                            GA          31709                                      899,216         896,122.70
------------------------------------------------------------------------------------------------------------------------------------
   161     New Britain                         CT          06053                                      820,000         818,487.40
   162                                                                                                800,000         795,500.70
   162a    Pownal                              VT          05261
   162b    Chatham                             NY          12037
   163     Wichita Falls                       TX          76305                                      770,000         769,486.37
------------------------------------------------------------------------------------------------------------------------------------
   164     Philadelphia                        PA          19107                                      700,000         698,802.16
   165     Paterson                            NJ          07503                                      512,000         511,221.23
   166     Baytown                             TX          77520                                      500,000         499,374.45
   167     Galena Park                         TX          77547                                      500,000         497,470.42


                    % OF AGGREGATE                                                             INTEREST
CONTROL              CUT-OFF DATE       CUMULATIVE % OF     MORTGAGE    ADMINISTRATIVE COST    ACCRUAL
   NO.                 BALANCE       INITIAL POOL BALANCE   RATE (%)          RATE (%)          METHOD      AMORTIZATION TYPE
====================================================================================================================================
    1                   8.60                  8.60           8.18             0.0833           Act/360      ARD
    2                   4.10                 12.70           8.37             0.0833           Act/360      Balloon
    3                   3.60                 16.30           7.65             0.0833           Act/360      Interest-Only, ARD
    4                   2.70                 19.00           8.70             0.0833           Act/360      ARD
    5                   2.69                 21.70           8.35             0.0833           Act/360      ARD
------------------------------------------------------------------------------------------------------------------------------------
    6                   2.25                 23.94           8.52             0.0833           Act/360      ARD
    7                   2.20                 26.14           8.35             0.0833           Act/360      Interest-Only, Balloon
    8                   1.82                 27.96           8.50             0.0833           Act/360      ARD
    9                   1.62                 29.58           8.52             0.0833           Act/360      Balloon
    10                  1.56                 31.14           8.24             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    11                  1.53                 32.67           7.74             0.0833           Act/360      Balloon
    12                  1.43                 34.10           8.55             0.0833           Act/360      Balloon
    13                  1.38                 35.47           8.48             0.0833           Act/360      Balloon
    14                  1.32                 36.79           8.54             0.0833           Act/360      Balloon
    15                  1.30                 38.09           8.56             0.1033           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    16                  1.26                 39.35           8.72             0.0833           Act/360      Balloon
    17                  1.20                 40.55           8.42             0.0833           Act/360      ARD
   17a
   17b
    18                  1.20                 41.75           8.70             0.0833           Act/360      ARD
------------------------------------------------------------------------------------------------------------------------------------
    19                  1.13                 42.88           8.28             0.0833           Act/360      Balloon
    20                  1.07                 43.95           8.09             0.0833           Act/360      Balloon
    21                  1.07                 45.02           8.38             0.0833           Act/360      Balloon
    22                  1.03                 46.05           8.74             0.0833           Act/360      Balloon
    23                  0.97                 47.02           8.74             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    24                  0.97                 47.99           8.55             0.1033           Act/360      Balloon
    25                  0.95                 48.95           7.84             0.0833           Act/360      Balloon
    26                  0.93                 49.88           8.63             0.0833           Act/360      Balloon
    27                  0.91                 50.79           8.73             0.1033           Act/360      Balloon
    28                  0.85                 51.64           8.34             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    29                  0.85                 52.48           8.17             0.0833           Act/360      Balloon
    30                  0.84                 53.33           8.64             0.0833           Act/360      Balloon
    31                  0.83                 54.15           8.69             0.0833           Act/360      Balloon
    32                  0.78                 54.93           8.20             0.0833           Act/360      Balloon
    33                  0.76                 55.69           8.30             0.1033           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    34                  0.75                 56.44           8.58             0.0833           Act/360      Balloon
    35                  0.75                 57.19           8.21             0.0833           Act/360      Balloon
    36                  0.72                 57.91           8.18             0.0833           Act/360      Balloon
    37                  0.72                 58.63           8.77             0.0833           Act/360      ARD
    38                  0.71                 59.34           8.44             0.0833           Act/360      ARD
------------------------------------------------------------------------------------------------------------------------------------
    39                  0.71                 60.05           8.48             0.0833           Act/360      Balloon
    40                  0.70                 60.75           8.69             0.0833           Act/360      Balloon
    41                  0.69                 61.44           9.00             0.0833           Act/360      Balloon
    42                  0.69                 62.13           8.32             0.0833           Act/360      Balloon
    43                  0.68                 62.81           8.74             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    44                  0.67                 63.48           8.33             0.0833           Act/360      ARD
    45                  0.67                 64.15           8.24             0.0833           Act/360      ARD
    46                  0.66                 64.81           8.47             0.0833           Act/360      Balloon
    47                  0.66                 65.47           8.43             0.1033           Act/360      Balloon
   47a
   47b
    48                  0.65                 66.12           8.48             0.0833           Act/360      Balloon
    49                  0.64                 66.76           9.09             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    50                  0.63                 67.39           8.48             0.0833           Act/360      Balloon
    51                  0.61                 68.00           8.33             0.0833           Act/360      Balloon
    52                  0.60                 68.60           8.39             0.0833           Act/360      Balloon
    53                  0.60                 69.20           8.37             0.0833           Act/360      ARD
    54                  0.60                 69.80           9.08             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    55                  0.59                 70.39           8.50             0.0833           Act/360      Balloon
    56                  0.58                 70.97           8.59             0.0833           Act/360      ARD
    57                  0.55                 71.52           8.63             0.1033           Act/360      Balloon
    58                  0.53                 72.05           8.36             0.0833           Act/360      Balloon
    59                  0.53                 72.58           7.56             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    60                  0.53                 73.11           8.98             0.0833           Act/360      ARD
    61                  0.51                 73.62           8.20             0.1033           Act/360      Balloon
    62                  0.50                 74.12           8.38             0.0833           Act/360      ARD
    63                  0.50                 74.62           8.56             0.1033           Act/360      Balloon
    64                  0.50                 75.12           8.76             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    65                  0.49                 75.61           8.40             0.0833           Act/360      Balloon
    66                  0.49                 76.10           8.64             0.0833           Act/360      Balloon
    67                  0.49                 76.59           8.64             0.0833           Act/360      Balloon
    68                  0.48                 77.07           8.29             0.0833           Act/360      ARD
    69                  0.48                 77.55           8.45             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    70                  0.47                 78.02           8.62             0.0833           Act/360      Balloon
    71                  0.47                 78.50           8.94             0.0833           Act/360      Interest-Only, Balloon
    72                  0.46                 78.96           8.62             0.0833           Act/360      Balloon
    73                  0.45                 79.41           8.06             0.0833           Act/360      Balloon
    74                  0.45                 79.86           8.91             0.0833           Act/360      ARD
------------------------------------------------------------------------------------------------------------------------------------
    75                  0.44                 80.30           8.76             0.0833           Act/360      Balloon
    76                  0.43                 80.73           8.30             0.1333           30/360       Step
    77                  0.38                 81.11           8.59             0.0833           Act/360      Balloon
    78                  0.38                 81.49           8.30             0.1333           30/360       Fully Amortizing
    79                  0.38                 81.87           8.94             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    80                  0.37                 82.24           8.64             0.0833           Act/360      Balloon
    81                  0.36                 82.60           8.19             0.1083           Act/360      Interest-Only, Balloon
    82                  0.36                 82.96           8.75             0.0833           Act/360      Balloon
    83                  0.35                 83.30           8.16             0.1083           Act/360      Balloon
    84                  0.34                 83.65           8.35             0.1333           30/360       Fully Amortizing
------------------------------------------------------------------------------------------------------------------------------------
    85                  0.34                 83.99           8.94             0.0833           Act/360      Interest-Only, Balloon
    86                  0.33                 84.31           8.90             0.0833           Act/360      ARD
    87                  0.33                 84.64           8.89             0.0833           Act/360      Balloon
    88                  0.33                 84.97           8.71             0.0833           Act/360      Balloon
    89                  0.33                 85.30           8.58             0.0833           Act/360      ARD
------------------------------------------------------------------------------------------------------------------------------------
    90                  0.33                 85.62           7.39             0.0833           Act/360      Balloon
    91                  0.32                 85.95           8.62             0.0833           Act/360      Balloon
    92                  0.32                 86.27           8.25             0.0833           Act/360      Balloon
    93                  0.32                 86.59           8.38             0.0833           Act/360      Balloon
    94                  0.32                 86.91           8.32             0.1033           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
    95                  0.31                 87.22          10.00             0.0833           Act/360      Balloon
    96                  0.30                 87.52           8.95             0.0833           Act/360      Balloon
    97                  0.30                 87.82           7.88             0.1033           Act/360      Balloon
    98                  0.29                 88.11           8.23             0.0833           Act/360      Balloon
    99                  0.29                 88.40           8.28             0.1333           30/360       Fully Amortizing
------------------------------------------------------------------------------------------------------------------------------------
   100                  0.28                 88.68           8.54             0.0833           Act/360      Balloon
   101                  0.28                 88.97           8.43             0.1033           Act/360      Balloon
   101a
   101b

   102                  0.28                 89.25           8.64             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   103                  0.27                 89.52           8.71             0.0833           Act/360      Balloon
   104                  0.25                 89.77           8.94             0.0833           Act/360      Interest-Only, Balloon
   105                  0.25                 90.02           7.85             0.0833           Act/360      Balloon
   106                  0.25                 90.27           8.19             0.1133           Act/360      Balloon
   107                  0.24                 90.51           8.76             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   108                  0.24                 90.75           8.44             0.0833           Act/360      Balloon
   109                  0.24                 90.99           8.87             0.0833           Act/360      Balloon
   110                  0.24                 91.23           8.19             0.1033           Act/360      Balloon
   111                  0.24                 91.47           8.32             0.1033           Act/360      Balloon
   112                  0.24                 91.71           8.42             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   113                  0.23                 91.94           8.60             0.0833           Act/360      Balloon
   114                  0.23                 92.17           8.19             0.0833           Act/360      Balloon
   115                  0.23                 92.40           8.18             0.0833           Act/360      Balloon
   116                  0.23                 92.63           8.18             0.0833           Act/360      Balloon
   117                  0.23                 92.86           8.11             0.1083           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   118                  0.22                 93.08           9.50             0.0833           Act/360      Balloon
   118a
   118b
   118c
   118d
------------------------------------------------------------------------------------------------------------------------------------
   118e
   118f
   118g
   118h
   118i
------------------------------------------------------------------------------------------------------------------------------------
   119                  0.21                 93.29           8.39             0.0833           Act/360      Balloon
   120                  0.20                 93.49           8.43             0.1333           30/360       Step
   121                  0.20                 93.69           8.50             0.0833           Act/360      Balloon
   122                  0.20                 93.89           8.74             0.1333           30/360       Step
   123                  0.20                 94.09           8.50             0.1083           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   124                  0.19                 94.28           8.48             0.0833           Act/360      Balloon
   125                  0.19                 94.47           8.55             0.0833           Act/360      Balloon
   126                  0.19                 94.66           8.63             0.0833           Act/360      Balloon
   127                  0.19                 94.85           8.07             0.0833           Act/360      Balloon
   128                  0.19                 95.04           8.33             0.1033           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   129                  0.19                 95.23           8.63             0.0833           Act/360      Balloon
   130                  0.18                 95.41           8.94             0.0833           Act/360      Interest-Only, Balloon
   131                  0.18                 95.59           8.48             0.0833           Act/360      Balloon
   132                  0.18                 95.77           8.18             0.0833           Act/360      Balloon
   133                  0.17                 95.95           8.27             0.1033           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   134                  0.17                 96.12           9.49             0.0833           Act/360      Balloon
   135                  0.17                 96.29           8.40             0.0833           Act/360      Balloon
   136                  0.17                 96.46           8.58             0.0833           Act/360      ARD
   137                  0.16                 96.62           9.22             0.0833           Act/360      ARD
   138                  0.16                 96.78           9.00             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   139                  0.16                 96.93           8.86             0.1033           Act/360      Balloon
   140                  0.15                 97.09           8.43             0.0833           Act/360      Balloon
   141                  0.15                 97.24           8.51             0.1083           Act/360      Balloon
   142                  0.15                 97.40           8.64             0.0833           Act/360      Balloon
   143                  0.15                 97.55           8.48             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   144                  0.15                 97.70           8.18             0.0833           Act/360      Balloon
   145                  0.15                 97.85           9.27             0.0833           Act/360      Balloon
   145a
   145b
   145c
------------------------------------------------------------------------------------------------------------------------------------
   146                  0.14                 97.99           8.44             0.0833           Act/360      Balloon
   147                  0.14                 98.12           8.11             0.1333           30/360       Step
   148                  0.13                 98.25           8.48             0.1033           Act/360      Balloon
   149                  0.13                 98.38           8.32             0.1333           30/360       Fully Amortizing
   150                  0.12                 98.50           8.94             0.1033           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   151                  0.12                 98.62           8.70             0.0833           Act/360      Balloon
   152                  0.12                 98.74           8.02             0.1033           Act/360      Balloon
   153                  0.11                 98.85           8.54             0.0833           Act/360      Balloon
   154                  0.10                 98.96           8.28             0.0833           Act/360      Balloon
   155                  0.10                 99.06           8.41             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   156                  0.10                 99.16           8.64             0.0833           Act/360      Balloon
   157                  0.10                 99.26           8.60             0.0833           Act/360      Balloon
   158                  0.09                 99.36           8.88             0.0833           Act/360      Balloon
   159                  0.09                 99.45           8.18             0.0833           Act/360      Balloon
   160                  0.09                 99.54           8.69             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   161                  0.08                 99.62           9.63             0.0833           Act/360      Balloon
   162                  0.08                 99.70           8.63             0.0833           Act/360      Balloon
   162a
   162b
   163                  0.08                 99.78           8.75             0.0833           Act/360      Balloon
------------------------------------------------------------------------------------------------------------------------------------
   164                  0.07                 99.85           8.54             0.0833           Act/360      Balloon
   165                  0.05                 99.90           8.88             0.0833           Act/360      Balloon
   166                  0.05                 99.95           8.75             0.0833           Act/360      Balloon
   167                  0.05                100.00           8.75             0.0833           Act/360      Balloon


                                                 ORIGINAL    REMAINING
                   ORIGINAL       REMAINING      TERM TO     TERM TO         ORIGINAL          REMAINING
 CONTROL        INTEREST-ONLY   INTEREST-ONLY    MATURITY    MATURITY       AMORTIZATION      AMORTIZATION    ORIGINATION
   NO.          PERIOD (MOS.)   PERIOD (MOS.)     (MOS.)      (MOS.)         TERM (MOS.)       TERM (MOS.)       DATE
===============================================================================================================================
    1                                              115          111              356               352          5/12/00
    2                                              120          117              360               357          5/25/00
    3                 120             117          120          117                0                 0          5/16/00
    4                                              120          116              360               356          4/13/00
    5                                              117          113              358               354           5/2/00
-------------------------------------------------------------------------------------------------------------------------------
    6                                              120          114              360               354           3/2/00
    7                  12               8          120          116              360               360          4/13/00
    8                                              120          118              360               358          6/23/00
    9                                              120          114              360               354          2/25/00
    10                                             120          115              360               355          3/31/00
-------------------------------------------------------------------------------------------------------------------------------
    11                                             120          105              360               345          5/11/99
    12                                             120          111              360               351         11/15/99
    13                                             120          112              360               352         12/23/99
    14                                             120          115              360               355           3/7/00
    15                                             120          115              360               355          3/21/00
-------------------------------------------------------------------------------------------------------------------------------
    16                                             120          117              360               357           6/1/00
    17                                             120          118              360               358          6/28/00
   17a
   17b
    18                                             120          116              360               356          4/13/00
-------------------------------------------------------------------------------------------------------------------------------
    19                                             120          111              360               351          11/2/99
    20                                             120          118              360               358          6/29/00
    21                                             120          112              360               352         12/27/99
    22                                             120          117              360               357          5/25/00
    23                                             120          117              360               357          5/25/00
-------------------------------------------------------------------------------------------------------------------------------
    24                                              60           58              360               358          6/19/00
    25                                             120          109              360               349          9/29/99
    26                                             120          117              360               357           6/1/00
    27                                             120          117              360               357          5/23/00
    28                                             120          116              360               356          4/24/00
-------------------------------------------------------------------------------------------------------------------------------
    29                                             120          108              360               348          8/20/99
    30                                             180          176              360               356           4/4/00
    31                                             120          113              360               353          1/13/00
    32                                             120          108              300               288          8/26/99
    33                                             120          109              360               349          9/16/99
-------------------------------------------------------------------------------------------------------------------------------
    34                                              84           77              360               353           2/1/00
    35                                             120          117              360               357           5/3/00
    36                                             120          116              360               356          3/31/00
    37                                             120          117              360               357          5/19/00
    38                                             120          116              360               356           5/2/00
-------------------------------------------------------------------------------------------------------------------------------
    39                                              84           77              360               353           2/1/00
    40                                             120          115              360               355           3/8/00
    41                                             120          115              300               295          3/15/00
    42                                             120          112              360               352         12/28/99
    43                                             120          117              360               357          5/25/00
-------------------------------------------------------------------------------------------------------------------------------
    44                                             120          116              360               356          4/14/00
    45                                             120          116              360               356          4/20/00
    46                                             180          178              360               358          6/29/00
    47                                             120          117              360               357           5/5/00
   47a
   47b
    48                                              84           77              360               353           2/1/00
    49                                             180          176              300               296           4/4/00
-------------------------------------------------------------------------------------------------------------------------------
    50                                             120          111              360               351          11/5/99
    51                                             120          117              360               357           5/2/00
    52                                             120          117              360               357          5/31/00
    53                                             120          115              360               355          4/11/00
    54                                             114          113              354               353          7/10/00
-------------------------------------------------------------------------------------------------------------------------------
    55                                             120          117              360               357           5/2/00
    56                                             120          117              360               357          5/17/00
    57                                             120          114              360               354          2/10/00
    58                                             114          112              354               352          6/30/00
    59                                             120          117              360               357           6/8/00
-------------------------------------------------------------------------------------------------------------------------------
    60                                             120          117              300               297          5/17/00
    61                                             120          109              360               349          9/30/99
    62                                             120          118              360               358          6/26/00
    63                                             120          109              360               349           9/9/99
    64                                             120          117              300               297          5/12/00
-------------------------------------------------------------------------------------------------------------------------------
    65                                             120          115              360               355          3/23/00
    66                                             180          176              360               356           4/4/00
    67                                             180          176              360               356           4/4/00
    68                                             120          118              360               358          6/21/00
    69                                             120          114              360               354           2/9/00
-------------------------------------------------------------------------------------------------------------------------------
    70                                              84           78              360               354           3/1/00
    71                 18              13          120          115              276               276          3/13/00
    72                                              84           77              360               353           2/1/00
    73                                             120          113              360               353          1/31/00
    74                                             120          114              300               294           3/2/00
-------------------------------------------------------------------------------------------------------------------------------
    75                                             120          117              300               297          5/12/00
    76                                             239          235              239               235          4/17/00
    77                                             120          118              360               358           6/9/00
    78                                             238          237              238               237          7/28/00
    79                                             120          114              300               294          2/11/00
-------------------------------------------------------------------------------------------------------------------------------
    80                                             180          176              360               356           4/4/00
    81                 12               6          120          114              360               360          2/29/00
    82                                             120          109              360               349          9/29/99
    83                                             120          117              360               357           5/9/00
    84                                             235          230              235               230          3/30/00
-------------------------------------------------------------------------------------------------------------------------------
    85                 18              13          120          115              276               276          3/13/00
    86                                             120          114              360               354          2/18/00
    87                                             120          110              360               350         10/26/99
    88                                             120          117              300               297          5/19/00
    89                                             120          114              360               354          2/17/00
-------------------------------------------------------------------------------------------------------------------------------
    90                                              84           68              360               344          4/26/99
    91                                              84           78              360               354           3/1/00
    92                                             120          111              360               351          11/8/99
    93                                             120          108              360               348           9/2/99
    94                                             120          115              360               355          3/31/00
------------------------------------------------------------------------------------------------------------------------------------
    95                                             120          112              300               292         12/23/99
    96                                             120          117              300               297          5/15/00
    97                                              60           48              360               348          8/31/99
    98                                             120          115              360               355          3/24/00
    99                                             238          236              238               236          6/21/00
-------------------------------------------------------------------------------------------------------------------------------
   100                                             120          116              360               356          4/14/00
   101                                             120          115              300               295          3/23/00
   101a
   101b
   102                                             144          141              324               321          5/17/00
-------------------------------------------------------------------------------------------------------------------------------
   103                                             120          117              300               297          5/19/00
   104                 18              13          120          115              276               276          3/13/00
   105                                             120          109              360               349          10/1/99
   106                                             120          115              360               355          3/23/00
   107                                             120          117              300               297          5/12/00
-------------------------------------------------------------------------------------------------------------------------------
   108                                             120          118              360               358          6/16/00
   109                                             120          114              360               354          2/18/00
   110                                             120          111              360               351         11/24/99
   111                                             120          110              360               350          10/5/99
   112                                             120          114              360               354          2/10/00
-------------------------------------------------------------------------------------------------------------------------------
   113                                             120          116              360               356          4/28/00
   114                                             120          111              300               291          11/9/99
   115                                             120          116              360               356          3/31/00
   116                                             120          116              360               356          3/31/00
   117                                             120          118              360               358          6/16/00
-------------------------------------------------------------------------------------------------------------------------------
   118                                             120          114              360               354           3/6/00
   118a
   118b
   118c
   118d
-------------------------------------------------------------------------------------------------------------------------------
   118e
   118f
   118g
   118h
   118i
-------------------------------------------------------------------------------------------------------------------------------
   119                                             120          108              360               348          8/24/99
   120                                             235          233              235               233          6/30/00
   121                                             120          116              360               356           5/8/00
   122                                             224          221              224               221          5/10/00
   123                                             120          114              240               234          2/28/00
-------------------------------------------------------------------------------------------------------------------------------
   124                                             120          111              360               351          11/5/99
   125                                             121          118              360               357           6/1/00
   126                                             120          118              360               358          6/27/00
   127                                             120          116              360               356          4/11/00
   128                                             120          115              360               355          3/21/00
-------------------------------------------------------------------------------------------------------------------------------
   129                                              60           52              360               352          12/6/99
   130                 18              13          120          115              276               276          3/13/00
   131                                             120          111              360               351          11/5/99
   132                                              60           46              360               346          6/30/99
   133                                             120          116              360               356          4/11/00
------------------------------------------------------------------------------------------------------------------------------------
   134                                             120          114              300               294           2/2/00
   135                                             120          115              360               355          3/23/00
   136                                             120          118              360               358          6/12/00
   137                                             120          113              360               353          1/31/00
   138                                             120          116              360               356          4/19/00
-------------------------------------------------------------------------------------------------------------------------------
   139                                             120          114              360               354          2/17/00
   140                                             120          109              360               349           9/9/99
   141                                             120          115              360               355           3/3/00
   142                                             120          114              360               354          2/16/00
   143                                             120          118              360               358          6/16/00
-------------------------------------------------------------------------------------------------------------------------------
   144                                             120          116              360               356          3/31/00
   145                                             180          175              360               355          3/22/00
   145a
   145b
   145c
-------------------------------------------------------------------------------------------------------------------------------
   146                                              96           85              300               289          9/28/99
   147                                             228          224              228               224           5/1/00
   148                                             120          116              300               296           4/7/00
   149                                             230          225              230               225          3/24/00
   150                                             120          114              300               294          2/14/00
-------------------------------------------------------------------------------------------------------------------------------
   151                                             120          111              360               351         11/23/99
   152                                              84           75              360               351         11/10/99
   153                                             120          116              360               356          4/13/00
   154                                             120          115              360               355          3/24/00
   155                                             120          109              300               289          9/20/99
-------------------------------------------------------------------------------------------------------------------------------
   156                                             120          114              360               354          2/16/00
   157                                             120          117              300               297          5/16/00
   158                                             120          117              360               357          5/30/00
   159                                             120          116              360               356          3/31/00
   160                                             120          113              360               353          1/12/00
-------------------------------------------------------------------------------------------------------------------------------
   161                                             120          114              360               354          2/17/00
   162                                             120          116              240               236          4/25/00
   162a
   162b
   163                                             120          118              360               358          6/13/00
-------------------------------------------------------------------------------------------------------------------------------
   164                                             120          116              360               356          4/13/00
   165                                             120          116              360               356          4/26/00
   166                                             120          117              360               357           6/7/00
   167                                             120          109              360               349          10/1/99



              MATURITY OR
              ANTICIPATED
 CONTROL       REPAYMENT    BALLOON                                                                                 ANNUAL DEBT
   NO.           DATE      BALANCE ($)         PROPERTY TYPE                     PREPAYMENT PROVISIONS              SERVICE ($)
================================================================================================================================
    1          12/11/09    77,565,874       Retail - Regional Mall               L(31),YM(81),O(3)                    7,731,416
    2            6/1/10    36,981,336       Retail - Regional Mall               L(48),D(72)                          3,737,819
    3           6/11/10    36,000,000       Retail - Regional Mall               L(28),>YM or 1%(89),O(3)             2,792,250
    4           5/11/10    24,540,807       Office - with Retail                 L(37),D(82),O(1)                     2,537,348
    5           2/11/10    24,367,057       Multifamily                          L(37),>YM or 1%(77),O(3)             2,458,050
--------------------------------------------------------------------------------------------------------------------------------
    6           3/11/10    20,369,995       Office                               L(49),D(68),O(3)                     2,079,895
    7            5/1/10    20,147,614       Retail - Anchored                    L(29),D(89),O(2)                     2,001,934
    8           7/11/10    16,467,479       Office - with Retail                 L(49),D(68),O(3)                     1,679,307
    9            3/1/10    14,665,920       Retail - Anchored                    L(48),D(72)                          1,497,524
    10           4/1/10    14,029,431       Retail - Unanchored                  L(48),D(71),O(1)                     1,405,055
--------------------------------------------------------------------------------------------------------------------------------
    11           6/1/09    13,690,751       Retail - Anchored                    L(48),D(71),O(1)                     1,322,653
    12         12/11/09    13,024,087       Retail - Anchored                    L(37),D(80),O(3)                     1,332,493
    13           1/1/10    12,480,691       Retail - Anchored                    L(48),D(69),O(3)                     1,270,974
    14           4/1/10    11,975,478       Office                               L(48),D(70),O(2)                     1,224,767
    15           4/1/10    11,777,037       Retail - Anchored                    L(30),D(89),O(1)                     1,206,145
--------------------------------------------------------------------------------------------------------------------------------
    16           6/1/10    11,454,877       Office                               L(28),>YM or 1%(91),O(1)             1,186,253
    17          7/11/10    10,837,939                                            L(37),D(80),O(3)                     1,099,081
   17a                                      Office
   17b                                      Office
    18          5/11/10    10,907,024       Office                               L(37),D(82),O(1)                     1,127,710
--------------------------------------------------------------------------------------------------------------------------------
    19          12/1/09    10,175,025       Multifamily                          L(36),D(84)                          1,021,579
    20           7/1/10     9,590,002       Multifamily                          L(48),>YM or 1%(71),O(1)               950,222
    21           1/1/10     9,673,076       Multifamily                          L(48),D(71),O(1)                       978,211
    22           6/1/10     9,390,780       Retail - Anchored                    L(28),D(90),O(2)                       973,837
    23           6/1/10     8,867,808       Retail - Anchored                    L(28),D(90),O(2)                       919,604
--------------------------------------------------------------------------------------------------------------------------------
    24           7/1/05     9,340,345       Industrial                           L(48),D(10),O(2)                       899,143
    25          10/1/09     8,554,765       Multifamily                          L(48),D(70),O(2)                       832,483
    26           6/1/10     8,437,912       Multifamily                          L(48),D(71),O(1)                       868,410
    27           6/1/10     8,274,794       Office                               L(48),D(70),O(2)                       857,517
    28           5/1/10     7,663,157       Industrial                           L(48),D(72)                            772,755
--------------------------------------------------------------------------------------------------------------------------------
    29           9/1/09     7,633,299       Multifamily                          L(48),D(72)                            760,563
    30           5/1/15     6,937,346       Office                               L(29),D(148),O(3)                      789,761
    31           2/1/10     7,540,245       Multifamily                          L(48),D(72)                            779,289
    32           9/1/09     6,508,297       Multifamily - Senior Living          L(38),D(82)                            739,575
    33          10/1/09     6,891,889       Retail - Anchored                    L(48),D(70),O(2)                       692,892
--------------------------------------------------------------------------------------------------------------------------------
    34           2/1/07     7,074,560       Multifamily                          L(48),D(36)                            697,131
    35           6/1/10     6,721,933       Industrial                           L(28),D(91),O(1)                       671,814
    36           5/1/10     6,511,966       Multifamily                          L(29),D(88),O(3)                       649,326
    37          6/11/10     6,552,861       Retail                               L(28),D(89),O(3)                       680,944
    38          5/11/10     6,415,680       Office                               L(29),D(88),O(3)                       651,495
--------------------------------------------------------------------------------------------------------------------------------
    39           2/1/07     6,687,731       Multifamily                          L(48),D(35),O(1)                       653,907
    40           4/1/10     6,359,917       Office                               L(30),>YM or 1%(89),O(1)               657,232
    41           4/1/10     5,888,969       Hotel - Limited Service              L(48),D(71),O(1)                       699,890
    42           1/1/10     6,217,563       Multifamily                          L(48),D(71),O(1)                       626,128
    43           6/1/10     6,184,727       Retail - Anchored                    L(28),D(90),O(2)                       641,365
--------------------------------------------------------------------------------------------------------------------------------
    44          5/11/10     6,038,979       Office                               L(49),D(68),O(3)                       608,546
    45          5/11/10     6,026,395       Multifamily - with Office            L(37),D(80),O(3)                       603,453
    46           7/1/15     5,413,170       Office                               L(27),D(150),O(3)                      610,977
    47           6/1/10     5,938,680                                            L(28),D(91),O(1)                       602,763
   47a                                      Mixed-Use
   47b                                      Mixed-Use
    48           2/1/07     6,169,667       Multifamily                          L(48),D(35),O(1)                       603,252
    49           5/1/15     4,531,364       Hotel - Extended-Stay                L(29),D(148),O(3)                      653,300
--------------------------------------------------------------------------------------------------------------------------------
    50          12/1/09     5,676,294       Multifamily                          L(48),D(72)                            577,925
    51           6/1/10     5,497,049       Industrial                           L(48),D(72)                            554,049
    52           6/1/10     5,450,478       Multifamily                          L(48),D(71),O(1)                       551,668
    53          4/11/10     5,412,155       Industrial                           L(37),D(80),O(3)                       546,998
    54           2/1/10     5,472,619       Retail - Anchored                    L(42),D(71),O(1)                       581,650
--------------------------------------------------------------------------------------------------------------------------------
    55           6/1/10     5,337,477       Retail - Unanchored                  L(48),D(69),O(3)                       544,391
    56          6/11/10     5,257,062       Retail - Anchored                    L(37),>YM or 1%(80),O(3)               539,362
    57           3/1/10     4,991,509       Retail - Anchored                    L(48),D(71),O(1)                       513,576
    58           1/1/10     4,823,080       Retail - Anchored                    L(42),D(69),O(3)                       487,632
    59          6/11/10     4,705,571       Multifamily                          L(28),D(86),O(6)                       448,920
--------------------------------------------------------------------------------------------------------------------------------
    60          6/11/10     4,488,205       Mixed-Use                            L(49),D(68),O(3)                       532,858
    61          10/1/09     4,583,908       Retail - Anchored                    L(48),D(71),O(1)                       457,626
    62          7/11/10     4,527,015       Office                               L(49),D(68),O(3)                       457,806
    63          10/1/09     4,554,002       Office                               L(48),D(71),O(1)                       466,221
    64           6/1/10     4,209,195       Hotel - Limited Service              L(28),D(92)                            493,694
--------------------------------------------------------------------------------------------------------------------------------
    65           4/6/10     4,468,097       Retail - Anchored                    L(37),D(80),O(3)                       452,532
    66           5/1/15     4,022,840       Office                               L(29),D(148),O(3)                      457,968
    67           5/1/15     3,998,211       Office                               L(29),D(148),O(3)                      455,164
    68          7/11/10     4,322,235       Retail - Anchored                    L(49),D(68),O(3)                       434,350
    69           3/1/10     4,338,556       Multifamily                          L(48),D(72)                            440,855
--------------------------------------------------------------------------------------------------------------------------------
    70           3/1/07     4,483,469       Multifamily                          L(48),D(35),O(1)                       443,137
    71           4/1/10     3,984,954       Hotel - Limited Service              L(48),D(72)                            482,366
    72           2/1/07     4,388,702       Multifamily                          L(48),D(35),O(1)                       433,808
    73           2/1/10     4,029,597       Multifamily                          L(36),>YM or 1%(82),O(2)               398,494
    74          3/11/10     3,804,855       Multifamily - Independent Living     L(61),D(56),O(3)                       449,843
--------------------------------------------------------------------------------------------------------------------------------
    75           6/1/10     3,704,092       Hotel - Limited Service              L(28),D(92)                            434,451
    76           4/1/20             0       CTL                                  L(48),D(191)                           438,684
    77           7/1/10     3,467,915       Multifamily                          L(27),D(92),O(1)                       355,863
    78           6/1/20             0       CTL                                  L(48),D(190)                           391,460
    79           3/1/10     3,215,576       Self-Storage                         L(48),D(72)                            380,802
--------------------------------------------------------------------------------------------------------------------------------
    80           5/1/15     3,037,652       Industrial                           L(29),D(148),O(3)                      345,813
    81           3/1/10     3,286,345       Mobile Home Park                     L(48),D(69),O(3)                       322,727
    82          10/6/09     3,276,435       Retail - Unanchored                  L(36),D(81),O(3)                       339,855
    83           6/1/10     3,128,153       Mobile Home Park                     L(48),D(71),O(1)                       311,538
    84          11/1/19             0       CTL                                  L(48),D(187)                           357,480
--------------------------------------------------------------------------------------------------------------------------------
    85           4/1/10     2,882,733       Hotel - Full Service                 L(48),D(72)                            348,945
    86          3/11/10     3,012,800       Multifamily                          L(37),D(80),O(3)                       315,785
    87          11/1/09     3,011,941       Retail - Unanchored                  L(48),D(72)                            315,501
    88           6/1/10     2,757,485       Hotel - Limited Service              L(48),D(72)                            322,527
    89           3/6/10     2,968,886       Multifamily                          L(49),D(68),O(3)                       304,414
--------------------------------------------------------------------------------------------------------------------------------
    90           5/1/06     3,057,928       Multifamily                          L(48),D(35),O(1)                       273,912
    91           3/1/07     3,067,636       Multifamily                          L(48),D(35),O(1)                       303,199
    92          12/6/09     2,924,407       Retail - Anchored                    L(37),D(77),O(6)                       292,994
    93           9/6/09     2,887,407       Multifamily                          L(37),D(80),O(3)                       291,868
    94           4/1/10     2,869,651       Office                               L(48),D(69),O(3)                       289,017
------------------------------------------------------------------------------------------------------------------------------------
    95          1/11/10     2,738,591       Health Care - Skilled                L(37),D(80),O(3)                       343,489
    96           6/1/10     2,538,461       Self-Storage                         L(48),D(72)                            300,879
    97           9/1/04     2,870,029       Multifamily                          L(48),D(9),O(3)                        261,150
    98           4/1/10     2,607,429       Multifamily                          L(48),D(72)                            260,952
    99           5/1/20             0       CTL                                  L(48),D(190)                           295,187
--------------------------------------------------------------------------------------------------------------------------------
   100           5/1/10     2,581,157       Retail - Anchored                    L(48),D(71),O(1)                       263,939
   101           4/1/10     2,377,724                                            L(48),D(71),O(1)                       273,776
   101a                                     Industrial
   101b                                     Industrial
   102           6/1/12     2,342,397       Retail - Anchored                    L(48),D(95),O(1)                       270,742
--------------------------------------------------------------------------------------------------------------------------------
   103           6/1/10     2,286,696       Hotel - Limited Service              L(48),D(72)                            267,461
   104           4/1/10     2,119,656       Hotel - Limited Service              L(48),D(72)                            256,578
   105          10/1/09     2,228,345       Multifamily                          L(36),D(83),O(1)                       217,000
   106           4/1/10     2,223,232       Office                               L(48),D(71),O(1)                       221,875
   107           6/1/10     2,062,505       Hotel - Limited Service              L(28),D(92)                            241,910
--------------------------------------------------------------------------------------------------------------------------------
   108          7/11/10     2,191,167       Multifamily                          L(37),D(80),O(3)                       222,518
   109           3/1/10     2,189,694       Retail - Anchored                    L(31),D(89)                            229,043
   110          12/1/09     2,156,538       Retail - Unanchored                  L(48),D(69),O(3)                       215,151
   111          11/1/09     2,162,724       Retail - Unanchored                  L(48),D(70),O(2)                       217,784
   112           3/1/10     2,149,728       Multifamily                          L(48),D(71),O(1)                       217,984
--------------------------------------------------------------------------------------------------------------------------------
   113           5/1/10     2,131,197       Industrial                           L(48),D(72)                            218,835
   114          12/1/09     1,927,317       Multifamily                          L(48),D(69),O(3)                       218,860
   115           5/1/10     2,074,848       Multifamily                          L(29),D(88),O(3)                       206,889
   116           5/1/10     2,065,865       Multifamily                          L(29),D(88),O(3)                       205,993
   117           7/1/10     2,044,442       Mobile Home Park                     L(48),D(71),O(1)                       202,860
--------------------------------------------------------------------------------------------------------------------------------
   118          3/11/10     1,997,150                                            L(48),>YM or 1%(69),O(3)               217,949
   118a                                     Multifamily
   118b                                     Multifamily
   118c                                     Multifamily
   118d                                     Multifamily
--------------------------------------------------------------------------------------------------------------------------------
   118e                                     Multifamily
   118f                                     Multifamily
   118g                                     Multifamily
   118h                                     Multifamily
   118i                                     Multifamily
--------------------------------------------------------------------------------------------------------------------------------
   119           9/1/09     1,918,078       Retail - Unanchored                  L(48),D(72)                            194,088
   120           2/1/20             0       CTL                                  L(48),D(187)                           203,186
   121          5/11/10     1,809,701       Multifamily                          L(37),D(80),O(3)                       184,539
   122           2/1/19             0       CTL                                  L(48),D(176)                           206,907
   123           3/1/10     1,435,109       Mobile Home Park                     L(48),D(69),O(3)                       208,278
--------------------------------------------------------------------------------------------------------------------------------
   124          12/1/09     1,741,333       Multifamily                          L(48),D(72)                            177,292
   125           7/1/10     1,718,371       Multifamily                          L(48),D(73)                            176,121
   126          7/11/10     1,722,161       Retail - Unanchored                  L(37),D(80),O(3)                       177,149
   127           5/1/10     1,702,167       Industrial                           L(48),D(71),O(1)                       168,412
   128           4/1/10     1,712,275       Multifamily                          L(48),D(71),O(1)                       172,573
--------------------------------------------------------------------------------------------------------------------------------
   129           1/1/05     1,831,210       Office                               L(48),D(11),O(1)                       177,417
   130           4/1/10     1,526,152       Hotel - Limited Service              L(48),D(72)                            184,736
   131          12/1/09     1,628,259       Multifamily                          L(48),D(72)                            165,779
   132           7/1/04     1,727,556       Multifamily                          L(48),D(12)                            161,212
   133           5/1/10     1,575,157       Industrial                           L(48),D(71),O(1)                       158,061
------------------------------------------------------------------------------------------------------------------------------------
   134           3/1/10     1,502,382       Hotel - Limited Service              L(48),D(72)                            183,330
   135           4/1/10     1,534,498       Retail - Unanchored                  L(48),D(72)                            155,415
   136           7/6/10     1,527,352       Office                               L(49),D(68),O(3)                       156,622
   137          2/11/10     1,470,218       Retail - Unanchored                  L(37),D(80),O(3)                       157,536
   138          5/11/10     1,440,965       Office                               L(37),D(80),O(3)                       152,074
--------------------------------------------------------------------------------------------------------------------------------
   139           3/1/10     1,436,675       Office                               L(48),D(71),O(1)                       150,174
   140          10/1/09     1,405,184       Office                               L(48),D(71),O(1)                       142,564
   141           4/1/10     1,397,174       Mobile Home Park                     L(48),D(71),O(1)                       142,596
   142          3/11/10     1,397,935       Retail - Anchored                    L(37),D(80),O(3)                       143,933
   143           7/1/10     1,379,205       Industrial                           L(48),D(72)                            140,452
--------------------------------------------------------------------------------------------------------------------------------
   144           5/1/10     1,365,267       Multifamily                          L(29),D(88),O(3)                       136,134
   145          4/11/15     1,262,118                                            L(37),D(140),O(3)                      148,343
   145a                                     Mixed-Use
   145b                                     Mixed-Use
   145c                                     Mixed-Use
--------------------------------------------------------------------------------------------------------------------------------
   146          10/1/07     1,231,878       Office                               L(36),D(59),O(1)                       134,600
   147           5/1/19             0       CTL                                  L(48),D(180)                           125,623
   148           5/1/10     1,086,286       Self-Storage                         L(29),D(90),O(1)                       125,405
   149           6/1/19             0       CTL                                  L(48),D(182)                           134,995
   150           3/1/10     1,036,600       Retail - Unanchored                  L(48),D(71),O(1)                       122,758
--------------------------------------------------------------------------------------------------------------------------------
   151          12/1/09     1,090,885       Retail - Unanchored                  L(48),D(72)                            112,771
   152          12/1/06     1,099,542       Multifamily                          L(48),D(35),O(1)                       103,657
   153          5/11/10     1,014,350       Office                               L(48),>YM or 1%(69),O(3)               103,723
   154           4/1/10       945,164       Multifamily                          L(48),D(72)                             94,926
   155          10/1/09       875,855       Industrial                           L(48),D(72)                            100,696
--------------------------------------------------------------------------------------------------------------------------------
   156          3/11/10       944,059       Retail - Anchored                    L(37),D(80),O(3)                        97,201
   157           6/1/10       838,173       Mobile Home Park                     L(48),D(70),O(2)                        97,437
   158          6/11/10       860,216       Retail - Unanchored                  L(37),D(80),O(3)                        90,035
   159           5/1/10       826,346       Multifamily                          L(29),D(88),O(3)                        82,397
   160           2/1/10       816,904       Multifamily                          L(48),D(71),O(1)                        84,428
--------------------------------------------------------------------------------------------------------------------------------
   161          3/11/10       760,109       Multifamily                          L(37),D(80),O(3)                        83,639
   162          5/11/10       576,418                                            L(37),D(80),O(3)                        84,072
   162a                                     Mobile Home Park
   162b                                     Mobile Home Park

   163          7/11/10       700,607       Multifamily                          L(37),D(80),O(3)                        72,691
--------------------------------------------------------------------------------------------------------------------------------
   164          5/11/10       633,969       Office                               L(48),>YM or 1%(69),O(3)                64,827
   165          5/11/10       467,162       Multifamily                          L(37),D(80),O(3)                        48,884
   166          6/11/10       454,860       Multifamily                          L(37),D(80),O(3)                        47,202
   167         10/11/09       455,061       Multifamily                          L(48),>YM or 1%(69),O(3)                47,202


                UW NET                                                                                         SCHEDULED
 CONTROL      OPERATING     UW NET CASH      DSCR @ NET      APPRAISED                        CUT-OFF DATE     MATURITY/ ARD
   NO.        INCOME ($)      FLOW ($)     CASH FLOW (X)     VALUE ($)      APPRAISAL DATE        LTV (%)          LTV (%)
===============================================================================================================================
    1        13,150,999     12,719,735           1.65       177,400,000          6/30/99          48.4             43.7
    2         5,264,647      4,897,981           1.31        57,300,000          4/19/00          71.5             64.5
    3        10,270,077      9,675,975           3.47       141,900,000          4/30/00          25.4             25.4
    4         3,686,493      3,133,542           1.23        37,400,000           2/4/00          72.1             65.6
    5         3,073,421      3,042,671           1.24        34,300,000         12/22/99          78.5             71.0
-------------------------------------------------------------------------------------------------------------------------------
    6         3,739,964      3,194,869           1.54        45,100,000          9/20/99          49.8             45.2
    7         2,418,037      2,394,980           1.20        28,000,000           1/7/00          78.6             72.0
    8         2,385,114      2,231,730           1.33        28,700,000          3/20/00          63.4             57.4
    9         1,883,434      1,806,973           1.21        20,500,000         11/19/99          78.8             71.5
    10        1,859,964      1,778,006           1.27        21,200,000          2/16/00          73.4             66.2
-------------------------------------------------------------------------------------------------------------------------------
    11        1,950,557      1,894,514           1.43        22,700,000          4/22/99          67.2             60.3
    12        1,680,649      1,620,469           1.22        19,800,000          9/18/99          72.3             65.8
    13        1,595,788      1,527,111           1.20        18,000,000         11/10/99          76.4             69.3
    14        1,602,733      1,512,829           1.24        20,000,000         12/27/99          66.0             59.9
    15        1,674,702      1,569,919           1.30        17,500,000          1/14/00          74.1             67.3
-------------------------------------------------------------------------------------------------------------------------------
    16        1,636,809      1,529,764           1.29        17,500,000          3/28/00          71.9             65.5
    17        1,504,677      1,375,375           1.25        16,100,000                           74.5             67.3
   17a                                                       12,750,000          4/21/00
   17b                                                        3,350,000          4/21/00
    18        1,496,736      1,395,242           1.24        16,000,000          2/14/00          74.9             68.2
-------------------------------------------------------------------------------------------------------------------------------
    19        1,312,703      1,239,103           1.21        17,400,000           6/1/99          64.6             58.5
    20        1,198,599      1,161,451           1.22        14,000,000          5/23/00          76.4             68.5
    21        1,293,974      1,222,974           1.25        13,500,000         12/23/99          79.1             71.7
    22        1,304,456      1,226,446           1.26        16,200,000          3/31/00          63.7             58.0
    23        1,248,682      1,185,232           1.29        13,300,000           3/7/00          73.2             66.7
-------------------------------------------------------------------------------------------------------------------------------
    24        1,216,157      1,121,929           1.25        13,400,000          5/19/00          72.3             69.7
    25        1,104,320      1,039,970           1.25        12,250,000          8/13/99          77.9             69.8
    26        1,129,113      1,053,113           1.21        12,000,000          4/19/00          77.4             70.3
    27        1,233,499      1,096,341           1.28        13,900,000           5/8/00          65.4             59.5
    28        1,636,435      1,036,435           1.34        23,765,000          2/22/00          35.7             32.2
-------------------------------------------------------------------------------------------------------------------------------
    29          976,191        937,791           1.23        10,875,000           7/7/99          77.6             70.2
    30        1,028,506        951,672           1.21        11,500,000          1/31/00          73.4             60.3
    31          981,264        939,264           1.21        11,157,000          11/4/99          74.1             67.6
    32        1,030,734        978,464           1.32        10,550,000          7/30/99          73.6             61.7
    33          927,246        868,137           1.25         9,700,000           9/1/99          78.4             71.1
-------------------------------------------------------------------------------------------------------------------------------
    34        1,032,786        867,936           1.25        10,000,000         12/22/99          74.7             70.7
    35          996,107        906,946           1.35        10,700,000           3/8/00          69.8             62.8
    36          908,431        826,756           1.27         9,300,000          2/10/00          77.8             70.0
    37          900,670        854,943           1.26        10,550,000          12/8/99          68.2             62.1
    38          924,644        834,561           1.28        10,000,000          1/28/00          70.9             64.2
-------------------------------------------------------------------------------------------------------------------------------
    39          824,566        785,604           1.20         9,100,000         10/25/99          77.7             73.5
    40          878,442        829,274           1.26         9,800,000           1/6/00          71.3             64.9
    41          985,924        985,924           1.41        10,300,000         12/15/99          67.2             57.2
    42          816,292        756,292           1.21         8,650,000          12/8/99          79.4             71.9
    43          851,155        800,806           1.25         8,800,000           3/7/00          77.2             70.3
-------------------------------------------------------------------------------------------------------------------------------
    44          844,870        777,217           1.28         8,900,000          1/21/00          75.1             67.9
    45          766,127        756,627           1.25         9,200,000          2/17/00          72.7             65.5
    46          859,733        781,866           1.28         9,700,000          1/31/00          68.4             55.8
    47          805,165        750,897           1.25         8,850,000                           74.2             67.1
   47a                                                        4,300,000           3/6/00
   47b                                                        4,550,000           3/6/00
    48          765,514        729,192           1.21         8,600,000         10/25/99          75.9             71.7
    49          928,867        928,867           1.42         9,400,000          1/31/00          68.3             48.2
-------------------------------------------------------------------------------------------------------------------------------
    50          755,413        720,115           1.25         8,386,000          10/1/99          74.5             67.7
    51          803,780        749,992           1.35         8,600,000          2/22/00          70.8             63.9
    52          714,051        666,507           1.21         7,900,000          4/26/00          76.3             69.0
    53          837,210        758,027           1.39         8,800,000           3/7/00          68.0             61.5
    54          876,101        768,965           1.32         9,400,000         12/31/99          63.4             58.2
-------------------------------------------------------------------------------------------------------------------------------
    55          725,196        692,692           1.27         7,500,000          2/25/00          78.6             71.2
    56          742,644        671,568           1.25         8,500,000          1/22/00          68.1             61.8
    57          729,490        652,555           1.27         7,450,000          12/1/99          73.6             67.0
    58          666,155        622,443           1.28         6,700,000          12/2/99          79.5             72.0
    59          649,186        598,962           1.33         6,700,000          5/24/00          79.2             70.2
-------------------------------------------------------------------------------------------------------------------------------
    60          871,185        791,941           1.49         7,600,000          11/8/99          69.6             59.1
    61          680,745        600,806           1.31         6,800,000          8/16/99          74.6             67.4
    62          632,671        578,967           1.26         7,100,000          3/31/00          70.6             63.8
    63          670,086        605,727           1.30         6,700,000          6/17/99          74.6             68.0
    64          692,053        692,053           1.40         7,000,000          1/26/00          71.3             60.1
-------------------------------------------------------------------------------------------------------------------------------
    65          573,242        543,070           1.20         6,250,000           1/6/00          79.0             71.5
    66          662,644        574,089           1.25         6,600,000          1/31/00          74.1             61.0
    67          681,931        571,141           1.25         6,700,000          1/25/00          72.6             59.7
    68          624,951        550,949           1.27         6,000,000          3/28/00          79.9             72.0
    69          565,580        529,664           1.20         6,650,000           9/9/99          72.0             65.2
-------------------------------------------------------------------------------------------------------------------------------
    70          568,752        533,336           1.20         6,250,000         11/17/99          75.8             71.7
    71          782,940        782,940           1.62         7,800,000          12/9/99          60.3             51.1
    72          549,347        522,411           1.20         6,300,000         11/12/99          73.6             69.7
    73          552,704        490,704           1.23         5,775,000         12/29/99          77.6             69.8
    74          673,380        626,460           1.39         6,300,000         11/21/99          71.1             60.4
-------------------------------------------------------------------------------------------------------------------------------
    75          606,511        606,511           1.40         6,300,000          1/27/00          69.7             58.8
    76          440,000        440,000            NAP         4,950,000          10/1/00           NAP              NAP
    77          501,914        437,314           1.23         5,150,000          3/24/00          74.2             67.3
    78          403,245        400,464            NAP         4,390,000          5/15/00           NAP              NAP
    79          496,366        479,089           1.26         5,983,000          9/10/99          63.2             53.7
-------------------------------------------------------------------------------------------------------------------------------
    80          508,055        433,260           1.25         5,600,000          1/21/00          66.0             54.2
    81          408,262        399,412           1.24         5,000,000          12/1/99          72.0             65.7
    82          493,496        452,636           1.33         4,825,000          3/26/99          74.2             67.9
    83          411,220        389,720           1.25         4,785,000           2/8/00          72.7             65.4
    84          368,483        365,702            NAP         4,275,000         10/29/99           NAP              NAP
-------------------------------------------------------------------------------------------------------------------------------
    85          557,270        557,270           1.60         8,800,000          12/8/99          38.6             32.8
    86          477,636        445,886           1.41         4,610,000         12/10/99          71.4             65.4
    87          453,344        396,304           1.26         4,400,000          8/27/99          74.7             68.5
    88          454,744        454,744           1.41         5,400,000          1/12/00          60.6             51.1
    89          456,559        409,039           1.34         4,110,000         12/16/99          79.5             72.2
-------------------------------------------------------------------------------------------------------------------------------
    90          371,236        346,436           1.26         4,200,000          2/16/99          77.7             72.8
    91          381,278        363,848           1.20         4,200,000         11/17/99          77.2             73.0
    92          407,139        376,331           1.28         4,475,000           7/7/99          72.3             65.3
    93          436,341        394,841           1.35         4,100,000          7/28/99          77.6             70.4
    94          463,443        370,020           1.28         4,400,000          2/29/00          72.2             65.2
------------------------------------------------------------------------------------------------------------------------------------
    95          754,013        718,013           2.09         4,200,000          4/19/99          74.6             65.2
    96          436,319        430,559           1.43         4,400,000          3/16/00          68.0             57.7
    97          337,930        324,130           1.24         3,830,000           7/8/99          77.8             74.9
    98          353,151        330,651           1.27         3,800,000           1/6/00          76.1             68.6
    99          305,000        301,976            NAP         3,450,000          4/17/00           NAP              NAP
-------------------------------------------------------------------------------------------------------------------------------
   100          345,844        334,162           1.27         3,700,000          1/20/00          76.9             69.8
   101          398,449        343,826           1.26         3,875,000                           73.2             61.4
   101a                                                       2,065,000           1/7/00
   101b                                                       1,810,000           1/7/00
   102          397,211        338,512           1.25         5,000,000           2/8/00          56.4             46.8
-------------------------------------------------------------------------------------------------------------------------------
   103          374,326        374,326           1.40         4,400,000          1/12/00          61.7             52.0
   104          421,985        421,985           1.64         4,300,000         12/10/99          58.1             49.3
   105          292,386        268,761           1.24         3,125,000          8/16/99          79.5             71.3
   106          308,485        281,892           1.27         3,300,000           3/1/00          74.8             67.4
   107          340,708        340,708           1.41         4,200,000          1/25/00          58.2             49.1
-------------------------------------------------------------------------------------------------------------------------------
   108          319,289        294,539           1.32         3,100,000          4/24/00          78.2             70.7
   109          352,683        319,187           1.39         3,650,000          9/16/99          65.6             60.0
   110          445,602        414,156           1.92         4,450,000          8/19/99          53.7             48.5
   111          327,948        305,950           1.40         3,450,000          3/23/99          69.2             62.7
   112          287,517        264,267           1.21         3,600,000         12/16/99          65.9             59.7
-------------------------------------------------------------------------------------------------------------------------------
   113          323,091        290,466           1.33         3,300,000          6/28/99          71.1             64.6
   114          323,308        288,508           1.32         2,930,000           9/7/99          78.7             65.8
   115          278,288        249,938           1.21         3,000,000          2/10/00          76.9             69.2
   116          285,711        247,911           1.20         3,200,000          2/10/00          71.7             64.6
   117          276,070        267,670           1.32         3,150,000          4/13/00          72.3             64.9
-------------------------------------------------------------------------------------------------------------------------------
   118          314,399        296,149           1.36         2,790,000                           77.3             71.6
   118a                                                         430,000         12/14/99
   118b                                                         280,000         12/14/99
   118c                                                         470,000         12/14/99
   118d                                                         230,000         12/14/99
-------------------------------------------------------------------------------------------------------------------------------
   118e                                                         370,000         12/14/99
   118f                                                         180,000         12/14/99
   118g                                                         190,000         12/14/99
   118h                                                         450,000         12/14/99
   118i                                                         190,000         12/14/99
-------------------------------------------------------------------------------------------------------------------------------
   119          247,387        241,956           1.25         2,940,000           7/1/99          71.8             65.2
   120          211,916        209,891            NAP         2,410,000          5/26/00           NAP              NAP
   121          260,562        235,562           1.28         2,630,000           3/7/00          75.9             68.8
   122          253,125        251,100            NAP         2,800,000          2/23/00           NAP              NAP
   123          402,770        386,720           1.86         3,500,000           1/1/00          56.6             41.0
-------------------------------------------------------------------------------------------------------------------------------
   124          237,210        220,210           1.24         2,442,000         10/12/99          78.5             71.3
   125          252,652        230,152           1.31         2,900,000           4/3/00          65.5             59.3
   126          239,606        230,879           1.30         2,700,000          4/20/00          70.2             63.8
   127          241,378        216,506           1.29         2,650,000          1/11/00          71.6             64.2
   128          247,311        220,129           1.28         2,700,000          2/14/00          70.2             63.4
-------------------------------------------------------------------------------------------------------------------------------
   129          267,704        225,974           1.27         2,600,000          11/3/99          72.8             70.4
   130          292,673        292,673           1.58         3,200,000         12/10/99          56.3             47.7
   131          227,284        207,840           1.25         2,545,000         10/14/99          70.4             64.0
   132          220,537        200,537           1.24         2,950,000           5/6/99          60.6             58.6
   133          239,108        203,242           1.29         2,350,000          3/28/00          74.3             67.0
------------------------------------------------------------------------------------------------------------------------------------
   134          256,758        256,758           1.40         2,750,000         10/12/99          63.4             54.6
   135          213,121        195,396           1.26         2,300,000          1/10/00          73.7             66.7
   136          236,612        198,199           1.27         2,500,000           1/5/00          67.4             61.1
   137          225,388        206,523           1.31         2,550,000           1/1/00          62.6             57.7
   138          257,392        206,978           1.36         2,700,000          2/16/00          58.2             53.4
-------------------------------------------------------------------------------------------------------------------------------
   139          207,952        190,445           1.27         2,200,000          9/15/99          71.4             65.3
   140          192,399        178,205           1.25         2,050,000          6/21/99          75.4             68.5
   141          193,487        185,587           1.30         1,950,000         12/10/99          79.0             71.6
   142          254,590        225,934           1.57         2,300,000          1/12/00          66.8             60.8
   143          189,245        176,804           1.26         2,050,000           4/5/00          74.3             67.3
-------------------------------------------------------------------------------------------------------------------------------
   144          197,109        169,659           1.25         1,900,000          2/10/00          79.8             71.9
   145          180,954        180,954           1.22         2,000,000                           74.9             63.1
   145a                                                         400,000          1/14/00
   145b                                                       1,100,000          1/14/00
   145c                                                         500,000          1/14/00
-------------------------------------------------------------------------------------------------------------------------------
   146          182,319        167,966           1.25         2,365,000          11/6/99          58.6             52.1
   147          126,000        126,000            NAP         1,970,000          10/5/99           NAP              NAP
   148          179,633        173,520           1.38         1,850,000         11/17/99          70.0             58.7
   149          141,626        139,450            NAP         1,690,000          1/24/00           NAP              NAP
   150          178,448        159,587           1.30         1,750,000         12/20/99          69.7             59.2
-------------------------------------------------------------------------------------------------------------------------------
   151          250,460        220,047           1.95         3,050,000         10/18/99          39.2             35.8
   152          139,038        131,338           1.27         1,520,000           8/9/99          76.9             72.3
   153          180,685        136,606           1.32         1,800,000           2/1/00          62.1             56.4
   154          125,091        120,552           1.27         1,400,000           2/2/00          74.8             67.5
   155          148,267        129,813           1.29         1,600,000          6/14/99          65.0             54.7
-------------------------------------------------------------------------------------------------------------------------------
   156          165,985        141,163           1.45         1,460,000          1/12/00          71.0             64.7
   157          139,556        134,656           1.38         1,500,000           3/8/00          66.5             55.9
   158          134,436        122,532           1.36         1,300,000           4/5/00          72.5             66.2
   159          114,594        101,319           1.23         1,200,000          2/10/00          76.5             68.9
   160          111,135        105,535           1.25         1,150,000          11/9/99          77.9             71.0
-------------------------------------------------------------------------------------------------------------------------------
   161          135,877        121,877           1.46         1,050,000          1/10/00          78.0             72.4
   162          126,251        122,340           1.46         1,356,000                           58.7             42.5
   162a                                                         776,000          2/19/00
   162b                                                         580,000          2/21/00
   163          126,330        104,580           1.44         1,020,000          5/11/00          75.4             68.7
-------------------------------------------------------------------------------------------------------------------------------
   164          117,889         87,468           1.35         1,250,000           2/1/00          55.9             50.7
   165           69,814         64,684           1.32           640,000          3/13/00          79.9             73.0
   166           69,266         61,138           1.30           630,000          1/25/00          79.3             72.2
   167           71,347         62,597           1.33           700,000           7/3/99          71.1             65.0



               UNDERWRITTEN
 CONTROL    HOSPITALITY AVERAGE                                                 SQ. FT., BED,               LOAN PER
   NO.        DAILY RATE ($)           YEAR BUILT           YEAR RENOVATED      PAD, OR ROOM       UNIT       UNIT
=======================================================================================================================
    1                                               1963              1997       1,154,671        Sq Ft            74
    2                                     1971/1979/1992                           545,084        Sq Ft            75
    3                                          1968/1979         1988/1989       1,148,028        Sq Ft            31
    4                                               1965              1999         626,823        Sq Ft            43
    5                                     1998/1999/2000                               123        Units       218,839
-----------------------------------------------------------------------------------------------------------------------
    6                                               1916                           284,470        Sq Ft            79
    7                                               1996                            71,230        Sq Ft           309
    8                                               1915              2000          87,500        Sq Ft           208
    9                                         1996, 1997                           231,702        Sq Ft            70
    10                                         mid-1960s                            73,692        Sq Ft           211
-----------------------------------------------------------------------------------------------------------------------
    11                                              1965         1997/1998         190,436        Sq Ft            80
    12                                         1996/1997                           149,416        Sq Ft            96
    13                                              1985                           108,226        Sq Ft           127
    14                                         1988/1999                            93,461        Sq Ft           141
    15                                              1987                           206,365        Sq Ft            63
-----------------------------------------------------------------------------------------------------------------------
    16                                              1989                           129,982        Sq Ft            97
    17                                                                             151,508        Sq Ft            79
   17a                                              1999                            92,036        Sq Ft
   17b                                              1999                            59,472        Sq Ft
    18                                              1985              1999         138,801        Sq Ft            86
-----------------------------------------------------------------------------------------------------------------------
    19                                              1973    1997/1998/1999             368        Units        30,563
    20                                              1964                               148        Units        72,234
    21                                         1984/1998                               356        Units        29,988
    22                                         1986/1989                           129,514        Sq Ft            80
    23                                              1973         1987/1988          84,290        Sq Ft           116
-----------------------------------------------------------------------------------------------------------------------
    24                                              1977                           218,036        Sq Ft            44
    25                                              1985              1999             286        Units        33,347
    26                                              1972                               304        Units        30,552
    27                                              1924                           110,137        Sq Ft            83
    28                                         1951/1964                         1,545,444        Sq Ft             5
-----------------------------------------------------------------------------------------------------------------------
    29                                              1999                               192        Units        43,975
    30                                              1998                            79,130        Sq Ft           107
    31                                              1998                               210        Units        39,388
    32                                              1984                               153        Units        50,728
    33                                              1970              1988         135,675        Sq Ft            56
-----------------------------------------------------------------------------------------------------------------------
    34                                              1953              1988             358        Units        20,875
    35                                              1989                           317,400        Sq Ft            24
    36                                              1962                               363        Units        19,934
    37                                              1937              1999          77,500        Sq Ft            93
    38                                              1971              1998          89,708        Sq Ft            79
-----------------------------------------------------------------------------------------------------------------------
    39                                              1970              1999             154        Units        45,936
    40                                              1999                            81,355        Sq Ft            86
    41             89.60                            1998                               123        Rooms        56,291
    42                                              1981                               241        Units        28,510
    43                                              1970              1990          85,903        Sq Ft            79
-----------------------------------------------------------------------------------------------------------------------
    44                                         1997/1999                            58,860        Sq Ft           114
    45                                              1927         1990/1999              39        Units       171,470
    46                                              1999                            90,391        Sq Ft            73
    47                                                                              55,121        Sq Ft           119
   47a                                              1999                            27,543        Sq Ft
   47b                                              1999                            27,578        Sq Ft
    48                                              1972              1999             143        Units        45,637
    49             78.30                            1998                                95        Rooms        67,600
-----------------------------------------------------------------------------------------------------------------------
    50                                              1988                               174        Units        35,904
    51                                              1963                           150,267        Sq Ft            41
    52                                              1975              1999             169        Units        35,689
    53                                              1972                           214,600        Sq Ft            28
    54                                    1972/1973/1986                           130,119        Sq Ft            46
-----------------------------------------------------------------------------------------------------------------------
    55                                             1970s              1992          40,961        Sq Ft           144
    56                               1979/1980/1990/1992                           150,156        Sq Ft            39
    57                                              1987                           103,411        Sq Ft            53
    58                                              1968              1999         129,376        Sq Ft            41
    59                                              1973         1998/1999             172        Units        30,869
-----------------------------------------------------------------------------------------------------------------------
    60                                       1900's/1975            1990's         172,750        Sq Ft            31
    61                                              1989                            99,144        Sq Ft            51
    62                                         1964/1965         1989/1998          58,137        Sq Ft            86
    63                                              1983              1991          31,179        Sq Ft           160
    64             73.87                            1989              1998             101        Rooms        49,390
-----------------------------------------------------------------------------------------------------------------------
    65                                    1985/1989/1999                            71,500        Sq Ft            69
    66                                              1989                            59,886        Sq Ft            82
    67                                              1973                            89,412        Sq Ft            54
    68                                              1979              1998         102,165        Sq Ft            47
    69                                              1974         1998/1999             146        Units        32,785
-----------------------------------------------------------------------------------------------------------------------
    70                                              1959              1973             152        Units        31,168
    71            101.06                            1997                                85        Rooms        55,294
    72                                              1987                               104        Units        44,555
    73                                              1982              1995             248        Units        18,071
    74                                         1975/1997              1999             184        Units        24,346
-----------------------------------------------------------------------------------------------------------------------
    75             77.27                            1988              1996              89        Rooms        49,324
    76                                              2000                            12,100        Sq Ft           355
    77                                              1972                               200        Units        19,111
    78                                              2000                            13,905        Sq Ft           273
    79                                    1985/1994/1998                           115,164        Sq Ft            33
-----------------------------------------------------------------------------------------------------------------------
    80                                              1987                            61,149        Sq Ft            60
    81                                              1989                               177         Pads        20,339
    82                                              1984                            63,753        Sq Ft            56
    83                                         1984/1990                               430         Pads         8,092
    84                                              1999                            13,905        Sq Ft           245
-----------------------------------------------------------------------------------------------------------------------
    85             69.53                       1970/1993              1995             196        Rooms        17,347
    86                                              1982              1997             127        Units        25,922
    87                                              1976              1998          91,442        Sq Ft            36
    88             67.70                            1996                                85        Rooms        38,498
    89                                              1973              1999             120        Units        27,219
-----------------------------------------------------------------------------------------------------------------------
    90                                              1984              1998             124        Units        26,326
    91                                              1986                                83        Units        39,053
    92                                         1995/1998                            49,200        Sq Ft            66
    93                                              1972              1995             166        Units        19,155
    94                                    1975/1976/1977                            82,663        Sq Ft            38
------------------------------------------------------------------------------------------------------------------------------------
    95                                         1974/1996                               120         Beds        26,117
    96                                         1997/1999                            38,400        Sq Ft            78
    97                                              1986                                69        Units        43,165
    98                                              1975              1998              90        Units        32,140
    99                                              2000                            15,120        Sq Ft           189
-----------------------------------------------------------------------------------------------------------------------
   100                                              1999                            34,343        Sq Ft            83
   101                                                                             187,975        Sq Ft            15
   101a                                             1975                           100,075        Sq Ft
   101b                                             1974                            87,900        Sq Ft
   102                                              1978                           109,289        Sq Ft            26
-----------------------------------------------------------------------------------------------------------------------
   103             65.67                            1996                                68        Rooms        39,906
   104             63.44                            1998                                72        Rooms        34,722
   105                                              1968              1995             105        Units        23,654
   106                                              1996                            25,371        Sq Ft            97
   107             57.00                            1986              1997             104        Rooms        23,503
-----------------------------------------------------------------------------------------------------------------------
   108                               1960/1963/1965/1978         1997/1998              99        Units        24,476
   109                                              1962              1993          86,297        Sq Ft            28
   110                                              1965              1995          44,314        Sq Ft            54
   111                                              1989                            30,581        Sq Ft            78
   112                                              1984                                93        Units        25,519
-----------------------------------------------------------------------------------------------------------------------
   113                                              1980                            83,300        Sq Ft            28
   114                                         1964/1971         1998/1999             116        Units        19,877
   115                                              1966                               126        Units        18,298
   116                                              1968                               168        Units        13,664
   117                                              1971                               152         Pads        14,987
-----------------------------------------------------------------------------------------------------------------------
   118                                                                                  73        Units        29,532
   118a                                             1970                                10        Units
   118b                                             1900                                 7        Units
   118c                                             1980                                12        Units
   118d                                             1900                                 6        Units
-----------------------------------------------------------------------------------------------------------------------
   118e                                             1970                                10        Units
   118f                                             1900                                 6        Units
   118g                                             1970                                 5        Units
   118h                                             1987                                12        Units
   118i                                             1970                                 5        Units
-----------------------------------------------------------------------------------------------------------------------
   119                                              1998                            11,805        Sq Ft           179
   120                                              1999                            10,125        Sq Ft           202
   121                                              1978              1997             100        Units        19,965
   122                                              1999                            10,125        Sq Ft           197
   123                                         1963/1974                               321         Pads         6,176
-----------------------------------------------------------------------------------------------------------------------
   124                                              1985                                68        Units        28,184
   125                                              1972              2000              90        Units        21,096
   126                                              1989                            11,866        Sq Ft           160
   127                                         1979/1982                            73,475        Sq Ft            26
   128                                              1980                               104        Units        18,224
-----------------------------------------------------------------------------------------------------------------------
   129                                              1987                            30,720        Sq Ft            62
   130             61.52                            1997                                81        Rooms        22,222
   131                                              1989                                84        Units        21,334
   132                                              1977                               100        Units        17,864
   133                                              1978                            89,660        Sq Ft            19
------------------------------------------------------------------------------------------------------------------------------------
   134             52.96                            1997                                60        Rooms        29,051
   135                                              1989                            32,006        Sq Ft            53
   136                                              1976              1988          31,162        Sq Ft            54
   137                                              1985                            27,250        Sq Ft            59
   138                                         1935/1977         1996/1999          40,121        Sq Ft            39
-----------------------------------------------------------------------------------------------------------------------
   139                                              1991                            15,406        Sq Ft           102
   140                                              1998                            21,000        Sq Ft            74
   141                                         1946/1960                               158         Pads         9,749
   142                                              1984              1997          51,245        Sq Ft            30
   143                                              1999                            26,000        Sq Ft            59
-----------------------------------------------------------------------------------------------------------------------
   144                                              1968                               122        Units        12,435
   145                                                                             160,737        Sq Ft             9
   145a                                              NAP                            26,136        Sq Ft
   145b                                              NAP                            88,427        Sq Ft
   145c                                              NAP                            46,174        Sq Ft
-----------------------------------------------------------------------------------------------------------------------
   146                                              1960              1996          17,503        Sq Ft            79
   147                                              1955              1999          16,886        Sq Ft            80
   148                                              1986              1994          36,177        Sq Ft            36
   149                                              1999                            10,880        Sq Ft           118
   150                                              1976                            20,800        Sq Ft            59
-----------------------------------------------------------------------------------------------------------------------
   151                                              1962              1998          63,853        Sq Ft            19
   152                                              1986                                22        Units        53,140
   153                                              1922              1998          22,090        Sq Ft            51
   154                                              1979                                17        Units        61,609
   155                                              1999                            31,460        Sq Ft            33
-----------------------------------------------------------------------------------------------------------------------
   156                                              1960              1988          40,166        Sq Ft            26
   157                                              1958                                93         Pads        10,727
   158                                              1986                            10,200        Sq Ft            92
   159                                              1968                                59        Units        15,563
   160                                              1998                                32        Units        28,004
-----------------------------------------------------------------------------------------------------------------------
   161                                              1967                                56        Units        14,616
   162                                                                                  73         Pads        10,897
   162a                                             1964              1985              42         Pads
   162b                                             1968              1999              31         Pads
   163                                              1971                                87        Units         8,845
-----------------------------------------------------------------------------------------------------------------------
   164                                            1920's                            20,680        Sq Ft            34
   165                                              1950              1999              19        Units        26,906
   166                                              1959         1997/1998              32        Units        15,605
   167                                         1965/1975                                35        Units        14,213



                                                                                                     LARGEST TENANT        LARGEST
 CONTROL      OCCUPANCY    RENT ROLL    OWNERSHIP                                                      AREA LEASED      TENANT LEASE
   NO.      PERCENTAGE (%)    DATE      INTEREST                  LARGEST TENANT NAME                   (SQ. FT.)         EXP. DATE
====================================================================================================================================
    1            93.7         5/1/00    Fee Simple                Macys                                  318,804           1/31/12
    2            94.9        3/31/00    Fee Simple                Proffitt's Home Store                   80,000           6/30/06
    3            96.2         4/1/00    Fee Simple                Macy's (Self-owned anchor)             267,000
    4            93.1        4/13/00    Fee Simple                AT&T Resource Mgmt. Corp.              175,384          12/31/04
    5           100.0        5/30/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    6           100.0         2/6/00    Fee Simple                Interpublic Group of Companies          49,500           3/31/10
    7            95.8         4/5/00    Fee Simple                Ralph's Grocery Co.                     45,000          11/30/11
    8            98.9         4/1/00    Fee Simple                Xpedior Incorproated                    44,000           2/22/10
    9           100.0         3/1/00    Fee Simple                Lowe's                                 131,644          10/31/16
    10          100.0         9/1/00    Leasehold                 Office Depot, Inc.                      21,200           2/23/05
------------------------------------------------------------------------------------------------------------------------------------
    11          100.0        6/30/00    Fee Simple and Leasehold  Foodmart                                65,163          11/30/22
    12          100.0        11/9/99    Fee Simple                Homeplace                               53,030           7/31/12
    13          100.0         7/5/00    Fee Simple                Shoppers Food Warehouse                 40,373           8/31/01
    14           98.9        4/11/00    Fee Simple                Wilmington Trust FSB                    13,986           5/16/09
    15           92.1       11/12/99    Fee Simple                Dieberg's Marketplace                   73,838          11/30/07
------------------------------------------------------------------------------------------------------------------------------------
    16           99.8        4/24/00    Fee Simple                Stricom                                 65,044          12/31/06
    17          100.0
   17a          100.0        6/19/00    Fee Simple                Communications and Commerce             92,036          10/31/06
   17b          100.0        6/19/00    Fee Simple                First World Communications Inc          30,000           1/31/10
    18           91.5         4/5/00    Fee Simple                Trigon Blue Cross Blue Shield           46,127          10/31/04
------------------------------------------------------------------------------------------------------------------------------------
    19           93.2        8/25/99    Fee Simple
    20           94.6        3/23/00    Fee Simple
    21           96.0       11/24/99    Fee Simple
    22           94.7        3/20/00    Fee Simple                Publix Supermarkets                     39,795          10/22/06
    23           94.6        7/18/00    Fee Simple                Jack Eckard Corp.                       10,600           1/22/08
------------------------------------------------------------------------------------------------------------------------------------
    24           97.5        6/21/00    Fee Simple                Joseph K. Lo                             5,050            8/7/01
    25           92.0         9/2/99    Fee Simple
    26           94.1        3/27/00    Fee Simple
    27           93.7        4/27/00    Fee Simple                Lighthouse Group                        12,741           6/30/04
    28           93.2        4/18/00    Fee Simple                Creative Expressions                   450,161           4/30/03
------------------------------------------------------------------------------------------------------------------------------------
    29           97.4        8/19/99    Fee Simple
    30          100.0        3/31/00    Fee Simple                GSA - U.S. Customs                      23,535           2/14/09
    31           96.2        11/8/99    Fee Simple
    32           95.4        5/21/00    Fee Simple
    33          100.0        9/13/99    Fee Simple                Hobby Lobby                             47,421           1/31/07
------------------------------------------------------------------------------------------------------------------------------------
    34           98.3        1/19/00    Fee Simple
    35          100.0        5/22/00    Fee Simple                Mazda Motor Company                    317,400          12/31/08
    36           96.1        2/24/00    Fee Simple
    37          100.0        5/11/00    Fee Simple                Shoppers Jamaica                        73,500           8/31/14
    38           95.0         5/2/00    Fee Simple                Millenium                               23,741           4/30/10
------------------------------------------------------------------------------------------------------------------------------------
    39           96.1       10/30/99    Fee Simple
    40          100.0        1/15/00    Fee Simple                Siemens Power Trans Distr.              40,466           6/30/04
    41           70.8        12/1/99    Fee Simple
    42           96.7        12/6/99    Fee Simple
    43           96.0        3/20/00    Fee Simple                Ross Dress For Less                     23,951           1/31/02
------------------------------------------------------------------------------------------------------------------------------------
    44           95.2         3/1/00    Fee Simple                Prize Energy Corporation                14,640           1/31/04
    45          100.0        8/17/00    Fee Simple                Drs. Cooper & Hochberg                   3,495           7/31/09
    46          100.0        6/28/00    Fee Simple                Verio                                   90,391            2/7/10
    47          100.0
   47a          100.0        2/25/00    Fee Simple                Vignettes Home & Garden Inc.             4,192           1/31/05
   47b          100.0        2/25/00    Fee Simple                Morris & Morris, LLP                     5,023           1/31/01
    48           97.9        11/3/99    Fee Simple
    49           78.4         4/1/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    50           91.4        10/1/99    Fee Simple
    51           94.0         5/1/00    Fee Simple                Infinite Color                          58,833          10/31/13
    52           91.1         5/9/00    Fee Simple
    53          100.0        3/10/00    Fee Simple                Guarantee Records Management           214,600            4/1/13
    54           94.7        12/2/99    Fee Simple                Valley Food Warehouse                   22,992           12/1/10
------------------------------------------------------------------------------------------------------------------------------------
    55           95.0         2/1/00    Fee Simple                Pier 1 Imports                           9,530           2/28/02
    56           77.0         6/9/00    Fee Simple                Safeway                                 39,314          11/30/04
    57           98.8         3/1/00    Fee Simple                Bashas                                  43,723           6/11/07
    58           96.6         6/1/00    Fee Simple                BJ's Wholesale Club                     68,160           1/20/19
    59           94.8        5/15/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    60           98.3        4/30/00    Fee Simple                Specialty Decorating Inc.               10,000           9/30/00
    61          100.0       10/25/99    Fee Simple                Phar-Mor                                55,695          11/30/04
    62          100.0         6/6/00    Fee Simple                Koenig & Strey                          17,299          10/31/04
    63          100.0       12/10/99    Fee Simple                Dr. Terry Becker                        28,219           11/1/01
    64           70.5        5/12/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    65          100.0        2/10/00    Fee Simple                Food Lion                               35,580           11/3/17
    66          100.0        3/31/00    Fee Simple                Science Applications                    23,974           3/31/02
    67           96.7        3/31/00    Fee Simple                Clarion Global                          11,659           2/28/01
    68           91.7         5/1/00    Fee Simple                Winn Dixie                              33,600           6/13/04
    69           87.7        1/19/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    70           94.7       12/10/99    Fee Simple
    71           58.4       11/30/99    Fee Simple
    72           97.1       12/31/99    Fee Simple
    73           94.0        1/13/00    Fee Simple
    74           97.0       11/23/99    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    75           72.3         6/2/00    Fee Simple
    76          100.0        4/14/00    Fee Simple                CVS                                     12,100           4/14/20
    77           98.0        6/30/00    Fee Simple
    78          100.0        7/28/00    Fee Simple                Walgreens                               13,905           5/31/20
    79           85.6       12/31/99    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    80           88.6        3/31/00    Fee Simple                Williams Communications                 11,485           2/28/04
    81           97.2         3/1/00    Fee Simple
    82           97.2         9/1/99    Fee Simple                Lamar Entertainment                     10,500           8/30/02
    83           84.3        6/20/00    Fee Simple
    84          100.0        3/30/00    Fee Simple                Walgreens                               13,905          10/31/19
------------------------------------------------------------------------------------------------------------------------------------
    85           61.9       11/30/99    Fee Simple
    86           98.4        1/23/00    Fee Simple
    87           98.7       10/27/99    Fee Simple                Big Lots                                33,600           1/31/05
    88           71.8         6/8/00    Fee Simple
    89           99.0        4/26/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    90           96.8        3/31/00    Fee Simple
    91          100.0        12/9/99    Fee Simple
    92          100.0       10/19/99    Fee Simple                Goody's Family Clothing                 17,700           7/31/13
    93           99.0        6/16/99    Fee Simple
    94           90.6        2/12/00    Fee Simple                UNM CASAA                               39,316           6/30/02
------------------------------------------------------------------------------------------------------------------------------------
    95           92.0        11/1/99    Fee Simple
    96           81.5        3/30/00    Fee Simple
    97           95.7        6/30/99    Fee Simple
    98           97.8        1/31/00    Fee Simple
    99          100.0        6/20/00    Fee Simple                Walgreens                               15,120           4/30/20
------------------------------------------------------------------------------------------------------------------------------------
   100           95.1        1/13/00    Fee Simple                Hollywood Video                          5,250           8/14/09
   101           98.5
   101a         100.0        2/15/00    Fee Simple                Rebuilders Automotive                   37,550           8/31/02
   101b          96.8        6/22/00    Fee Simple                PACA Foods, Inc.                        24,899           9/30/09
   102          100.0        2/25/00    Fee Simple                K-Mart                                  84,180          11/30/03
------------------------------------------------------------------------------------------------------------------------------------
   103           74.5         6/8/00    Fee Simple
   104           67.6       11/30/99    Fee Simple
   105           95.2        5/31/00    Fee Simple
   106          100.0        2/25/00    Fee Simple                Equity Resources, Inc.                   7,646           7/31/02
   107           61.2         6/5/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   108           96.0         4/1/00    Fee Simple
   109          100.0        6/30/00    Fee Simple                Toys R Us                               32,207           1/31/19
   110           87.2         8/2/00    Fee Simple                Converse Factory Store                   6,600            8/1/01
   111           97.4        7/28/00    Fee Simple and Leasehold  Family Loompya Corp                      8,192           9/30/03
   112           90.3        1/11/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   113          100.0       12/14/99    Fee Simple                West Coast Studio Rental                72,000           2/28/03
   114           94.8       10/18/99    Fee Simple
   115           99.2        2/24/00    Fee Simple
   116           94.6        2/24/00    Fee Simple
   117           68.8        5/19/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   118           97.3
   118a          80.0         2/1/00    Fee Simple
   118b         100.0         2/1/00    Fee Simple
   118c         100.0         2/1/00    Fee Simple
   118d         100.0         2/1/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   118e         100.0         2/1/00    Fee Simple
   118f         100.0         2/1/00    Fee Simple
   118g         100.0         2/1/00    Fee Simple
   118h         100.0         2/1/00    Fee Simple
   118i         100.0         2/1/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   119          100.0         7/1/99    Fee Simple                Kinko's                                  6,580            1/1/11
   120          100.0        6/30/00    Fee Simple                CVS                                     10,125           1/31/20
   121           94.0        3/15/00    Fee Simple
   122          100.0        4/18/00    Fee Simple                CVS                                     10,125           1/31/19
   123           97.2         3/1/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   124           98.5        10/1/99    Fee Simple
   125          100.0         4/1/00    Fee Simple
   126           89.9        4/12/00    Fee Simple                7-Eleven Store                           3,197           8/31/14
   127           98.0        4/11/00    Fee Simple                Besco                                   17,515           4/30/03
   128           93.3        2/21/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   129          100.0        5/31/00    Fee Simple                Blue Ridge Insurance                    15,420           6/15/03
   130           54.4       11/30/99    Fee Simple
   131           96.4        10/1/99    Fee Simple
   132           81.0        3/29/00    Fee Simple
   133           96.7        3/23/00    Fee Simple                Groves Industrial Supply                44,870           3/31/02
------------------------------------------------------------------------------------------------------------------------------------
   134           72.7       12/31/99    Fee Simple
   135          100.0        1/10/00    Fee Simple                La Dolce Vita                            6,280           5/31/04
   136           89.2        2/10/00    Fee Simple                Ultra Sound Technology                  11,200           9/30/08
   137           82.9         2/3/00    Fee Simple                Tutor Time                              10,127          12/31/08
   138          100.0         3/1/00    Fee Simple                SC CT Agency on Aging                   10,843           6/30/01
------------------------------------------------------------------------------------------------------------------------------------
   139          100.0       10/18/99    Fee Simple                Future Electronics                       6,684           8/31/04
   140          100.0        6/30/99    Fee Simple                Patton Medical                           6,930            3/1/09
   141           94.9         1/1/00    Fee Simple
   142           92.0        1/28/00    Fee Simple                SuperValu Operations, Inc.              29,100           1/31/12
   143          100.0        3/29/00    Fee Simple                Mack                                     8,333          11/30/09
------------------------------------------------------------------------------------------------------------------------------------
   144           94.3        2/24/00    Fee Simple
   145          100.0
   145a         100.0        1/14/00    Fee Simple
   145b         100.0        1/14/00    Fee Simple
   145c         100.0        1/14/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   146          100.0        10/1/98    Fee Simple                Full Sail Recorders, Inc.               17,503           10/1/18
   147          100.0        10/5/99    Fee Simple                Mobil                                   16,886           4/30/19
   148           86.6        2/11/00    Fee Simple
   149          100.0        3/24/00    Fee Simple                CVS                                     10,880           5/31/19
   150          100.0         1/1/00    Fee Simple                Lexon Developer Services                 2,400          12/31/02
------------------------------------------------------------------------------------------------------------------------------------
   151          100.0       11/19/99    Fee Simple                MC Sports                               21,065           7/31/03
   152          100.0        10/6/99    Fee Simple
   153           89.4        3/28/00    Fee Simple                Consulate Genaral                        5,888           5/31/06
   154          100.0        3/10/00    Fee Simple
   155          100.0        2/14/00    Fee Simple                American Cutting Technology              7,500           9/30/03
------------------------------------------------------------------------------------------------------------------------------------
   156          100.0        1/28/00    Fee Simple                SuperValu                               21,587           1/31/12
   157           82.8        4/26/00    Fee Simple
   158          100.0         5/1/00    Fee Simple                Intelli Charter School                   4,200           5/31/04
   159          100.0        2/24/00    Fee Simple
   160           90.6        11/1/99    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   161           94.6         1/7/00    Fee Simple
   162          100.0
   162a         100.0        3/31/00    Fee Simple
   162b         100.0         2/1/00    Fee Simple
   163           93.0        6/12/00    Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   164           92.0        2/23/00    Fee Simple                Crusader Mortgage                        9,470           3/31/07
   165          100.0        2/16/00    Fee Simple
   166           93.8         1/1/00    Fee Simple
   167          100.0         8/1/99    Fee Simple



                                                               2ND LARGEST       2ND LARGEST
 CONTROL                                                       TENANT AREA       TENANT LEASE
   NO.     2ND LARGEST TENANT NAME                           LEASED (SQ. FT.)     EXP. DATE       3RD LARGEST TENANT NAME
====================================================================================================================================
    1      Sears                                                  216,341        9/17/12          J.C. Penney
    2      Proffitt's For Her                                      71,097       10/31/12          J.C. Penney
    3      J.C. Penney (Self-owned anchor)                        154,093                         Sears (Ground Lease only)
    4      American General Indep. Pr                             125,105        6/30/07          UT Southwestern Medical D
    5
------------------------------------------------------------------------------------------------------------------------------------
    6      Wacoal America, Inc.                                    33,000        6/30/07          Technology Solutions, Inc.
    7      Longs Drug Stores                                       12,038        2/28/17          Blockbuster Entertainment
    8      Mainspring Communications, Inc                          22,000        1/20/10          The Windows Support Group, Inc
    9      Kroger                                                  63,265        4/30/17          Hallmark
    10     Cosmetic Center                                          7,171        1/31/05          TGI Fridays Inc.
------------------------------------------------------------------------------------------------------------------------------------
    11     Bon Ton                                                 50,592        1/31/09          Old Navy
    12     Barnes & Nobles                                         22,000        4/30/12          Michaels
    13     CVS                                                     12,172        7/31/06          Virginia ABC
    14     Prudential Securities, Inc.                             11,112        6/30/01          Morgan Stanley Witter Reynolds
    15     Office Depot                                            30,033        9/30/08          T.J. Maxx
------------------------------------------------------------------------------------------------------------------------------------
    16     United Telephone/Sprint                                 14,108        7/22/03          Nations Inc
    17
   17a
   17b     Quest Communications, Inc.                              29,472        6/30/09
    18     Wachovia Bank, N.A.                                     35,668       12/31/05          Virginia Dept. of Rehab.
------------------------------------------------------------------------------------------------------------------------------------
    19
    20
    21
    22     Walgreens Drugstore                                     13,000       11/30/06          Damons
    23     Women's Health & Fitness                                 8,870       11/30/04          P R Mexican Restaurant
------------------------------------------------------------------------------------------------------------------------------------
    24     Fuji Star Coated Abrasives, Inc.                         4,272       11/30/02          Jim P. Jackson
    25
    26
    27     National Association for Hispanic Education             12,664       12/21/03          Answers.com
    28     Creative Expressions                                   275,289        6/30/02          IDEM (State of Indiana)
------------------------------------------------------------------------------------------------------------------------------------
    29
    30     e.spire Communications                                  25,460        8/31/09          Paetac Communications
    31
    32
    33     Michael's Stores                                        28,950        2/28/05          Circuit City
------------------------------------------------------------------------------------------------------------------------------------
    34
    35
    36
    37     The Athlete's Foot Stores, Inc                           4,000        9/30/09
    38     USA-Social Security                                     15,600        9/30/09          NYS Dept. of Ed
------------------------------------------------------------------------------------------------------------------------------------
    39
    40     UCF                                                     19,408        6/30/04          SAIC
    41
    42
    43     Walgreens                                               14,500        2/29/04          Tutor Time DayCare
------------------------------------------------------------------------------------------------------------------------------------
    44     Dairy Farmers of America                                11,751        3/31/09          Pulmonary & Allergy Associates
    45
    46
    47
   47a     Five Star Development Inc.                               3,604       10/31/04          Thai Tango L.L.C.
   47b     JVD Holdings-Flower Mound L.P.                           4,000        11/7/04          IVIE & Associates Inc.
    48
    49
------------------------------------------------------------------------------------------------------------------------------------
    50
    51     Springfield Nursery                                     11,400        5/31/04          Auto-Choir
    52
    53
    54     Rite-Aid                                                21,440         5/1/05          Value Center Thrift
------------------------------------------------------------------------------------------------------------------------------------
    55     Petco Animal Supplies, Inc.                              8,600        6/15/03          Kinko's of Ohio, Inc. Copy Center
    56     Factory 2 U                                             14,646        9/20/01          99 Cent Store
    57     Terri's Consign & Design                                16,800        2/28/03          Frazee Industries
    58     Ocean State Job Lot                                     30,336        1/31/09          Family Dollar Stores
    59
------------------------------------------------------------------------------------------------------------------------------------
    60     Akai Fine Arts, Inc.                                     6,000       12/31/01          Dynamic Screen Printers
    61     Petco                                                   25,130        1/31/08          Mattress King
    62     Preferred Health Network                                 8,863       12/31/04          AAAHC
    63     First Professional Bank                                  2,960        3/31/02
    64
------------------------------------------------------------------------------------------------------------------------------------
    65     Family Dollar                                            6,000       12/31/03          Video
    66     Fastcomm                                                16,943        4/30/03          Odetics ITS, Inc.
    67     HSI Financial Services                                  11,362        3/31/03          Rapid Link USA
    68     Wild Cargo                                              10,075        9/14/08          Dollar General
    69
------------------------------------------------------------------------------------------------------------------------------------
    70
    71
    72
    73
    74
------------------------------------------------------------------------------------------------------------------------------------
    75
    76
    77
    78
    79
------------------------------------------------------------------------------------------------------------------------------------
    80     Patterson Dental                                         5,480        5/31/01          Carcorp
    81
    82     Barney's Billiards                                       8,640         2/6/02          Action TV & Appliance
    83
    84
------------------------------------------------------------------------------------------------------------------------------------
    85
    86
    87     Atlantic China                                           7,730        8/31/02          Catfish Dewey's
    88
    89
------------------------------------------------------------------------------------------------------------------------------------
    90
    91
    92     On Cue, Inc.                                             5,100        1/31/04          Hibbett Sporting Goods
    93
    94     Logicon, Inc.                                           25,480        3/31/04          TERA Research Incorporated
------------------------------------------------------------------------------------------------------------------------------------
    95
    96
    97
    98
    99
------------------------------------------------------------------------------------------------------------------------------------
   100     Dollar Tree                                              5,004        7/27/04          LaCabana Restaurant
   101
   101a    S&G Enterprises International                           16,250        8/31/02          Business Storage Systems
   101b    GE Walker, Inc. d/b/a Medimaging                        21,288        7/31/02          Goodyear Tire & Rubber Co.
   102     China Garden                                            10,069       10/31/09          Buffalo Brothers
------------------------------------------------------------------------------------------------------------------------------------
   103
   104
   105
   106     Elgin Development Company                                5,053        2/28/05          Liberty Park Joint Venture
   107
------------------------------------------------------------------------------------------------------------------------------------
   108
   109     Big Lots                                                26,000        2/28/03          MC Sports
   110     El Valle Mexican Restaurant                              5,200        6/30/03          Dilworth Mattress
   111     Video R Us                                               2,399        9/30/01          Tita's Kitchenette
   112

------------------------------------------------------------------------------------------------------------------------------------
   113     Northeast Valley Health Corp                             8,800        1/31/03          Fiesta Plaza Nutritional Products
   114
   115
   116
   117
------------------------------------------------------------------------------------------------------------------------------------
   118
   118a
   118b
   118c
   118d
------------------------------------------------------------------------------------------------------------------------------------
   118e
   118f
   118g
   118h
   118i
------------------------------------------------------------------------------------------------------------------------------------
   119     Red Hot & Blue                                           5,225         6/1/14
   120
   121
   122
   123
------------------------------------------------------------------------------------------------------------------------------------
   124
   125
   126     O.T.B Store                                              2,500        2/28/05          Laundromat Store
   127     Sinties Scientific                                      15,550        5/30/02          RAM-Z, LLC
   128
------------------------------------------------------------------------------------------------------------------------------------
   129     Ceridian Incorporated                                   15,300        3/31/02
   130
   131
   132
   133     Regina Picture Frames                                   16,257       12/31/02          Truckers Equipment
------------------------------------------------------------------------------------------------------------------------------------
   134
   135     Delta Dental                                             5,056        4/30/01          Metro Computers, Inc.
   136     General Physics                                          3,508        6/30/03          Dr. Ronald Shreve
   137     Hilltop Restaurant                                       5,000        2/28/04          Monarch Dental
   138     On Duty Home Care                                        3,476       12/31/04          Excel Corp-New Haven Sports Me
------------------------------------------------------------------------------------------------------------------------------------
   139     Washington Mutual Bank                                   4,268       12/30/03          Bertucelli & Malaga, CPA
   140     Columbus Book Exchange                                   5,000        5/30/01          Knology of Columbus
   141
   142     Eckerd Drug Store                                        8,640        10/5/06          Dollar General
   143     Ohlson Packaging                                         6,000       12/26/04          SEE
------------------------------------------------------------------------------------------------------------------------------------
   144
   145
   145a
   145b
   145c
------------------------------------------------------------------------------------------------------------------------------------
   146
   147
   148
   149
   150     Arizona Knife Source                                     2,000        2/28/02          One Stop Cam Services
------------------------------------------------------------------------------------------------------------------------------------
   151     Sav-A-Lot                                               15,000        5/31/08          H & J, Inc.
   152
   153     Cramp + Tate                                             2,944        9/30/02          Sirco Collection
   154
   155     C&D Technologies                                         6,000       11/30/03          Carwell Products, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   156     Family Dollar                                            6,237       12/31/02          In Home Medical
   157
   158     Copper Door                                              2,400        3/31/07          Lucky Draw/Bob Sims
   159
   160
------------------------------------------------------------------------------------------------------------------------------------
   161
   162
   162a
   162b
   163
------------------------------------------------------------------------------------------------------------------------------------
   164     Public Research                                          2,670        10/9/00          Philadelphia Development
   165
   166
   167



            3RD LARGEST        3RD LARGEST
 CONTROL    TENANT AREA       TENANT LEASE
   NO.     LEASED (SQ. FT.)     EXP. DATE
============================================
    1            202,116         4/30/02
    2             68,100         3/31/05
    3            148,958         3/31/11
    4             49,117        12/31/04
    5
--------------------------------------------
    6             33,000         3/31/07
    7              6,000         6/30/09
    8             11,000        10/31/09
    9              6,000         2/29/04
    10             7,112         7/31/10
--------------------------------------------
    11            24,347         4/30/10
    12            18,000          4/1/06
    13             3,600         7/31/01
    14             8,226         4/30/09
    15            25,936        10/31/02
--------------------------------------------
    16            11,972          2/1/01
    17
   17a
   17b
    18            17,284        12/31/00
--------------------------------------------
    19
    20
    21
    22             6,298        10/31/05
    23             5,400         6/30/05
--------------------------------------------
    24             4,050         1/31/02
    25
    26
    27             8,372         3/31/05
    28            92,000         1/31/04
--------------------------------------------
    29
    30            10,079         5/31/09
    31
    32
    33            28,222         1/31/20
--------------------------------------------
    34
    35
    36
    37
    38            14,281        11/30/09
--------------------------------------------
    39
    40            12,378         5/31/04
    41
    42
    43             8,000        12/31/02
--------------------------------------------
    44             6,843         9/30/06
    45
    46
    47
   47a             3,447         3/31/05
   47b             3,651         1/31/04
    48
    49
--------------------------------------------
    50
    51            11,000         1/31/10
    52
    53
    54            15,000          2/1/03
--------------------------------------------
    55             8,600          8/1/03
    56            10,553         5/31/04
    57             8,447         1/31/05
    58             6,400        12/31/03
    59
--------------------------------------------
    60             5,000         7/31/03
    61             9,850        11/30/03
    62             8,854        10/31/06
    63
    64
--------------------------------------------
    65             3,200        12/31/02
    66            10,399         4/30/02
    67            11,194         8/31/04
    68             8,400         7/31/04
    69
--------------------------------------------
    70
    71
    72
    73
    74
--------------------------------------------
    75
    76
    77
    78
    79
--------------------------------------------
    80             4,740         9/30/00
    81
    82             4,120         5/31/04
    83
    84
--------------------------------------------
    85
    86
    87             6,750          1/1/05
    88
    89
--------------------------------------------
    90
    91
    92             5,000        10/31/03
    93
    94             7,263         2/28/05
--------------------------------------------
    95
    96
    97
    98
    99
--------------------------------------------
   100             4,542         2/11/04
   101
   101a            7,500        12/31/01
   101b           10,170         3/31/01
   102             8,400         7/14/03
--------------------------------------------
   103
   104
   105
   106             4,060         1/31/05
   107
--------------------------------------------
   108
   109            14,978         1/15/02
   110             4,492         5/31/01
   111             1,934         1/31/03
   112
--------------------------------------------
   113             2,500        10/31/02
   114
   115
   116
   117
--------------------------------------------
   118
   118a
   118b
   118c
   118d
--------------------------------------------
   118e
   118f
   118g
   118h
   118i
--------------------------------------------
   119
   120
   121
   122
   123
--------------------------------------------
   124
   125
   126             2,147         6/30/13
   127             9,676        12/31/01
   128
--------------------------------------------
   129
   130
   131
   132
   133            12,483        12/31/04
--------------------------------------------
   134
   135             3,140         5/31/03
   136             2,812          7/1/01
   137             3,902        11/30/03
   138             2,900        12/31/00
--------------------------------------------
   139             2,528         9/30/01
   140             3,600        12/31/01
   141
   142             5,400         4/27/03
   143             5,927          2/3/05
--------------------------------------------
   144
   145
   145a
   145b
   145c

--------------------------------------------
   146
   147
   148
   149
   150             1,600        12/31/02
--------------------------------------------
   151            13,188         8/31/09
   152
   153             2,900         2/28/03
   154
   155             6,000         1/31/04
--------------------------------------------
   156             3,516         8/31/01
   157
   158             1,200         4/30/02
   159
   160
--------------------------------------------
   161
   162
   162a
   162b
   163
--------------------------------------------
   164             2,670         3/30/01
   165
   166
   167


                                   ANNEX A-2
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-2-1

LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C4


                                                                           ORIGINAL          REMAINING
 CONTROL                                                                INTEREST-ONLY      INTEREST-ONLY
   NO.                    PROPERTY NAME                                PERIODS (MONTHS)   PERIOD (MONTHS)  AMORTIZATION TYPE
====================================================================================================================================
    1      South Shore Mall                                                                                ARD
    2      Johnson City Mall                                                                               Balloon
    3      Westfield Shoppingtown Plaza Camino Real                          120                117        Interest-Only, ARD
    4      Exchange Park Center                                                                            ARD
    5      Tompkins Square Apartments                                                                      ARD
    6      136 Madison                                                                                     ARD
    7      Hillcrest Promenade                                                12                 8         Interest-Only, Balloon
    8      404 Fifth Avenue                                                                                ARD
    9      Georgesville Square                                                                             Balloon
    10     Pike Shopping Center                                                                            Balloon
    11     Westfield Shops                                                                                 Balloon
    12     Plaza at the Pointe                                                                             Balloon
    13     Sully Plaza                                                                                     Balloon
    14     City Centre                                                                                     Balloon
    15     Clocktower Place Shopping Center                                                                Balloon
    16     Research Commons                                                                                Balloon
    17     Ninigret Industrial Park Buildings                                                              ARD
    18     111 Franklin Plaza                                                                              ARD
    19     Remington Apartments                                                                            Balloon
    20     City Villas                                                                                     Balloon
    21     Sagewood Apartments                                                                             Balloon
    22     Bluff's Square Shoppes                                                                          Balloon
    23     Kirkman Shoppes                                                                                 Balloon
    24     Voit Garden Grove                                                                               Balloon
    25     Whispering Winds                                                                                Balloon
    26     Willow Way Apartments                                                                           Balloon
    27     Pacific SW Trust Bank Building                                                                  Balloon
    28     Western Select Properties                                                                       Balloon
    29     Northpointe Apartments                                                                          Balloon
    30     Dulles North - Phase 2                                                                          Balloon
    31     Garners Crossing Apartments                                                                     Balloon
    32     Cap Senior - Atrium of Carmichael                                                               Balloon
    33     Greenwood Pointe Shopping Center                                                                Balloon
    34     Bolton Place                                                                                    Balloon
    35     Mazda Distribution Facility                                                                     Balloon
    36     Windsor Village Apartments                                                                      Balloon
    37     162-21 Jamaica Ave.                                                                             ARD
    38     75 South Broadway                                                                               ARD
    39     Reno Street Apartments                                                                          Balloon
    40     University Tech Center                                                                          Balloon
    41     Hampton Inn - Victor                                                                            Balloon
    42     Westpark Plaza Apartments                                                                       Balloon
    43     Ross Plaza                                                                                      Balloon
    44     Grapevine I & II Prof. Bldg.                                                                    ARD
    45     192 East 75th Street                                                                            ARD
    46     Dulles North - Phase 5                                                                          Balloon
    47     800/900 Parker Square                                                                           Balloon
    48     Meadow Creek Apartments                                                                         Balloon
    49     Towneplace Suites Sterling                                                                      Balloon
    50     Huntersville Apartments                                                                         Balloon
    51     6701-6715 Electronics Drive                                                                     Balloon
    52     Cedar Pines                                                                                     Balloon
    53     6 Joanna Court                                                                                  ARD
    54     Sylmar Plaza                                                                                    Balloon
    55     City Line Retail                                                                                Balloon
    56     Kennewick Plaza Shopping Ctr.                                                                   ARD
    57     Cooper Village Shopping Center                                                                  Balloon
    58     Willimantic Plaza                                                                               Balloon
    59     Arthur's Court Apartments                                                                       Balloon
    60     720 Monroe Street                                                                               ARD
    61     Towne Center at Brookhill                                                                       Balloon
    62     Glenview Office Building                                                                        ARD
    63     Cal-Ray Medical Building                                                                        Balloon
    64     Wellesley Inn Edison                                                                            Balloon
    65     River Run Shopping Center                                                                       Balloon
    66     Dulles North - Phase 1                                                                          Balloon
    67     1000 Circle 75                                                                                  Balloon
    68     Gun Club Shopping Center                                                                        ARD
    69     Carriage Hills Apartments                                                                       Balloon
    70     Park Vista Apartments (I, II & III)                                                             Balloon
    71     Holiday Inn Express - Hershey                                      18                13         Interest-Only, Balloon
    72     Parkridge Village Apartments                                                                    Balloon
    73     Inwood Oaks Apartments                                                                          Balloon
    74     Peachtree Village of Ft. Smith                                                                  ARD
    75     Wellesley Inn Hazlet                                                                            Balloon
    76     CVS - Springfield                                                                               Step
    77     Sandstone Apartments                                                                            Balloon
    78     Walgreens - Detroit (7 mile Rd)                                                                 Fully Amortizing
    79     Mr. Store-It                                                                                    Balloon
    80     Commerce Center                                                                                 Balloon
    81     Laurel Commons Manufactured Housing Community                      12                 6         Interest-Only, Balloon
    82     Northwend Shopping Center                                                                       Balloon
    83     Cactus Gardens                                                                                  Balloon
    84     Walgreens - Madison Heights                                                                     Fully Amortizing
    85     Holiday Inn & Conference Center - New Cumberland                   18                13         Interest-Only, Balloon
    86     Victorian Apartments                                                                            ARD
    87     Big Lots Plaza                                                                                  Balloon
    88     Comfort Inn Duluth                                                                              Balloon
    89     Flairwood Apartments                                                                            ARD
    90     Fall Lake Apartments                                                                            Balloon
    91     Oakwood Village Apartments                                                                      Balloon
    92     South Pointe Shopping Center                                                                    Balloon
    93     Willow Creek Apartments                                                                         Balloon
    94     Newport Offices                                                                                 Balloon
    95     Cartwheel Lodge of Gonzales                                                                     Balloon
    96     Moore Self-Storage                                                                              Balloon
    97     Pueblos of Scottsdale                                                                           Balloon
    98     Elizabeth Gardens Apartments                                                                    Balloon
    99     Walgreens - Indianapolis                                                                        Fully Amortizing
   100     Heisman Square Shoppng Center                                                                   Balloon
   101     Metro Commerce Center/LeTourneau Center                                                         Balloon
   102     Eastgate Plaza                                                                                  Balloon
   103     Holiday Inn Duluth                                                                              Balloon
   104     Hampton Inn - Danville                                             18                13         Interest-Only, Balloon
   105     Burke Square Apartments                                                                         Balloon
   106     Stonegate Building                                                                              Balloon
   107     Wellesley Inn Reading                                                                           Balloon
   108     Poplar Apartments                                                                               Balloon
   109     Michigan City Plaza                                                                             Balloon
   110     Lanier Plaza                                                                                    Balloon
   111     Galleria Plaza                                                                                  Balloon
   112     Brook Hollow Apartments                                                                         Balloon
   113     Foothill                                                                                        Balloon
   114     Cassa Bella Apartments                                                                          Balloon
   115     Crosswinds                                                                                      Balloon
   116     Concorde Apartments                                                                             Balloon
   117     Highland Woods                                                                                  Balloon
   118     Fall River Apartments                                                                           Balloon
   119     Copeland Plaza                                                                                  Balloon
   120     CVS - Tucker                                                                                    Step
   121     Highpoint Village II                                                                            Balloon
   122     CVS - Logansport                                                                                Step
   123     Pinewood Estates MHP                                                                            Balloon
   124     Stonewood Apartments                                                                            Balloon
   125     Dancea Property                                                                                 Balloon
   126     8706-8716 Astoria Boulevard                                                                     Balloon
   127     Metro Warehouse                                                                                 Balloon
   128     Villa Mirada                                                                                    Balloon
   129     150 Fisher Drive                                                                                Balloon
   130     Holiday Inn Express - New Columbia                                 18                13         Interest-Only, Balloon
   131     Northwood Apartments                                                                            Balloon
   132     Forest Hills Apartments                                                                         Balloon
   133     Central Park East Service Center                                                                Balloon
   134     Comfort Inn - Greenville, NC                                                                    Balloon
   135     Tierra Buena Plaza                                                                              Balloon
   136     Rosbough Drive                                                                                  ARD
   137     Hilltop Square Shopping Center                                                                  ARD
   138     Whalley Medical Prof. Bldg.                                                                     Balloon
   139     3033 Express                                                                                    Balloon
   140     Patton Plaza                                                                                    Balloon
   141     Sunny Acres and Capital Mobile Home Park                                                        Balloon
   142     Interlachen Shopping Center                                                                     Balloon
   143     48 Leona Drive                                                                                  Balloon
   144     Olde Londontowne Apartments                                                                     Balloon
   145     1425-1465 Washington Avenue                                                                     Balloon
   146     Full Sail Live                                                                                  Balloon
   147     Mobil Bronx                                                                                     Step
   148     American National Self Storage                                                                  Balloon
   149     CVS - Arbor                                                                                     Fully Amortizing
   150     Stratford Plaza                                                                                 Balloon
   151     MC Sports Plaza                                                                                 Balloon
   152     Edwards Estates                                                                                 Balloon
   153     1501 Locust Street                                                                              Balloon
   154     Marion Crest Apartment Building                                                                 Balloon
   155     Broadway Industrial Park                                                                        Balloon
   156     Westgate Shopping Center                                                                        Balloon
   157     Lazy Daze Mobile Home Park                                                                      Balloon
   158     Thunderbird Plaza                                                                               Balloon
   159     Stratford Square Apartments                                                                     Balloon
   160     Georgetown Apartments                                                                           Balloon
   161     Elam Court Apartments                                                                           Balloon
   162     Green Mountain and Hunt's Homestead Mobile Homes                                                Balloon
   163     Avalon Meadows                                                                                  Balloon
   164     1334 Walnut Street                                                                              Balloon
   165     34 Eagle Avenue                                                                                 Balloon
   166     Oak Creek Apartments                                                                            Balloon
   167     Oak Park Apartments                                                                             Balloon

ANNEX A-2-2


                                                                                                               ORIGINAL
 CONTROL     CUT-OFF DATE      MONTHLY        BALLOON/ ARD                                    MORTGAGE       AMORTIZATION
   NO.       BALANCE ($)       P&I ($)        BALANCE ($)          ARD          MATURITY      RATE (%)      TERM (MONTHS)
=============================================================================================================================
    1        85,932,282        644,285         77,565,874       12/11/09       12/11/29         8.177            356
    2        40,942,051        311,485         36,981,336                        6/1/10         8.370            360
    3        36,000,000        232,688         36,000,000        6/11/10        6/11/30         7.650              0
    4        26,956,282        211,446         24,540,807        5/11/10        5/11/30         8.700            360
    5        26,917,209        204,838         24,367,057        2/11/10        2/11/30         8.350            358
    6        22,439,000        173,325         20,369,995        3/11/10        3/11/30         8.520            360
    7        22,000,000        166,828         20,147,614                        5/1/10         8.350            360
    8        18,186,494        139,942         16,467,479        7/11/10        7/11/30         8.500            360
    9        16,155,870        124,794         14,665,920                        3/1/10         8.520            360
    10       15,560,266        117,088         14,029,431                        4/1/10         8.240            360
    11       15,256,575        110,221         13,690,751                        6/1/09         7.740            360
    12       14,312,657        111,041         13,024,087                      12/11/09         8.550            360
    13       13,744,362        105,915         12,480,691                        1/1/10         8.480            360
    14       13,194,189        102,064         11,975,478                        4/1/10         8.540            360
    15       12,969,897        100,512         11,777,037                        4/1/10         8.560            360
    16       12,584,079         98,854         11,454,877                        6/1/10         8.720            360
    17       11,990,800         91,590         10,837,939        7/11/10        7/11/30         8.420            360
    18       11,980,570         93,976         10,907,024        5/11/10        5/11/30         8.700            360
    19       11,247,030         85,132         10,175,025                       12/1/09         8.280            360
    20       10,690,678         79,185          9,590,002                        7/1/10         8.090            360
    21       10,675,563         81,518          9,673,076                        1/1/10         8.380            360
    22       10,312,039         81,153          9,390,780                        6/1/10         8.740            360
    23        9,737,761         76,634          8,867,808                        6/1/10         8.740            360
    24        9,692,949         74,929          9,340,345                        7/1/05         8.550            360
    25        9,537,266         69,374          8,554,765                       10/1/09         7.840            360
    26        9,287,898         72,368          8,437,912                        6/1/10         8.630            360
    27        9,088,539         71,460          8,274,794                        6/1/10         8.730            360
    28        8,484,450         64,396          7,663,157                        5/1/10         8.340            360
    29        8,443,261         63,380          7,633,299                        9/1/09         8.170            360
    30        8,436,029         65,813          6,937,346                        5/1/15         8.640            360
    31        8,271,448         64,941          7,540,245                        2/1/10         8.690            360
    32        7,761,450         61,631          6,508,297                        9/1/09         8.200            300
    33        7,605,912         57,741          6,891,889                       10/1/09         8.300            360
    34        7,473,421         58,094          7,074,560                        2/1/07         8.580            360
    35        7,468,895         55,985          6,721,933                        6/1/10         8.210            360
    36        7,236,032         54,110          6,511,966                        5/1/10         8.180            360
    37        7,191,052         56,745          6,552,861        6/11/10        6/11/30         8.770            360
    38        7,087,434         54,291          6,415,680        5/11/10        5/11/30         8.440            360
    39        7,074,157         54,492          6,687,731                        2/1/07         8.480            360
    40        6,984,426         54,769          6,359,917                        4/1/10         8.690            360
    41        6,923,789         58,324          5,888,969                        4/1/10         9.000            300
    42        6,870,922         52,177          6,217,563                        1/1/10         8.320            360
    43        6,791,464         53,447          6,184,727                        6/1/10         8.740            360
    44        6,687,702         50,712          6,038,979        5/11/10        5/11/30         8.330            360
    45        6,687,338         50,288          6,026,395        5/11/10        5/11/30         8.240            360
    46        6,635,012         50,915          5,413,170                        7/1/15         8.470            360
    47        6,565,880         50,230          5,938,680                        6/1/10         8.430            360
    48        6,526,159         50,271          6,169,667                        2/1/07         8.480            360
    49        6,422,029         54,442          4,531,364                        5/1/15         9.090            300
    50        6,247,224         48,160          5,676,294                       12/1/09         8.480            360
    51        6,091,271         46,171          5,497,049                        6/1/10         8.330            360
    52        6,031,516         45,972          5,450,478                        6/1/10         8.390            360
    53        5,985,290         45,583          5,412,155        4/11/10        4/11/30         8.370            360
    54        5,959,702         48,471          5,472,619                        2/1/10         9.080            354
    55        5,891,995         45,366          5,337,477                        6/1/10         8.500            360
    56        5,792,342         44,947          5,257,062        6/11/10        6/11/30         8.585            360
    57        5,485,537         42,798          4,991,509                        3/1/10         8.630            360
    58        5,328,911         40,636          4,823,080                        1/1/10         8.360            354
    59        5,309,464         37,410          4,705,571                       6/11/10         7.560            360
    60        5,288,315         44,405          4,488,205        6/11/10        6/11/25         8.980            300
    61        5,069,776         38,135          4,583,908                       10/1/09         8.200            360
    62        5,013,091         38,151          4,527,015        7/11/10        7/11/30         8.380            360
    63        4,998,114         38,852          4,554,002                       10/1/09         8.560            360
    64        4,988,414         41,141          4,209,195                        6/1/10         8.760            300
    65        4,937,972         37,711          4,468,097                        4/6/10         8.400            360
    66        4,891,898         38,164          4,022,840                        5/1/15         8.640            360
    67        4,861,948         37,930          3,998,211                        5/1/15         8.640            360
    68        4,796,125         36,196          4,322,235        7/11/10        7/11/30         8.290            360
    69        4,786,632         36,738          4,338,556                        3/1/10         8.450            360
    70        4,737,469         36,928          4,483,469                        3/1/07         8.620            360
    71        4,700,000         40,197          3,984,954                        4/1/10         8.940            276
    72        4,633,698         36,151          4,388,702                        2/1/07         8.620            360
    73        4,481,728         33,208          4,029,597                        2/1/10         8.060            360
    74        4,479,616         37,487          3,804,855        3/11/10        3/11/25         8.910            300
    75        4,389,804         36,204          3,704,092                        6/1/10         8.760            300
    76        4,297,077          Step*                  -                        4/1/20         8.300            239
    77        3,822,266         29,655          3,467,915                        7/1/10         8.590            360
    78        3,795,637         32,622                  -                        6/1/20         8.300            238
    79        3,782,903         31,733          3,215,576                        3/1/10         8.940            300
    80        3,693,882         28,818          3,037,652                        5/1/15         8.640            360
    81        3,600,000         26,894          3,286,345                        3/1/10         8.190            360
    82        3,581,787         28,321          3,276,435                       10/6/09         8.750            360
    83        3,479,747         25,961          3,128,153                        6/1/10         8.160            360
    84        3,412,392         29,790                  -                       11/1/19         8.350            235
    85        3,400,000         29,079          2,882,733                        4/1/10         8.940            276
    86        3,292,065         26,315          3,012,800        3/11/10        3/11/30         8.900            360
    87        3,285,105         26,292          3,011,941                       11/1/09         8.890            360
    88        3,272,314         26,877          2,757,485                        6/1/10         8.710            300
    89        3,266,248         25,368          2,968,886         3/6/10         3/6/30         8.580            360
    90        3,264,397         22,826          3,057,928                        5/1/06         7.390            360
    91        3,241,426         25,267          3,067,636                        3/1/07         8.620            360
    92        3,234,636         24,416          2,924,407                       12/6/09         8.250            360
    93        3,179,794         24,322          2,887,407                        9/6/09         8.375            360
    94        3,177,075         24,085          2,869,651                        4/1/10         8.320            360
    95        3,134,007         28,624          2,738,591                       1/11/10        10.000            300
    96        2,993,340         25,073          2,538,461                        6/1/10         8.950            300
    97        2,978,384         21,762          2,870,029                        9/1/04         7.880            360
    98        2,892,592         21,746          2,607,429                        4/1/10         8.230            360
    99        2,861,516         24,599                  -                        5/1/20         8.280            238
   100        2,845,123         21,995          2,581,157                        5/1/10         8.540            360
   101        2,837,851         22,815          2,377,724                        4/1/10         8.430            300
   102        2,821,690         22,562          2,342,397                        6/1/12         8.640            324
   103        2,713,626         22,288          2,286,696                        6/1/10         8.710            300
   104        2,500,000         21,381          2,119,656                        4/1/10         8.940            276
   105        2,483,706         18,083          2,228,345                       10/1/09         7.850            360
   106        2,468,604         18,490          2,223,232                        4/1/10         8.190            360
   107        2,444,323         20,159          2,062,505                        6/1/10         8.760            300
   108        2,423,156         18,543          2,191,167                       7/11/10         8.440            360
   109        2,394,170         19,087          2,189,694                        3/1/10         8.870            360
   110        2,388,461         17,929          2,156,538                       12/1/09         8.190            360
   111        2,387,269         18,149          2,162,724                       11/1/09         8.320            360
   112        2,373,309         18,165          2,149,728                        3/1/10         8.420            360
   113        2,346,060         18,236          2,131,197                        5/1/10         8.600            360
   114        2,305,776         18,238          1,927,317                       12/1/09         8.190            300
   115        2,305,549         17,241          2,074,848                        5/1/10         8.180            360
   116        2,295,569         17,166          2,065,865                        5/1/10         8.180            360
   117        2,278,028         16,905          2,044,442                        7/1/10         8.110            360
   118        2,155,817         18,162          1,997,150                       3/11/10         9.500            360
   119        2,111,637         16,174          1,918,078                        9/1/09         8.390            360
   120        2,045,511          Step*                  -                        2/1/20         8.430            235
   121        1,996,531         15,378          1,809,701                       5/11/10         8.500            360
   122        1,991,915          Step*                  -                        2/1/19         8.740            224
   123        1,982,431         17,356          1,435,109                        3/1/10         8.500            240
   124        1,916,479         14,774          1,741,333                       12/1/09         8.480            360
   125        1,898,619         14,677          1,718,371                        7/1/10         8.550            360
   126        1,896,663         14,762          1,722,161                       7/11/10         8.625            360
   127        1,896,210         14,034          1,702,167                        5/1/10         8.070            360
   128        1,895,286         14,381          1,712,275                        4/1/10         8.330            360
   129        1,892,657         14,785          1,831,210                        1/1/05         8.630            360
   130        1,800,000         15,395          1,526,152                        4/1/10         8.940            276
   131        1,792,032         13,815          1,628,259                       12/1/09         8.480            360
   132        1,786,370         13,434          1,727,556                        7/1/04         8.180            360
   133        1,746,725         13,172          1,575,157                        5/1/10         8.270            360
   134        1,743,075         15,278          1,502,382                        3/1/10         9.490            300
   135        1,695,869         12,951          1,534,498                        4/1/10         8.400            360
   136        1,683,791         13,052          1,527,352         7/6/10         7/6/30         8.580            360
   137        1,595,256         13,128          1,470,218        2/11/10        2/11/30         9.220            360
   138        1,572,712         12,673          1,440,965                       5/11/10         9.000            360
   139        1,571,161         12,514          1,436,675                        3/1/10         8.860            360
   140        1,546,460         11,880          1,405,184                       10/1/09         8.430            360
   141        1,540,370         11,883          1,397,174                        4/1/10         8.510            360
   142        1,535,963         11,994          1,397,935                       3/11/10         8.640            360
   143        1,523,859         11,704          1,379,205                        7/1/10         8.480            360
   144        1,517,071         11,345          1,365,267                        5/1/10         8.180            360
   145        1,497,237         12,362          1,262,118                       4/11/15         9.270            360
   146        1,386,415         11,217          1,231,878                       10/1/07         8.440            300
   147        1,351,232          Step*                  -                        5/1/19         8.110            228
   148        1,295,817         10,450          1,086,286                        5/1/10         8.480            300
   149        1,279,745         11,250                  -                        6/1/19         8.320            230
   150        1,219,489         10,230          1,036,600                        3/1/10         8.940            300
   151        1,195,022          9,398          1,090,885                       12/1/09         8.700            360
   152        1,169,079          8,638          1,099,542                       12/1/06         8.020            360
   153        1,118,083          8,644          1,014,350                       5/11/10         8.540            360
   154        1,047,357          7,910            945,164                        4/1/10         8.280            360
   155        1,039,749          8,391            875,855                       10/1/09         8.410            300
   156        1,037,274          8,100            944,059                       3/11/10         8.640            360
   157          997,599          8,120            838,173                        6/1/10         8.600            300
   158          941,869          7,503            860,216                       6/11/10         8.875            360
   159          918,227          6,866            826,346                        5/1/10         8.180            360
   160          896,123          7,036            816,904                        2/1/10         8.690            360
   161          818,487          6,970            760,109                       3/11/10         9.625            360
   162          795,501          7,006            576,418                       5/11/10         8.625            240
   163          769,486          6,058            700,607                       7/11/10         8.750            360
   164          698,802          5,402            633,969                       5/11/10         8.540            360
   165          511,221          4,074            467,162                       5/11/10         8.875            360
   166          499,374          3,934            454,860                       6/11/10         8.750            360
   167          497,470          3,934            455,061                      10/11/09         8.750            360


                                                                     ANNEX A-2-3


                            REMAINING      REMAINING                                SCHEDULED
                         TERM TO ARD OR     LOCKOUT                                MATURITY OR
 CONTROL    SEASONING       MATURITY        PERIOD    CUT-OFF DATE  CUT-OFF DATE    ARD DATE
   NO.      (MONTHS)        (MONTHS)       (MONTHS)     DSCR (X)       LTV (%)       LTV (%)
===============================================================================================
    1           4             111            27            1.65          48.4          43.7
    2           3             117            45            1.31          71.5          64.5
    3           3             117            25            3.47          25.4          25.4
    4           4             116            33            1.23          72.1          65.6
    5           4             113            33            1.24          78.5          71.0
    6           6             114            43            1.54          49.8          45.2
    7           4             116            25            1.20          78.6          72.0
    8           2             118            47            1.33          63.4          57.4
    9           6             114            42            1.21          78.8          71.5
    10          5             115            43            1.27          73.4          66.2
    11         15             105            33            1.43          67.2          60.3
    12          9             111            28            1.22          72.3          65.8
    13          8             112            40            1.20          76.4          69.3
    14          5             115            43            1.24          66.0          59.9
    15          5             115            25            1.30          74.1          67.3
    16          3             117            25            1.29          71.9          65.5
    17          2             118            35            1.25          74.5          67.3
    18          4             116            33            1.24          74.9          68.2
    19          9             111            27            1.21          64.6          58.5
    20          2             118            46            1.22          76.4          68.5
    21          8             112            40            1.25          79.1          71.7
    22          3             117            25            1.26          63.7          58.0
    23          3             117            25            1.29          73.2          66.7
    24          2             58             46            1.25          72.3          69.7
    25         11             109            37            1.25          77.9          69.8
    26          3             117            45            1.21          77.4          70.3
    27          3             117            45            1.28          65.4          59.5
    28          4             116            44            1.34          35.7          32.2
    29         12             108            36            1.23          77.6          70.2
    30          4             176            25            1.21          73.4          60.3
    31          7             113            41            1.21          74.1          67.6
    32         12             108            26            1.32          73.6          61.7
    33         11             109            37            1.25          78.4          71.1
    34          7             77             41            1.25          74.7          70.7
    35          3             117            25            1.35          69.8          62.8
    36          4             116            25            1.27          77.8          70.0
    37          3             117            25            1.26          68.2          62.1
    38          4             116            25            1.28          70.9          64.2
    39          7             77             41            1.20          77.7          73.5
    40          5             115            25            1.26          71.3          64.9
    41          5             115            43            1.41          67.2          57.2
    42          8             112            40            1.21          79.4          71.9
    43          3             117            25            1.25          77.2          70.3
    44          4             116            45            1.28          75.1          67.9
    45          4             116            33            1.25          72.7          65.5
    46          2             178            25            1.28          68.4          55.8
    47          3             117            25            1.25          74.2          67.1
    48          7             77             41            1.21          75.9          71.7
    49          4             176            25            1.42          68.3          48.2
    50          9             111            39            1.25          74.5          67.7
    51          3             117            45            1.35          70.8          63.9
    52          3             117            45            1.21          76.3          69.0
    53          5             115            32            1.39          68.0          61.5
    54          1             113            41            1.32          63.4          58.2
    55          3             117            45            1.27          78.6          71.2
    56          3             117            34            1.25          68.1          61.8
    57          6             114            42            1.27          73.6          67.0
    58          2             112            40            1.28          79.5          72.0
    59          3             117            25            1.33          79.2          70.2
    60          3             117            46            1.49          69.6          59.1
    61         11             109            37            1.31          74.6          67.4
    62          2             118            47            1.26          70.6          63.8
    63         11             109            37            1.30          74.6          68.0
    64          3             117            25            1.40          71.3          60.1
    65          5             115            32            1.20          79.0          71.5
    66          4             176            25            1.25          74.1          61.0
    67          4             176            25            1.25          72.6          59.7
    68          2             118            47            1.27          79.9          72.0
    69          6             114            42            1.20          72.0          65.2
    70          6             78             42            1.20          75.8          71.7
    71          5             115            43            1.62          60.3          51.1
    72          7             77             41            1.20          73.6          69.7
    73          7             113            29            1.23          77.6          69.8
    74          6             114            55            1.39          71.1          60.4
    75          3             117            25            1.40          69.7          58.8
    76          4             235            44             NAP           NAP           NAP
    77          2             118            25            1.23          74.2          67.3
    78          1             237            47             NAP           NAP           NAP
    79          6             114            42            1.26          63.2          53.7
    80          4             176            25            1.25          66.0          54.2
    81          6             114            42            1.24          72.0          65.7
    82         11             109            25            1.33          74.2          67.9
    83          3             117            45            1.25          72.7          65.4
    84          5             230            43             NAP           NAP           NAP
    85          5             115            43            1.60          38.6          32.8
    86          6             114            31            1.41          71.4          65.4
    87         10             110            38            1.26          74.7          68.5
    88          3             117            45            1.41          60.6          51.1
    89          6             114            43            1.34          79.5          72.2
    90         16             68             32            1.26          77.7          72.8
    91          6             78             42            1.20          77.2          73.0
    92          9             111            28            1.28          72.3          65.3
    93         12             108            25            1.35          77.6          70.4
    94          5             115            43            1.28          72.2          65.2
    95          8             112            29            2.09          74.6          65.2
    96          3             117            45            1.43          68.0          57.7
    97         12             48             36            1.24          77.8          74.9
    98          5             115            43            1.27          76.1          68.6
    99          2             236            46             NAP           NAP           NAP
   100          4             116            44            1.27          76.9          69.8
   101          5             115            43            1.26          73.2          61.4
   102          3             141            45            1.25          56.4          46.8
   103          3             117            45            1.40          61.7          52.0
   104          5             115            43            1.64          58.1          49.3
   105         11             109            25            1.24          79.5          71.3
   106          5             115            43            1.27          74.8          67.4
   107          3             117            25            1.41          58.2          49.1
   108          2             118            35            1.32          78.2          70.7
   109          6             114            25            1.39          65.6          60.0
   110          9             111            39            1.92          53.7          48.5
   111         10             110            38            1.40          69.2          62.7
   112          6             114            42            1.21          65.9          59.7
   113          4             116            44            1.33          71.1          64.6
   114          9             111            39            1.32          78.7          65.8
   115          4             116            25            1.21          76.9          69.2
   116          4             116            25            1.20          71.7          64.6
   117          2             118            46            1.32          72.3          64.9
   118          6             114            42            1.36          77.3          71.6
   119         12             108            36            1.25          71.8          65.2
   120          2             233            46             NAP           NAP           NAP
   121          4             116            33            1.28          75.9          68.8
   122          3             221            45             NAP           NAP           NAP
   123          6             114            42            1.86          56.6          41.0
   124          9             111            39            1.24          78.5          71.3
   125          3             118            45            1.31          65.5          59.3
   126          2             118            35            1.30          70.2          63.8
   127          4             116            44            1.29          71.6          64.2
   128          5             115            43            1.28          70.2          63.4
   129          8             52             40            1.27          72.8          70.4
   130          5             115            43            1.58          56.3          47.7
   131          9             111            39            1.25          70.4          64.0
   132         14             46             34            1.24          60.6          58.6
   133          4             116            44            1.29          74.3          67.0
   134          6             114            42            1.40          63.4          54.6
   135          5             115            43            1.26          73.7          66.7
   136          2             118            47            1.27          67.4          61.1
   137          7             113            30            1.31          62.6          57.7
   138          4             116            33            1.36          58.2          53.4
   139          6             114            42            1.27          71.4          65.3
   140         11             109            37            1.25          75.4          68.5
   141          5             115            43            1.30          79.0          71.6
   142          6             114            31            1.57          66.8          60.8
   143          2             118            46            1.26          74.3          67.3
   144          4             116            25            1.25          79.8          71.9
   145          5             175            32            1.22          74.9          63.1
   146         11             85             25            1.25          58.6          52.1
   147          4             224            44             NAP           NAP           NAP
   148          4             116            25            1.38          70.0          58.7
   149          5             225            43             NAP           NAP           NAP
   150          6             114            42            1.30          69.7          59.2
   151          9             111            39            1.95          39.2          35.8
   152          9             75             39            1.27          76.9          72.3
   153          4             116            44            1.32          62.1          56.4
   154          5             115            43            1.27          74.8          67.5
   155         11             109            37            1.29          65.0          54.7
   156          6             114            31            1.45          71.0          64.7
   157          3             117            45            1.38          66.5          55.9
   158          3             117            34            1.36          72.5          66.2
   159          4             116            25            1.23          76.5          68.9
   160          7             113            41            1.25          77.9          71.0
   161          6             114            31            1.46          78.0          72.4
   162          4             116            33            1.46          58.7          42.5
   163          2             118            35            1.44          75.4          68.7
   164          4             116            44            1.35          55.9          50.7
   165          4             116            33            1.32          79.9          73.0
   166          3             117            34            1.30          79.3          72.2
   167         11             109            37            1.33          71.1          65.0




* Refer to the worksheet "Step" in the file named LBUBS00C4.XLS contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-3
                     CERTAIN INFORMATION REGARDING RESERVES

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-3-1

LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C4
RESERVE ACCOUNTS (ALL MORTGAGE LOANS)




                                                                                                          INITIAL DEPOSIT
                                                                                                          TO THE CAPITAL
                                                                                                           IMPROVEMENT
 CONTROL NO.                      PROPERTY NAME                               PROPERTY TYPE                ACCOUNT ($)
============================================================================================================================
      1       Westfield Shoppingtown South Shore                    Retail - Regional Mall                           -
      2       Johnson City Mall                                     Retail - Regional Mall                  1,263,080.00
      3       Westfield Shoppingtown Plaza Camino Real              Retail - Regional Mall                     94,375.00
      4       Exchange Park Center                                  Office - with Retail                       82,525.00
      5       Tompkins Square Apartments                            Multifamily                                11,963.00
      6       136 Madison                                           Office                                     68,250.00
      7       Hillcrest Promenade                                   Retail - Anchored                           7,531.25
      8       404 Fifth Avenue                                      Office - with Retail                               -
      9       Georgesville Square                                   Retail - Anchored                                  -
     10       Pike Shopping Center                                  Retail - Unanchored                        19,312.50
     11       Westfield Shops                                       Retail - Anchored                           6,250.00
     12       Plaza at the Pointe                                   Retail - Anchored                           4,375.00
     13       Sully Plaza                                           Retail - Anchored                          13,437.50
     14       City Centre                                           Office                                      3,750.00
     15       Clocktower Place Shopping Center                      Retail - Anchored                          38,750.00
     16       Research Commons                                      Office                                     41,875.00
     17       Ninigret Industrial Park Buildings                    Office                                             -
     18       111 Franklin Plaza                                    Office                                             -
     19       Remington Apartments                                  Multifamily                                   187.50
     20       City Villas                                           Multifamily                               182,687.50
     21       Sagewood Apartments                                   Multifamily                                   187.50
     22       Bluff's Square Shoppes                                Retail - Anchored                         191,875.00
     23       Kirkman Shoppes                                       Retail - Anchored                          13,750.00
     24       Voit Garden Grove                                     Industrial                                         -
     25       Whispering Winds                                      Multifamily                                 4,528.75
     26       Willow Way Apartments                                 Multifamily                               402,477.50
     27       Pacific SW Trust Bank Building                        Office                                             -
     28       Western Select Properties                             Industrial                                  6,587.50
     29       Northpointe Apartments                                Multifamily                                        -
     30       Dulles North - Phase 2                                Office                                             -
     31       Garners Crossing Apartments                           Multifamily                                        -
     32       Cap Senior - Atrium of Carmichael                     Multifamily - Senior Living                        -
     33       Greenwood Pointe Shopping Center                      Retail - Anchored                                  -
     34       Bolton Place                                          Multifamily                                28,125.00
     35       Mazda Distribution Facility                           Industrial                                 71,875.00
     36       Windsor Village Apartments                            Multifamily                                 6,081.25
     37       162-21 Jamaica Ave.                                   Retail                                             -
     38       75 South Broadway                                     Office                                     13,375.00
     39       Reno Street Apartments                                Multifamily                                        -
     40       University Tech Center                                Office                                             -
     41       Hampton Inn - Victor                                  Hotel - Limited Service                            -
     42       Westpark Plaza Apartments                             Multifamily                                41,875.00
     43       Ross Plaza                                            Retail - Anchored                          11,625.00
     44       Grapevine I & II Prof. Bldg.                          Office                                             -
     45       192 East 75th Street                                  Multifamily - with Office                   7,500.00
     46       Dulles North - Phase 5                                Office                                             -
     47       800/900 Parker Square                                 Mixed-Use                                   1,250.00
     48       Meadow Creek Apartments                               Multifamily                                        -
     49       Towneplace Suites Sterling                            Hotel - Extended-Stay                              -
     50       Huntersville Apartments                               Multifamily                                        -
     51       6701-6715 Electronics Drive                           Industrial                                  2,625.00
     52       Cedar Pines                                           Multifamily                               233,611.00
     53       6 Joanna Court                                        Industrial                                  6,938.00
     54       Sylmar Plaza                                          Retail - Anchored                           1,406.25
     55       City Line Retail                                      Retail - Unanchored                        23,668.75
     56       Kennewick Plaza Shopping Ctr.                         Retail - Anchored                                  -
     57       Cooper Village Shopping Center                        Retail - Anchored                                  -
     58       Willimantic Plaza                                     Retail - Anchored                                  -
     59       Arthur's Court Apartments                             Multifamily                                        -
     60       720 Monroe Street                                     Mixed-Use                                 175,000.00
     61       Towne Center at Brookhill                             Retail - Anchored                          33,094.00
     62       Glenview Office Building                              Office                                             -
     63       Cal-Ray Medical Building                              Office                                             -
     64       Wellesley Inn Edison                                  Hotel - Limited Service                    10,687.50
     65       River Run Shopping Center                             Retail - Anchored                                  -
     66       Dulles North - Phase 1                                Office                                             -
     67       1000 Circle 75                                        Office                                    120,450.00
     68       Gun Club Shopping Center                              Retail - Anchored                                  -
     69       Carriage Hills Apartments                             Multifamily                                        -
     70       Park Vista Apartments (I, II & III)                   Multifamily                                   437.50
     71       Holiday Inn Express - Hershey                         Hotel - Limited Service                     7,500.00
     72       Parkridge Village Apartments                          Multifamily                                 2,625.00
     73       Inwood Oaks Apartments                                Multifamily                                31,435.00
     74       Peachtree Village of Ft. Smith                        Multifamily - Independent Living            1,513.00
     75       Wellesley Inn Hazlet                                  Hotel - Limited Service                     2,347.50
     76       CVS - Springfield                                     CTL                                                -
     77       Sandstone Apartments                                  Multifamily                                79,525.00
     78       Walgreens - Detroit (7 mile Rd)                       CTL                                                -
     79       Mr. Store-It                                          Self-Storage                                5,625.00
     80       Commerce Center                                       Industrial                                         -
     81       Laurel Commons Manufactured Housing Community         Mobile Home Park                            2,050.00
     82       Northwend Shopping Center                             Retail - Unanchored                         9,069.00
     83       Cactus Gardens                                        Mobile Home Park                                   -
     84       Walgreens - Madison Heights                           CTL                                                -
     85       Holiday Inn & Conference Center - New Cumberland      Hotel - Full Service                               -
     86       Victorian Apartments                                  Multifamily                               101,204.00
     87       Big Lots Plaza                                        Retail - Unanchored                                -
     88       Comfort Inn Duluth                                    Hotel - Limited Service                    20,110.00
     89       Flairwood Apartments                                  Multifamily                                21,500.00
     90       Fall Lake Apartments                                  Multifamily                                47,550.00
     91       Oakwood Village Apartments                            Multifamily                                        -
     92       South Pointe Shopping Center                          Retail - Anchored                          17,500.00
     93       Willow Creek Apartments                               Multifamily                               132,313.00
     94       Newport Offices                                       Office                                     72,375.00
     95       Cartwheel Lodge of Gonzales                           Health Care - Skilled                       8,125.00
     96       Moore Self-Storage                                    Self-Storage                                1,375.00
     97       Pueblos of Scottsdale                                 Multifamily                                 2,500.00
     98       Elizabeth Gardens Apartments                          Multifamily                                 4,875.00
     99       Walgreens - Indianapolis                              CTL                                                -
     100      Heisman Square Shoppng Center                         Retail - Anchored                                  -
     101      Metro Commerce Center/LeTourneau Center               Industrial                                 12,250.00
     102      Eastgate Plaza                                        Retail - Anchored                          18,750.00
     103      Holiday Inn Duluth                                    Hotel - Limited Service                    52,593.75
     104      Hampton Inn - Danville                                Hotel - Limited Service                            -
     105      Burke Square Apartments                               Multifamily                                23,312.50
     106      Stonegate Building                                    Office                                             -
     107      Wellesley Inn Reading                                 Hotel - Limited Service                     2,500.00
     108      Poplar Apartments                                     Multifamily                                        -
     109      Michigan City Plaza                                   Retail - Anchored                                  -
     110      Lanier Plaza                                          Retail - Unanchored                         4,875.00
     111      Galleria Plaza                                        Retail - Unanchored                        14,687.50
     112      Brook Hollow Apartments                               Multifamily                                   631.25
     113      Foothill                                              Industrial                                177,166.00
     114      Cassa Bella Apartments                                Multifamily                                17,500.00
     115      Crosswinds                                            Multifamily                                        -
     116      Concorde Apartments                                   Multifamily                                   875.00
     117      Highland Woods                                        Mobile Home Park                              500.00
     118      Fall River Apartments                                 Multifamily                                 5,688.00
     119      Copeland Plaza                                        Retail - Unanchored                         3,875.00
     120      CVS - Tucker                                          CTL                                                -
     121      Highpoint Village II                                  Multifamily                                 5,156.00
     122      CVS - Logansport                                      CTL                                                -
     123      Pinewood Estates MHP                                  Mobile Home Park                            1,000.00
     124      Stonewood Apartments                                  Multifamily                                 1,250.00
     125      Dancea Property                                       Multifamily                                37,500.00
     126      8706-8716 Astoria Boulevard                           Retail - Unanchored                                -
     127      Metro Warehouse                                       Industrial                                 11,563.00
     128      Villa Mirada                                          Multifamily                                 6,225.00
     129      150 Fisher Drive                                      Office                                      2,812.50
     130      Holiday Inn Express - New Columbia                    Hotel - Limited Service                            -
     131      Northwood Apartments                                  Multifamily                                        -
     132      Forest Hills Apartments                               Multifamily                               258,243.00
     133      Central Park East Service Center                      Industrial                                219,875.00
     134      Comfort Inn - Greenville, NC                          Hotel - Limited Service                     2,718.75
     135      Tierra Buena Plaza                                    Retail - Unanchored                           875.00
     136      Rosbough Drive                                        Office                                             -
     137      Hilltop Square Shopping Center                        Retail - Unanchored                         2,500.00
     138      Whalley Medical Prof. Bldg.                           Office                                        375.00
     139      3033 Express                                          Office                                             -
     140      Patton Plaza                                          Office                                             -
     141      Sunny Acres and Capital Mobile Home Park              Mobile Home Park                              210.00
     142      Interlachen Shopping Center                           Retail - Anchored                           3,938.00
     143      48 Leona Drive                                        Industrial                                         -
     144      Olde Londontowne Apartments                           Multifamily                                 7,656.25
     145      1425-1465 Washington Avenue                           Mixed-Use                                          -
     146      Full Sail Live                                        Office                                      1,912.50
     147      Mobil Bronx                                           CTL                                                -
     148      American National Self Storage                        Self-Storage                                       -
     149      CVS - Arbor                                           CTL                                                -
     150      Stratford Plaza                                       Retail - Unanchored                           500.00
     151      MC Sports Plaza                                       Retail - Unanchored                       110,865.00
     152      Edwards Estates                                       Multifamily                                 2,568.75
     153      1501 Locust Street                                    Office                                      1,875.00
     154      Marion Crest Apartment Building                       Multifamily                                   781.25
     155      Broadway Industrial Park                              Industrial                                         -
     156      Westgate Shopping Center                              Retail - Anchored                          24,750.00
     157      Lazy Daze Mobile Home Park                            Mobile Home Park                                   -
     158      Thunderbird Plaza                                     Retail - Unanchored                                -
     159      Stratford Square Apartments                           Multifamily                                 5,412.50
     160      Georgetown Apartments                                 Multifamily                                        -
     161      Elam Court Apartments                                 Multifamily                                        -
     162      Green Mountain and Hunt's Homestead Mobile Homes      Mobile Home Park                                   -
     163      Avalon Meadows                                        Multifamily                                        -
     164      1334 Walnut Street                                    Office                                             -
     165      34 Eagle Avenue                                       Multifamily                                 5,688.00
     166      Oak Creek Apartments                                  Multifamily                                        -
     167      Oak Park Apartments                                   Multifamily                                15,163.00


                                                                     ANNEX A-3-2


                      ANNUAL
                 DEPOSIT TO THE
                   REPLACEMENT                                                          AS OF DATE OF
                     RESERVE          ANNUAL DEPOSIT TO         CURRENT BALANCE OF         THE TILC
 CONTROL NO.       ACCOUNT ($)       THE TILC ACCOUNT ($)      THE TILC ACCOUNT ($)         ACCOUNT
=================================================================================================================
      1                     -                        -                        -
      2             87,228.12               316,202.04                79,122.11           September-00
      3                     -                        -                        -
      4            125,518.00               386,347.00             1,108,057.75           September-00
      5             39,975.00                        -                        -
      6             42,656.00                        -                        -
      7              7,084.80                24,294.96                10,122.90           September-00
      8             17,500.00               135,077.00             1,173,614.62           September-00
      9             23,172.00                48,657.00                24,394.28           September-00
     10             21,372.00                68,532.00                34,359.97           September-00
     11                     -                13,500.00                18,000.00           September-00
     12             15,144.00                        -                        -
     13             31,342.32                28,997.04                21,747.78           September-00
     14             14,098.32                30,000.00                15,000.00           September-00
     15             30,954.96                73,827.96                30,796.00           September-00
     16             19,497.36                50,000.04                12,500.01           September-00
     17             22,764.00               106,944.00               448,436.45           September-00
     18             20,798.00                        -               202,006.96           September-00
     19             73,599.96                        -                        -
     20             37,148.04                        -                        -
     21             71,000.04                        -                        -
     22             19,584.00                65,028.00                21,676.00           September-00
     23             12,654.36                50,616.00                16,872.00           September-00
     24             23,000.04                68,745.96                10,557.66           September-00
     25             64,350.00                        -                        -
     26             75,999.96                        -                        -
     27             13,338.00               124,683.00                31,170.75           September-00
     28            300,000.00               300,000.00               100,427.74           September-00
     29             38,400.00                        -                        -
     30             11,881.56                64,952.16                21,676.06           September-00
     31             42,000.00                        -                        -
     32                     -                        -                        -
     33             20,384.88                38,000.00                34,833.37           September-00
     34            164,850.00                        -                        -
     35             76,176.00                        -                        -
     36             81,675.00                        -                        -
     37             17,050.00                        -                        -
     38             13,564.00                74,292.00                18,573.00           September-00
     39             38,961.96                        -                        -
     40             12,518.04                37,500.00                15,730.99           September-00
     41            123,398.04                        -                        -
     42             60,000.00                        -                        -
     43             12,885.48                21,480.00                 7,160.00           September-00
     44              5,892.00                        -                        -
     45              9,504.00                        -                        -
     46             12,058.68                65,808.00                16,460.04           September-00
     47              5,553.00                48,408.00                16,136.00           September-00
     48             36,374.64                        -                        -
     49             89,335.44                        -                        -
     50             35,298.36                        -                        -
     51             22,539.96                31,248.00                10,431.20           September-00
     52             47,544.00                        -                        -
     53             53,650.00                24,000.00                 8,007.50           September-00
     54             19,518.00                60,000.00                35,000.00           September-00
     55              6,144.12                24,999.96                 8,335.58           September-00
     56             24,084.00                        -                        -
     57             26,040.00                50,904.00                24,452.00           September-00
     58             19,031.04                22,122.00                 7,216.72           September-00
     59             43,860.00                        -                        -
     60             52,008.00                        -               161,119.32           September-00
     61             28,476.00                50,880.00                46,640.00           September-00
     62              8,732.00                44,983.00                 7,497.16           September-00
     63              5,520.00                58,860.00                53,955.00           September-00
     64             78,764.04                        -                        -
     65             10,725.00                        -                        -
     66             13,174.92                75,456.36                25,181.56           September-00
     67             22,353.00                88,517.88                14,783.79           September-00
     68             15,325.00                        -                 5,416.67           September-00
     69             35,916.00                        -                        -
     70             35,364.00                        -                        -
     71             77,889.00                        -                        -
     72             26,966.04                        -                        -
     73             62,000.04                        -                        -
     74             47,472.00                        -                        -
     75             74,697.00                        -                        -
     76                     -                        -                        -
     77             64,599.96                        -                        -
     78              2,781.00                        -                        -
     79             17,270.04                        -                        -
     80             16,510.20                58,091.52                 9,702.14           September-00
     81                     -                        -                        -
     82              9,563.00                12,000.00               113,575.34           September-00










     83                     -                        -                        -
     84              2,781.00                        -                        -
     85            206,048.52                        -                        -
     86             28,575.00                        -                        -
     87             13,716.00                42,972.00                 3,099.00           September-00
     88             62,213.04                        -                        -
     89             42,000.00                        -                        -
     90             24,800.00                        -                        -
     91             17,464.56                        -                        -
     92                     -                        -                        -           September-00
     93                     -                        -                        -
     94             13,350.00                12,000.00                 6,000.00           September-00
     95                     -                        -                        -
     96              5,760.00                        -                        -
     97             10,350.00                        -                        -
     98             22,500.00                        -                        -
     99              3,024.00                        -                        -
     100             3,432.00                15,996.00                13,333.00           September-00
     101            28,166.28                28,166.28                11,735.95           September-00
     102            20,585.52                20,000.00                 6,666.68           September-00
     103            50,898.96                        -                        -
     104            46,437.72                        -                        -
     105            23,625.00                        -                        -
     106             3,900.00                24,000.00                12,000.00           September-00
     107            54,378.96                        -                        -
     108            24,756.00                        -                        -
     109            14,670.48                18,826.56                10,982.16           September-00
     110             9,360.00                12,500.04                 4,178.12           September-00
     111             4,461.00                18,000.00                16,500.00           September-00
     112            23,250.00                        -                        -
     113            12,495.00                24,294.96                 6,088.71           September-00
     114            34,800.00                        -                        -
     115            28,350.00                        -                        -
     116            37,800.00                        -                        -
     117                    -                        -                        -
     118            18,250.00                        -                        -
     119             2,479.08                 2,951.00                 2,951.28           September-00
     120             2,025.00                        -                        -
     121            24,996.00                        -                        -
     122             2,025.00                        -                        -
     123                    -                        -                        -
     124            16,113.96                        -                        -
     125            22,500.00                        -                        -
     126             1,776.00                 6,948.00               151,032.26           September-00
     127             7,347.48                 7,347.48                 1,836.87           September-00
     128            27,182.04                        -                        -
     129             7,065.60                35,004.00                23,336.00           September-00
     130            40,755.24                        -                        -
     131            19,444.44                        -                        -
     132            17,856.00                        -                        -
     133             8,966.04                20,064.00                 6,688.00           September-00
     134            34,791.48                        -                        -
     135             6,401.16                11,201.88                 5,600.94           September-00
     136             6,228.00                27,180.00                 6,738.56           September-00
     137             7,777.00                        -               101,671.41           September-00
     138             8,256.00                40,560.00                13,520.00           September-00
     139             2,311.20                15,253.92                 7,664.75           September-00
     140             3,150.00                11,043.96                11,043.96           September-00
     141                    -                        -                        -
     142            10,249.00                19,776.00                        -           September-00
     143             2,600.04                13,293.00                 2,215.50           September-00
     144            27,450.00                        -                        -
     145                    -                        -                        -
     146             5,665.20                 8,751.48                 8,751.48           September-00
     147                    -                        -                        -
     148             8,223.00                        -                        -
     149             2,175.96                        -                        -
     150            26,040.00                11,088.00                 5,544.54           September-00
     151            12,770.64                 9,577.92                 7,216.72           September-00
     152             7,700.04                        -                        -
     153             4,668.00                34,908.00                14,570.81           September-00
     154             4,536.00                        -                        -
     155             3,096.00                 8,364.00                   240.00           September-00
     156             7,230.00                18,204.00                        -           September-00
     157             4,650.00                        -                        -
     158             1,536.00                 9,828.00                 1,638.00           September-00
     159            13,275.00                        -                        -
     160             5,600.04                        -                        -
     161            14,000.00                        -                        -
     162             3,900.00                        -                        -
     163            21,756.00                        -                        -
     164             4,140.00                25,224.00                10,528.66           September-00
     165             5,136.00                        -                        -
     166             8,124.00                        -                        -
     167             8,748.00                        -                        -


                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B
                                   TERM SHEET

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B

     [LEHMAN BROTHERS LOGO]                              [UBS WARBURG LOGO]

                                     ANNEX B
                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C4
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2000-C4
                      STRUCTURAL AND COLLATERAL TERM SHEET
                                  $999,060,409
                                  (APPROXIMATE)
                         INITIAL MORTGAGE POOL BALANCE

                             [MAP OF UNITED STATES]

                            Washington         0.58%
                            California        14.53%
                            Utah               1.20%
                            Arizona            2.11%
                            Colorado           0.51%
                            New Mexico         0.32%
                            Oklahoma           1.90%
                            Texas              9.23%
                            Missouri           1.62%
                            Arkansas           0.45%
                            Illinois           0.50%
                            Michigan           0.97%
                            Indiana            2.34%
                            Ohio               2.07%
                            Tennessee          4.74%
                            Alabama            0.25%
                            Vermont            0.04%
                            New York          19.23%
                            Massachusetts      1.90%
                            Connecticut        0.96%
                            Pennsylvania       4.72%
                            New Jersey         2.71%
                            Maryland           1.56%
                            Virginia           6.57%
                            North Carolina     3.13%
                            South Carolina     1.31%
                            Georgia            4.35%
                            Florida           10.21%

                   % of Initial Pool by Cut-off Date Balance

LEHMAN BROTHERS                                                      UBS WARBURG

                           DEUTSCHE BANC ALEX. BROWN

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THE INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

----------------------------------------------------------------

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C4
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2000-C4

                        CREDIT
                        SUPPORT

                                       Class A-1
                        21.00%         Class A-2
                        16.75%         Class B
                        12.75%         Class C
                        11.50%         Class D
                        10.75%         Class E
                         9.00%         Class F
                         7.75%         Class G        Class X
                         5.50%         Class H
                         4.25%         Class J
                         3.50%         Class K
                         2.75%         Class L
                         2.13%         Class M
                         1.63%         Class N
                         N/A           Class P

--------------------------------------------------------------------------------------------------------------
            ORIGINAL
              FACE            RATINGS        COUPON      INITIAL   WTD AVG LIFE   PRINCIPAL          LEGAL
CLASS        AMOUNT        (S&P/MOODY'S)   DESCRIPTION   COUPON     (YEARS)(1)    WINDOW(1)         STATUS
--------------------------------------------------------------------------------------------------------------
A-1       $170,000,000        AAA/Aaa      FIXED RATE                  5.87      10/00-09/09        PUBLIC
A-2        619,257,000        AAA/Aaa      FIXED RATE                  9.45      09/09-06/10        PUBLIC
B           42,460,000        AA/Aa2       FIXED RATE                  9.71      06/10-06/10        PUBLIC
C           39,963,000         A/A2        FIXED RATE                  9.71      06/10-06/10        PUBLIC
D           12,488,000         A-/A3       FIXED RATE                  9.71      06/10-06/10        PUBLIC
E            7,493,000       BBB+/Baa1     FIXED RATE                  9.75      06/10-07/10        PUBLIC
F           17,483,000       BBB/Baa2      FIXED RATE                  9.80      07/10-07/10        PUBLIC
G           12,489,000       BBB-/Baa3     FIXED RATE                  9.80      07/10-07/10      PRIVATE 144A
H           22,479,000          (5)        FIXED RATE                  9.80      07/10-07/10      PRIVATE 144A
J           12,488,000          (5)        FIXED RATE                 10.75      07/10-05/13      PRIVATE 144A
K            7,493,000          (5)        FIXED RATE                 14.03      05/13-05/15      PRIVATE 144A
L            7,493,000          (5)        FIXED RATE                 14.63      05/15-05/15      PRIVATE 144A
M            6,244,000          (5)        FIXED RATE                 14.63      05/15-05/15      PRIVATE 144A
N            4,995,000          (5)        FIXED RATE                 14.63      05/15-05/15      PRIVATE 144A
P           16,235,409          (5)        FIXED RATE                 16.04      05/15-06/20      PRIVATE 144A
X          999,060,409(2)       (5)          WAC I/O                   9.14(3)   10/00-06/20(4)   PRIVATE 144A
--------------------------------------------------------------------------------------------------------------
TOTAL     $999,060,409          --             --          --           --           --               --
--------------------------------------------------------------------------------------------------------------

(1) Expected assuming among other things, 0% CPR, no losses and that ARD loans pay off their respective anticipated repayment dates.
(2) Represents notional amount of Class X.
(3) Represents weighted average life of notional amount of Class X.
(4) Represents period over which the notional amount of the Class X Certificates will be reduced to zero.
(5) Not offered hereby.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THE INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

----------------------------------------------------------------

CERTAIN OFFERING POINTS

o NEWLY ORIGINATED COLLATERAL. The collateral consists of 167 mortgage loans (the "Mortgage Loans") with a principal balance, as of September 11, 2000 (date used as the Cut-Off Date for the purpose of, among other things, presenting statistical information), of approximately $999.1 million. All of the Mortgage Loans were originated by affiliates of Lehman Brothers Inc. and UBS Warburg LLC, directly or though conduit correspondents.

o CALL PROTECTION. 100% of the Mortgage Loans contain call protection provisions. As of the Cut-Off Date, 100.0% of the Mortgage Loans provide for an initial lockout period. The weighted average initial lockout period for all loans is 3.4 years. Following their initial lockout periods, 155 Mortgage Loans representing 80.60% of the initial mortgage pool balance prohibit voluntary prepayments but permit defeasance for some part of their remaining terms. The Mortgage Loans are generally prepayable without penalty between zero to six months from Mortgage Loan maturity or anticipated repayment date ("ARD"), with a weighted average open period of two months.

o WEIGHTED AVERAGE REMAINING LOCK-OUT AND TREASURY DEFEASANCE (FOR DEFEASANCE LOANS ONLY) PERIOD OF 9.65 YEARS.

o   NO LOAN IS DELINQUENT 30 DAYS OR MORE AS OF THE CUT-OFF DATE.

o   $5,982,398 AVERAGE LOAN BALANCE AS OF THE CUT-OFF DATE.

o 1.40x WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO ("DSCR") BASED ON UNDERWRITTEN NET CASH FLOW, AS OF THE CUT-OFF DATE (EXCLUDING CTL LOANS).

o 67.7% WEIGHTED AVERAGE LOAN TO VALUE ("LTV" AS OF THE CUT-OFF DATE (EXCLUDING CTL LOANS).

o   61.0% WEIGHTED AVERAGE LTV AT MATURITY OR ARD (EXCLUDING CTL LOANS).

o THE TWO LOANS WHICH REPRESENT THE LARGEST BORROWER CONCENTRATION ARE: 1) Westfield Shoppingtown South Shore Mall with a 48.4% LTV and 1.65x DSCR, and
    2) Westfield Shoppingtown Plaza Camino Real with a 25.4% LTV and 3.47x DSCR. These loans have borrowers that are indirectly owned by Westfield America, Inc. (together, the "Westfield America Mortgage Loans"), one of the largest regional malls REITS (as measured by gross leasable area owned). Both of these Mortgage Loans have credit characteristics considered by S&P and Moody's to be consistent with investment grade obligations.

o PROPERTY TYPE DIVERSIFICATION (BY BALANCE). 39.4% Retail (16.3% Regional Mall, 18.0% Anchored, and 5.1% Unanchored), 24.8% Multifamily (includes Senior Housing), 19.9% Office, 5.3% Industrial/Warehouse, 4.5% Hotel, 2.1% Credit Tenant Lease ("CTL"), 1.5% Mobile Home Park, 1.3% Mixed Use, 0.8% Self Storage and 0.3% Health Care.

o GEOGRAPHIC DISTRIBUTION (BY BALANCE). The properties are distributed throughout 28 states: New York (19.2%); California (14.5%); Florida (10.2%); Texas (9.2%); Virginia (6.6%); Tennessee (47%); Pennsylvania (4.7%), Georgia (4.3%), all other states less than 4.0% each.

o MONTHLY INVESTOR REPORTING. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy information to the extent delivered by borrowers, will be available to Certificateholders.

o   CASH FLOWS WILL BE MODELED ON BLOOMBERG.

Execpt as otherwise indicated, percentages (%) represent the scheduled principal balance of the subject loan or loans as of the Cut-Off Date (as to each loan, the "Cut-Off Date Balance") compared to aggregate mortgage pool balance as of the Cut-Off Date (the "Initial Pool Balance"); weighted averages are weighted using Cut-Off Date Balance; loans with properties in multiple states have been allocated to certain states based upon "allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

----------------------------------------------------------------

                       PRIORITY AND TIMING OF CASH FLOWS*
                       ----------------------------------




                               [BAR GRAPH OMITTED]




* Assuming 0% CPR and No Losses

RATING AGENCIES:      Moody's Investors Service, Inc. ("Moody's") and Standard &
                      Poor's Rating Services, a division of the McGraw-Hill
                      Companies, Inc. ("S&P")

TRUSTEE:              LaSalle Bank, National Association

FISCAL AGENT:         ABN AMRO Bank N.V.

MASTER SERVICER:      ORIX Real Estate Capital Markets, LLC

SPECIAL SERVICER:     ORIX Real Estate Capital Markets, LLC

CLOSING DATE:         Week of September 25, 2000

CUT-OFF DATE:         September 11, 2000

ERISA: Class A-1 and A-2 are expected to be eligible for each of the underwriters' individual prohibited transaction exemptions. An amendment to those prohibited transaction exemptions is pending that would also allow Classes B, C, D, E and F to be eligible provided that such securities are rated in one of the four highest rating categories.

DETERMINATION DATE:   11th day of each month or, if such day is not a business
                      day, then the following business day.

PAYMENT: Pays on the 4th business day after Determination Date in each month, commencing in October 2000.

OPTIONAL CALL:        1% Clean-up call.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THE INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

----------------------------------------------------------------

MORTGAGE LOANS:       All of the Mortgage Loans were originated by UBS Principal
                      Finance LLC, affiliates of UBS Principal Finance LLC or affiliates of Lehman Brothers Inc. or by the approved conduit correspondents of those affiliates. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 8.425% and a weighted average remaining term to maturity of 117 months (assuming that the ARD loans mature on their ARD date.)

                      See the Collateral Overview Tables at the end of this memo for more Mortgage Loan details.

CREDIT ENHANCEMENT:   Credit enhancement for each class offered Certificates
                      will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:        Principal and interest payments will generally be made to
                      Certificateholders in the following order:

                      1) Interest to the A-1 Class, A-2 Class and X Class
                         pro rata,

                      2) Principal up to the Principal Distribution Amount to
                         the A-1 Class until such class is retired,*

                      3) After the A-1 Class is retired, Principal up to the
                         Principal Distribution Amount to the Class A-2 until such Class is retired,*

                      4) Interest to Class B, and then, after the A-2 Class is
                         retired, Principal up to the Principal Distribution Amount to Class B until such Class is retired,

                      5) Interest to Class C, and then, after the B Class is
                         retired, Principal up to the Principal Distribution Amount to Class C until such Class is retired,

                      6) Interest to Class D, and then, after the C Class is
                         retired, Principal up to the Principal Distribution Amount to Class D until such Class is retired,

                      7) Interest to Class E, and then, after the D Class is
                         retired, Principal up to the Principal Distribution Amount to Class E until such Class is retired,

                      8) Interest to Class F, and then, after the E Class is
                         retired, Principal up to the Principal Distribution Amount to Class F until such Class is retired,

                      9) Interest and, after the F Class is retired, Principal
                         up to the Principal Distribution Amount to the G, H, J, K, L, M, N and P Classes, sequentially.

                      * A-1 and A-2 Classes are pro rata if Classes B through P
                        are retired.

REALIZED LOSSES:      Realized Losses from any Mortgage Loan will be allocated
                      in reverse sequential order (i.e. Classes P, N, M, L, K,
                      J, H, G, F, E, D, C, and B, in that order). If Classes B through P have been retired by losses, Realized Losses shall be applied to the then existing A Classes pro-rata.

APPRAISAL REDUCTIONS: With respect to certain specially serviced Mortgage Loans as to which an appraisal is required, including any Mortgage Loan that becomes 60 days delinquent, an Appraisal Reduction Amount may be created, generally in the amount, if any, by which the Stated Principal Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed advances and certain other items, exceeds approximately 90% of the appraised value of the related Mortgage Property. The Appraisal Reduction Amount will reduce proportionately the interest portion of the P&I Advance for that loan, which reduction may result in a shortfall of interest to the most subordinate class of interest-bearing certificates outstanding. The Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for a specified number of months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

MINIMUM DENOMINATIONS:

                              |     MINIMUM    |  INCREMENTS  |
             CLASSES          |  DENOMINATION  |  THEREAFTER  |  DELIVERY
     -------------------------|----------------|--------------|------------
     A-1, A-2, B, C, E and F  |     $10,000    |      $1      |     DTC

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THE INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

----------------------------------------------------------------

PREPAYMENT RESTRICTION*
----------------------------------------------------------------------------------------------------------
  PREPAYMENT
  RESTRICTION        9/00    9/01    9/02    9/03    9/04    9/05    9/06    9/07    9/08    9/09    9/10
----------------------------------------------------------------------------------------------------------
LOCK-OUT/DEF.       100.0%  100.0%  100.0%   82.0%   80.4%   80.1%   80.0%   79.0%   79.1%   71.6%  100.0%
----------------------------------------------------------------------------------------------------------
YIELD MAINTENANCE      -       -       -     18.0%   19.6%   19.9%   20.0%   20.8%   20.9%   12.3%     -
----------------------------------------------------------------------------------------------------------
SUB TOTAL:          100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%   99.9%  100.0%   83.9%  100.0%
----------------------------------------------------------------------------------------------------------

% PREPAYMENT PREMIUM
----------------------------------------------------------------------------------------------------------
       5%              -       -       -       -       -       -       -       -       -       -       -
----------------------------------------------------------------------------------------------------------
       4%              -       -       -       -       -       -       -       -       -       -       -
----------------------------------------------------------------------------------------------------------
       3%              -       -       -       -       -       -       -       -       -       -       -
----------------------------------------------------------------------------------------------------------
       2%              -       -       -       -       -       -       -       -       -       -       -
----------------------------------------------------------------------------------------------------------
       1%              -       -       -       -       -       -       -       -       -       -       -
----------------------------------------------------------------------------------------------------------
      OPEN             -       -       -       -       -       -       -      0.1%     -     16.1%     -
----------------------------------------------------------------------------------------------------------
     TOTAL:         100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
----------------------------------------------------------------------------------------------------------
* % represents % of then outstanding balance as of the date shown, assuming no prepayments or defaults.

OPEN PREPAYMENT PERIOD AT END OF LOAN
(i.e. PRIOR TO MATURITY DATE OR ARD, AS APPLICABLE):

            ----------------------------------------------------
            OPEN PERIOD AT END                      % OF INITIAL
                 OF LOAN*        NUMBER OF LOANS    POOL BALANCE
            ----------------------------------------------------
                   NONE                45              21.28%
            ----------------------------------------------------
                 1 MONTH               46              26.15%
            ----------------------------------------------------
                 2 MONTHS              12              10.59%
            ----------------------------------------------------
                 3 MONTHS              62              41.12%
            ----------------------------------------------------
                 6 MONTHS               2               0.86%
            ----------------------------------------------------
                  TOTAL:              167             100.00%
            ----------------------------------------------------
            * WEIGHTED AVERAGE OPEN PERIOD AT END OF LOAN
              IS 2 MONTHS.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THE INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

----------------------------------------------------------------

CREDIT TENANT
LEASE LOANS:   Credit Tenant Lease Loans are secured by mortgages on properties which are leased (each a "Credit Tenant Lease") to a tenant which possesses, or whose parent or other affiliate which guarantees the lease obligation possesses, the rating indicated in the following table. Scheduled monthly rent payments under the Credit Tenant Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Tenant Lease Loans.

               The Credit Tenant Lease Loans generally provide that the tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged
               Property:

                 (i)   the Tenant is obligated to continue making payments;

                 (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or

                 (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

               Approximately 2.1% of the Initial Pool Balance are Credit Tenant Lease Loans.

===================================================================================================================================
                                NUMBER          CUT-OFF DATE                        CREDIT RATING         CREDIT RATING
TENANT/GUARANTOR               OF LOANS          BALANCE ($)     LEASE TYPE(1)          (S&P)               (MOODY'S)
-----------------------------------------------------------------------------------------------------------------------------------
Walgreens Company(2)              3             $10,069,545           NN                 A+                     Aa3
-----------------------------------------------------------------------------------------------------------------------------------
CVS Corporation                   4              $9,614,247        NNN/NN                A                       A3
-----------------------------------------------------------------------------------------------------------------------------------
Mobil Corporation                 1              $1,351,232          NNN                AAA                     Aaa(3)
===================================================================================================================================
TOTAL/WEIGHTED AVERAGE            8             $21,035,024           --                 A+                      A1
===================================================================================================================================

(1) "Bond" means bondable lease, "NNN" means triple net lease and "NN" means double net lease.
(2)  Issuer Credit Rating.
(3) The tenant is the unrated operating subsidiary of the Mobil Corporation, the rated parent. The tenant holds substantially all of the assets of the Mobil Corporation.

RESERVES:      The table below related only to conventional conduit loans and excludes: (i) all Credit Tenant Lease Loans; and (ii) the
               Westfield America Mortgage Loans.

             ======================================================
                     RESERVES            % OF CONDUIT LOANS
                                        WITH ANNUAL ESCROWS
             ------------------------------------------------------
             Replacement Reserves              95.2%
             ------------------------------------------------------
             Taxes                             99.8%
             ------------------------------------------------------
             Insurance                         89.8%
             ------------------------------------------------------
             TI & LC Retail                    85.9%
             ------------------------------------------------------
             TI & LC Industrial                85.9%
             ------------------------------------------------------
             TI & LC Office                    85.4%
             ======================================================

CASH
MANAGEMENT:    Mortgage Loans representing 92.6% of the Initial Pool Balance employ cash management systems.

             ======================================================
             CASH MANAGEMENT SYSTEM          MORTGAGE POOL
             ------------------------------------------------------
             Springing Lockbox        71.6% of Initial Pool Balance
             ------------------------------------------------------
             Hard Lockbox             21.1% of Initial Pool Balance
             ======================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

----------------------------------------------------------------

LARGEST SPONSOR CONCENTRATION:

================================================================================
                     WESTFIELD SHOPPINGTOWN SOUTH SHORE LOAN
================================================================================
CUT-OFF DATE BALANCE           $85,932,282
--------------------------------------------------------------------------------
COUPON:                        8.177%
--------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE:    December 11, 2009
--------------------------------------------------------------------------------
TERM TO ARD:                   10 years
--------------------------------------------------------------------------------
AMORTIZATION:                  30 years; hyper-amortization commencing after the
                               ARD
--------------------------------------------------------------------------------
SPONSOR:                       Westfield America, Inc.
--------------------------------------------------------------------------------
ANCHORS:                       Macy's, Sears, JC Penney and Lord & Taylor
--------------------------------------------------------------------------------
PROPERTY:                      1,154,671 square foot regional shopping center
--------------------------------------------------------------------------------
LOCATION:                      Bay Shore, New York
--------------------------------------------------------------------------------
1999 IN-LINE SALES/SF:         $393
--------------------------------------------------------------------------------
IN-LINE COST OF OCCUPANCY:     15.3%
--------------------------------------------------------------------------------
OCCUPANCY:                     98.4% (1)
--------------------------------------------------------------------------------
VALUE:                         $177.4 million
--------------------------------------------------------------------------------
LTV:                           48.4%
--------------------------------------------------------------------------------
DSCR:                          1.65x
--------------------------------------------------------------------------------
RESERVES:                      Springing (if DSCR falls below 1.25x or an event
                               of default occurs, lockbox will be established
                               for tenant improvements, leasing commissions,
                               operating expenses and capital expenditures)
--------------------------------------------------------------------------------
LOCKBOX:                       Hard for debt service, tax, and insurance;
                               springing for reserves
================================================================================
(1) BASED ON 5/1/00 RENT ROLL.

================================================================================
                  WESTFIELD SHOPPINGTOWN PLAZA CAMINO REAL LOAN
================================================================================
CUT-OFF DATE BALANCE           $36,000,000
--------------------------------------------------------------------------------
COUPON:                        7.65%
--------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE:    June 11, 2010
--------------------------------------------------------------------------------
TERM TO ARD:                   10 years
--------------------------------------------------------------------------------
AMORTIZATION:                  Interest only to the ARD; hyper-amortization
                               commencing after the  ARD
--------------------------------------------------------------------------------
SPONSOR:                       Westfield America, Inc.
--------------------------------------------------------------------------------
ANCHORS:                       JC Penny, Macy's, Sears, Robinsons-May and Macy's
                               Men & Home Store
--------------------------------------------------------------------------------
PROPERTY:                      1,148,028 square foot, fully enclosed, two level,
                               regional mall
--------------------------------------------------------------------------------
LOCATION:                      Carlsbad, California
--------------------------------------------------------------------------------
1999 IN-LINE SALES/SF:         $320
--------------------------------------------------------------------------------
IN-LINE COST OF OCCUPANCY:     13.1%
--------------------------------------------------------------------------------
OCCUPANCY:                     96.1% (1)
--------------------------------------------------------------------------------
VALUE:                         $141.9 million
--------------------------------------------------------------------------------
LTV:                           25.4%
--------------------------------------------------------------------------------
DSCR:                          3.47x
--------------------------------------------------------------------------------
RESERVES:                      Completion reserve account funded with $94,375;
                               Springing (if DSCR falls below 1.35x, if an event
                               of default occurs, or if borrower fails to repay
                               the loan in full by its ARD, Lockbox will be
                               established for taxes and, if an event of
                               default occurs, for insurance)
--------------------------------------------------------------------------------
LOCKBOX:                       Springing
================================================================================

(1)  BASED ON 4/1/00 RENT ROLL, UPDATED FOR NEW LEASING ACTIVITY THROUGH
     MAY 2000.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

----------------------------------------------------------------

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

         The yield maintenance charge due in connection with a prepayment will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the prepaid Mortgage Loan, discounted at the yield, converting from semi-annual to monthly pay, of a Treasury security of similar maturity in most cases, assuming ARD loans mature on their anticipated repayment dates.

         A portion of any collected prepayment premium will be paid on the Class of Certificates senior to the Class J Certificates then receiving principal, if any, based on the Discount Rate Fraction Methodology. The following example reflects that method. The balance of the prepayment premium will be distributed to the Class X Certificates.

         DISCOUNT RATE FRACTION METHODOLOGY:
         -----------------------------------

         Mortgage Loan Characteristics of Mortgage Loan being prepaid:
                        Balance                  $10,000,000
                        Coupon                   7.75%
                        Maturity                 10 years
         Treasury Rate (monthly)                 6.00%
         Certificate Characteristics
                        Class A-1 Coupon         7.00%

         Discount Rate Fraction Example:

================================================================================
                                              CLASS A-1           CLASS X
                                             CERTIFICATES       CERTIFICATES
--------------------------------------------------------------------------------
PRINCIPAL PAYMENT                             $10,000,000
--------------------------------------------------------------------------------
DISCOUNT RATE FRACTION CALCULATION
(Class A-1 Coupon - Reinvestment Yield)/    (7.00% - 6.00%)/  (100.0% - 57.14%)=
(Gross Mortgage Rate - Reinvestment Yield)= (7.75% - 6.00%)=        42.86%
Discount Rate Fraction =                         57.14%
--------------------------------------------------------------------------------
% OF PREMIUM ALLOCATED TO CLASSES:               57.14%             42.86%
================================================================================

ANTICIPATED REPAYMENT DATE LOANS:

         22 Mortgage Loans representing 31.0% of the Initial Pool Balance provided that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date" or "ARD") prior to maturity set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flows generated by the Mortgaged Property, as determined in the related Mortgage, to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no prepayment consideration will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and are treated like balloon loans that mature on the ARD.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

----------------------------------------------------------------

DETAILED MONTHLY INVESTOR REPORTING:

         Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificate holders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

--------------------------------------------------------------------------------------------------------------
            NAME OF REPORT                             DESCRIPTION (INFORMATION PROVIDED)
--------------------------------------------------------------------------------------------------------------
1    Distribution Date Statement             Principal and interest distribution, principal balances
--------------------------------------------------------------------------------------------------------------
2    Mortgage Loan Status Report             Portfolio stratifications
--------------------------------------------------------------------------------------------------------------
3    Comparative Financial Status Report     Revenue, NOI, DSCR to the extent available
--------------------------------------------------------------------------------------------------------------
4    Delinquent Loan Status Report           Listing of delinquent mortgage loans
--------------------------------------------------------------------------------------------------------------
5    Historical Loan Modification Report     Information on modified mortgage loans
--------------------------------------------------------------------------------------------------------------
6    Historical Liquidation Report           Net Liquidation proceeds and realized losses
--------------------------------------------------------------------------------------------------------------
7    REO Status Report                       NOI and value of REO
--------------------------------------------------------------------------------------------------------------
8    Servicer Watch List                     Listing of loans in jeopardy of becoming Specially Serviced
--------------------------------------------------------------------------------------------------------------
9    Loan Payoff Notification Report         Listing of loans where borrower has requested a pay-off statement
--------------------------------------------------------------------------------------------------------------

ADVANCING:

         The Master Servicer will be obligated to make advances of scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal Reduction Amounts) and certain servicing expenses ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related Mortgage Loan. If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS:

         The Controlling Class will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class. A majority of Certificateholders of the Controlling Class will, subject to certain limitations, be entitled to replace the Special Servicer. Such holders of the Controlling Class will also have the right to select a representative that may direct or advise the Special Servicer with respect to special servicing actions subject to the servicing standards set forth in the Pooling and Servicing Agreement.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

----------------------------------------------------------------

               GENERAL CHARACTERISTICS
=========================================================
       CHARACTERISTICS
---------------------------------------------------------
    Initial Pool Balance         $999,060,409
---------------------------------------------------------
       Number of Loans                167
---------------------------------------------------------
          Gross WAC                 8.425%
---------------------------------------------------------
       Original WAM(1)            122 months
---------------------------------------------------------
      Remaining WAM(1)            117 months
---------------------------------------------------------
    Average Loan Balance          $5,982,398
---------------------------------------------------------
  Weighted Average DSCR(2)           1.40x
---------------------------------------------------------
WA Cut-Off Date LTV Ratio(2)         67.7%
---------------------------------------------------------
   WA LTV at Maturity(2)             61.0%
---------------------------------------------------------
    Geographic Diversity           28 states
---------------------------------------------------------
    Balloon or ARD Loans             97.9%
=========================================================

(1) Assumes ARD loans mature on their respective Anticipated Repayment Dates.
(2) Excludes CTL loans.


               PROPERTY TYPES
====================================================
                              % OF INITIAL POOL
   PROPERTY TYPES                  BALANCE
----------------------------------------------------
       Retail                       39.4%
----------------------------------------------------
    Multifamily*                    24.8
----------------------------------------------------
       Office                       19.9
----------------------------------------------------
Industrial/Warehouse                 5.3
----------------------------------------------------
        Hotel                        4.5
----------------------------------------------------
         CTL                         2.1
----------------------------------------------------
   Mobil Home Park                   1.5
----------------------------------------------------
      Mixed Use                      1.3
----------------------------------------------------
    Self Storage                     0.8
----------------------------------------------------
     Health Care                     0.3
====================================================
       TOTAL:                      100.0%
====================================================
* Includes Senior Housing.



                                                   DEAL SUMMARY BY PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
                               AGGREGATE         % OF         AVERAGE                REM.                          WA
                      # OF    CUT-OFF DATE   INITIAL POOL  CUT-OFF DATE    GROSS     WAM                 WA     OCCUPANCY   BALLOON
PROPERTY TYPE         LOANS     BALANCE         BALANCE       BALANCE       WAC    (MOS)(1)  WA LTV     DSCR       RATE        %
------------------------------------------------------------------------------------------------------------------------------------
RETAIL                 40     $393,941,831      39.4%       $9,848,546     8.324%    114     63.13%     1.56x     95.94%     91.4%
------------------------------------------------------------------------------------------------------------------------------------
  Anchored             23     $180,125,759      18.0%       $7,831,555     8.463%    114     73.61%     1.27x     96.76%     90.7%
------------------------------------------------------------------------------------------------------------------------------------
  Regional Mall         3     $162,874,332      16.3%      $54,291,444     8.109%    114     49.13%     1.96x     94.53%     92.4%
------------------------------------------------------------------------------------------------------------------------------------
  Unanchored           14      $50,941,739       5.1%       $3,638,696     8.520%    114     70.85%     1.33x     97.51%     90.6%
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY(4)         54     $247,616,446      24.8%       $4,585,490     8.347%    106     75.65%     1.25x     95.97%     90.8%
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                 27     $199,131,368      19.9%       $7,375,236     8.574%    123     68.12%     1.30x     97.33%     89.7%
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/W'HOUSE     12      $52,807,191       5.3%       $4,400,599     8.393%    110     64.93%     1.31x     96.69%     90.4%
------------------------------------------------------------------------------------------------------------------------------------
HOTEL                  12      $45,297,374       4.5%       $3,774,781     8.914%    124     62.81%     1.46x      N/A       82.7%
------------------------------------------------------------------------------------------------------------------------------------
CTL                     8      $21,035,024       2.1%       $2,629,378     8.349%    232      N/A        N/A     100.00%      N/A
------------------------------------------------------------------------------------------------------------------------------------
MOBIL HOME PARK         7      $14,673,676       1.5%       $2,096,239     8.297%    116     69.78%     1.37x     88.65%     86.6%
------------------------------------------------------------------------------------------------------------------------------------
MIXED USE               3      $13,351,431       1.3%       $4,450,477     8.742%    124     72.44%     1.34x     99.33%     87.6%
------------------------------------------------------------------------------------------------------------------------------------
SELF STORAGE            3       $8,072,060       0.8%       $2,690,687     8.870%    115     66.10%     1.34x     84.26%     84.7%
------------------------------------------------------------------------------------------------------------------------------------
HEALTH CARE             1       $3,134,007       0.3%       $3,134,007    10.000%    112     74.62%     2.09x     92.00%     87.4%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/AVG/WTD.AVG:    167     $999,060,409     100.0%       $5,982,398     8.425%    117     67.69%(2)  1.40x(2)  96.19%     88.4%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes ARD loans mature on their respective Anticipated Repayment Dates.
(2) Excludes credit tenant lease loans.
(3) Excludes hotels.
(4) Includes Senior Housing.


                                 PAGE 11 OF 14
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, HE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETED AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSES OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSION HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSET, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

----------------------------------------------------------------


                   LOAN SIZE DISTRIBUTION
================================================================
CUT-OFF DATE BALANCE             # OF           % OF INITIAL
     RANGES($)                   LOANS          POOL BALANCE
----------------------------------------------------------------
         0 -   2,000,000          47                6.51%
----------------------------------------------------------------
 2,000,001 -   6,000,000          68               24.89
----------------------------------------------------------------
 6,000,001 -  10,000,000          30               22.56
----------------------------------------------------------------
10,000,001 -  14,000,000          10               11.95
----------------------------------------------------------------
14,000,001 -  18,000,000           4                6.13
----------------------------------------------------------------
18,000,001 -  24,000,000           3                6.27
----------------------------------------------------------------
24,000,001 -  36,000,000           3                9.00
----------------------------------------------------------------
36,000,001 -  58,000,000           1                4.10
----------------------------------------------------------------
66,000,001 - 138,000,000           1                8.60
================================================================
         TOTAL:                  167              100.00%
================================================================
Min.: $497,470
Max.: $85,932,282
Avg.: $5,982,398


                GROSS RATE DISTRIBUTION
==========================================================
GROSS RATE RANGES           # OF         % OF INITIAL
      (%)                   LOANS        POOL BALANCE
----------------------------------------------------------
7.251 - 7.500                 1              0.33%
----------------------------------------------------------
7.501 - 7.750                 3              5.66
----------------------------------------------------------
7.751 - 8.000                 3              1.50
----------------------------------------------------------
8.001 - 8.250                26             19.54
----------------------------------------------------------
8.251 - 8.500                53             33.17
----------------------------------------------------------
8.501 - 8.750                52             30.49
----------------------------------------------------------
8.751 - 9.000                21              6.97
----------------------------------------------------------
9.001 - 9.250                 3              1.40
----------------------------------------------------------
9.251 - 9.500                 3              0.54
----------------------------------------------------------
9.501 - 9.750                 1              0.08
----------------------------------------------------------
9.751 -10.000                 1              0.31
==========================================================
    TOTAL:                  167            100.00%
==========================================================

Min.: 7.390%
Max.: 10.000%
Wtd. Avg.: 8.425%


      REMAINING TERM TO MATURITY (1)
===================================================
                       # OF         % OF INITIAL
    MONTHS             LOANS        POOL BALANCE
---------------------------------------------------
 37 -  60                4              1.64%
---------------------------------------------------
 61 -  84                8              3.82
---------------------------------------------------
 85 -  96                1              0.14
---------------------------------------------------
 97 - 108                5              3.68
---------------------------------------------------
109 - 120              133             84.70
---------------------------------------------------
133 - 144                1              0.28
---------------------------------------------------
169 - 180                7              3.65
---------------------------------------------------
217 - 228                3              0.46
---------------------------------------------------
229 - 240                5              1.64
---------------------------------------------------
   TOTAL:              167            100.00%
===================================================
(1) Assumes ARD loans mature on their respective Anticipated Repayment Dates.
Min.: 46 months
Max.: 237 months
Wtd. Avg.: 117 months

      REMAINING AMORTIZATION TERM(1,2)
====================================================
                       # OF         % OF INITIAL
    MONTHS             LOANS        POOL BALANCE
----------------------------------------------------
217 - 228                3              0.48%
----------------------------------------------------
229 - 240                7              1.99
----------------------------------------------------
265 - 276                4              1.29
----------------------------------------------------
277 - 288                1              0.81
----------------------------------------------------
289 - 300               20              6.61
----------------------------------------------------
313 - 324                1              0.29
----------------------------------------------------
337 - 348                7              3.84
----------------------------------------------------
349 - 360              123             84.69%
====================================================
  TOTAL:               166            100.00%
====================================================
(1) Assumes ARD loans mature on their respective Anticipated Repayment Dates.
(2) Excludes a full term interest only loan.
Min.: 221 months
Max.: 360 months
Wtd. Avg.: 346 months

                                 PAGE 12 OF 14
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, HE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETED AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSES OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSION HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSET, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

----------------------------------------------------------------


       DEBT SERVICE COVERAGE RATIOS (DSCR)(1)
======================================================
CUT-OFF DATE            # OF         % OF INITIAL
DSCR RANGES (x)         LOANS        POOL BALANCE
------------------------------------------------------
1.20 - 1.24              45             34.56%
------------------------------------------------------
1.25 - 1.29              51             24.44
------------------------------------------------------
1.30 - 1.34              24             14.25
------------------------------------------------------
1.35 - 1.39              12              3.70
------------------------------------------------------
1.40 - 1.49              15              5.97
------------------------------------------------------
1.50 - 1.69               7             12.51
------------------------------------------------------
1.80 - 1.99               3              0.57
------------------------------------------------------
2.00 - 2.19               1              0.32
------------------------------------------------------
   3.47                   1              3.68
======================================================
   TOTAL:               159            100.00%
======================================================
(1) Excludes CTL loans.
Min.: 1.20x
Max.: 3.47x
Wtd. Avg.: 1.40x


         LOANS TO VALUE RATIOS (LTV)(1)
======================================================
CUT-OFF DATE            # OF         % OF INITIAL
LTV RANGES (%)          LOANS        POOL BALANCE
------------------------------------------------------
25.001 - 30.000            1              3.68%
------------------------------------------------------
35.001 - 40.000            3              1.34
------------------------------------------------------
45.001 - 50.000            2             11.08
------------------------------------------------------
50.001 - 55.000            1              0.24
------------------------------------------------------
55.001 - 60.000            9              1.64
------------------------------------------------------
60.001 - 65.000           13              6.90
------------------------------------------------------
65.001 - 70.000           22             11.74
------------------------------------------------------
70.001 - 75.000           60             36.27
------------------------------------------------------
75.001 - 80.000           48             27.12
======================================================
   TOTAL:                159            100.00%
======================================================
(1) Excludes CTL loans.
Min.: 25.37%
Max.: 79.94%
Wtd. Avg.: 67.69%

               OCCUPANCY RATES (1)
======================================================
CUT-OFF DATE            # OF         % OF INITIAL
OCCUPANCY RANGES (%)    LOANS        POOL BALANCE
------------------------------------------------------
65.01 -  70.00            1              0.24%
------------------------------------------------------
75.01 -  80.00            1              0.61
------------------------------------------------------
80.01 -  85.00            5              1.14
------------------------------------------------------
85.01 -  90.00            8              2.16
------------------------------------------------------
90.01 -  95.00           37             34.95
------------------------------------------------------
95.01 - 100.00          103             60.90
======================================================
     TOTAL:             155            100.00%
======================================================
(1) Excludes hotels.
Min.: 68.80%
Max.: 100.00%
Wtd. Avg.: 96.19%


          MATURITY DATE/ARD LOAN TO VALUE (1)
======================================================
CUT-OFF DATE BALLOON    # OF         % OF INITIAL
LTV RANGES (%)          LOANS        POOL BALANCE
------------------------------------------------------
25.001 - 30.000            1              3.68%
------------------------------------------------------
30.001 - 40.000            3              1.34
------------------------------------------------------
40.001 - 50.000           10             13.24
------------------------------------------------------
50.001 - 55.000           10              2.52
------------------------------------------------------
55.001 - 60.000           21             11.63
------------------------------------------------------
60.001 - 65.000           28             16.74
------------------------------------------------------
65.001 - 70.000           50             29.60
------------------------------------------------------
70.001 - 75.000           36             21.25
======================================================
   TOTAL:                159            100.00%
======================================================
(1) Excludes CTL loans.
Min.: 25.37
Max.: 74.94%
Wtd. Avg.: 60.98%


                                 PAGE 13 OF 14
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, HE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETED AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSES OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSION HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSET, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

----------------------------------------------------------------

               GEOGRAPHIC DISTRIBUTION
=======================================================
                        # OF         % OF INITIAL
STATE                PROPERTIES      POOL BALANCE
-------------------------------------------------------
    New York             17             19.23%
-------------------------------------------------------
   California            17             14.53
-------------------------------------------------------
     Florida             21             10.21
-------------------------------------------------------
     Texas               20              9.23
-------------------------------------------------------
    Virginia              8              6.57
-------------------------------------------------------
   Tennessee              3              4.74
-------------------------------------------------------
  Pennsylvania           12              4.72
-------------------------------------------------------
    Georgia              10              4.35
-------------------------------------------------------
 North Carolina           8              3.13
-------------------------------------------------------
   New Jersey             8              2.71
-------------------------------------------------------
    Indiana               5              2.34
-------------------------------------------------------
    Arizona               9              2.11
-------------------------------------------------------
      Ohio                3              2.07
-------------------------------------------------------
    Oklahoma              7              1.90
-------------------------------------------------------
 Massachusetts           11              1.90
=======================================================

=======================================================
                        # OF         % OF INITIAL
STATE                PROPERTIES      POOL BALANCE
-------------------------------------------------------
   Missouri              2               1.62
-------------------------------------------------------
   Maryland              1               1.56
-------------------------------------------------------
South Carolina           2               1.31
-------------------------------------------------------
     Utah                2               1.20
-------------------------------------------------------
   Michigan              4               0.97
-------------------------------------------------------
 Connecticut             4               0.96
-------------------------------------------------------
  Washington             1               0.58
-------------------------------------------------------
   Colorado              1               0.51
-------------------------------------------------------
   Illinois              1               0.50
-------------------------------------------------------
   Arkansas              1               0.45
-------------------------------------------------------
  New Mexico             1               0.32
-------------------------------------------------------
   Alabama               1               0.25
-------------------------------------------------------
   Vermont               1               0.04
=======================================================
    TOTAL:             181             100.00%
=======================================================

                               AMORTIZATION
===========================================================================
                                               NUMBER       % OF INITIAL
               LOAN TYPE                      OF LOANS       POOL BALANCE
---------------------------------------------------------------------------
            Amortizing Balloon                  131             63.14%
---------------------------------------------------------------------------
             Hyperamortizing                     21             27.35
---------------------------------------------------------------------------
   Interest Only ... Amortizing Balloon           6              3.80
---------------------------------------------------------------------------
Interest Only ... Hyperamortizing Balloon         1              3.60
---------------------------------------------------------------------------
             Fully Amortizing                     4              1.14
---------------------------------------------------------------------------
                   Step                           4              0.97
===========================================================================
                  TOTAL:                        167            100.00%
===========================================================================


                                 PAGE 14 OF 14
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, HE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETED AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSES OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSION HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSET, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                   ANNEX C-1
                               PRICE/YIELD TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX C-2
                                DECREMENT TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES


                                          0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                   OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------

DISTRIBUTION DATE                       0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
Closing Date........................       100%       100%       100%       100%        100%
September 2001......................        96         96         96         96          96
September 2002......................        91         91         91         91          91
September 2003......................        86         86         86         86          86
September 2004......................        78         78         78         78          78
September 2005......................        66         66         66         66          66
September 2006......................        58         58         58         58          58
September 2007......................        32         32         32         32          31
September 2008......................        24         24         24         24          24
September 2009 and thereafter.......         0          0          0          0           0

Weighted Average Life (in years)....      5.87       5.87       5.87       5.86        5.82



                                                                     ANNEX C-2-2


  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES


                                          0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       ----------------------------------------------------

DISTRIBUTION DATE                       0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
Closing Date........................       100%       100%       100%       100%        100%
September 2001......................       100        100        100        100         100
September 2002......................       100        100        100        100         100
September 2003......................       100        100        100        100         100
September 2004......................       100        100        100        100         100
September 2005......................       100        100        100        100         100
September 2006......................       100        100        100        100         100
September 2007......................       100        100        100        100         100
September 2008......................       100        100        100        100         100
September 2009......................        99         98         98         96          78
September 2010 and thereafter.......         0          0          0          0           0

Weighted Average Life (in years)....    9.45      9.44      9.43      9.42       9.29


                                                                     ANNEX C-2-3


   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES


                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                    OTHERWISE AT INDICATED CPR
                                        ---------------------------------------------------

DISTRIBUTION DATE                       0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
Closing Date........................       100%       100%       100%       100%        100%
September 2001......................       100        100        100        100         100
September 2002......................       100        100        100        100         100
September 2003......................       100        100        100        100         100
September 2004......................       100        100        100        100         100
September 2005......................       100        100        100        100         100
September 2006......................       100        100        100        100         100
September 2007......................       100        100        100        100         100
September 2008......................       100        100        100        100         100
September 2009......................       100        100        100        100         100
September 2010 and thereafter.......         0          0          0          0           0

Weighted Average Life (in years)....      9.71       9.71       9.71       9.71        9.57


ANNEX C-2-4


   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES


                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------

DISTRIBUTION DATE                       0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
Closing Date........................       100%       100%       100%       100%        100%
September 2001......................       100        100        100        100         100
September 2002......................       100        100        100        100         100
September 2003......................       100        100        100        100         100
September 2004......................       100        100        100        100         100
September 2005......................       100        100        100        100         100
September 2006......................       100        100        100        100         100
September 2007......................       100        100        100        100         100
September 2008......................       100        100        100        100         100
September 2009......................       100        100        100        100         100
September 2010 and thereafter.......         0          0          0          0           0

Weighted Average Life (in years)....      9.71       9.71       9.71       9.71        9.63


                                                                     ANNEX C-2-5


   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES


                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                     OTHERWISE AT INDICATED CPR
                                         ---------------------------------------------------
DISTRIBUTION DATE                        0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
Closing Date.......................         100%       100%       100%       100%        100%
September 2001.....................         100        100        100        100         100
September 2002.....................         100        100        100        100         100
September 2003.....................         100        100        100        100         100
September 2004.....................         100        100        100        100         100
September 2005.....................         100        100        100        100         100
September 2006.....................         100        100        100        100         100
September 2007.....................         100        100        100        100         100
September 2008.....................         100        100        100        100         100
September 2009.....................         100        100        100        100         100
September 2010 and thereafter......           0          0          0          0           0

Weighted Average Life (in years)...        9.71       9.71       9.71       9.71        9.71



                                                                     ANNEX C-2-6


   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES


                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                     OTHERWISE AT INDICATED CPR
                                         ---------------------------------------------------
DISTRIBUTION DATE                        0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
Closing Date.......................         100%       100%       100%       100%        100%
September 2001.....................         100        100        100        100         100
September 2002.....................         100        100        100        100         100
September 2003.....................         100        100        100        100         100
September 2004.....................         100        100        100        100         100
September 2005.....................         100        100        100        100         100
September 2006.....................         100        100        100        100         100
September 2007.....................         100        100        100        100         100
September 2008.....................         100        100        100        100         100
September 2009.....................         100        100        100        100         100
September 2010 and thereafter......           0          0          0          0           0

Weighted Average Life (in years)...        9.75       9.71       9.71       9.71        9.71


                                                                     ANNEX C-2-7


   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES




                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                     OTHERWISE AT INDICATED CPR
                                         ---------------------------------------------------
DISTRIBUTION DATE                        0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
Closing Date.......................         100%       100%       100%       100%        100%
September 2001.....................         100        100        100        100         100
September 2002.....................         100        100        100        100         100
September 2003.....................         100        100        100        100         100
September 2004.....................         100        100        100        100         100
September 2005.....................         100        100        100        100         100
September 2006.....................         100        100        100        100         100
September 2007.....................         100        100        100        100         100
September 2008.....................         100        100        100        100         100
September 2009.....................         100        100        100        100         100
September 2010 and thereafter......           0          0          0          0           0

Weighted Average Life (in years)...        9.80       9.80       9.78       9.75        9.71


TABLE>

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D


                        CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                               AS OF ___________
                              (LOAN LEVEL REPORT)




-----------------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI _____ or NCF _____

S4       S55       S61       S57      S58    S62 or S63   L8         L7           L37        L39         L38                  L25
                                                               (a)         (b)          (c)          (d)        (e)=a+b=c+d
Loan
Prosp-                                                   Paid    Ending     Total P&I  Other Expense Total T&I      Total    Current
ectus   Property  Property                   Sq Ft or    Thru   Scheduled   Advances      Advance     Advances     Exposure  Monthly
 ID       Name     Type      City    State     Units     Date  Loan Balance Outstanding Outstanding  Outstanding               P&I

-----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT AND AT SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
-----------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale,
BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BX/FCL/DPO).
**BPO - Broker opinion
-----------------------------------------------------------------------------------------------------------------------------------

                                          L54 or       L56 or
                                         L68/L92 or    L70/L93 or
                                            L96          L97
  L10         L11        L58 or L73                                  L74         L75
                                                                                (f)          (.90*f)-e
                                                                              Appraisal
Current                                                                        BPO or        Loss using
Interest   Maturity     LTM/NOI/NCF         LTM        LTM DSCR   Valuation    Internal    90% Approx. or
 Rate        Date          Date           NOI/NCF     (NOI/NCF)     Date        Value**        BPO (f)
-----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT AND AT SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

   L99          L77            L79                 L76

   Total                     Date Asset
 Appraisal                 Expected to be
 Reduction   Transfer       Resolved or          Workout
  Realized     Date         Foreclosed          Strategy*     Comments
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT AND AT SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                      {THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E


-----------------------------------------------------------------------------------------------------------------------------------
   S4            S57        S58          L49                         L48           L7*            L7*            L50*
                                                                                 Balance
                                                                                  When
                                         Mod/      Extension per    Effective    Sent to     Balance at the
Prospectus                            Extension       Docs or        Date of     Special    Effective Date of    Old
   ID           City      State          Flag        Servicer     Modification   Servicer     Modification       Rate
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
*The information in these columns is from a particular point in time and should not change on this report once assigned.
-----------------------------------------------------------------------------------------------------------------------------------
 Future modifications done on the same loan are additions to the report.
-----------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
-----------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-----------------------------------------------------------------------------------------------------------------------------------


              L50*      L25*      L25*      L11*       L11*                    L47
                                                                                          (2) Est.
                                                                                           Future
                                                                                          Interest
                                                                 Total #       (1)         Loss to
 # Mths                                                          Mths for    Realized      Trust $
for Rate      New                 New      Old        New        Change       Loss to        (Rate
 Change      Rate     Old P&I     P&I    Maturity   Maturity     of Mod      Trust $      Reduction)     Comment
------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
*The information in these columns is from a particular point in time and should not change on this report once assigned.
-----------------------------------------------------------------------------------------------------------------------------------
 Future modifications done on the same loan are additions to the report.
-----------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
-----------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-----------------------------------------------------------------------------------------------------------------------------------



                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX F

                        CMSA INVESTOR REPORTING PACKAGE
                         HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                               AS OF ____________
                              (LOAN LEVEL REPORT)


---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
    S4           S55           S61       S57       S58                        L75            L29                       L45
---------------------------------------------------------------------------------------------------------------------------------
                                                            (c)=b/a           (a)                           (b)       (d)
---------------------------------------------------------------------------------------------------------------------------------
                                                                %           LATEST
                                                             RECEIVED      APPRAISAL      EFFECTIVE                NET AMT
PROSPECTUS     PROPERTY     PROPERTY                           FROM        OR BROKERS      DATE OF       SALES     RECEIVED
 LOAN ID        NAME         TYPE         CITY     STATE    LIQUIDATION     OPINION      LIQUIDATION     PRICE     FROM SALE
---------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.
---------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
    S4           L7             L37            L39+L38                                         L47
--------------------------------------------------------------------------------------------------------------------------------
                 (e)             (f)             (g)            (h)        (i)=d-(f+g+h)       (k)                  (m)
--------------------------------------------------------------------------------------------------------------------------------
                                                TOTAL T&I
                                                AND OTHER                                                   DATE
                 ENDING         TOTAL P&I       EXPENSES        SERVICING                                   LOSS
PROSPECTUS      SCHEDULED        ADVANCE         ADVANCE          FEES                        REALIZED     PASSED    MINOR ADJ
 LOAN ID         BALANCE       OUTSTANDING     OUTSTANDING      EXPENSE      NET PROCEEDS     LOSS         THRU     TO TRUST
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------



------------------------------------------------------------
    S4
------------------------------------------------------------
                            (n)=k+m         (o)=n/e
------------------------------------------------------------
                DATE OF
                 MINOR
                 ADJ         TOTAL LOSS    LOSS % OF
PROSPECTUS      PASSED        WITH         SCHEDULED
 LOAN ID         THRU       ADJUSTMENT     BALANCE
------------------------------------------------------------
------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------


                        [THIS PAGE INTENTIONALLY BLANK.]

                                                                   ANNEX G

                        CMSA INVESTOR REPORTING PACKAGE
                               REO STATUS REPORT
                               AS OF ____________
                            (PROPERTY LEVEL REPORT)


-----------------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI_____ or NCF _____
-----------------------------------------------------------------------------------------------------------------------------------
                                                        P16
                                                        OR
   P4           P7           P13         P9     P10     P17      L8          P21        L37              L39             L38
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          (a)         (b)              (c)             (d)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                          ALLOCATED
                                                                           ENDING                        OTHER
                                                        SQ FT    PAID     SCHEDULED   TOTAL P&I          EXPENSE       TOTAL T&I
PROPERTY     PROPERTY     PROPERTY                       OR      TRHU       LOAN       ADVANCE           ADVANCE       ADVANCE
   ID         NAME          TYPE        CITY    STATE   UNITS    DATE      AMOUNT     OUTSTANDING      OUTSTANDING    OUTSTANDING
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
REO's data reflected at the property level for relationships with more than one (1) property should use the Allocated Ending
Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.
-----------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------------------------
                                                               P58 OR
                                                              P72/P79
   P4                        L25        L11      P53 OR P74    OR P83      P24                        P25
---------------------------------------------------------------------------------------------------------------------------------
           (e)=a+b+c+d                                          (f)                                  (g)        (h)=(.90*g)-e
---------------------------------------------------------------------------------------------------------------------------------
                                                                                     APPRAISAL
                                                                                       BPO OR
                                                                                      INTERNAL     APPRAISAL
                           CURRENT                 LTM         LTM                      VALUE       BPO OR       LOSS USING
PROPERTY        TOTAL      MONTHLY    MATURITY    NOI/NCF      DSCR       VALUATION    SOURCE      INTERNAL      90% APPR. OR
   ID          EXPOSURE      P&I        DATE        DATE     (NOI/NCF)      DATE         (1)         VALUE          BPO(F)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------


   P4            L99           L77           P28          P26
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                                          DATE
                TOTAL                                     ASSET
              APPRAISAL                      REO         EXPECTED
PROPERTY      REDUCTION      TRANSFER    ACQUISITION      TO BE
   ID          REALIZED       DATE           DATE        RESOLVED       COMMENTS
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------


                        [THIS PAGE INTENTIONALLY BLANK.]

                                                                         ANNEX H

                        CMSA INVESTOR REPORTING PACKAGE
                              SERVICER WATCH LIST
                               AS OF _____________
                               (LOAN LEVEL REPORT)

Operating Information Reflected As NOI _____ or NCF _____

---------------------------------------------------------------------------------------------------------------------------------
    S4          S55        S61      S57    S58        L7         L8      L11     L56/L93   L70/L97
---------------------------------------------------------------------------------------------------------------------------------
                                                                                PRECEDING   MOST
                                                    ENDING      PAID            FISCAL YR  RECENT
PROSPECTUS   PROPERTY   PROPERTY                   SCHEDULED    THRU  MATURITY    DSCR      DSCR
  LOAN ID      NAME       TYPE     CITY   STATE  LOAN BALANCE   DATE    DATE     NOI/NCF   NOI/NCF   COMMENT/ACTION TO BE TAKEN
---------------------------------------------------------------------------------------------------------------------------------

List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information.
Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA MAY BE DICTATED AS PER THE PSA OR THE
SERVICER'S INTERNAL POLICY.





Total:                                            $
---------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX I

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

===================================================================================================================
PROPERTY OVERVIEW
                                             -------------
PROSPECTUS ID
                                             ------------------------------------
Current Scheduled Loan Balance/Paid to Date                                       Current Allocated Loan Amount %
                                             ----------------------------------------------------------------------
Property Name
                                             ----------------------------------------------------------------------
Property Type
                                             ----------------------------------------------------------------------
Property Address, City, State
                                             ----------------------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                       Use second box to specify sqft., units...
                                             -------------------------
Year Built/Year Renovated
                                             -------------------------
Cap Ex Reserve (anually)/per Unit. etc. (1)                             specify annual/per unit...
                                             ---------------------------------------------------------
Year of Operations                           UNDERWRITING   MM/DD/YY   MM/DD/YY   MM/DD/YY   MM/DD/YY
                                             ---------------------------------------------------------
Occupancy Rate (physical)
                                             ---------------------------------------------------------
Occupancy Date
                                             ---------------------------------------------------------
Average Rental Rate
                                             ---------------------------------------------------------

                                             (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's
===================================================================================================================

INCOME:
                                      ----------------------------------------------------------------------------------------------
  Number of Mos. Covered                                                                (prcdng yr to base)(prcdng yr to 2nd prcdng)
                                      ----------------------------------------------------------------------------------------------
  Period Ended                        UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYY-U/W   YYYY-YYYY
  Statement Classification(yr)         BASE LINE                                 (fm NOI Adj Sheet) as of / /XX  Variance  Variance
                                      ----------------------------------------------------------------------------------------------
  Gross Potential Rent (3)
                                      ----------------------------------------------------------------------------------------------
    Less: Vacancy Loss
                                      ----------------------------------------------------------------------------------------------
         OR
                                      ----------------------------------------------------------------------------------------------
  Base Rent (3)
                                      ----------------------------------------------------------------------------------------------
  Expense Reimbursement
                                      ----------------------------------------------------------------------------------------------
  Percentage Rent
                                      ----------------------------------------------------------------------------------------------
  Parking Income
                                      ----------------------------------------------------------------------------------------------
  Other Income
                                      ----------------------------------------------------------------------------------------------
*EFFECTIVE GROSS INCOME
                                      ----------------------------------------------------------------------------------------------
                                      (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                      (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative
                                          $amt for Vacancy Loss

OPERATING EXPENSES:
                                      ----------------------------------------------------------------------------------------------
  Real Estate Taxes
                                      ----------------------------------------------------------------------------------------------
  Property Insurance
                                      ----------------------------------------------------------------------------------------------
  Utilities
                                      ----------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                      ----------------------------------------------------------------------------------------------
  Janitorial
                                      ----------------------------------------------------------------------------------------------
  Management Fees
                                      ----------------------------------------------------------------------------------------------
  Payroll & Benefits
                                      ----------------------------------------------------------------------------------------------
  Advertising & Marketing
                                      ----------------------------------------------------------------------------------------------
  Professional fees
                                      ----------------------------------------------------------------------------------------------
  General and Administrative
                                      ----------------------------------------------------------------------------------------------
  Other Expenses
                                      ----------------------------------------------------------------------------------------------
  Ground Rent
                                      ----------------------------------------------------------------------------------------------
*TOTAL OPERATING EXPENSES
                                      ----------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                      ----------------------------------------------------------------------------------------------
*NET OPERATING INCOME
                                      ----------------------------------------------------------------------------------------------
  Leasing Commissions
                                     ----------------------------------------------------------------------------------------------
  Tenant Improvements
                                      ----------------------------------------------------------------------------------------------
  Capital Expenditures
                                      ----------------------------------------------------------------------------------------------
  Extraordinary Capital Expenditures
                                      ----------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
                                      ----------------------------------------------------------------------------------------------
*NET CASH FLOW
                                      ----------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)
                                      ----------------------------------------------------------------------------------------------
*NET CASH FLOW AFTER DEBT SERVICE
                                      ----------------------------------------------------------------------------------------------
*DSCR: (NOI/DEBT SERVICE)
                                      ----------------------------------------------------------------------------------------------
*DSCR: (NCF/DEBT SERVICE)
                                      ----------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                      ----------------------------------------------------------------------------------------------
                                      (ie. operating statements, financial statements, tax return, other)

------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Year above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX J

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

===================================================================================================================
PROPERTY OVERVIEW
                                             -------------
PROSPECTUS ID
                                             ------------------------------------
Current Scheduled Loan Balance/Paid to Date                                       Current Allocated Loan Amount %
                                             ------------------------------------
Property Name
                                             ------------------------------------
Property Type
                                             ------------------------------------
Property Address, City, State
                                             ------------------------------------
Net Rentable SF/Units/Pads, Beds                                       Use second box to specify sqft., units...
                                             -------------------------
Year Built/Year Renovated
                                             -------------------------
Cap Ex Reserve (anually)/per Unit etc. (1)                             specify annual/per unit...
                                             -------------------------
Year of Operations
                                             -------------
Occupancy Rate (physical)
                                             -------------
Occupancy Date
                                             -------------
Average Rental Rate
                                             -------------

                                             (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's
===================================================================================================================

                                                 YYY                                                          NOTES
                                               BORROWER             ADJUSTMENT                    NORMALIZED
                                                ACTUAL

INCOME:
                                      ----------------------------------------------------------------------------------------------
  Statement Classification
                                      ----------------------------------------------------------------------------------------------
  Gross Potential Rent (2)
                                      ----------------------------------------------------------------------------------------------
    Less: Vacancy Loss
                                      ----------------------------------------------------------------------------------------------
         OR
                                      ----------------------------------------------------------------------------------------------
  Base Rent (2)
                                      ----------------------------------------------------------------------------------------------
  Expense Reimbursement
                                      ----------------------------------------------------------------------------------------------
  Percentage Rent
                                      ----------------------------------------------------------------------------------------------
  Parking Income
                                      ----------------------------------------------------------------------------------------------
  Other Income
                                      ----------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME
                                      ----------------------------------------------------------------------------------------------
                                      (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative
                                          $amt for Vacancy Loss

OPERATING EXPENSES:
                                      ----------------------------------------------------------------------------------------------
  Real Estate Taxes
                                      ----------------------------------------------------------------------------------------------
  Property Insurance
                                      ----------------------------------------------------------------------------------------------
  Utilities
                                      ----------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                      ----------------------------------------------------------------------------------------------
  Janitorial
                                      ----------------------------------------------------------------------------------------------
  Management Fees
                                      ----------------------------------------------------------------------------------------------
  Payroll & Benefits Expense
                                      ----------------------------------------------------------------------------------------------
  Advertising & Marketing
                                      ----------------------------------------------------------------------------------------------
  Professional fees
                                      ----------------------------------------------------------------------------------------------
  General and Administrative
                                      ----------------------------------------------------------------------------------------------
  Other Expenses
                                      ----------------------------------------------------------------------------------------------
  Ground Rent
                                      ----------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES
                                      ----------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                      ----------------------------------------------------------------------------------------------
NET OPERATING INCOME
                                      ----------------------------------------------------------------------------------------------
  Leasing Commissions (3)
                                      ----------------------------------------------------------------------------------------------
  Tenant Improvements (3)
                                      ----------------------------------------------------------------------------------------------
  Capital Expenditures
                                      ----------------------------------------------------------------------------------------------
  Extraordinary Capital Expenditures
                                      ----------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
                                      ----------------------------------------------------------------------------------------------
                                      (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

                                      ----------------------------------------------------------------------------------------------
NET CASH FLOW
                                      ----------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)
                                      ----------------------------------------------------------------------------------------------
NET CASH FLOW AFTER DEBT SERVICE
                                      ----------------------------------------------------------------------------------------------
DSCR: (NOI/DEBT SERVICE)
                                      ----------------------------------------------------------------------------------------------
DSCR: (NCF/DEBT SERVICE)
                                      ----------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                      ----------------------------------------------------------------------------------------------
                                      (ie. operating statements, financial statements, tax return, other)

------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating Statement Analysis Report.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                        ANNEX K





                      CSSA STANDARD INFORMATION PACKAGE - DRAFT
                         LOAN PAYMENT NOTIFICATION REPORT

                                AS OF ______________


        S4             S55            S61         S58           P7         P8         P10            P11         P93        P97
----------------------------------------------------------------------------------------------------------------------------------
                    SHORT NAME                                            PAID                                PRECEDING     MOST
   PROSPECTUS ID      (WHEN      PROPERTY TYPE   STATE      SCHEDULED     THRU      CURRENT        MATURITY   FISCAL YR    RECIENT
                   APPROPRIATE)                            LOAN BALANCE   DATE    INTEREST RATE      DATE       DSCR         DSCR
                                                                                                                 NCF         NCF
----------------------------------------------------------------------------------------------------------------------------------

Scheduled Payments






Unscheduled Payments






Total:                                                       $








              SERVICER ESTIMATED INFORMATION
--------------------------------------------------------------
                          EXPECTED              EXPECTED
        YIELD             PAYMENT             DISTRIBUTION
     MAINTENANCE           DATE                   DATE
--------------------------------------------------------------








THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF. THIS DOES NOT INDICATE A DEFINITE PAYMENT.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                               ANNEX L

                     CMSA INVESTOR REPORTING PACKAGE
                   COMPARATIVE FINANCIAL STATUS REPORT
                                  as of
                        ( Property Level Report )


Operating Information Reflected As NOI ___or NCF ___

P4        P9        P10       P52            P21            L8        P57

                              Last           Current                  Allocated
                              Property       Allocated      Paid      Annual
Property                      Inspection     Loan           Thru      Debt
ID        City      State     Date           Amount         Date      Service
                              yyyymmdd

List all properties currently in deal with or without information largest to smallest loan


This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File





Total                                         $                        $








P44            P51       P45       P47 or P76          P48 or P77

                           ORIGINAL UNDERWRITING
                             INFORMATION

BASE YEAR


Financial
Info as of     %         Total          $                   (1)
   Date       Occ       Revenue      NOI/NCF               DSCR

yyyymmdd




Total:       **WA       $            $                     WA






P60            P66       P61       P63 or P80          P65 or P61


                  2ND PRECEDING ANNUAL OPERATING
                           INFORMATION

as of ___


Financial
Info as of     %         Total          $                   (1)
   Date       Occ       Revenue      NOI/NCF               DSCR

yyyymmdd






               WA        $            $                     WA






P53            P59       P54       P56 or P78          P58 or P79


  PRECEDING ANNUAL OPERATING
       INFORMATION

AS OF ___                          NORMALIZED


Financial
Info as of     %         Total          $                   (1)
   Date       Occ       Revenue      NOI/NCF               DSCR

yyyymmdd






               WA        $              $                    WA



P73       P74       P30         P29       P68       P70 or P82     P72 or P83


                      MOST RECENT FINANCIAL
                           INFORMATION
                      *NORMALIZED OR ACTUAL




FS Start  FS End    Occ As of   %          Total         $              (1)
 Date      Date       Date     Occ       Revenue      NOI/NCF           DSCR
yyyymmdd  yyyymmdd  yyyymmdd






           WA                             $            $                 WA









(2)
     NET CHARGE


PRECEDING & BASIS


            %
%         Total          (1)
Occ      Revenue         DSCR






WA        $               WA



(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF / Debt Service times the allocated loan percentage.

(2) Net change should compare the latest year to the Base Year.

*   As required by Trust Agreements.

** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS


            STRUCTURED ASSET SECURITIES CORPORATION, THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------
THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the of fered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,


o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.
--------------------------------------------------------------------------------



     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 12 IN
  THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING. NEITHER THE SECURITIES AND EXCHANGE
  COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
  OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

               The date of this prospectus is September 11, 2000.

                               TABLE OF CONTENTS




                                                               PAGE
                                                              -----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
 PROSPECTUS ...............................................      3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE .........      3
SUMMARY OF PROSPECTUS .....................................      4
RISK FACTORS ..............................................     12
CAPITALIZED TERMS USED IN THIS PROSPECTUS .................     29
DESCRIPTION OF THE TRUST ASSETS ...........................     29
YIELD AND MATURITY CONSIDERATIONS .........................     51
STRUCTURED ASSET SECURITIES CORPORATION ...................     56
DESCRIPTION OF THE CERTIFICATES ...........................     57
DESCRIPTION OF THE GOVERNING DOCUMENTS ....................     66
DESCRIPTION OF CREDIT SUPPORT .............................     74
LEGAL ASPECTS OF MORTGAGE LOANS ...........................     76
FEDERAL INCOME TAX CONSEQUENCES ...........................     87
STATE AND OTHER TAX CONSEQUENCES ..........................    125
ERISA CONSIDERATIONS ......................................    125
LEGAL INVESTMENT ..........................................    129
USE OF PROCEEDS ...........................................    130
METHOD OF DISTRIBUTION ....................................    130
LEGAL MATTERS .............................................    132
FINANCIAL INFORMATION .....................................    132
RATING ....................................................    132
GLOSSARY ..................................................    133

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.



               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE


     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).


     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 200 Vesey Street, New York, New York 10285, attention:
Secretary, or by telephone at 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.


WHO WE ARE..................   Structured Asset Securities Corporation is a
                               Delaware corporation. Our principal offices are located at 200 Vesey Street, New York, New York
                               10285. Our main telephone number is 212-526-7000.
                               See "Structured Asset Securities Corporation."


THE SECURITIES
 BEING OFFERED...............  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                               Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.


THE OFFERED CERTIFICATES MAY
 BE ISSUED WITH
 OTHER CERTIFICATES..........  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.


THE GOVERNING DOCUMENTS.....   In general, a pooling and servicing agreement
                               or other similar agreement or collection of agreements will govern, among other things--

                                o  the issuance of each series of offered
                                   certificates,

                                o the creation of and transfer of assets to the related trust, and

                                o the servicing and administration of those assets.

                               The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                               If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                               o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                               o a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                               The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                               If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                               In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."


CHARACTERISTICS OF THE
 MORTGAGE ASSETS............   The trust assets with respect to any series of
                               offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                               o rental or cooperatively-owned buildings with multiple dwelling units;

                               o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                               o  office buildings;

                               o  hospitality properties;

                               o  casino properties;

                               o  health care-related facilities;

                               o  industrial facilities;

                               o  warehouse facilities, mini-warehouse
                                  facilities and self-storage facilities;

                               o  restaurants, taverns and other
                                  establishments involved in the food and
                                  beverage industry;

                               o manufactured housing communities, mobile home parks and recreational vehicle parks;

                               o  recreational and resort properties;

                               o  arenas and stadiums;

                               o  churches and other religious facilities;

                               o  parking lots and garages;

                               o  mixed use properties;

                               o  other income-producing properties; and

                               o  unimproved land.

                               The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                               o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                               o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                               o  may provide for no accrual of interest;

                               o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                               o may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                               o  may permit the negative amortization or
                                  deferral of accrued interest;

                               o  may prohibit some or all voluntary
                                  prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                               o may permit defeasance and the release of real property collateral in connection with that defeasance;

                               o  may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                               o may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                               Most, if not all, of the mortgage loans
                               underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                               We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                               Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                               The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                               o the security has been registered under the Securities Act of 1933, as amended, or

                               o  we would be free to publicly resell the
                                  security without registration.

                               See "Description of the Trust
                               Assets--Mortgage-Backed Securities."

                               We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                               In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


SUBSTITUTION, ACQUISITION AND
 REMOVAL OF
 MORTGAGE ASSETS.............  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange

                               o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                               o  other mortgage loans or mortgage-backed
                                  securities that--

                                  1.  conform to the description of mortgage
                                      assets in this prospectus, and

                                  2.  satisfy the criteria set forth in the
                                      related prospectus supplement.

                               In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                  1.  conform to the description of mortgage
                                      assets in this prospectus, and

                                  2.  satisfy the criteria set forth in the
                                      related prospectus supplement.

                               No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.


CHARACTERISTICS OF THE OFFERED
 CERTIFICATES...............   An offered certificate may entitle the holder
                               to receive:

                               o  a stated principal amount;

                               o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                               o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                               o payments of principal, with disproportionate, nominal or no payments of interest;

                               o payments of interest, with disproportionate, nominal or no payments of principal;

                               o  payments of interest or principal that
                                  commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                               o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                 1. faster and, in some cases, substantially
                                    faster, or

                                 2. slower and, in some cases, substantially
                                    slower,

                                 than the rate at which payments or other collections of principal are received on the related mortgage assets;

                               o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                               o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                               Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                               A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                               We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."


CREDIT SUPPORT AND REINVESTMENT,
 INTEREST RATE AND CURRENCY
 RELATED PROTECTION FOR THE
 OFFERED CERTIFICATES.......   Some classes of offered certificates may be
                               protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                               The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                               o guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                               o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                               o  currency exchange agreements or other
                                  agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                               We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                               See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."


ADVANCES WITH RESPECT TO THE
 MORTGAGE ASSETS............   If the trust assets for a series of offered
                               certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                               o delinquent scheduled payments of principal and/or interest, other than balloon payments,

                               o  property protection expenses,

                               o  other servicing expenses, or

                               o any other items specified in the related prospectus supplement.

                               Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                               If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.


OPTIONAL TERMINATION........   We will describe in the related prospectus
                               supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                               o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                               o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                               See "Description of the Certificates--
                               Termination."


FEDERAL INCOME
 TAX CONSEQUENCES..............  Any class of offered certificates will constitute or evidence ownership of:

                               o regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                               o  regular interests in a financial asset
                                  securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                               o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

                               See "Federal Income Tax Consequences."


ERISA CONSIDERATIONS........   If you are a fiduciary of an employee benefit
                               plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."


LEGAL INVESTMENT............   If your investment authority is subject to
                               legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES


     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

    o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

    o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

    o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

    o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

    o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

    o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

    o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

    o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

    o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

    o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

    o the fair market value and condition of the underlying real property;

    o the level of interest rates;

    o the borrower's equity in the underlying real property;

    o the borrower's financial condition;

    o the operating history of the underlying real property;

    o changes in zoning and tax laws;

    o changes in competition in the relevant area;

    o changes in rental rates in the relevant area;

    o changes in governmental regulation and fiscal policy;

    o prevailing general and regional economic conditions;

    o the state of the fixed income and mortgage markets; and

    o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

    o the sufficiency of the net operating income of the applicable real property;

    o the market value of the applicable real property at or prior to maturity; and

    o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

    o the age, design and construction quality of the property;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o the characteristics of the neighborhood where the property is located;

    o the proximity and attractiveness of competing properties;

    o the existence and construction of competing properties;

    o the adequacy of the property's management and maintenance;

    o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

    o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

    o demographic factors;

    o customer tastes and preferences;

    o retroactive changes in building codes; and

    o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

    o an increase in interest rates, real estate taxes and other operating expenses;

    o an increase in the capital expenditures needed to maintain the property or make improvements;

    o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

    o an increase in vacancy rates;

    o a decline in rental rates as leases are renewed or replaced; and

    o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o the rental rates at which leases are renewed or replaced;

    o the percentage of total property expenses in relation to revenue;

    o the ratio of fixed operating expenses to those that vary with revenues;
      and

    o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

    o to pay for maintenance and other operating expenses associated with the property;

    o to fund repairs, replacements and capital improvements at the property;
      and

    o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

    o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

    o an increase in tenant payment defaults;

    o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

    o an increase in the capital expenditures needed to maintain the property or to make improvements; and

    o a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

    o the business operated by the tenants;

    o the creditworthiness of the tenants; and

    o the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

    o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus


    o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

    o changes in interest rates;

    o the availability of refinancing sources;

    o changes in governmental regulations, licensing or fiscal policy;

    o changes in zoning or tax laws; and

    o potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

    o operating the property and providing building services;

    o managing operating expenses; and

    o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

    o maintain or improve occupancy rates, business and cash flow,

    o reduce operating and repair costs, and

    o preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

    o rental rates;

    o location;


    o type of business or services and amenities offered; and


    o nature and condition of the particular property.


     The profitability and value of an income-producing property may be adversely affected by a comparable property that:


    o offers lower rents;


    o has lower operating costs;


    o offers a more favorable location; or


    o offers better facilities.


     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.


     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--


    o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.


    o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.


    o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.


    o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.


    o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.


    o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.


    o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.


    o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.


     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS


     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--


    o the operation of all of the related real properties, and


    o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.


For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.


LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS


     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS


     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:


    o any adverse economic developments that occur in the locale, state or region where the properties are located;


    o changes in the real estate market where the properties are located;


    o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and


    o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.


CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT


     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.


     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.


     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

    o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

    o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

    o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

    o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

    o that the results of the environmental testing were accurately evaluated in all cases;

    o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

    o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

    o tenants at the property, such as gasoline stations or dry cleaners, or

    o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

    o agents or employees of the lender are deemed to have participated in the management of the borrower, or

    o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

    o any condition on the property that causes exposure to lead-based paint, and

    o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

    o the bankrupt party--

      1.  was insolvent at the time of granting the lien,

      2. was rendered insolvent by the granting of the lien,

      3. was left with inadequate capital, or

      4. was not able to pay its debts as they matured; and

    o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.


     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--


    o the related real property, or


    o a majority ownership interest in the related borrower.


     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.


     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:


    o the default is deemed to be immaterial,


    o the exercise of those remedies would be inequitable or unjust, or


    o the circumstances would render the acceleration unconscionable.


     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."


     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.


LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL
   HAZARD LOSSES


     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

    o war,

    o revolution,

    o governmental actions,

    o floods and other water-related causes,

    o earth movement, including earthquakes, landslides and mudflows,

    o wet or dry rot,

    o vermin, and

    o domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

    o breach of contract involving a tenant, a supplier or other party;

    o negligence resulting in a personal injury, or

    o responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

    o generally will not be reduced by losses from other activities,

    o for a tax-exempt holder, will be treated as unrelated business taxable income, and

    o for a foreign holder, will not qualify for any exemption from withholding tax.

     Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

    o individuals,

    o estates,

    o trusts beneficially owned by any individual or estate, and

    o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

    o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

    o you may have only limited access to information regarding your offered certificates;

    o you may suffer delays in the receipt of payments on your offered certificates; and

    o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE TRANSITION FROM THE YEAR 1999 TO THE YEAR 2000 MAY DISRUPT THE ABILITY OF COMPUTERIZED SYSTEMS TO PROCESS INFORMATION.

     The collection of payments on the mortgage assets backing your offered certificates, the servicing and administration of those mortgage assets and the payments on your offered certificates are highly dependent upon computer systems of the related master servicer, manager, special servicer, trustee, borrowers and other third parties.

     We will inquire from each of the parties to the governing document(s) for a series of offered certificates whether and how the transition from 1999 to 2000 has affected their computer systems. We also will obtain assurances from these parties that they are taking the necessary steps to cure any problems their computer systems may have with the manipulation or calculation of dates after December 1, 1999. Notwithstanding those inquiries and assurances, unforeseen problems in this regard could still occur.


                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.


                        DESCRIPTION OF THE TRUST ASSETS


GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

    o various types of multifamily and/or commercial mortgage loans;

    o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or


    o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.


MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

    o rental or cooperatively-owned buildings with multiple dwelling units;

    o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

    o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

    o office properties;

    o hospitality properties, such as hotels, motels and other lodging facilities;

    o casino properties;

    o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

    o industrial properties;

    o warehouse facilities, mini-warehouse facilities and self-storage facilities;

    o restaurants, taverns and other establishments involved in the food and beverage industry;

    o manufactured housing communities, mobile home parks and recreational vehicle parks;

    o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

    o arenas and stadiums;

    o churches and other religious facilities;

    o parking lots and garages;

    o mixed use properties;

    o other income-producing properties; and

    o unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

    o a fee interest or estate, which consists of ownership of the property for an indefinite period,

    o an estate for years, which consists of ownership of the property for a specified period of years,

    o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

    o shares in a cooperative corporation which owns the property, or

    o any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

    o first, to the payment of court costs and fees in connection with the foreclosure,

    o second, to the payment of real estate taxes, and

    o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

    o the period of the delinquency,

    o any forbearance arrangement then in effect,

    o the condition of the related real property, and

    o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

    o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

    o the types of services offered at the property;

    o the location of the property;

    o the characteristics of the surrounding neighborhood, which may change over time;

    o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

    o the ability of management to provide adequate maintenance and insurance;


    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

    o the ability of management to respond to competition;

    o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

    o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

    o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

    o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

    o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

    o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

    o require written leases;

    o require good cause for eviction;

    o require disclosure of fees;

    o prohibit unreasonable rules;

    o prohibit retaliatory evictions;

    o prohibit restrictions on a resident's choice of unit vendors;

    o limit the bases on which a landlord may increase rent; or

    o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

    o fixed percentages,

    o percentages of increases in the consumer price index,

    o increases set or approved by a governmental agency, or

    o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

    o the related borrower's interest in multiple units in a residential condominium project, and

    o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

    o mortgage loan payments,

    o real property taxes,

    o maintenance expenses, and

    o other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

    o maintenance payments from the tenant/shareholders, and

    o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

    o shopping centers,

    o factory outlet centers,

    o malls,

    o automotive sales and service centers,

    o consumer oriented businesses,

    o department stores,

    o grocery stores,

    o convenience stores,

    o specialty shops,

    o gas stations,

    o movie theaters,

    o fitness centers,

    o bowling alleys,

    o salons, and

    o dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

    o lower rents,

    o grant a potential tenant a free rent or reduced rent period,

    o improve the condition of the property generally, or

    o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

    o competition from other retail properties;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o perceptions regarding the safety of the surrounding area;

    o demographics of the surrounding area;

    o the strength and stability of the local, regional and national economies;

    o traffic patterns and access to major thoroughfares;

    o the visibility of the property;

    o availability of parking;

    o the particular mixture of the goods and services offered at the property;

    o customer tastes, preferences and spending patterns; and

    o the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

    o an anchor tenant's failure to renew its lease;

    o termination of an anchor tenant's lease;

    o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

    o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

    o a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

    o factory outlet centers;

    o discount shopping centers and clubs;

    o catalogue retailers;

    o television shopping networks and programs;

    o internet web sites; and

    o telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

    o the number and quality of the tenants, particularly significant tenants, at the property;

    o the physical attributes of the building in relation to competing buildings;

    o the location of the property with respect to the central business district or population centers;

    o demographic trends within the metropolitan area to move away from or towards the central business district;

    o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;


    o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

    o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

    o the quality and philosophy of building management;

    o access to mass transportation; and

    o changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

    o rental rates;

    o the building's age, condition and design, including floor sizes and layout;

    o access to public transportation and availability of parking; and

    o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

    o the cost and quality of labor;

    o tax incentives; and

    o quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

    o full service hotels;

    o resort hotels with many amenities;

    o limited service hotels;

    o hotels and motels associated with national or regional franchise chains;


    o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

    o other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

    o the location of the property and its proximity to major population centers or attractions;

    o the seasonal nature of business at the property;

    o the level of room rates relative to those charged by competitors;

    o quality and perception of the franchise affiliation;

    o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

    o the existence or construction of competing hospitality properties;

    o nature and quality of the services and facilities;

    o financial strength and capabilities of the owner and operator;

    o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

    o increases in operating costs, which may not be offset by increased room rates;

    o the property's dependence on business and commercial travelers and tourism; and

    o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

    o the continued existence and financial strength of the franchisor;

    o the public perception of the franchise service mark; and

    o the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

    o location, including proximity to or easy access from major population centers;

    o appearance;

    o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

    o the existence or construction of competing casinos;

    o dependence on tourism; and

    o local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

    o providing alternate forms of entertainment, such as performers and sporting events, and

    o offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

    o hospitals;

    o skilled nursing facilities;

    o nursing homes;

    o congregate care facilities; and

    o in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

    o statutory and regulatory changes;

    o retroactive rate adjustments;

    o administrative rulings;

    o policy interpretations;

    o delays by fiscal intermediaries; and

    o government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

    o federal and state licensing requirements;

    o facility inspections;

    o rate setting;

    o reimbursement policies; and

    o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

    o location of the property, the desirability of which in a particular instance may depend on--

      1. availability of labor services,

      2. proximity to supply sources and customers, and

      3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

    o building design of the property, the desirability of which in a particular instance may depend on--

      1. ceiling heights,

      2. column spacing,

      3. number and depth of loading bays,

      4. divisibility,

      5. floor loading capacities,

      6. truck turning radius,

      7. overall functionality, and

      8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

    o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

    o building design,

    o location and visibility,

    o tenant privacy,

    o efficient access to the property,

    o proximity to potential users, including apartment complexes or commercial users,

    o services provided at the property, such as security,

    o age and appearance of the improvements, and

    o quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

    o competition from facilities having businesses similar to a particular restaurant or tavern;

    o perceptions by prospective customers of safety, convenience, services and attractiveness;

    o the cost, quality and availability of food and beverage products;

    o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

    o changes in demographics, consumer habits and traffic patterns;

    o the ability to provide or contract for capable management; and

    o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

    o segment,

    o product,

    o price,

    o value,

    o quality,

    o service,

    o convenience,

    o location, and

    o the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

    o lower operating costs,

    o more favorable locations,

    o more effective marketing,

    o more efficient operations, or

    o better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

    o actions and omissions of any franchisor, including management practices that--

      1.  adversely affect the nature of the business, or

      2. require renovation, refurbishment, expansion or other expenditures;

    o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

    o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

    o the number of comparable competing properties in the local market;

    o the age, appearance and reputation of the property;

    o the quality of management; and

    o the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

    o multifamily rental properties,

    o cooperatively-owned apartment buildings,

    o condominium complexes, and

    o single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

    o fixed percentages,

    o percentages of increases in the consumer price index,

    o increases set or approved by a governmental agency, or

    o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

    o the location and appearance of the property;

    o the appeal of the recreational activities offered;

    o the existence or construction of competing properties, whether are not they offer the same activities;

    o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

    o geographic location and dependence on tourism;

    o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

    o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

    o sensitivity to weather and climate changes; and

    o local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

    o sporting events;

    o musical events;

    o theatrical events;

    o animal shows; and/or

    o circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

    o the appeal of the particular event;

    o the cost of admission;

    o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

    o perceptions by prospective patrons of the safety of the surrounding area; and

    o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

    o the number of rentable parking spaces and rates charged;

    o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

    o the amount of alternative parking spaces in the area;

    o the availability of mass transit; and

    o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

    o its location,

    o its size,

    o the surrounding neighborhood, and

    o local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

    o the successful operation of the property, and

    o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

    o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

    o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

    o make the loan payments on the related mortgage loan,

    o cover operating expenses, and

    o fund capital improvements at any given time.


     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as


    o some health care-related facilities,


    o hotels and motels,


    o recreational vehicle parks, and


    o mini-warehouse and self-storage facilities,


tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--


    o warehouses,


    o retail stores,


    o office buildings, and


    o industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

    o increases in energy costs and labor costs;

    o increases in interest rates and real estate tax rates; and

    o changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

    o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

    o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

    o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

    o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

    o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

    o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

    o the income capitalization method, which takes into account the property's projected net cash flow; or

    o a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example,

    o it is often difficult to find truly comparable properties that have recently been sold;

    o the replacement cost of a property may have little to do with its current market value; and

    o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

    o an original term to maturity of not more than approximately 40 years;
      and

    o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:


    o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

    o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

    o provide for no accrual of interest;

    o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

    o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

    o permit the negative amortization or deferral of accrued interest;

    o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

    o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

    o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    o the type or types of property that provide security for repayment of the mortgage loans;

    o the earliest and latest origination date and maturity date of the mortgage loans;

    o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

    o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

    o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

    o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

    o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

    o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

    o more general information in the related prospectus supplement, and

    o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.


MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

    o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

    o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

    o will have been registered under the Securities Act of 1933, as amended, or

    o will be exempt from the registration requirements of that Act, or

    o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

    o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

    o the initial and outstanding principal amount(s) and type of the securities;

    o the original and remaining term(s) to stated maturity of the securities;


    o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

    o the payment characteristics of the securities;

    o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

    o a description of the related credit support, if any;

    o the type of mortgage loans underlying the securities;

    o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

    o the terms and conditions for substituting mortgage loans backing the securities; and

    o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.


SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

    o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

    o other mortgage loans or mortgage-backed securities that--

      1.  conform to the description of mortgage assets in this prospectus, and


      2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

      1.  conform to the description of mortgage assets in this prospectus, and


      2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.


UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.


CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

    o the subordination or one or more other classes of certificates of the same series;

    o a letter of credit;

    o a surety bond;

    o an insurance policy;

    o a guarantee;

    o a credit derivative; and/or

    o a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.


ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

    o interest rate exchange agreements;

    o interest rate cap agreements;

    o interest rate floor agreements;

    o currency exchange agreements; or

    o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on your offered certificates will depend on--

    o the price you paid for your offered certificates,

    o the pass-through rate on your offered certificates,

    o the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.


PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.


PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.


YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

    o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

    o the dates on which any balloon payments are due; and

    o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

    o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

    o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

    o be based on the principal balances of some or all of the mortgage assets in the related trust, or

    o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

    o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

    o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

    o the availability of mortgage credit;

    o the relative economic vitality of the area in which the related real properties are located;

    o the quality of management of the related real properties;

    o the servicing of the mortgage loans;

    o possible changes in tax laws; and

    o other opportunities for investment.

In general, those factors that increase--

    o the attractiveness of selling or refinancing a commercial or multifamily property, or

    o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

    o prepayment lock-out periods, and

    o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

    o to convert to a fixed rate loan and thereby lock in that rate, or

    o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

    o realize its equity in the property,

    o meet cash flow needs or

    o make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

    o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

    o the relative importance of those factors

    o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

    o the overall rate of prepayment on those mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of:

    o scheduled amortization, or

    o prepayments, including--

      1.  voluntary prepayments by borrowers, and

      2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

    o the projected weighted average life of each class of those offered certificates with principal balances, and

    o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

    o to refinance the loan, or

    o to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

    o the bankruptcy of the borrower, or

    o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

    o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

    o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

    o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

    o the number of foreclosures with respect to the underlying mortgage loans; and

    o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

    o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

    o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

    o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

    o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;


    o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or


    o any other amounts described in the related prospectus supplement.


     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.



                    STRUCTURED ASSET SECURITIES CORPORATION


     We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of:


    o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;


    o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;


    o forming pools of mortgage loans and mortgage-backed securities; and


    o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.


     Our principal executive offices are located at 200 Vesey Street, New York, New York 10285. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

    o have the same series designation;

    o were issued under the same Governing Document; and

    o represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

    o have the same class designation; and

    o have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

    o a stated principal amount, which will be represented by its principal balance;

    o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

    o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

    o payments of principal, with disproportionate, nominal or no payments of interest;

    o payments of interest, with disproportionate, nominal or no payments of principal;

    o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

    o payments of principal to be made, from time to time or for designated periods, at a rate that is--

      1. faster and, in some cases, substantially faster, or

      2. slower and, in some cases, substantially slower,

      than the rate at which payments or other collections of principal are received on the related mortgage assets;

    o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

    o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.


PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

    o the periodic payment date for that series, and

    o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

    o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

    o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

    o a 360-day year consisting of 12 30-day months,

    o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

    o the actual number of days elapsed during each relevant period in a normal calendar year, or

    o any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

    o based on the principal balances of some or all of the related mortgage assets; or

    o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

    o payments of principal actually made to the holders of that class, and

    o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

    o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

    o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

    o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

    o any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.


ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

    o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

    o by establishing a priority of payments among those classes.

     See "Description of Credit Support."


ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

    o delinquent payments of principal and/or interest, other than balloon payments,

    o property protection expenses,

    o other servicing expenses, or

    o any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

    o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

    o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

    o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

    o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.


REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

    o the payments made on that payment date with respect to the applicable class of offered certificates, and

    o the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

    o that calendar year, or

    o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.


VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

    o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment", or

    o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.


TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

    o the final payment or other liquidation of the last mortgage asset in that trust; and

    o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

    o a limited-purpose trust company organized under the New York Banking
      Law,

    o a "banking corporation" within the meaning of the New York Banking Law,

    o a member of the Federal Reserve System,

    o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

    o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur
Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United
States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "Book-Entry Registration" section. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

    o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

    o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.


     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.


     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.


     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:


    o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or


    o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.


     Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                    DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."


ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

    o in the case of a mortgage loan--

      1. the address of the related real property and the type of that property,

      2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

      3. the remaining term to maturity,

      4. the remaining amortization term, and

      5. the outstanding principal balance; and

    o in the case of a mortgage-backed security--

      1. the outstanding principal balance, and

      2. the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

    o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

    o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

    o in the case of a mortgage loan--

      1.  the enforceability of the related mortgage note and mortgage,

      2. the existence of title insurance insuring the lien priority of the related mortgage, and

      3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that:

    o those procedures are consistent with the terms of the related Governing Document; and

    o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

    o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

    o ensuring that the related properties are properly insured;

    o attempting to collect delinquent payments;

    o supervising foreclosures;

    o negotiating modifications;

    o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

    o protecting the interests of certificateholders with respect to senior lienholders;

    o conducting inspections of the related real properties on a periodic or other basis;

    o collecting and evaluating financial statements for the related real properties;

    o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

    o maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

    o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

    o mortgage loans as to which there is a material non-monetary default;

    o mortgage loans as to which the related borrower has--

      1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

      2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

    o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

    o make the initial determination of appropriate action,

    o evaluate the success of corrective action,

    o develop additional initiatives,

    o institute foreclosure proceedings and actually foreclose, or

    o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

    o performing property inspections and collecting, and

    o evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

    o continuing to receive payments on the mortgage loan,

    o making calculations with respect to the mortgage loan, and

    o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

    o that mortgage-backed security will be registered in the name of the related trustee or its designee;

    o the related trustee will receive payments on that mortgage-backed security; and

    o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.


MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

    o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

    o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of

    o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

    o reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

    o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

    o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

    o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

    o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

    o either--

      1. that party is specifically required to bear the expense of the action, or

      2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

    o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

    o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

    o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.


EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.


AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

   1. to cure any ambiguity;

   2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in the related prospectus supplement;

   3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;


   4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;


   5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;


   6. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;


   7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or


   8. to otherwise modify or delete existing provisions of the Governing
      Document.


     However, no amendment of the Governing Document for any series of offered certificates, covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series.


     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--


    o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or


    o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;


    o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or


    o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.


LIST OF CERTIFICATEHOLDERS


     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

    o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

    o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.


MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agent will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, emplyees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

    o the subordination of one or more other classes of certificates of the same series;

    o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

    o the establishment of one or more reserve funds; or

    o any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

    o the nature and amount of coverage under that credit support;

    o any conditions to payment not otherwise described in this prospectus;

    o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

    o the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.


LETTER OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.


CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


CREDIT DERIVATIVE

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.


RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.


GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

    o the terms of the mortgage,

    o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

    o the knowledge of the parties to the mortgage, and

    o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

    o a mortgagor, who is the owner of the encumbered interest in the real property, and

    o a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

    o the trustor, who is the equivalent of a mortgagor,

    o the trustee to whom the real property is conveyed, and

    o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

    o the express provisions of the related instrument,

    o the law of the state in which the real property is located,

    o various federal laws, and

    o in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

    o without a hearing or the lender's consent, or

    o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.


PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

    o judicial foreclosure, involving court proceedings, and

    o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

    o all parties having a subordinate interest of record in the real property, and

    o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

    o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

    o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

    o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

    o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

      1. a failure to adequately maintain the mortgaged property, or

      2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

    o upheld the reasonableness of the notice provisions, or

    o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

    o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

    o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

    o record a notice of default and notice of sale, and

    o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

    o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

    o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

    o to enable the lender to realize upon its security, and

    o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

    o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

    o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

    o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S.

Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

    o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

    o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

    o extend or shorten the term to maturity of the loan;

    o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

    o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

    o past due rent,

    o accelerated rent,

    o damages, or

    o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

    o assume the lease and either retain it or assign it to a third party, or

    o reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

    o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

    o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

    o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

    o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

    o impose liability for releases of or exposure to asbestos-containing materials, and

    o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.


     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

    o first, to the payment of court costs and fees in connection with the foreclosure;

    o second, to real estate taxes;

    o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

    o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.


SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

    o the borrower may have difficulty servicing and repaying multiple loans;

    o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

    o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

    o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

    o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

    o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

    o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

    o banks,

    o insurance companies, and

    o foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

    o given with respect to events that have occurred at the time the advice is rendered, and

    o is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

    o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

    o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

    o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

    o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

    o those offered certificates will represent--

      1. regular interests in the REMIC, or

      2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

    o REMIC regular certificates, representing regular interests in the REMIC, or

    o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

    o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and


    o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, offered certificates that are REMIC regular certificates will be:

    o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

    o "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

    o collections on mortgage loans held pending payment on the related offered certificates, and

    o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

    o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
      Section 7701(a)(19)(C) of the Internal Revenue Code;

    o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

    o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
      Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

    o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

    o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

    o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.


 Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the

REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

    o a single fixed rate,

    o a "qualified floating rate,"

    o an "objective rate,"

    o a combination of a single fixed rate and one or more "qualified floating rates,"

    o a combination of a single fixed rate and one "qualified inverse floating rate," or

    o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

    o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

    o a fraction--

      1. the numerator of which is the amount of the payment, and

      2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

    o the total amount of the de minimis original issue discount, and

    o a fraction--

      1. the numerator of which is the amount of the principal payment, and

      2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

    o the sum of--

      1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

      2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

    o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

    o the issue price of the certificate, increased by

    o the total amount of original issue discount previously accrued on the certificate, reduced by

    o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

    o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

    o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

    o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

    o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

    o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

    o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

    o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

    o on the basis of a constant yield method,

    o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

    o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

    o the purchase price paid for your offered certificate, and

    o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

    o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

    o the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.


 Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."


     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.


     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.



     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--


    o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or


    o unrelated deductions against which income may be offset.


See, however, the rules discussed below relating to:


    o excess inclusions,


    o residual interests without significant value, and


    o noneconomic residual interests.


The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--`Residual Interests' in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."


     Taxable Income of the REMIC. The taxable income of a REMIC will equal:


    o the income from the mortgage loans and other assets of the REMIC; plus


    o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less

    o the following items--

      1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

      2. amortization of any premium on the mortgage loans held by the REMIC,

      3. bad debt losses with respect to the mortgage loans held by the REMIC, and

      4. except as described below in this "Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.

However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Payments. The adjusted basis of a REMIC residual certificate will be equal to:

    o the amount paid for that REMIC residual certificate,

    o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

    o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any payment on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

    o through payments,

    o through the deduction of any net losses of the REMIC, or

    o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

    o the daily portions of REMIC taxable income allocable to that certificate, over

    o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

    o the issue price of the certificate, increased by

    o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

    o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

    o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

    o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

    o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

    o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

    o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

    o regulated investment companies,

    o common trusts, and

    o some cooperatives.

     The Treasury regulations, however, currently do not address this subject.


     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:


    o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and


    o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.


The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.


     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:


    o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,


    o from the prospective transferee, providing representations as to its financial condition, and


    o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.


     The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:


    o the present value of any consideration given to the transferee to acquire the interest,


    o the present value of the expected future distributions on the interest, and


    o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.


Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.


     It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.


     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.


     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.


     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.


     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.


     If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--


    o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and


    o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.


     If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.


     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

    o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

    o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

    o 3% of the excess of the individual's adjusted gross income over the specified amount, or

    o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

    o the cost of the certificate to that certificateholder, increased by

    o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

    o payments on the certificate received by that certificateholder and by that amortized premium.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

    o entitle the holder to a specified principal amount,

    o pay interest at a fixed or variable rate, and

    o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

    o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

    o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

    o reacquires that same REMIC residual certificate,

    o acquires any other residual interest in a REMIC, or

    o acquires any similar interest in a taxable mortgage pool, as defined in
      Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

    o the disposition of a non-defaulted mortgage loan,

    o the receipt of income from a source other than a mortgage loan or other permitted investments,

    o the receipt of compensation for services, or

    o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

    o the person has sufficient assets to do so, and

    o the tax arises out of a breach of that person's obligations under the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

    o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

    o the highest marginal federal income tax rate applicable to corporations.


     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

    o events that have occurred up to the time of the transfer,

    o the prepayment assumption, and

    o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

    o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

    o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

    o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

    o the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

    o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

    o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.


     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:


    o the residual interests in the entity are not held by Disqualified Organizations, and


    o the information necessary for the application of the tax described in this prospectus will be made available.


     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.


     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.


     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.


     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--


    o income,


    o deductions


    o gains,


    o losses, and


    o classification as a REMIC.


     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.


     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

    o corporations,

    o trusts,

    o securities dealers, and

    o various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

    o 30 days after the end of the quarter for which the information was requested, or

    o two weeks after the receipt of the request.

     The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual certificates, including--

    o income,

    o excess inclusions,

    o investment expenses, and

    o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of these payments:

    o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

    o otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

    o a foreign person, and

    o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name and address of the certificateholder.

     On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations, as modified, will generally be effective for investments made after December 31, 2000, subject to applicable transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

    o owns 10% or more of one or more underlying mortgagors, or

    o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

    o foreign persons, or

    o United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.


FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

    o the making of an appropriate election, and

    o compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

    o the relevant assets will qualify as a FASIT,

    o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

    o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.


 Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

    o cash or cash equivalents,

    o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

    o hedges and contracts to acquire hedges,

    o foreclosure property, and

    o regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

    o REMIC regular interests,

    o regular interests of other FASITs,

    o inflation indexed debt instruments,

    o credit card receivables, and

    o some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

    o debt of the owner of the FASIT ownership interest,

    o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

    o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

    o fluctuations in market interest rates;

    o fluctuations in currency exchange rates;

    o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

    o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

    o a single class of ownership interest, or

    o one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

      1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

      2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

      3. has a stated maturity of not longer than 30 years,

      4. has an issue price not greater than 125% of its stated principal amount, and

      5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.


     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

    o the absence of defaults or delinquencies on permitted assets,

    o lower than reasonably expected returns on permitted assets,

    o unanticipated expenses incurred by the FASIT, or

    o prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.


     Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

    o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

    o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

    o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

    o issues a debt or equity interest that is--

      1. supported by that FASIT regular interest, and

      2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

    o the receipt of income from other than permitted assets;

    o the receipt of compensation for services;

    o the receipt of any income derived from a loan originated by the FASIT;
      or

    o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

      1. foreclosure, default, or imminent default of a qualified mortgage,

      2. bankruptcy or insolvency of the FASIT,

      3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

      4. the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

    o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

    o if the FASIT acquires the loan more than one year after the loan was issued,

    o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

    o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

    o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

    o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

    o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

    o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

    o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

    o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

      1. interest paid on the mortgage loans constituting the related grantor trust, minus

      2. the sum of:

          o normal administration fees, and

          o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


 Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

    o "loans. . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

    o "obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

    o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

    o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

    o consisting of mortgage loans that are "loans. . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

    o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

    o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,
it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

    o "obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

    o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.


 Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

    o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

    o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of:

    o 3% of the excess of the individual's adjusted gross income over that amount, and

    o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

    o a class of grantor trust strip certificates is issued as part of the same series, or

    o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

    o a master servicer,

    o a special servicer,

    o any sub-servicer, or

    o their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

    o the treatment of some stripped bonds as market discount bonds, and

    o de minimis market discount.

     See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional
      Interest Certificates--
Market Discount" below.

     Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

    o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trust Funds--Sales of Grantor Trust Certificates," and

    o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.


     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.


     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.


     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:


    o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and


    o a constant yield computed using a representative initial offering price for each class of certificates.


     However, neither we nor any other person will make any representation that--


    o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or


    o the prepayment assumption will not be challenged by the IRS on audit.


     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.


     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:


    o there is no original issue discount or only a de minimis amount of original issue discount, or


    o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.


     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:


    o 0.25% of the stated redemption price, and


    o the weighted average maturity of the related mortgage loans, then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

    o the stated redemption price of the mortgage loans, and

    o their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

   The adjusted issue price of a mortgage loan on any given day equals the sum of:

    o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

    o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

    o the issue price of the mortgage loan, increased by

    o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

    o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

    o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

    o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

    o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

    o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

    o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

    o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

    o on the basis of a constant yield method,

    o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

    o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under legislation enacted in 1997, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

    o be allocated among the payments of stated redemption price on the mortgage loan, and

    o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" above.

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

    o the price paid for that grantor trust strip certificate by you, and

    o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

    o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

    o conditions at the time of the first sale of the grantor trust strip certificate or,

    o with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans".

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

    o the prepayment assumption we will disclose in the related prospectus supplement, and

    o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

    o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

    o the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

    o the amount realized on the sale or exchange of a grantor trust certificate, and

    o its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

    o its cost, increased by

    o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

    o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.


     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

    o entitle the holder to a specified principal amount,

    o pay interest at a fixed or variable rate, and

    o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

    o the amount of servicing compensation received by a master servicer or special servicer, and

    o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

    o a custodian of a person's account,

    o a nominee, and

    o a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

    o ERISA Plans, and

    o persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in
Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

    o investment prudence and diversification, and

    o compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

    o sales, exchanges or leases of property;

    o loans or other extensions of credit; and

    o the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA

Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.


PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1. those with discretionary authority or control over the assets of the entity,

      2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

    o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

    o provides investment advice with respect to the assets of that ERISA Plan for a fee.

     If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

    o deemed to be a fiduciary with respect to the investing ERISA Plan, and

    o subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae and Fannie Mae, but do not include certificates issued or guaranteed by Farmer Mac. Accordingly, even if these types of mortgaged-backed securities, other than the Farmer Mac certificates, were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates, Farmer Mac certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

    o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

    o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

    o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

    o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

    o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

    o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended, including by PTE 97-34, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, various transactions relating to, among other things--

    o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

    o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal

Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.


     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.


     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL


     If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:


    o consider your general fiduciary obligations under ERISA, and


    o consult with your legal counsel as to--


      1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to that investment, and


      2. the availability of any prohibited transaction exemption in connection with that investment.


TAX EXEMPT INVESTORS


     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.


     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

    o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

    o whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

    o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

    o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3,1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.


     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

    o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

    o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

    o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

    o if applicable, SMMEA has been overridden in your State.


                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.



                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:


      1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;


      2. by placements by us with institutional investors through dealers; and


      3. by direct placements by us with institutional investors.


     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.


     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.


     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.


     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--


    o the obligations of the underwriters will be subject to various conditions precedent,


    o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and


    o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.


     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.


     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--


    o Sidley & Austin;

    o Cadwalader, Wickersham & Taft;

    o Skadden, Arps, Slate, Meagher & Flom; or

    o Thacher, Proffitt & Wood.



                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.



                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

    o whether the price paid for those certificates is fair;

    o whether those certificates are a suitable investment for any particular investor;

    o the tax attributes of those certificates or of the related trust;

    o the yield to maturity or, if they have principal balances, the average life of those certificates;

    o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

    o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;


    o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

    o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

    o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY


     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.


     "ADA" means the Americans with Disabilities Act of 1990, as amended.


     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.


     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.


     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.


     "DISQUALIFIED ORGANIZATION" means:


    o the United States,


    o any State or political subdivision of the United States,


    o any foreign government,


    o any international organization,


    o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,


    o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or


    o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.


     "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.


     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.


     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.


     "EUROCLEAR OPERATOR" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.


     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.


     "FANNIE MAE" means the Federal National Mortgage Association.


     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.


     "FASIT " means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.


     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Association.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "PASS-THROUGH ENTITY" means any:

    o regulated investment company,

    o real estate investment trust,

    o trust,

    o partnership, or

    o other entities described in Section 860E(e)(6) of the Internal Revenue
      Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "REIT " means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code of 1986.

     "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "SEC" means the Securities and Exchange Commission.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means:

    o a citizen or resident of the United States;

    o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;

    o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

    o a trust as to which--


      1. a court in the United States is able to exercise primary supervision over the administration of the trust, and


      2. one or more United States persons have the authority to control all substantial decisions of the trust.


     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS00C4". The spreadsheet file "LBUBS00C4" is a Microsoft Excel(1), Version
5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-2 and A-3 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.


--------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                             ------
Important Notice About the Information Contained in
   this Prospectus Supplement, the Accompanying
   Prospectus and the Related Registration Statement .....     S-3
Summary of Prospectus Supplement .........................     S-6
Risk Factors .............................................    S-26
Capitalized Terms Used in this Prospectus Supplement .....    S-33
Forward-Looking Statements ...............................    S-33
Description of the Mortgage Pool .........................    S-34
Servicing of the Underlying Mortgage Loans ...............    S-58
Description of the Offered Certificates ..................    S-78
Yield and Maturity Considerations ........................    S-96
Use of Proceeds ..........................................    S-100
Federal Income Tax Consequences ..........................    S-100
ERISA Considerations .....................................    S-103
Legal Investment .........................................    S-106
Method of Distribution ...................................    S-106
Legal Matters ............................................    S-107
Ratings ..................................................    S-108
Glossary .................................................    S-109
ANNEX A-1--Certain Characteristics of the
   Underlying Mortgage Loans .............................    A-1-1
ANNEX A-2--Certain Monetary Terms of the
   Underlying Mortgage Loans .............................    A-2-1
ANNEX A-3--Certain Information Regarding Reserves.........    A-3-1
ANNEX B--Term Sheet ......................................     B-1
ANNEX C-1--Price/Yield Tables ............................    C-1-1
ANNEX C-2--Decrement Tables ..............................    C-2-1
ANNEX D--Form of Delinquent Loan Status Report ...........     D-1
ANNEX E--Form of Historical Loan Modification
   Report ................................................     E-1
ANNEX F--Form of Historical Liquidation Report ...........     F-1
ANNEX G--Form of REO Status Report .......................     G-1
ANNEX H--Form of Servicer Watch List .....................     H-1
ANNEX I--Form of Operating Statement Analysis
   Report ................................................     I-1
ANNEX J--Form of NOI Adjustment Worksheet ................     J-1
ANNEX K--Form of Loan Payment Notification Report.........     K-1
ANNEX L--Form of Comparative Financial Status
   Report ................................................     L-1
                                     PROSPECTUS
Important Notice About the Information Presented in
   this Prospectus .......................................     3
Available Information; Incorporation by Reference ........     3
Summary of Prospectus ....................................     4
Risk Factors .............................................    12
Capitalized Terms Used in this Prospectus ................    29
Description of the Trust Assets ..........................    29
Yield and Maturity Considerations ........................    51
Structured Asset Securities Corporation ..................    56
Description of the Certificates ..........................    57
Description of the Governing Documents ...................    66
Description of Credit Support ............................    74
Legal Aspects of Mortgage Loans ..........................    76
Federal Income Tax Consequences ..........................    87
State and Other Tax Consequences .........................   125
ERISA Considerations .....................................   125
Legal Investment .........................................   129
Use of Proceeds ..........................................   130
Method of Distribution ...................................   130
Legal Matters ............................................   132
Financial Information ....................................   132
Rating ...................................................   132
Glossary .................................................   133

       UNTIL      , ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $909,144,000
                                 (APPROXIMATE)






                          LB-UBS COMMERCIAL MORTGAGE
                                 TRUST 2000-C4
                                  (DEPOSITOR)





     CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F




         SERIES 2000-C4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


       -----------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
       -----------------------------------------------------------------
                                LEHMAN BROTHERS
                                UBS WARBURG LLC
                           DEUTSCHE BANC ALEX. BROWN

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------